UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

CIVITAS SOLUTIONS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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313 Congress Street

Boston, MA 02210

Dear Fellow Stockholder:

It is my pleasure to invite you to join us at a special meeting of the stockholders of Civitas Solutions, Inc. (“Civitas,” the “Company,” “we,” “our” or “us”), which will be held on March 7, 2019 at 9:00 a.m., Eastern Standard Time, at 313 Congress Street, Boston, Massachusetts 02210 in the Fourth Floor Conference Room (the “special meeting”).

At the special meeting, holders of our common stock, par value $0.01 per share (the “Civitas common stock”), will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”), dated as of December 18, 2018, by and among Celtic Intermediate Corp., a Delaware corporation (“Parent”), Celtic Tier II Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, relating to the proposed acquisition of the Company by Parent. Parent and Merger Sub are affiliates of the private equity investment firm Centerbridge Partners, L.P. Pursuant to the merger agreement, Merger Sub will be merged with and into the Company (the “merger”) with the Company continuing as the surviving corporation as a wholly-owned subsidiary of Parent, and, pursuant to the merger, each share of Civitas common stock issued and outstanding immediately prior to the effective time of the merger (other than shares of Civitas common stock held by the Company, Parent or Merger Sub and shares of Civitas common stock held by stockholders who are entitled to demand and properly demand appraisal of their shares of Civitas common stock, do not vote in favor of adopting the merger agreement and are entitled to and properly exercise their appraisal rights with respect thereto under Delaware law) will be converted at the effective time of the merger into the right to receive $17.75 in cash and without interest and subject to any applicable withholding taxes.

The Board of Directors of the Company (the “Board”) has unanimously (i) determined that it is in the best interests of Civitas and its stockholders, and declared it advisable, to enter into the merger agreement providing for the merger and to consummate the merger and the other transactions contemplated thereby (the “Transactions”); (ii) approved the execution and delivery of the merger agreement by Civitas, the performance by Civitas of its covenants and other obligations thereunder and the consummation of the Transactions upon the terms and subject to the conditions set forth therein; (iii) directed that the merger agreement be submitted to the Civitas stockholders for adoption; and (iv) resolved to recommend that the Civitas stockholders adopt the merger agreement in accordance with Delaware law. The Board unanimously recommends that the stockholders of the Company vote “FOR” the proposal to adopt the merger agreement. At the special meeting, stockholders will also be asked to vote on (i) a proposal to approve, on an advisory and non-binding basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger and (ii) a proposal to approve one or more adjournments of the special meeting to solicit additional proxies, if necessary and to the extent permitted by the merger agreement, to solicit additional proxies if the Company has not obtained, at the time of the special meeting, sufficient affirmative stockholder votes to adopt the merger agreement. The Board unanimously recommends that you vote “FOR” each of these proposals.

The enclosed proxy statement describes the merger agreement and the merger and provides specific information concerning the special meeting. In addition, you may obtain information about the Company from documents filed with the Securities and Exchange Commission. We urge you to, and you should, read the entire proxy statement carefully, and its appendices, including the merger agreement, as it sets forth the details of the merger agreement and other important information related to the merger.

Your vote is very important regardless of the number of shares of Civitas common stock you own. Whether or not you plan to attend the special meeting, please mark, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying postage-paid envelope, or submit your proxy electronically by telephone by calling (800) 454-8683 or over the Internet at www.proxyvote.com. The merger cannot be completed unless stockholders holding a majority of the outstanding shares of Civitas common stock entitled to vote thereon affirmatively vote in favor of the proposal to adopt the merger agreement. If you fail to vote “FOR” the adoption of the merger agreement, the effect will be the same as a vote “AGAINST” the adoption of the merger agreement.

While stockholders may exercise their right to vote their shares of Civitas common stock in person, we recognize that many stockholders may not be able to attend the special meeting or may wish to have their shares of Civitas common stock voted by proxy even if they are able to attend. Accordingly, we have enclosed a proxy card that will enable your shares of Civitas common stock to be voted on the matters to be considered at the special meeting regardless of whether you are able to attend. Submitting a proxy will ensure that your shares of Civitas common stock are represented at the special meeting, but will not prevent you from submitting a subsequent proxy to change your voting instructions or from voting your shares of Civitas common stock in person if you subsequently choose to attend the special meeting.

If you hold your shares of Civitas common stock in “street name” through a brokerage firm, bank or other nominee, you should follow the directions provided by your brokerage firm, bank or other nominee regarding how to instruct your brokerage firm, bank or other nominee to vote your shares of Civitas common stock. Without following those instructions or obtaining a legal proxy to vote your shares of Civitas common stock through your brokerage firm, bank or other nominee, your shares of Civitas common stock will not be voted, which will have the same effect as voting against the proposal to adopt the merger agreement.

If you have any questions or need assistance in voting your shares of Civitas common stock, please contact our proxy solicitor, Morrow Sodali, toll free at (800) 662-5200.

Thank you for your continued trust in Civitas and your investment in our business.

Sincerely,

Bruce F. Nardella

Chair, President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated February 14, 2019 and is first being mailed to Civitas stockholders on or about February 14, 2019.

313 Congress Street

Boston, MA 02210

Notice of Special Meeting of Stockholders

The special meeting of stockholders of Civitas Solutions, Inc. (“Civitas” or the “Company”) will be held on March 7, 2019 at 9:00 a.m., EST, at 313 Congress Street, Boston, Massachusetts 02210 in the Fourth Floor Conference Room (the “special meeting”). Stockholders of record of shares of Civitas common stock at the close of business on February 11, 2019 are entitled to vote at the special meeting. You have received these proxy materials because our Board of Directors (the “Board”) is soliciting your proxy to vote your shares of Civitas common stock at the 2019 special meeting of stockholders.

The purposes of the special meeting are:

1.

To consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”), dated as of December 18, 2018, by and among Celtic Intermediate Corp., a Delaware corporation (“Parent”), Celtic Tier II Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, relating to the proposed acquisition of the Company by Parent. Pursuant to the terms of the merger agreement, Merger Sub will be merged with and into the Company (the “merger”) with the Company continuing as the surviving corporation as a wholly-owned subsidiary of Parent;

2.	To approve, on an advisory and non-binding basis, specified compensation that may become payable to the Company’s named executive officers in connection with the merger; and

3.

To consider and vote on a proposal to approve one or more adjournments of the special meeting, if necessary and to the extent permitted by the merger agreement, to solicit additional proxies if the Company has not obtained, at the time of the special meeting, sufficient affirmative stockholder votes to adopt the merger agreement.

Our Board has fixed the close of business on February 11, 2019 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the special meeting and at any adjournment or postponement of such special meeting (unless the Board fixes a new record date for stockholders entitled to receive notice of, and to vote at, any adjournment or postponement of the special meeting in accordance with the merger agreement and the Company’s amended and restated bylaws). Each stockholder entitled to vote at the special meeting is entitled to one vote for each share of Civitas common stock held by such stockholder on the record date.

The Board has unanimously (i) determined that it is in the best interests of Civitas and its stockholders, and declared it advisable, to enter into the merger agreement providing for the merger and to consummate the merger and the other transactions contemplated thereby (the “Transactions”); (ii) approved the execution and delivery of the merger agreement by Civitas, the performance by Civitas of its covenants and other obligations thereunder and the consummation of the Transactions upon the terms and subject to the conditions set forth therein; (iii) directed that the merger agreement be submitted to the Civitas stockholders for adoption; and (iv) resolved to recommend that the Civitas stockholders adopt the merger agreement in accordance with Delaware law.

The Board unanimously recommends that the Civitas stockholders vote “FOR” the proposal to adopt the merger agreement, “FOR” the advisory and non-binding proposal to approve specified compensation that may become payable to the Company’s named executive officers in connection with the merger and “FOR” the proposal to approve one or more adjournments of the special meeting to solicit additional proxies, if necessary and to the extent permitted by the merger agreement.

Civitas stockholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares of Civitas common stock, as determined in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) if they deliver a demand for appraisal and comply with all the requirements of Delaware law, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement. Section 262 of the DGCL is reproduced in its entirety in Annex D to the accompanying proxy statement and is incorporated into this proxy statement by reference.

Your vote is important. Whether or not you plan to attend the special meeting in person, please mark, sign, date and return the enclosed proxy card in the accompanying postage-paid envelope, or submit your proxy electronically by telephone by calling (800) 454-8683 or over the Internet at www.proxyvote.com as promptly as possible to ensure that your shares of Civitas common stock are represented at the special meeting. If you receive more than one proxy because you own shares of Civitas common stock registered in different names or addresses, each proxy should be submitted. If you fail to vote for the adoption of the merger agreement, the effect will be the same as a vote against the adoption of the merger agreement.

If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. You also may revoke your proxy at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement.

If you hold your shares of Civitas common stock in “street name,” you should instruct your bank, brokerage firm, trust or other nominee how to vote your shares of Civitas common stock in accordance with the voting instruction form that you will receive from your bank, brokerage firm or other nominee. Your bank, brokerage firm or other nominee cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions, which would have the same effect as a vote against the proposal to adopt the merger agreement.

On behalf of Civitas’ Board of Directors,

Gina Lynn Martin
Chief Legal Officer, General Counsel and Secretary

February 14, 2019
Boston, Massachusetts

YOUR VOTE IS IMPORTANT

Whether or not you are able to attend the special meeting in person, please follow the instructions included on the enclosed proxy card and submit your proxy by telephone by calling (800) 454-8683 or over the Internet at www.proxyvote.com, or mark, sign and date the enclosed proxy card and return it in the postage-paid envelope provided as promptly as practicable. If you have Internet access, the Company encourages you to submit your proxy over the Internet. Submitting a proxy over the Internet, by telephone or by mail will not limit your right to vote in person at the special meeting. If you attend the special meeting in person or by proxy and abstain from voting, it will have the same effect as a vote against the proposal to adopt the merger agreement, the advisory and non-binding proposal on specified compensation that may become payable to the Company’s named executive officers in connection with the merger and the proposal to approve one or more adjournments of the special meeting to solicit additional proxies, if necessary and to the extent permitted by the merger agreement. If you fail to submit a proxy over the Internet, by telephone or by mail and otherwise fail to attend the special meeting and cast your vote in person, or if you hold your shares of Civitas common stock in “street name” and fail to give voting instructions to your brokerage firm, bank or other nominee, it will have the same effect as a vote against the proposal to adopt the merger agreement and, assuming a quorum is otherwise present, it will have no effect on the outcome of any vote to approve the advisory and non-binding proposal on specified compensation that may become payable to the Company’s named executive officers in connection with the merger or the proposal to adjourn the special meeting to solicit additional proxies, if necessary and to the extent permitted by the merger agreement. If you return a properly signed and dated proxy card but do not mark the box showing how you wish to vote, your shares of Civitas common stock will be voted “FOR” the proposal to adopt the merger agreement, “FOR” the approval of the advisory and non-binding proposal on specified compensation that may become payable to the Company’s named executive officers in connection with the merger and “FOR” the proposal to adjourn the special meeting to solicit additional proxies, if necessary and to the extent permitted by the merger agreement.

ADDITIONAL INFORMATION

For additional information about the merger, assistance in submitting proxies or voting shares of Civitas common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact the Company’s proxy solicitor at:

470 West Avenue

Stamford, CT 06902

Stockholders Call Toll Free: (800) 662-5200

E-mail: civi@morrowsodali.com

If your brokerage firm, bank or other nominee holds your shares of Civitas common stock in “street name,” you should also contact your brokerage firm, bank or other nominee for additional information.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON MARCH 7, 2019.

The proxy statement is available in the “Investor Relations” section of the Company’s website at http://civitas-solutions.com/investor-relations. The information contained on, or accessible through, the Company’s website is not incorporated in, and does not form a part of, the proxy statement or any other report or document filed by or furnished to the Securities and Exchange Commission by the Company.

i

SUMMARY TERM SHEET

The following summary highlights information in this proxy statement related to the merger of Celtic Tier II Corp. with and into Civitas Solutions, Inc. (the “merger”) and may not contain all the information that is important to you. Accordingly, the Company encourages you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of the item in this proxy statement.

In this proxy statement, the terms the “Company”, “Civitas”, and “we” refer to Civitas Solutions, Inc., the term “Parent” refers to Celtic Intermediate Corp., the term “Merger Sub” refers to Celtic Tier II Corp., and the term “merger agreement” refers to the Agreement and Plan of Merger, dated as of December 18, 2018, by and among Parent, Merger Sub and the Company, as such agreement may be amended from time to time.

Parties Involved in the Merger (Page 29)

Civitas Solutions, Inc. Civitas is the leading national provider of home- and community-based health and human services to must-serve individuals with intellectual, developmental, physical or behavioral disabilities and other special needs. Since our founding in 1980, Civitas has evolved from a single residential program to a diversified national network offering an array of quality services in 36 states. Civitas’ common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “CIVI.”

Civitas Solutions, Inc.

313 Congress Street, 6th Floor

Boston, Massachusetts 02210

Celtic Intermediate Corp. Parent was formed on December 14, 2018 solely for the purpose of engaging in the transactions contemplated by the merger agreement (the “Transactions”) and has not engaged in any business activities other than in connection with the Transactions, including arranging of the equity financing in connection with the merger.

Celtic Intermediate Corp.

c/o Centerbridge Partners, L.P.

375 Park Avenue, 11th Floor

New York, New York 10152

Celtic Tier II Corp. Merger Sub is a wholly-owned direct subsidiary of Parent, and was formed on December 14, 2018 solely for the purpose of engaging in the Transactions and has not engaged in any business activities other than in connection with the Transactions, including arranging of the equity financing in connection with the merger.

Celtic Tier II Corp.

c/o Centerbridge Partners, L.P.

375 Park Avenue, 11th Floor

New York, New York 10152

Parent and Merger Sub are each affiliated with Centerbridge Capital Partners III, L.P. (“CCP III”). In connection with the Transactions, CCP III has (a) committed to capitalize Parent immediately prior to the effective time of the merger with an aggregate equity contribution equal to $430 million to be used by Parent solely to fund the merger consideration pursuant to and in accordance with the merger agreement, as well as the related fees and expenses of Parent and (b) delivered a limited guarantee to Civitas (please see the discussion under the caption “The Merger—Financing of the Merger” and “The Merger—Limited Guarantee”).

Centerbridge Capital Partners III, L.P.

c/o Centerbridge Partners, L.P.

375 Park Avenue, 11th Floor

New York, New York 10152

Parent, Merger Sub and CCP III are affiliated with Centerbridge Partners, L.P. (“Centerbridge”), a private investment management firm employing a flexible approach across investment disciplines—from private equity to credit and related strategies, and real estate—in an effort to find the most attractive opportunities for its investors and business partners. Centerbridge was founded in 2005 and as of September 2018 had approximately $27 billion in capital under management with offices in New York and London. Centerbridge is dedicated to partnering with world-class management teams across targeted industry sectors and geographies to help companies achieve their operating and financial objectives.

Centerbridge Partners, L.P.

375 Park Avenue, 11th Floor

New York, New York 10152

The Special Meeting (Page 21)

Date, Time and Place. The special meeting of the stockholders of the Company will be held on March 7, 2019 starting at 9:00 a.m., Eastern Standard Time, at 313 Congress Street, Boston, Massachusetts 02210 in the Fourth Floor Conference Room (the “special meeting”).

Purpose. At the special meeting, holders of common stock, par value $0.01 per share, of the Company (the “Civitas common stock”) will be asked to consider and vote upon (1) a proposal to adopt the merger agreement, (2) a proposal to approve, on an advisory and non-binding basis, specified compensation that may become payable to the Company’s named executive officers in connection with the merger, and (3) a proposal to approve one or more adjournments of the special meeting, if necessary and to the extent permitted by the merger agreement, to solicit additional proxies if the Company has not obtained, at the time of the special meeting, sufficient affirmative stockholder votes to adopt the merger agreement. The Company is not currently aware of any other business to come before the special meeting.

Record Date and Quorum. You are entitled to vote at the special meeting if you owned shares of Civitas common stock at the close of business on February 11, 2019, the record date for determining the stockholders entitled to notice of and to vote at the special meeting. You will have one vote for each share of Civitas common stock that you owned on the record date. As of February 11, 2019, there were 36,307,002 shares of Civitas common stock issued and outstanding and entitled to vote. Each share of Civitas common stock is entitled to one vote. A majority of the outstanding shares of Civitas common stock entitled to vote, present in person or represented by proxy, will constitute a quorum for purposes of the special meeting. In the event that a quorum is not present at the special meeting, the special meeting may be postponed or adjourned as necessary pursuant to the terms of the merger agreement and the amended and restated bylaws of the Company to solicit additional proxies.

Voting and Proxies. Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone by calling (800) 454-8683, over the Internet at www.proxyvote.com or by marking, signing, dating and returning the enclosed proxy card by mail. Stockholders of record entitled to vote may also vote in person at the special meeting. If you intend to submit your proxy by telephone or over the Internet, you must do so by 11:59 p.m., Eastern Standard Time, on March 6, 2019. Even if you plan to attend the special meeting, to ensure that your shares of Civitas common stock are voted, please submit a proxy to vote your shares of Civitas common stock by marking, signing, dating and returning the enclosed proxy card or by using the telephone number printed on your proxy card or by using the Internet voting instructions printed on your proxy card.

If you submit your proxy but do not indicate how you wish your shares of Civitas common stock to be voted, your shares of Civitas common stock will be voted “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to approve the advisory and non-binding proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the merger and “FOR” the adjournment proposal.

If any of your shares of Civitas common stock are held in “street name,” you should instruct your brokerage firm, bank or other nominee on how to vote such shares of Civitas common stock by following the instructions provided by your brokerage firm, bank or other nominee. If any of your shares of Civitas common stock are held in “street name,” you must obtain a legal proxy from such nominee in order to vote such shares of Civitas common stock in person at the special meeting. If you fail to provide your nominee with instructions on how to vote your shares of Civitas common stock held in “street name,” your nominee will not be able to vote such shares of Civitas common stock at the special meeting.

Vote Required. The adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Civitas common stock entitled to vote thereon. If you abstain from voting, fail to submit a proxy over the Internet, by telephone or by mail and also fail to attend the special meeting and cast your vote in person, or, with respect to shares of Civitas common stock you hold in “street name,” fail to give voting instructions to your brokerage firm, bank or other nominee, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

The approval of the advisory and non-binding proposal on specified compensation that may become payable to the Company’s named executive officers in connection with the merger and, if a quorum is present, the approval of the proposal to adjourn the special meeting, if necessary and to the extent permitted by the merger agreement, to solicit additional proxies if the Company has not obtained, at the time of the special meeting, sufficient affirmative stockholder votes to adopt the merger agreement, require the affirmative vote of a majority of the shares of Civitas common stock present in person or represented by proxy at the special meeting and entitled to vote on the subject matter. If a quorum is not present, the approval of the proposal to adjourn the special meeting requires the affirmative vote of the holders of a majority the shares of Civitas common stock present in person or represented by proxy at the meeting and entitled to vote at the meeting. If you attend the special meeting in person or by proxy and abstain from voting, it will have the same effect as a vote “AGAINST” the advisory and non-binding proposal on specified compensation that may become payable to the Company’s named executive officers in connection with the merger and the proposal to adjourn the special meeting. If you fail to submit a proxy over the Internet, by telephone or by mail and also fail to attend the special meeting and vote in person, or fail to give voting instructions to your brokerage firm, bank or other nominee, it will have no effect on the outcome of any vote to approve the advisory and non-binding proposal on specified compensation that may become payable to the Company’s named executive officers in connection with the merger or the proposal to adjourn the special meeting, assuming a quorum is present.

A list of the Civitas stockholders entitled to vote at the special meeting will be available for inspection at the special meeting and at 313 Congress Street, 6th Floor, Boston, Massachusetts 02210 during ordinary business hours, for ten days prior to the special meeting.

Concurrently with the execution and delivery of the merger agreement, certain affiliates of Vestar Capital Partners LLC (the “Vestar Stockholders”), which collectively held approximately 54% of the outstanding shares of Civitas common stock (the “Vestar Securities”) as of December 17, 2018, delivered to Parent and Merger Sub a voting agreement (the “Voting Agreement”), pursuant to which the Vestar Stockholders agreed, among other things, to vote their shares of Civitas common stock in favor of the adoption of the merger agreement and to grant an irrevocable proxy to Parent with respect thereto. The Vestar Stockholders held approximately 54% of the outstanding shares of Civitas common stock as of the record date. See “The Merger—Voting Agreement,” beginning on page 68 of this proxy statement, for additional information. A copy of the Voting Agreement is attached hereto as Annex B.

Revocability of Proxy. Any holder of record of shares of Civitas common stock may revoke his, her or its proxy at any time before it is voted at the special meeting by any of the following actions:

•	delivering to the Company’s corporate secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•

attending the special meeting and voting such stockholder’s shares of Civitas common stock in person (your attendance at the meeting will not, by itself, revoke your proxy, you must also vote in person at the special meeting);

•	signing and delivering a new proxy relating to the same shares of Civitas common stock and bearing a later date; or

•	submitting a new proxy by telephone or over the Internet prior to 11:59 p.m., Eastern Standard Time, on March 6, 2019.

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Civitas Solutions, Inc.

313 Congress Street, 6th Floor

Boston, MA 02210

(617) 790-4800

Attn: Corporate Secretary

If you are a “street name” holder of shares of Civitas common stock, you may change your voting instructions by submitting new voting instructions to your brokerage firm, bank or other nominee in accordance with the instructions provided by your brokerage firm, bank or other nominee. You must contact your nominee to obtain instructions as to how to change or revoke your prior voting instructions.

The Merger (Page 73)

The merger agreement provides that at the effective time of the merger (the “effective time”), Merger Sub will merge with and into the Company, and the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation (the “Surviving Corporation”) in the merger as a wholly-owned subsidiary of Parent. Upon completion of the merger, shares of Civitas common stock will no longer be listed on any stock exchange or quotation system and will only represent the right to receive the per share merger consideration (or if you are entitled to and have properly demanded appraisal of your shares of Civitas common stock in accordance with Section 262 of the DGCL, the fair value of your shares of Civitas common stock, together with interest, if any, on the amount determined to be the fair value, subject to Section 262 of the DGCL, as determined by the Delaware Court of Chancery). You will not own any shares of the Surviving Corporation. A copy of the merger agreement is attached as Annex A to this proxy statement. Please read it carefully and in its entirety.

The Merger Consideration and the Conversion of Capital Stock (Page 73)

If the merger is completed, each share of Civitas common stock issued and outstanding immediately prior to the effective time (other than (i) shares of Civitas common stock owned by the Company (excluding any shares of Civitas common stock owned by any subsidiary of the Company, which will remain outstanding), Parent or Merger Sub and (ii) shares as to which appraisal rights have been properly demanded and perfected in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”)) will be automatically cancelled and converted into the right to receive $17.75 in cash, without interest and subject to any applicable withholding taxes (such amount, the “merger consideration”).

The merger consideration of $17.75 per share of Civitas common stock to be received by Civitas stockholders represents:

•	a premium of 18.6% over the $14.96 closing price per share of Civitas common stock on the NYSE on December 17, 2018, the trading day prior to the date of the execution of the merger agreement;

•

a premium of 21.2% over the $14.65 closing price per share of Civitas common stock on the NYSE on October 4, 2018, the trading day prior to the Reuters news story on October 5, 2018 (which reported that Civitas was pursuing strategic alternatives, including a possible sale of the Company); and

•	a premium of 27.8% over the volume weighted average price per share of Civitas common stock on the NYSE during the 30-day period ended on December 17, 2018.

The closing sale price of a share of Civitas common stock on the NYSE on February 12, 2019 was $17.68. You are encouraged to obtain current market quotations for a share of Civitas common stock in connection with voting your shares of Civitas common stock.

Recommendation of the Civitas Board of Directors (Page 42)

The Board of Directors of Civitas (the “Board”) unanimously (i) determined that it is in the best interests of Civitas and its stockholders, and declared it advisable, to enter into the merger agreement providing for the merger and to consummate the merger and the other transactions contemplated thereby (the “Transactions”) ; (ii) approved the execution and delivery of the merger agreement by Civitas, the performance by Civitas of its covenants and other obligations thereunder and the consummation of the Transactions upon the terms and subject to the conditions set forth therein; (iii) directed that the merger agreement be submitted to the Civitas stockholders for adoption; and (iv) resolved to recommend that the Civitas stockholders adopt the merger agreement in accordance with Delaware law. Accordingly, the Board unanimously recommends that holders of shares of Civitas common stock vote “FOR” the proposal to adopt the merger agreement at the special meeting.

For the factors considered by the Board in reaching its decision to approve and recommend the merger agreement, see “The Merger—Reasons for the Merger” beginning on page 42 of this proxy statement.

The Board also unanimously recommends that holders of shares of Civitas common stock vote “FOR” the advisory and non-binding proposal on specified compensation that may become payable to the Company’s named executive officers in connection with the merger and “FOR” the proposal to adjourn the special meeting to solicit additional proxies, if necessary and to the extent permitted by the merger agreement.

Opinion of the Company’s Financial Advisor (Page 47 and Annex C)

Civitas engaged Barclays Capital Inc. (“Barclays”) to act as its financial advisor with respect to pursuing strategic alternatives for Civitas, including a possible sale of Civitas. On December 18, 2018, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the Board that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the merger consideration to be offered to the stockholders of Civitas (other than holders of Owned Company Shares (as defined in the merger agreement)) in the proposed transaction is fair, from a financial point of view, to such stockholders.

The full text of Barclays’ written opinion, dated as of December 18, 2018, is attached as Annex C to this proxy statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully and in its entirety. The summary of Barclays’ opinion beginning on page 47 of this proxy is qualified in its entirety by reference to the full text of the opinion.

Conditions to the Merger (Page 88)

The respective obligation of each party to effect the merger is subject to the satisfaction or waiver on or prior to the effective time of certain conditions, including, among other conditions, the following:

•	the absence of a legal restraint preventing or prohibiting the consummation of the merger being in effect;

•	the approval of the merger agreement by the Civitas stockholders;

•	the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) having expired or been terminated;

•	the absence of a Company material adverse effect (as described under “The Merger Agreement—Representations and Warranties”);

•	the accuracy of the representations and warranties of each other party, subject to certain materiality and other qualifiers; and

•	the performance in all material respects by each other party of its obligations under the merger agreement.

Non-Solicitation; Superior Proposals; Civitas Board Recommendation (Page 80)

The merger agreement prohibits the Company from (a) soliciting, initiating or knowingly encouraging any inquiry or proposal that constitutes or could reasonably be expected to lead to an acquisition proposal and (b) generally participating in discussions or negotiations relating to acquisition proposals with third parties. However, the Company is permitted to engage in negotiations with a third party making an unsolicited acquisition proposal if such proposal was not the result of a breach of the non-solicitation provisions of the merger agreement and the Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that such proposal constitutes, or would be reasonably expected to lead to, a Superior Proposal (as defined under “The Merger Agreement—Superior Proposals”) and the failure to engage in negotiations with such third party would be inconsistent with the Board’s fiduciary duties.

In addition, the Board generally is not permitted under the merger agreement to change its recommendation in favor of the adoption of the merger agreement. However, in certain circumstances, the Board is permitted to make a board recommendation change (as defined under “The Merger Agreement—Civitas Board Recommendation”) in response to certain unforeseen, intervening events or to accept a Superior Proposal if, in either case, the Board determines in good faith that the failure to do so would be inconsistent with its fiduciary duties and has negotiated in good faith with Parent for a period of five business days to make adjustments to the merger agreement so as to obviate the need to effect a board recommendation change.

Termination of the Merger Agreement (Page 89)

The Company and Parent may terminate the merger agreement by mutual written consent at any time before the closing date. In addition, either Parent or the Company may terminate the merger agreement at any time before the closing date if:

•

any legal restraint preventing the consummation of the merger is in effect and becomes final and non-appealable or if any statute, rule, regulation or order has been enacted or entered that prohibits or makes illegal the consummation of the merger, provided that the party seeking to terminate the merger agreement has used its reasonable best efforts to resolve such restraint, to the extent required by the merger agreement;

•

the merger has not been consummated by 11:59 p.m. EDT on May 17, 2019, provided that the party seeking to terminate the merger agreement has not breached the merger agreement in a manner which was the primary cause of the failure of the merger to be consummated by such date; or

•

Civitas has failed to obtain stockholder approval of the merger agreement, provided that the party seeking to terminate the merger has not materially breached the merger agreement in a manner which was the primary cause of the failure to obtain such approval.

Parent may also terminate the merger agreement if:

•	the Board has effected a board recommendation change; or

•

the Company breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement in any material respect, which breach or failure to perform would give rise to the failure of a condition set forth in the merger agreement and cannot be or has not been cured prior to the earlier of (x) 30 days after the giving of written notice to the Company of such breach and (y) the second business day prior to the outside date (provided that Parent and Merger Sub are not then in material breach of any representation, warranty or covenant contained in the merger agreement).

The Company may also terminate the merger agreement if:

•

Parent or Merger Sub breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement in any material respect, which breach or failure to perform would give rise to the failure of a condition set forth in the merger agreement and cannot be or has not been cured prior to the earlier of (x) 30 days after the giving of written notice to Parent or Merger Sub of such breach and (y) the second business day prior to the outside date (provided that the Company is not then in material breach of any representation, warranty or covenant contained in the merger agreement);

•

prior to receiving the requisite stockholder approval, the Board (or a committee thereof) has effected a board recommendation change as described under “The Merger Agreement—Acquisition Proposal”; provided that at the time of such termination, the Company enters into a definitive Alternative Acquisition Agreement with respect to such Superior Proposal and the Company complies with the obligations to pay the Company termination fee as described under “The Merger Agreement—Termination Fees and Expenses—Company Termination Fee”; or

•

(i) all of the conditions to Parent and Merger Sub’s respective obligation to consummate the merger have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing); (ii) the Company has notified Parent in writing that it is ready, willing and able to consummate the merger, that it has satisfied all conditions precedent to its obligation to consummate the merger (other than those conditions that by their nature are to be satisfied by actions taken at the closing) and that it intends to terminate the merger agreement if Parent and Merger Sub fail to consummate the merger; and (iii) Parent and Merger Sub fail to consummate the merger within two business days of the date of such notice.

Termination Fees and Expenses (Page 90)

The Company has agreed to pay Parent $20 million in cash upon the termination of the merger agreement under certain circumstances. Parent has agreed to pay the Company $40 million in cash upon the termination of the merger agreement under certain circumstances.

Except as expressly set forth in the merger agreement, all fees and expenses incurred in connection with the merger agreement, the merger and the other Transactions will be paid by the party incurring such fees or expenses, whether or not the merger is consummated.

Financing of the Merger (Page 66)

On December 18, 2018, Parent entered into an equity commitment letter with CCP III, pursuant to which CCP III has committed to, directly or indirectly, invest and contribute to Parent immediately prior to the effective time of the merger with an aggregate equity contribution equal to $430 million in cash (the “equity financing”). The equity financing will be used by Parent solely to fund the merger consideration payable to the stockholders of the Company and holders of Civitas equity awards pursuant to and in accordance with the merger agreement at the closing of the merger, together with related fees and expenses of Parent. The obligation of CCP III to make the equity financing is subject to the satisfaction or waiver, prior to or contemporaneously with the closing of the merger, of the following conditions: (a) the satisfaction at the closing of the merger of all conditions precedent to the obligations of Parent to consummate the transactions contemplated by the merger agreement, (b) the debt financing has been funded (or will be concurrently funded if the equity financing is funded by CCP III) as provided in the merger agreement, and (c) the contemporaneous consummation of the merger. The equity commitment letter provides, among other things, that the Company is an express third party beneficiary thereof with the right to cause Parent to enforce CCP III’s obligation to fund the equity financing, subject to the terms of the equity commitment letter and the merger agreement. The equity commitment letter provides that it may be amended or waived in writing by CCP III and Parent, provided that any amendment, waiver or modification that is adverse to the Company’s express rights in the equity commitment letter shall require the prior written consent of the Company.

Goldman Sachs Bank USA, UBS AG, Stamford Branch, RBC Capital Markets LLC, KeyBank National Association, Fifth Third Bank and Bank of Montreal, together with certain of their respective affiliates, have agreed to provide Parent, directly or indirectly, with debt financing in an aggregate principal amount sufficient, together with the equity financing, to make the payments and pay the expenses in order to consummate the merger and as otherwise provided in the merger agreement. The obligations of the lenders to provide debt financing under the debt commitment letter is subject to customary terms and conditions.

Limited Guarantee (Page 68)

In connection with the entry into the merger agreement, on December 18, 2018, CCP III executed and delivered to the Company a limited guarantee (the “limited guarantee”), pursuant to which CCP III has agreed to guarantee the performance and discharge of the payment of the Parent termination fee of $40 million, if required to be paid under the terms of the merger agreement, and certain costs and expenses associated therewith and certain other reimbursement obligations, with a maximum liability that cannot exceed $45 million.

Regulatory Matters (Page 69)

Under the merger agreement, the merger cannot be completed until, among other things, the applicable waiting period under the HSR Act has expired or been terminated. On January 31, 2019, the FTC granted early termination of the waiting period under the HSR Act, which satisfies the conditions to closing related to the HSR Act under the merger agreement.

Material U.S. Federal Income Tax Consequences of the Merger (Page 69)

The receipt of cash in exchange for shares of Civitas common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. Stockholders will generally recognize gain or loss equal to the difference, if any, between the amount of cash received and the adjusted tax basis of the shares of Civitas common stock surrendered. Civitas stockholders who are U.S. Holders (as defined in the section entitled “U.S. Federal Income Tax Consequences of the Merger” beginning on page 69 of this proxy statement) will generally be subject to U.S. federal income tax on any gain recognized in connection with the merger. Civitas stockholders who are Non-U.S. Holders (as defined in the section entitled “U.S. Federal Income Tax Consequences of the Merger” beginning on page 69 of this proxy statement) will not generally be subject to U.S. federal income tax on any gain recognized in connection with the merger unless the stockholder has certain connections to the United States. The tax consequences of the merger to Civitas stockholders will depend upon their particular circumstances. Civitas stockholders should consult their own tax advisors to determine the tax consequences of the merger to them, as well as tax consequences arising under the laws of any state, local or foreign jurisdiction.

Appraisal Rights (Page 93)

Under Delaware law, if the merger is completed, Civitas stockholders who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares of Civitas common stock as determined by the Delaware Court of Chancery, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement, perfect their appraisal rights by complying with all of the required Delaware law procedures, which are summarized in this proxy statement, and are entitled to maintain a judicial proceeding for appraisal under Section 262 of the DGCL. Section 262 of the DGCL is attached as Annex D to this proxy statement. Please read it carefully and in its entirety.

Civitas Equity Awards (Page 59)

Civitas equity awards outstanding immediately prior to the effective time will generally be subject to the following treatment in accordance with the merger agreement and as permitted under the Civitas 2014 Omnibus Incentive Plan (the “company equity plan”), unless otherwise agreed to by the parties:

•

Each option for a share of Civitas common stock (an “Option”) whether vested or unvested, will be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to (1) $17.75 (less the exercise price per share attributable to such Option); multiplied by (2) the total number of shares of Civitas common stock issuable upon exercise in full of such Option. On December 7, 2018, as part of its routine annual compensation review cycle, the Board, at the recommendation of the Compensation Committee, made customary annual equity awards to employees of Options (the “Annual 2019 Option Awards”), time-based restricted stock units (the “Annual 2019 TRSUs”) and performance-based restricted stock units (the “Annual 2019 PSUs”). The consideration for Options other than the Annual 2019 Option Awards will be payable on the closing date and the consideration for the Annual 2019 Option Awards will vest and be payable at the same time as such Option would have vested pursuant to its terms, subject to the holder’s continued service with Parent or an affiliate of Parent (including the Surviving Corporation or its subsidiary) through the applicable vesting dates. Options with an exercise price per share greater than $17.75 will be cancelled without any cash payment.

•

Each time-based restricted stock unit (a “TRSU”), whether vested or unvested, will be cancelled and will become a right to receive an amount in cash, without interest, equal to (1) $17.75 multiplied by (2) the total number of shares of Civitas common stock subject to such TRSU. For each TRSU, other than Annual 2019 TRSUs, 50% of the consideration for such TRSU will be payable on the closing date and the remaining 50% will generally vest and be payable in accordance with the terms of the TRSU, subject to the holder’s continued service with Parent or an affiliate of Parent (including the Surviving Corporation or its subsidiary) through the applicable vesting dates (or, if earlier than the applicable vesting dates, the amounts will generally be paid in two equal installments on the first and second anniversaries of the closing date, subject to continued service). For each Annual 2019 TRSU, the consideration for such TRSU will, subject to the holder’s continued service with Parent or an affiliate of Parent (including the Surviving Corporation or its subsidiary) through the applicable vesting dates, vest and be payable in accordance with the terms of such TRSU, with no less than 50% vesting and payable on the first anniversary of the closing date and any remaining unvested portion vesting and payable on the second anniversary of the closing date.

•

(i) performance-based restricted stock units (“PSUs”) granted prior to December 8, 2017 that are outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled for no consideration, (ii) PSUs granted on December 8, 2017 or March 9, 2018 outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled and will become a right to receive an amount in cash, without interest, equal to (x) $17.75 multiplied by (y) the total number of shares of Civitas common stock subject to such PSU, with any performance-based vesting conditions deemed achieved based on actual performance during the applicable performance period, which shall be shortened to end on the date immediately prior to the closing date, and which amount will be paid on the closing date, and (iii) Annual 2019 PSUs outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled and will become a right to receive an amount in cash, without interest, equal to (x) $17.75 multiplied by (y) the total number of shares of Civitas common stock subject to such PSU, with any performance-based vesting conditions deemed achieved at target. The consideration in respect of Annual 2019 PSUs will be subject to the same payment terms, conditions and schedule as for the Annual 2019 TRSUs (as described in the immediately preceding paragraph).

Holders of Civitas equity awards at the effective time will cease to have any rights with respect to such awards other than the rights to receive the payments described above.

Interests of the Company’s Directors and Executive Officers in the Merger (Page 58)

In considering the recommendation of the Board with respect to the merger agreement and the merger, you should be aware that the Company’s executive officers and directors have economic interests in the merger that are different from, or in addition to, those of Civitas stockholders generally. These interests may create potential conflicts of interest. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger and in reaching its determination that the Transactions are fair to, and in the best interests of, the Company and its stockholders, and its decision to approve and declare advisable the merger agreement and the merger. These material interests are summarized below:

•

the receipt of payments and benefits by executive officers under individual employment arrangements that were in place prior to the execution of the merger agreement upon certain types of terminations of employment that may occur in connection with the merger;

•

the accelerated vesting of certain Civitas equity awards upon the closing of the merger, and the conversion of certain Civitas equity awards into cash awards upon the effective time consistent with the terms of the merger agreement; and

•	continued indemnification rights in favor of directors and officers of the Company.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers address briefly some questions you may have regarding the merger agreement, the merger and the special meeting. These questions and answers may not address all questions that may be important to you as a holder of shares of Civitas common stock. For important additional information, please refer to the more detailed discussion contained elsewhere or incorporated by reference into this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Q: Why am I receiving these proxy materials?

A: You are receiving this proxy statement and proxy card in connection with the solicitation of proxies by the Board because you were a stockholder of Civitas as of February 11, 2019, the record date for the special meeting which is being held in connection with the proposed merger. To complete the merger, Civitas stockholders holding a majority of the outstanding shares of Civitas common stock as of the record date must vote to adopt the merger agreement. A copy of the merger agreement is attached to this proxy statement as Annex A. The Company will submit the merger agreement to its stockholders for adoption at the special meeting described in this proxy statement. For more information, read the section entitled “The Special Meeting” beginning on page 21 of this proxy statement.

You are also being asked to vote to approve the advisory and non-binding proposal on specified compensation that may become payable to the Company’s named executive officers in connection with the merger and the proposal to approve one or more adjournments of the special meeting to solicit additional proxies, if necessary and to the extent permitted by the merger agreement.

This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement and the special meeting and the matters to be voted on thereat. The enclosed materials allow you to submit a proxy to vote your shares of Civitas common stock without attending the special meeting and to ensure that your shares of Civitas common stock are represented and voted at the special meeting.

Your vote is very important. Even if you plan to attend the special meeting, we encourage you to submit a proxy as soon as possible.

Q: What is the proposed transaction?

A: The proposed transaction is the acquisition of the Company by Parent pursuant to the merger agreement. If the proposal to adopt the merger agreement is approved by our stockholders and the other closing conditions under the merger agreement have been satisfied or waived, subject to the terms and conditions of the merger agreement, Merger Sub, a wholly-owned subsidiary of Parent, will be merged with and into the Company. The Company will be the Surviving Corporation in the merger and will continue as a wholly-owned subsidiary of Parent.

Q: What will happen to the Company generally as a result of the merger?

A: If the merger is completed, the Company will cease to be an independent public company and will be wholly-owned by Parent. As a result, you will no longer have any ownership interest in the Company. Upon completion of the merger, shares of Civitas common stock will no longer be listed on any stock exchange or quotation system, including the NYSE. In addition, following the completion of the merger, the registration of Civitas common stock and the Company’s reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated.

Q: What will happen to my shares of Civitas common stock as a result of the merger?

A: If the merger is completed, each share of Civitas common stock that you hold immediately prior to the effective time will be cancelled and converted into the right to receive $17.75 in cash, without interest and subject to any applicable withholding taxes. This does not apply to shares of Civitas common stock held by any Civitas stockholders who are entitled to and who have properly demanded and perfected their appraisal rights in accordance with Section 262 of the DGCL as more fully described in the section entitled “Appraisal Rights” beginning on page 93 of this proxy statement.

Q: How does the merger consideration compare to the market price of Civitas common stock?

A: The merger consideration of $17.75 per share to be received by Civitas stockholders represents:

•	a premium of 18.6% over the $14.96 closing price per share of Civitas common stock on the NYSE on December 17, 2018, the trading day prior to the date of the execution of the merger agreement;

•

a premium of 21.2% over the $14.65 closing price per share of Civitas common stock on the NYSE on October 4, 2018, the trading day prior to the Reuters news story on October 5, 2018 (which reported that Civitas was pursuing strategic alternatives, including a possible sale of the Company); and

•	a premium of 27.8% over the volume weighted average price per share of Civitas common stock on the NYSE during the 30-day period ended on December 17, 2018.

The closing sale price of a share of Civitas common stock on NYSE on February 12, 2019 was $17.68. You are encouraged to obtain current market quotations for a share of Civitas common stock in connection with voting your shares of Civitas common stock.

Q: When is the merger expected to be completed?

A: We currently expect the merger to be completed by the end of our second fiscal quarter of 2019. However, the merger is subject to various closing conditions, including Civitas stockholder and regulatory approvals, and it is possible that the failure to timely meet these closing conditions or other factors outside of the Company’s control could delay the completion of the merger. The Company cannot assure you that it will complete the merger on this schedule or at all.

Q: When and where will the special meeting be held?

A: The special meeting will be held on March 7, 2019 starting at 9:00 a.m., Eastern Standard Time, at 313 Congress Street, Boston, Massachusetts 02210 in the Fourth Floor Conference Room.

Q: What are the proposals that will be voted on at the special meeting?

A: You will be asked to consider and vote on (1) a proposal to adopt the merger agreement, (2) a proposal to approve, on an advisory and non-binding basis, specified compensation that may become payable to the Company’s named executive officers in connection with the merger and (3) a proposal to approve one or more adjournments of the special meeting, if necessary and to the extent permitted by the merger agreement, to solicit additional proxies if the Company has not obtained, at the time of the special meeting, sufficient affirmative stockholder votes to adopt the merger agreement.

Q: How does the Board recommend that I vote on the proposals?

A: The Board unanimously determined that the Transactions are in the best interests of the Company and its stockholders and approved and declared advisable the merger and the merger agreement. Thus, the Board unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement. For more information, read the section entitled “The Merger—Recommendation of the Civitas Board of Directors” beginning on page 42 of this proxy statement. The Board also unanimously recommends that you vote “FOR” the advisory and non-binding proposal on specified compensation that may become payable to the Company’s named executive officers in connection with the merger and “FOR” the proposal to adjourn the special meeting to solicit additional proxies, if necessary and to the extent permitted by the merger agreement.

Q: What happens if the merger is not completed for any reason?

A: If the merger is not completed for any reason, Civitas stockholders will not receive any payment for their shares of Civitas common stock in connection with the merger. Instead, the Company will remain a stand-alone public company, and shares of Civitas common stock will continue to be listed and traded on the NYSE. Under specified circumstances, the Company may be required to pay Parent a termination fee, as described under “The Merger Agreement—Termination Fees and Expenses” beginning on page 90 of this proxy statement.

Q: What will happen if stockholders do not approve the advisory and non-binding proposal on executive compensation that may become payable to the Company’s named executive officers in connection with the merger?

A: The approval of the advisory and non-binding proposal on executive compensation that may become payable to the Company’s named executive officers in connection with the merger is not a condition to the completion of the merger. The vote on this proposal is an advisory vote and will not be binding on the Company or Parent. If the merger agreement is approved by the stockholders and completed, the merger-related compensation may be paid to the Company’s named executive officers even if stockholders do not approve this proposal.

Q: Who is entitled to attend and vote at the special meeting?

A: The record date for the special meeting is February 11, 2019. If you are the record owner of shares of Civitas common stock as of the close of business on the record date, you are entitled to notice of, and to vote at, the special meeting or any adjournment of the special meeting. As of the record date, there were approximately 36,307,002 shares of Civitas common stock issued and outstanding held collectively by approximately 13 stockholders of record. If you hold your shares of Civitas common stock in “street name” you must obtain and present a proxy from your brokerage firm, bank or other nominee in order to attend and vote your shares of Civitas common stock in person at the special meeting.

Q: What is the vote required to adopt the merger agreement?

A: Under Delaware law, stockholders holding a majority of the outstanding shares of Civitas common stock entitled to vote thereon must affirmatively vote “FOR” the proposal to adopt the merger agreement.

Q: Are there any stockholders who have already committed to vote in favor of the merger?

A: Yes. The Vestar Stockholders, which held approximately 54% of the outstanding shares of Civitas common stock as of the record date, executed the Voting Agreement with Parent and Merger Sub, pursuant to which they agreed, among other things and subject to certain limitations, to vote the Vestar Securities in favor of the merger and the adoption of the merger agreement and to grant an irrevocable proxy to Parent with respect thereto. See “The Merger—Voting Agreement,” on page 68, for additional information.

Q: How are votes counted?

A: Votes will be counted by the inspector of election appointed by the Company for the special meeting. For the proposal to adopt the merger agreement, you may vote “FOR”, “AGAINST” or “ABSTAIN.” If you abstain from voting, fail to submit a proxy, or if you hold your shares of Civitas common stock in “street name” and fail to give voting instructions to your brokerage firm, bank or other nominee, it will have the same effect as a vote against the proposal to adopt the merger agreement.

The approval of the advisory and non-binding proposal on specified compensation that may become payable to the Company’s named executive officers in connection with the merger and, if a quorum is present, the approval of the proposal to adjourn the special meeting if necessary and to the extent permitted by the merger agreement, to solicit additional proxies if the Company has not obtained, at the time of the special meeting, sufficient affirmative stockholder votes to adopt the merger agreement, require the affirmative vote of a majority of the shares of Civitas common stock present in person or represented by proxy at the special meeting and entitled to vote on the subject matter. If a quorum is not present, the approval of the proposal to adjourn the stockholders meeting requires the affirmative vote of the holders of a majority of the shares of Civitas common stock present in person or represented by proxy at the meeting and entitled to vote at the meeting. If you attend the special meeting in person or by proxy and abstain from voting, it will have the same effect as a vote against the advisory and non-binding proposal on specified compensation that may become payable to the Company’s named executive officers in connection with the merger and the proposal to adjourn the special meeting. If you fail to attend the special meeting in person or by proxy, or if you hold your shares of Civitas common stock in “street name” and fail to give voting instructions to your brokerage firm, bank or other nominee, it will have no effect on the outcome of any vote to approve the advisory and non-binding proposal on specified compensation that may become payable to the Company’s named executive officers in connection with the merger or the proposal to adjourn the special meeting.

Q: What is a quorum?

A: A quorum will be present if holders of a majority of the shares of Civitas common stock outstanding and entitled to vote are present in person or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained in accordance with the merger agreement and the Company’s amended and restated bylaws.

If you mark, sign, date and return a proxy card (or otherwise properly submit a proxy over the Internet or by telephone) but abstain or fail to provide voting instructions on any of the proposals listed on the proxy card, your shares of Civitas common stock will be counted for purpose of determining whether a quorum is present at the special meeting.

If your shares of Civitas common stock are held in “street name” by your brokerage firm, bank or other nominee and you do not obtain a proxy from your broker or other nominee and attend the special meeting in person or do not instruct the nominee how to vote your shares of Civitas common stock, these shares of Civitas common stock will not be voted at the special meeting, nor will they be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Q: What do I need to do now?

A: After carefully reading and considering the information contained in this proxy statement, including the annexes and the other documents referred to in this proxy statement, please vote your shares of Civitas common stock as described below. You have one vote for each share of Civitas common stock you own as of the record date.

Q: How do I vote if I am a stockholder of record?

A: You may:

•	submit a proxy by telephone by calling (800) 454-8683 and following the telephone voting instructions printed on your proxy card;

•	submit a proxy over the Internet at www.proxyvote.com and following the Internet voting instructions printed on your proxy card;

•

submit a proxy by marking, signing and dating the enclosed proxy card and each additional proxy card you receive from the Company and returning each proxy card in its accompanying postage-paid envelope; or

•	vote your shares of Civitas common stock in person by appearing and casting your vote at the special meeting.

If you are submitting a proxy by telephone or over the Internet, your voting instructions must be received by 11:59 p.m. Eastern Standard Time on March 6, 2019.

Submitting a proxy by telephone over the Internet, or by mail will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy by telephone, over the Internet or by mail even if you plan to attend the special meeting in person, to ensure that your shares of Civitas common stock are represented at the special meeting.

If you return a properly signed and dated proxy card but do not mark the box showing how you wish to have your shares of Civitas common stock voted, your shares of Civitas common stock will be voted “FOR” the proposal to adopt the merger agreement, “FOR” the approval of the advisory and non-binding proposal on specified compensation that may become payable to the Company’s named executive officers in connection with the merger and “FOR” the proposal to adjourn the special meeting to solicit additional proxies, if necessary and to the extent permitted by the merger agreement. With respect to any other matter that properly comes before the special meeting, shares of Civitas common stock represented by proxies received by the Company will be voted with respect to such matter in accordance with the judgment of the persons named in the proxies.

Q: How do I vote if my shares of Civitas common stock are held by my brokerage firm, bank or other nominee?

A: If your shares of Civitas common stock are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank or other nominee is considered to be the stockholder of record with respect to those shares of Civitas common stock. However, you still are considered to be the beneficial owner of those shares of Civitas common stock, with your shares of Civitas common stock being held in “street name.” “Street name” holders cannot vote their shares of Civitas common stock directly and must instead instruct the brokerage firm, bank or other nominee how to vote their shares of Civitas common stock. Your brokerage firm, bank or other nominee will only be permitted to vote your shares of Civitas common stock for you at the special meeting if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank or other nominee regarding how to instruct it to vote your shares of Civitas common stock. If you wish to vote your shares of Civitas common stock held in “street name” in person at the special meeting, you must obtain, and present at the special meeting, a proxy from your brokerage firm, bank or other nominee authorizing you to vote such shares of Civitas common stock at the special meeting. Failure to obtain a proxy from your brokerage firm, bank or other nominee authorizing you to vote at the special meeting and to instruct your brokerage firm, bank or other nominee how to vote your shares of Civitas common stock will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement but will have no effect on the outcome of any vote to approve the advisory and non-binding proposal on specified compensation that may become payable to the Company’s named executive officers in connection with the merger or the proposal to adjourn the special meeting to solicit additional proxies, if necessary and to the extent permitted by the merger agreement.

In addition, because any shares of Civitas common stock you may hold in “street name” will be deemed to be held by a different stockholder than any shares of Civitas common stock you hold of record, shares of Civitas common stock held in “street name” will not be combined for voting purposes with shares of Civitas common stock you hold of record. To be sure your shares of Civitas common stock are represented and voted at the special meeting, you should instruct your brokerage firm, bank or other nominee on how to vote your shares of Civitas common stock held in “street name.”

Q: What does it mean if I receive more than one proxy?

A: If you receive more than one proxy, it means that you hold shares of Civitas common stock that are registered in more than one account. For example, if you own your shares of Civitas common stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to mark, sign, date and return, a separate proxy card for those shares of Civitas common stock because they are held in a different form of record ownership. Therefore, to ensure that all of your shares of Civitas common stock are voted, you will need to mark, sign, date and return each proxy card you receive or submit a proxy by telephone or over the Internet for each proxy card you receive by using the different control number(s) on each proxy card.

Q: May I change my vote or revoke my proxy after I have delivered my proxy?

A: Yes. If you are a stockholder of record of shares of Civitas common stock, you have the right to change or revoke your proxy before the vote is taken at the special meeting:

•	by delivering to the Company’s corporate secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must also vote in person at the special meeting);

•	by signing and delivering a new proxy relating to the same shares of Civitas common stock and bearing a later date; or

•	by submitting a new proxy by telephone or over the Internet by to 11:59 p.m., Eastern Standard Time, on March 6, 2019.

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Civitas Solutions, Inc.

313 Congress Street, 6th Floor

Boston, MA 02210

(617) 790-4800

Attn: Corporate Secretary

If you are a “street name” holder of shares of Civitas common stock, you should contact your brokerage firm, bank or other nominee to obtain instructions as to how to change or revoke your voting instructions.

Q: What are the material U.S. federal income tax consequences of the merger to me?

A: The receipt of cash in exchange for shares of Civitas common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. You will generally recognize gain or loss equal to the difference, if any, between the amount of cash you receive and the adjusted tax basis of your shares of Civitas common stock. If you are a U.S. Holder (as defined in the section entitled “The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 69 of this proxy statement), you will generally be subject to U.S. federal income tax on any gain recognized in connection with the merger. If you are a Non-U.S. Holder (as defined in the section entitled “The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 69 of this proxy statement), you will generally not be subject to U.S. federal income tax on any gain recognized in connection with the merger unless you have certain connections to the United States. Under certain circumstances, the Company may be required to withhold a portion of your merger consideration under applicable tax laws. The tax consequences of the merger to you will depend on your particular circumstances, including but not limited to the application of federal non-income, state, local and non-U.S. tax laws. You should consult your own tax advisors to determine how the merger will affect you. For a more detailed summary of the tax consequences of the merger, see “The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 69 of this proxy statement.

Q: Am I entitled to appraisal rights?

A: If the merger is completed, Civitas stockholders who hold their shares of Civitas common stock of record and who do not vote in favor of the adoption of the merger agreement at the special meeting and who also hold their shares of Civitas common stock through the effective date of the merger will have the right to seek appraisal of the fair value of their shares of Civitas common stock, as determined by the Delaware Court of Chancery, together with interest, if any, on the amount determined to be the fair value, subject to the conditions set forth in Section 262 of the DGCL, but only if such Civitas stockholders submit a written demand for such an appraisal prior to the vote on the merger agreement at the special meeting and otherwise comply with all of the procedures set forth in Section 262 of the DGCL necessary to properly perfect appraisal rights under Delaware law, as described in the section entitled “Appraisal Rights” beginning on page 93 of this proxy statement. A copy of the full text of Section 262 of the DGCL is included as Annex D to this proxy statement. Failure to strictly comply with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Q: Should I send in my stock certificates or other evidence of ownership now?

A: No. If the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of Civitas common stock for the merger consideration. If your shares of Civitas common stock are held in “street name” by your brokerage firm, bank or other nominee, you will receive instructions from your brokerage firm, bank or other nominee as to how to effect the surrender of your “street name” shares of Civitas common stock in exchange for the merger consideration. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME.

Q: What happens if I sell my shares of Civitas common stock before the special meeting?

A: The record date for stockholders entitled to vote at the special meeting is earlier than the date of the special meeting and the expected closing date of the merger. If you transfer your shares of Civitas common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transferred your shares of Civitas common stock.

In addition, if you sell your shares of Civitas common stock prior to the special meeting or prior to the effective time, you will not be eligible to exercise appraisal rights with respect to those shares of Civitas common stock in respect of the merger. For a more detailed discussion of appraisal rights and the requirements for perfecting your appraisal rights, see “Appraisal Rights” beginning on page 93 and Annex D of this proxy statement.

Q: What is householding and how does it affect me?

A: The Securities and Exchange Commission (the “SEC”) permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the applicable stockholder provides advance notice and follows certain procedures.

In such cases, each stockholder continues to receive a separate notice of the special meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of shares of Civitas common stock held through such firms. If your family has multiple accounts holding shares of Civitas common stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies. See “Householding” on page 101 of this proxy statement.

Q: Who can answer further questions?

A: For additional questions about the merger, assistance in submitting proxies or voting shares of Civitas common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact the Company’s proxy solicitor at:

470 West Avenue

Stamford CT, 06902

Stockholders Call Toll Free: (800) 662-5200

E-mail: civi@morrowsodali.com

If your brokerage firm, bank or other nominee holds your shares of Civitas common stock in “street name,” you should also call your brokerage firm, bank or other nominee for additional information.

CAUTIONARY FACTORS REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents incorporated by reference in this proxy statement, include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this proxy statement are forward-looking statements. Forward-looking statements discuss the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “propose,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning.

Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. The Company has based these forward-looking statements on its current expectations and projections about future events. Although the Company believes that its assumptions made in connection with the forward-looking statements are reasonable, it cannot assure you that the assumptions and expectations will prove to be correct; and no assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. You should understand that the following important factors, in addition to those discussed in the Company’s filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2018 and matters described or incorporated by reference in this proxy statement, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in its forward-looking statements:

•

the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement by either party or result in negative consequences to Civitas or Civitas stockholders;

•

the Company’s failure to obtain the required vote of its stockholders to adopt the merger agreement, the parties’ failure to obtain any required regulatory approval, the prohibition of consummating the merger by a court or other governmental authority or the failure to satisfy any of the other closing conditions to the merger, and delays in connection with the foregoing;

•

Parent’s failure to obtain the necessary financing arrangements set forth in the debt commitment letter delivered pursuant to the merger agreement or have the required amount of cash available at closing;

•	the risk that the merger agreement may be terminated in circumstances that require us to pay Parent a termination fee;

•	risks related to distraction of management due to the substantial commitments of time and resources required for matters relating to the merger;

•	risks related to the requirements under the merger agreement to operate in the ordinary course of business and refrain from taking certain actions with respect to business and financial affairs;

•

risks related to the influence on the decisions of the Company’s directors and executive officers regarding support for the merger based upon interests different from stockholders (including, for example, accelerated vesting and payment for certain stock-based incentive awards). See “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” on page 58 of this proxy statement;

•

the effect of the announcement of the merger on the Company’s stock price, on its ability to retain and hire key personnel and on its ability to maintain relationships with its customers, payors, suppliers and employees, and on its operating results and business generally;

•

the fact that, if the merger is completed, stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of the Company’s current strategy as an independent company;

•	the outcome of any litigation related to the merger or related to any enforcement proceeding commenced against the Company to perform the Company’s obligations under the merger agreement; and

•

other risks and uncertainties detailed in the Company’s filings with the SEC, including the information contained under the caption “Risk Factors” herein and information in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018, including the Company’s consolidated financial statements and notes thereto. See “Where You Can Find More Information” on page 102 of this proxy statement.

All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this report. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to Civitas stockholders as part of the solicitation of proxies by the Company’s officers, directors and employees for use at the special meeting to be held on March 7, 2019 starting at 9:00 a.m., Eastern Standard Time, at 313 Congress Street, Boston, Massachusetts 02210 in the Fourth Floor Conference Room, or at any adjournment or postponement thereof. The purpose of the special meeting is for Civitas stockholders to consider and vote on the following:

1.	a proposal to adopt the merger agreement;

2.	a proposal to approve, on an advisory and non-binding basis, specified compensation that may become payable to the Company’s named executive officers in connection with the merger; and

3.

a proposal to approve one or more adjournments of the special meeting, if necessary and to the extent permitted by the merger agreement, to solicit additional proxies if the Company has not obtained, at the time of the special meeting, sufficient affirmative stockholder votes to adopt the merger agreement.

Civitas stockholders must adopt the merger agreement in order for the merger to occur. A copy of the merger agreement is attached to this proxy statement as Annex A. You are urged to read the merger agreement carefully and in its entirety.

Record Date and Quorum

Our Board has fixed the close of business on February 11, 2019 as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the special meeting. Only holders of record of shares of Civitas common stock on the record date are entitled to receive notice of, and to vote at, the special meeting and at any adjournment or postponement of that meeting (unless the Board fixes a new record date for stockholders entitled to receive notice of, and to vote at, any adjournment or postponement of the special meeting in accordance with the merger agreement and the bylaws of the Company). As of the record date, there were 36,307,002 shares of Civitas common stock outstanding and entitled to vote and 13 record holders of shares of Civitas common stock. Each share of Civitas common stock entitles its holder to one vote on all matters properly coming before the special meeting.

A majority of the outstanding shares of Civitas common stock entitled to vote, present in person or represented by proxy, constitutes a quorum for the purpose of considering the proposals. Shares of Civitas common stock held by stockholders present in person or represented by proxy at the special meeting but not voted, including shares of Civitas common stock for which proxies have been duly executed, dated and received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. If a quorum fails to attend the special meeting, the presiding officer may adjourn the special meeting. See “—Adjournments” below.

Vote Required for Approval

You may vote “FOR” or “AGAINST”, or you may “ABSTAIN” from voting on, each proposal to be considered and voted on at the special meeting.

Consummation of the merger requires the adoption of the merger agreement by the affirmative vote of stockholders holding a majority of the issued and outstanding shares of Civitas common stock entitled to vote thereon. Therefore, if you abstain or fail to submit a proxy by telephone, over the Internet or by mail and otherwise fail to attend the special meeting and cast your vote on the proposal to adopt the merger agreement, or, with respect to shares of Civitas common stock you hold in “street name,” if you fail to give voting instructions to your brokerage firm, bank or other nominee, it will have the same effect as a vote against the adoption of the merger agreement.

The approval of the advisory and non-binding proposal on specified compensation that may become payable to the Company’s named executive officers in connection with the merger and, if a quorum is present, the approval of the proposal to adjourn the special meeting if necessary and to the extent permitted by the merger agreement, to solicit additional proxies if the Company has not obtained, at the time of the special meeting, sufficient affirmative stockholder votes to adopt the merger agreement, require the affirmative vote of a majority of the shares of Civitas common stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter. If a quorum is not present, the approval of the proposal to adjourn the special meeting requires the affirmative vote of the holders of a majority of the shares of Civitas common stock present in person or represented by proxy at the meeting and entitled to vote at the meeting. If you attend the special meeting in person or by proxy and abstain from voting, it will have the same effect as a vote against the advisory and non-binding proposal on specified compensation payable to the Company’s named executive officers in connection with the merger and the proposal to adjourn the special meeting to solicit additional proxies, if necessary and to the extent permitted by the merger agreement. If you fail to attend the special meeting in person or by proxy, or if you hold your shares of Civitas common stock “street name” and fail to give voting instructions to your brokerage firm, bank or other nominee, it will have no effect on the outcome of any vote to approve the advisory and non-binding proposal on specified compensation that may become payable to the Company’s named executive officers in connection with the merger or the proposal to adjourn the special meeting to solicit additional proxies, if necessary and to the extent permitted by the merger agreement.

Voting Agreement

Concurrently with the execution and delivery of the merger agreement, the Vestar Stockholders, which collectively held approximately 54% of the outstanding shares of Civitas common stock as of the record date, delivered to Parent and Merger Sub the Voting Agreement, pursuant to which the Vestar Stockholders agreed to vote the Vestar Securities in favor of the approval of the merger agreement. The shares held by the Vestar Stockholders constitute a majority of the outstanding shares of Civitas common stock and are sufficient to approve the adoption of the merger agreement and the other proposals described in this proxy statement. The form of the Voting Agreement is attached to this proxy statement as Annex B. See “The Merger—Voting Agreement” beginning on page 68 of this proxy.

Voting and Proxies

Holders of record of shares of Civitas common stock may vote their shares of Civitas common stock by attending the special meeting and voting their shares of Civitas common stock in person. Alternatively, you may have your shares of Civitas common stock voted in one of the following three ways, whether or not you plan to attend the special meeting:

•	by submitting a proxy by telephone by calling (800) 454-8683 and following the telephone voting instructions printed on your proxy card;

•	by submitting a proxy over the Internet at www.proxyvote.com and following the Internet voting instructions printed on your proxy card; or

•	by marking, signing and dating each proxy card you receive and returning it in its accompanying postage-paid envelope.

If you are submitting a proxy by telephone or over the Internet, your voting instructions must be received by 11:59 p.m., Eastern Standard Time, on March 6, 2019.

Submitting a proxy by telephone, over the Internet or by mail will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy by telephone, over the Internet or by mail, even if you plan to attend the special meeting, to ensure that your shares of Civitas common stock are represented at the special meeting.

All shares of Civitas common stock represented by properly signed and dated proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holder. If you return a properly signed and dated proxy card but do not mark the boxes showing how you wish to vote, your shares of Civitas common stock will be voted “FOR” the proposal to adopt the merger agreement, “FOR” the approval on an advisory and non-binding basis, of specified compensation that may become payable to the Company’s named executive officers in connection with the merger and “FOR” the approval of the proposal to adjourn the special meeting to solicit additional proxies, if necessary and to the extent permitted by the merger agreement. With respect to any other matter that properly comes before the stockholders meeting, all shares of Civitas common stock represented by proxies received by the Company will be voted with respect to such matter in accordance with the judgment of the persons named as in the proxies.

If your shares of Civitas common stock are held in “street name,” you will receive instructions from your brokerage firm, bank or other nominee that you must follow in order to have your shares of Civitas common stock voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your brokerage firm, bank or other nominee, as the case may be. Brokers who hold shares of Civitas common stock in “street name” for a beneficial owner of those shares of Civitas common stock typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner. However, brokers are not allowed to vote with respect to the approval of matters that are “non-routine,” such as adoption of the merger agreement, without specific instructions from the beneficial owner. Broker non-votes, with respect to any proposal, are shares of Civitas common stock held by a broker or other nominee present in person or represented at a meeting at which at least one “routine” proposal is presented, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares of Civitas common stock to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. Because all proposals for the special meeting are non-routine and non-discretionary, the Company anticipates that there will not be any broker non-votes in connection with any proposal. If your broker or other nominee holds your shares of Civitas common stock in “street name,” your broker or other nominee will vote your shares of Civitas common stock only if you provide instructions on how to vote. If your broker or other nominee holds your shares of Civitas common stock in “street name” and you do not obtain a proxy from your broker or other nominee to vote such shares of Civitas common stock at the special meeting and do not provide your broker or other nominee instructions on how to vote your shares of Civitas common stock, your shares of Civitas common stock will not count toward the determination of a quorum and this will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement and will have no effect on the outcome of any vote to approve the advisory and non-binding proposal on specified compensation that may become payable to the Company’s named executive officers in connection with the merger or the proposal to adjourn the special meeting. Please follow the directions on the voting instruction form sent to you by your brokerage firm, bank or other nominee with this proxy statement.

Revocation of Proxies

Proxies received by the Company before the vote being taken at the special meeting, which have not been revoked or superseded before being voted, will be voted at the special meeting. If you are a stockholder of record of shares of Civitas common stock, you have the right to change or revoke your proxy before the vote is taken at the special meeting by taking any of the following actions:

•	delivering to the Company’s secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•

attending the special meeting and voting your shares of Civitas common stock in person (your attendance at the meeting will not, by itself, revoke your proxy; you must also vote in person at the meeting);

•	signing and delivering a new proxy, relating to the same shares of Civitas common stock and bearing a date later than the date of the earlier proxy; or

•	submitting a new proxy over the Internet or by telephone prior to 11:59 p.m., Eastern Standard Time, on March 6, 2019.

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Civitas Solutions, Inc.

313 Congress Street, 6th Floor

Boston, MA 02210

(617) 790-4800

Attn: Corporate Secretary

If you are a “street name” holder of shares of Civitas common stock, you may change your voting instructions by submitting new voting instructions to your brokerage firm, bank or other nominee in accordance with the instructions provided by your brokerage firm, bank or other nominee. You must contact your nominee to obtain instructions as to how to change or revoke your prior voting instructions.

Adjournments

The Company is submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments of the special meeting, if necessary and to the extent permitted by the merger agreement, if at the time of the special meeting the Company has not received proxies representing a sufficient number of votes to adopt the merger agreement. Even though a quorum may be present at the special meeting, it is possible that the Company may not have received proxies representing a sufficient number of votes to adopt the merger agreement by the time of the special meeting. In that event, the Company would expect to adjourn the special meeting in order to solicit additional proxies. The Company does not currently expect to adjourn the special meeting because the votes required to be cast by the Vestar Stockholders pursuant to the Voting Agreement are sufficient to approve the merger agreement. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to adopt the merger agreement. Any other adjournment of the special meeting, to the extent permitted by the merger agreement, including an adjournment required because of the absence of a quorum, would be voted upon pursuant to the discretionary authority granted by the proxies and by those present in person at the special meeting. Civitas retains full authority to the extent set forth in its amended and restated bylaws and Delaware law to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any Civitas stockholder.

The approval of the proposal to approve one or more adjournments of the special meeting, if necessary and to the extent permitted by the merger agreement, to solicit additional proxies if the Company has not obtained, at the time of the special meeting, sufficient affirmative stockholder votes to adopt the merger agreement, requires, if a quorum is present, the affirmative vote of a majority of the shares of Civitas common stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter and, if a quorum is not present, the affirmative vote of the holders of a majority of the shares of Civitas common stock present in person or represented by proxy at the meeting and entitled to vote at the special meeting. If you attend the special meeting in person or by proxy and abstain from voting, it will have the same effect as a vote against the proposal to adjourn the special meeting. If you fail to attend the special meeting in person or by proxy, or if you hold your shares of Civitas common stock in “street name” and fail to give voting instructions to your brokerage firm, bank or other nominee, it will have no effect on the proposal to adjourn the special meeting.

The Board unanimously recommends that you vote “FOR” the adjournment proposal. Properly executed proxies will be voted “FOR” the adjournment proposal, unless otherwise noted on the proxies. If the special meeting is adjourned and the time and place of the reconvened meeting are announced at the meeting at which the adjournment is taken, the Company is not required to give notice of the time and place of the adjourned meeting unless the adjournment is for more than 30 days or the Board fixes a new record date for determining stockholders entitled to receive notice of, or to vote at, the adjourned special meeting.

Solicitation of Proxies

The Board is soliciting your proxy, and the Company will bear the cost of soliciting proxies. The Company’s directors, officers and employees may solicit proxies on its behalf in person, by telephone, email or facsimile. These persons will not be paid additional remuneration for their efforts. The Company has also retained Morrow Sodali to assist in the solicitation of proxies at a fee estimated to be $10,000, plus reasonable expenses. The Company will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Civitas common stock that the brokers and fiduciaries hold of record. Upon request, the Company will reimburse them for their reasonable out-of-pocket expenses. The Company will pay all expenses of filing, printing and mailing this proxy statement, including solicitation expenses. The Company has also agreed to indemnify Morrow Sodali against liabilities arising out of or relating to the rendering of services by Morrow Sodali in connection with its proxy solicitation services.

Stockholder List

A list of Civitas stockholders entitled to vote at the special meeting will be available for inspection at the Company’s principal executive offices located at 313 Congress Street, 6th Floor, Boston, MA 02210 at least ten days prior to the date of the special meeting and continuing through the special meeting for any purpose germane to the meeting. The list will also be available at the special meeting for inspection by any stockholder present at the meeting.

Questions and Additional Information

If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact the Company’s proxy solicitor at:

470 West Avenue

Stamford, CT 06902

Stockholders Call Toll Free: (800) 662-5200

E-mail: civi@morrowsodali.com

PROPOSALS SUBMITTED TO CIVITAS STOCKHOLDERS

Proposal 1. The Merger Agreement Proposal

(Item 1 on the Proxy Card)

The Company is asking its stockholders to adopt the merger agreement that the Company has entered into with Parent and Merger Sub. A copy of the merger agreement is attached to this proxy statement as Annex A. You are urged to read the merger agreement carefully and in its entirety.

For a summary and detailed information regarding this proposal, see the information about the merger agreement and the merger throughout this proxy statement, including the information set forth in the sections entitled “The Merger” beginning on page 31 of this proxy statement and “The Merger Agreement” beginning on page 73 of this proxy statement.

Under Delaware law, stockholders holding a majority of the outstanding shares of Civitas common stock entitled to vote thereon must affirmatively vote for the proposal to adopt the merger agreement in order for the Company to complete the merger. If you abstain from voting, fail to submit a proxy over the Internet, by telephone, by mail or otherwise fail to attend the special meeting and cast your vote in person or fail to give voting instructions to your brokerage firm, bank or other nominee, it will have the same effect as a vote against the proposal to adopt the merger agreement.

The Board unanimously approved and declared the merger advisable, and determined that the other Transactions are fair to, and in the best interests of, the Company and its stockholders and unanimously resolved to recommend that the Company’s stockholders adopt the merger agreement. See “The Merger—Recommendation of the Civitas Board of Directors” beginning on page 42 of this proxy statement.

The Board unanimously recommends that holders of shares of Civitas common stock vote “FOR” the proposal to adopt the merger agreement.

Proposal 2. The Named Executive Officer Merger-Related Compensation Proposal

(Item 2 on the Proxy Card)

Pursuant to by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, the Company is required to submit a proposal to approve, on an advisory and non-binding basis, specified compensation that may become payable to the Company’s named executive officers in connection with the merger. This proposal, commonly known as “say-on-golden parachutes” (the “named executive officer merger-related compensation proposal”), gives the Civitas stockholders the opportunity to vote on an advisory and non-binding basis, on the compensation that the named executive officers may be entitled to receive from the Company that is based on or otherwise relates to the merger. This compensation is summarized in the table and the footnotes thereto under “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” beginning on page 62 of this proxy statement.

The Board encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement.

The Board unanimously recommends that the Civitas stockholders adopt the following resolution:

“RESOLVED, that the stockholders of Civitas Solutions, Inc. hereby approve, on a non-binding, advisory basis, the compensation to be paid or become payable by Civitas Solutions, Inc. to its named executive officers that is based on or otherwise relates to the merger as disclosed in the Company’s proxy statement pursuant to Item 402(t) of Regulation S-K under the section titled “Golden Parachute Compensation” and the corresponding table and the footnotes thereto.”

The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to adopt the merger agreement and vote not to approve the named executive officer merger-related compensation proposal and vice versa. Because the vote on the named executive officer merger-related compensation proposal is advisory only, it will not be binding on either the Company or Parent. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of the Civitas stockholders.

The above resolution approving, on an advisory and non-binding basis, specified compensation that may become payable to the Company’s named executive officers in connection with the merger will require the affirmative vote of a majority of the shares of Civitas common stock present in person or represented by proxy at the special meeting and entitled to vote on the subject matter. If you attend the special meeting in person or by proxy and abstain from voting, it will have the same effect as a vote against the advisory and non-binding proposal on specified compensation that may become payable to the Company’s named executive officers in connection with the merger. If you fail to attend the special meeting in person or by proxy, or if you hold your shares of Civitas common stock in “street name” and fail to give voting instructions to your brokerage firm, bank or other nominee, it will have no effect on the outcome of any vote to approve the advisory and non-binding proposal on specified compensation that may become payable to the Company’s named executive officers in connection with the merger.

The Board unanimously recommends that holders of shares of Civitas common stock vote “FOR” the named executive officer merger-related compensation proposal.

Proposal 3. The Adjournment Proposal

(Item 3 on the Proxy Card)

The Company is asking its stockholders to approve a proposal to adjourn the special meeting, if necessary and to the extent permitted by the merger agreement, to solicit additional proxies if the Company has not obtained, at the time of the special meeting, sufficient affirmative stockholder votes to adopt the merger agreement. If the Civitas stockholders approve the adjournment proposal, the Company could adjourn the special meeting, and any adjourned session of the special meeting, and use the additional time to solicit additional proxies.

If, at the special meeting, the number of shares of Civitas common stock present in person or represented by proxy and voting in favor of the proposal to adopt the merger agreement is not sufficient to approve that proposal, the Company may move to adjourn the special meeting in order to enable the Company’s directors, officers and employees to solicit additional proxies for the adoption of the merger agreement. In that event, the Company will ask its stockholders to vote only upon the proposal to approve the advisory and non-binding proposal on specified compensation that may become payable to the Company’s named executive officers in connection with the merger and the adjournment proposal, and not the merger agreement proposal. If a quorum is present, the approval of the proposal to adjourn the special meeting, if necessary and to the extent permitted by the merger agreement, to solicit additional proxies if the Company has not obtained, at the time of the special meeting, sufficient affirmative stockholder votes to adopt the merger agreement, requires the affirmative vote of a majority of the shares of Civitas common stock present in person or represented by proxy and entitled to vote on the subject matter. If a quorum is not present, the approval of the proposal to adjourn the special meeting requires the affirmative vote of the holders of a majority of the shares of Civitas common stock present in person or represented by proxy at the meeting and entitled to vote at the meeting. If you attend the special meeting in person or by proxy and abstain from voting, it will have the same effect as a vote against the proposal to adjourn the special meeting. If you fail to attend the special meeting in person or by proxy, fail to submit a proxy over the Internet, by telephone, by mail or otherwise fail to attend the special meeting and cast your vote, or if you hold your shares of Civitas common stock in “street name” and fail to give voting instructions to your brokerage firm, bank or other nominee, it will have no effect on the outcome of any vote to approve the proposal to adjourn the special meeting.

The adjournment proposal relates only to an adjournment of the special meeting occurring for purposes of soliciting additional proxies for adoption of the merger agreement proposal in the event that, at the time of the special meeting, the Company has not received a sufficient number of votes to approve that proposal. The Company retains full authority to the extent set forth in its bylaws and Delaware law (subject to the terms of the merger agreement) to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of the Civitas stockholders.

The Board unanimously recommends that holders of shares of Civitas common stock vote “FOR” the adjournment proposal.

THE COMPANIES

Civitas Solutions, Inc. Civitas is the leading national provider of home- and community-based health and human services to must-serve individuals with intellectual, developmental, physical or behavioral disabilities and other special needs. Since our founding in 1980, Civitas has evolved from a single residential program to a diversified national network offering an array of quality services in 36 states. Civitas’ common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “CIVI.”

Civitas Solutions, Inc.

313 Congress Street, 6th Floor

Boston, Massachusetts 02210

(617) 790-4800

Celtic Intermediate Corp. Parent was formed on December 14, 2018, solely for the purpose of engaging in the transactions contemplated by the merger agreement (the “Transactions”) and has not engaged in any business activities other than in connection with the Transactions, including arranging of the equity financing in connection with the merger.

Celtic Intermediate Corp.

c/o Centerbridge Partners, L.P.

375 Park Avenue, 11th Floor

New York, New York 10152

Celtic Tier II Corp. Merger Sub is a wholly-owned direct subsidiary of Parent, and was formed on December 14, 2018, solely for the purpose of engaging in the Transactions and has not engaged in any business activities other than in connection with the Transactions, including arranging of the equity financing in connection with the merger.

Celtic Tier II Corp.

c/o Centerbridge Partners, L.P.

375 Park Avenue, 11th Floor

New York, New York 10152

Parent and Merger Sub are each affiliated with Centerbridge Capital Partners III, L.P. (“CCP III”). In connection with the Transactions, CCP III has (a) committed to capitalize Parent immediately prior to the effective time of the merger with an aggregate equity contribution equal to $430 million to be used by Parent solely to fund the merger consideration pursuant to and in accordance with the merger agreement, as well as the related fees and expenses of Parent and (b) delivered a limited guarantee to Civitas (please see the discussion under the caption “The Merger—Financing of the Merger” and “The Merger—Limited Guarantee”).

Centerbridge Capital Partners III, L.P.

c/o Centerbridge Partners, L.P.

375 Park Avenue, 11th Floor

New York, New York 10152

Parent, Merger Sub and CCP III are affiliated with Centerbridge Partners, L.P. (“Centerbridge”), a private investment management firm employing a flexible approach across investment disciplines—from private equity to credit and related strategies, and real estate—in an effort to find the most attractive opportunities for its investors and business partners. Centerbridge was founded in 2005 and as of September 2018 has approximately $27 billion in capital under management with offices in New York and London. Centerbridge is dedicated to partnering with world-class management teams across targeted industry sectors and geographies to help companies achieve their operating and financial objectives.

Centerbridge Partners, L.P.

375 Park Avenue, 11th Floor

New York, New York 10152

(212) 672-5000

THE MERGER

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. The following chronology does not purport to catalogue every conversation among the Board, members of Company senior management or the Company’s representatives and other parties.

The Board and Civitas senior management actively monitor and assess developments in the healthcare industry and are generally aware of the business activities of, and transactions involving, other companies in the healthcare industry, particularly those that have businesses that relate to home- and community-based health and human services.

In addition, on an ongoing basis, the Board and Civitas senior management regularly evaluate options for achieving Civitas’ long-term strategic goals and enhancing stockholder value. These options have included periodic assessments of potential business combinations with other companies and the sale of Civitas. In addition, since 2006, Vestar Capital Partners V, L.P. and its affiliates (which we refer to collectively as “Vestar”) have owned a majority of the capital stock of Civitas and its predecessor companies, and Vestar has provided information to Civitas about its considerations of options for achieving Civitas’ long-term strategic goals and enhancing stockholder value, including potential business combination transactions.

For example, on September 22, 2014, Civitas completed its initial public offering of shares of Civitas common stock. In advance of the completion of the initial public offering, Civitas and Vestar considered completing either the initial public offering or a sale of Civitas in the alternative. As part of this process, in the Spring and Summer of 2014, Vestar and its advisors contacted approximately nine parties to explore their interest in a possible acquisition of Civitas. After completing the process to explore all options to maximize the value of Civitas for its stockholders, Vestar and the Board determined that the best way to enhance stockholder value was through the completion of the initial public offering.

Prior to and since the completion of its initial public offering in 2014, Civitas has continued to seek to improve its business operations to create stockholder value. Civitas has sought to capture embedded growth opportunities resulting from organic growth initiatives and leverage its competencies to further expand its presence in markets it currently serves and to further expand its geographic footprint in its existing service lines. Civitas has invested in new start programs and pursued opportunities in adjacent markets and complementary service lines to diversify and expand its service offerings. In addition, Civitas has pursued a significant number of acquisition opportunities to advance its long-term strategic goals and enhance stockholder value and has completed and integrated a significant number of these acquisitions. From the beginning of fiscal 2014 through September 30, 2018, Civitas acquired 55 companies, at an aggregate purchase price of approximately $329.5 million, including the payment of $9.7 million in contingent consideration. Despite the growth of the Company, as of the fourth anniversary of the Company’s initial public offering, the price of the Civitas common stock closed at $14.35 per share, 16% lower than the initial public offering price of $17.00 per share. However, given the fragmented nature of the Company’s industry, there were no larger transactions that were expected to be available to the Company that could more meaningfully add value. Even if available, larger transaction opportunities would result in a significant amount of additional leverage being incurred by Civitas (which would have exposed Civitas to significant risk as a result of the existing leverage of the Company) and/or would result in significant dilution to Civitas stockholders. During the late Summer and early Fall of 2018, the Board was aware that the owner of BrightSpring Health Services, one of the nation’s largest providers of home and community-based health services to complex populations, formerly known as ResCare (“BrightSpring”), was pursuing a sale of BrightSpring. However, Civitas had not been invited to participate in that sale process, and the Board did not think a combination of Civitas and BrightSpring as a whole on terms Civitas expected would be available would meaningfully add value to the Company. Civitas has also from time to time considered whether separating certain of its businesses would create stockholder value.

In connection with these activities, Vestar, the Board and Civitas senior management and the Company’s financial advisors, including Barclays, received inquiries from time to time regarding the possible acquisition of the Company or other strategic business combinations involving the Company. In particular, in the Summer of 2018, Mr. Nardella received an informal inquiry from a private equity firm, which private equity firm we refer to as “Party A,” expressing its interest in a potential acquisition of Civitas, and Barclays, which had historically served as a financial advisor to Civitas and was subsequently retained as financial advisor to Civitas for the merger, had informal conversations on behalf of Civitas senior management with a large company with operations in the healthcare industry that had expressed an interest in acquiring Civitas a few years before, which company we refer to as “Party B,” to see if Party B was still interested in acquiring Civitas in light of the interest that had been expressed from Party A. Neither party made a specific proposal, asked to review non-public information or held any discussions or negotiations with Civitas, and as a result, neither the inquiry from Party A nor any possible resumed interest from Party B was viewed as immediately actionable by the Board.

As a result of these transactions, discussions and overtures and its periodic review of potentially available transactions and acquisitions, the Board believes it is generally aware of the opportunities for business combinations available to the Company and within its industry more generally.

In the late Spring of 2018, Vestar orally informed the Board that it or one of its affiliates was considering an acquisition of the Company through an acquisition of all shares of Civitas not already owned by Vestar, but did not provide any indicative prices for such a transaction. In response, the independent directors discussed forming a special committee and having it hire independent advisors if Vestar elected to make a proposal for an acquisition and contacted potential legal counsel. However, Vestar’s consideration of this transaction did not extend beyond a preliminary stage, and it subsequently informed the Board in July 2018, without having made any proposal, that it was no longer considering such a transaction.

Despite improved performance of the Company’s business operations since its initial public offering, the price per share of Civitas common stock did not increase for prolonged periods of time, and in the early Fall of 2018, the price per share of Civitas common stock had been below the offering price in the initial public offering for an extended period of time and analyst coverage had shrunk. Several members of the Board informally discussed whether they should evaluate opportunities for a potential sale of the Company. In particular, they noted that the public markets were not tracking Civitas’ value creation, which had resulted in and would continue to result in impediments for adding future value for the Civitas stockholders. Following these informal discussions, members of the Civitas senior management team contacted Barclays and Kirkland & Ellis LLP, Civitas’ legal counsel (“Kirkland”), regarding a possible sale transaction. In addition, members of the Civitas senior management team interviewed two other potential financial advisors regarding such possible transaction, both of which the Board elected not to retain.

On September 13, 2018, in advance of a regular meeting of the Board in Boston, the Board held a private dinner, with members of Civitas senior management and representatives of Kirkland present. At the dinner, the Board discussed the possibility of evaluating opportunities for a potential sale of Civitas, including potential methods by which the Board could do so. They also discussed with Kirkland the fiduciary duties of the Board in connection with evaluating opportunities for a potential sale of Civitas and the effect of any actual or perceived conflicts of interest that any directors may have. Following discussion, the Board proposed to discuss these matters further the following day.

On September 14, 2018, the Board held a regular meeting in Boston, with members of Civitas senior management and representatives of each of Barclays and Kirkland present. At the meeting, the representatives of Barclays made a presentation of financial information related to Civitas, the stock price performance of shares of Civitas common stock since the initial public offering, the state of the market for merger and acquisition transactions, its understanding of the sale process for BrightSpring, alternatives that might be available to Civitas (including remaining as a standalone company, a leveraged recapitalization, a business restructuring, transformational business combinations and a sale of the Company), potential methods by which the Board could explore opportunities for a potential sale of the Company and potential acquirors who might be interested in acquiring Civitas. The Board discussed parties that had expressed an interest in acquiring Civitas recently, including parties that had participated in the exploration of a sale of the Company prior to its initial public offering referred to above. The representatives of Kirkland made a presentation about the fiduciary duties of the Board in connection with evaluating opportunities for a potential sale of the Company, including the effect of any actual or perceived conflicts of interest that any directors may have, picking up on the discussions from the night before. The members of the Board who are affiliated with Vestar confirmed for the Board that Vestar was not considering a potential acquisition of Civitas and was willing to consider a potential sale of Civitas if the price was acceptable to Vestar and the transaction was approved by the Board. Following discussion, the independent directors determined that it was not necessary at the time to form a special committee of the Board but that they would continue to be mindful of actual or perceived conflicts of interest and reevaluate any need for a committee as necessary. The Board also discussed factors relating to whether or not to explore opportunities for a potential sale of the Company at that time, including business performance, opportunities, challenges, risks and uncertainties, the stock price performance of Civitas common stock and expectations regarding the same, the effect (if any) of the BrightSpring sale process and whether a potential sale could create the greatest value for the Civitas stockholders. Following discussion, in executive session, the Board approved Barclays as its financial advisor for the possible transaction, subject to the execution of an acceptable engagement letter between Barclays and the Company. The Board selected Barclays because of its familiarity with Civitas and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the proposed transaction. The Board also authorized Barclays to contact ten parties from a longer list of potential acquirors that had been identified by Barclays (with input from the Board and the Civitas senior management team) as potential acquirors of Civitas (to include both financial sponsors and strategic companies with operations in the healthcare industry) and who were viewed as having the greatest likelihood of interest, inquire about whether they were interested in acquiring Civitas and inviting interested parties to have a management presentation about Civitas before they would be asked to make bids with indicative prices. The Board believed that this process would likely derive the best price for Civitas because it would allow potentially interested acquirors to first learn more about Civitas before being asked to indicate prices, rather than having them create first impressions on price relying on public information only. Finally, the Board instructed the Civitas senior management team not to have any discussions with potential acquirors regarding continued employment following the consummation of any possible transaction or the terms of any such continued employment or rollover of equity interests in the Company. The Board also proposed to have regular informal calls among the Board, Civitas senior management and its advisors to discuss updates on the status of discussions, several of which calls are referred to below and at which a majority of the Board was always in attendance.

During late September, Barclays contacted each of the ten parties, including Centerbridge and Party A, and held other informal communications with selected other parties about their interest in acquiring Civitas, including Party B. The Board understood that Barclays regularly communicated with parties on an informal basis about their potential interest in acquiring the Company. The ten parties contacted included the five potential acquirors who had shown the most interest in acquiring Civitas during the sales process conducted by Vestar in 2014 in advance of Civitas’ initial public offering. Each interested potential acquiror with whom Barclays spoke was provided with the same form of a confidentiality agreement, which included customary standstill provisions that allowed the potential acquiror to make confidential proposals to the Board at any time. In total, in connection with the Board’s process to evaluate opportunities for a potential sale of the Company during the Fall of 2018, seven potential acquirors entered into such confidentiality agreements, with Centerbridge entering into its confidentiality agreement with Civitas on October 2, 2018.

On September 26, 2018, the Board held a special meeting by teleconference, with members of Civitas senior management present. At the meeting, the Board discussed that it expected to get further updates regarding conversations with potential acquirors shortly.

On October 1, 2018, the Board held a special meeting by teleconference, with members of Civitas senior management and representatives of each of Barclays and Kirkland present. At the meeting, the representatives of Barclays made a presentation about the results of its outreach to potential acquirors and its informal communications with selected other parties. It noted that of the potential acquirors contacted, five potential acquirors, including Centerbridge, Party A and three other private equity firms, which private equity firms we refer to as “Party C,” “Party D,” and “Party E,” had indicated that they were interested in exploring a potential acquisition of Civitas and two other potential acquirors who were private equity firms, which private equity firms we refer to as “Party F” and “Party G,” were still considering the opportunity. None of the other parties with whom Barclays had communications, including Party B, indicated that it was interested in acquiring Civitas. Following discussion, the Board authorized Barclays to contact four additional parties that had been identified by Barclays as potential acquirors of the Company. The Board also discussed a request from Party A and Party C to work together to acquire Civitas. Following discussion, the Board determined to inform Party A and Party C that they would not be allowed to work together and should each bid separately at the present time because the Board did not want to reduce the number of bidders but that the Board would evaluate in the future if it would be appropriate to let them do so. The Board also discussed recently prepared projections for future financial performance of the Company and the assumptions on which they were based, which projections had been prepared by Civitas senior management, and the Board approved of the use of these projections at upcoming management presentations with the potential acquirors. Please see “—Certain Unaudited Prospective Financial Information—Base Case Projections” beginning on page 56 for additional information related to these projections.

Beginning late that week and continuing for the next several weeks, Civitas senior management, with representatives of Barclays present, hosted a management presentation at Kirkland’s offices in Boston for each potential acquiror that expressed an interest in acquiring the Company, at which management presentation several members of the Civitas senior management team made a presentation regarding the Company and each potential acquiror was able to ask questions of Civitas senior management. Also during mid-October 2018, Civitas made confidential information about the Company and its business available to each of the potential acquirors through an online data room following its attendance at the management presentation.

On October 5, 2018, Reuters published a news story in which it reported that Civitas was pursuing strategic alternatives, including a possible sale of the Company, and had hired a financial advisor to contact potentially interested parties.

On October 9, 2018, the Board held an informal update meeting by teleconference, with members of Civitas senior management and representatives of each of Barclays and Kirkland present. At the meeting, the representatives of Barclays made a presentation about the results of its contacts with potential acquirors, including outbound contacts (including the ten parties Barclays was authorized to contact at the Board’s September 14th meeting and the four additional parties Barclays was authorized to contact at the Board’s October 1st meeting), inbound contacts and informal communications with selected other parties, which increased to 19 potential acquirors. It noted that, of the potential acquirors contacted, six potential acquirors, including the same parties noted on October 1, 2018 and Party F, had indicated that they were interested in exploring a potential acquisition of Civitas. The representatives of Barclays also noted that two other private equity firms, which we refer to as “Party H” and “Party I,” had contacted Barclays to express an interest in evaluating a potential acquisition of Civitas and that Barclays was in conversations with each about obtaining additional information about their interest. The representatives of Barclays also discussed the status of scheduling of management presentations and proposed timelines for asking the potential acquirors for indications of interest with the price per share at which they would be interested in acquiring the Company. After the representatives of Barclays left the meeting, representatives of Kirkland made a presentation regarding the terms of a proposed engagement letter that members of the Civitas senior management team had negotiated with Barclays and disclosures by Barclays of relationships it had with each of Civitas and Vestar. The Board determined that the disclosed relationships did not present a conflict of interest.

Later that week, members of the Civitas senior management team had preliminary conversations with representatives of each of Party H and Party I about Civitas. Party I ultimately elected not to proceed further with its evaluation of an acquisition of the Company and did not sign a confidentiality agreement.

On October 15, 2018, the Board held a special meeting by teleconference, with members of Civitas senior management and representatives of each of Barclays and Kirkland present. At the meeting, the representatives of Barclays made a presentation about the status of discussions with potential acquirors, including outreach, interested parties and management presentations. It noted that, of the potential acquirors contacted, seven potential acquirors, including the same five parties noted at the October 1 board meeting, Party F and Party H, had indicated that they were interested in exploring a potential acquisition of Civitas, six of whom had to date executed confidentiality agreements. These seven potential acquirors are referred to herein as the “bidders.” The representatives of Barclays proposed possible timelines for receiving indications of interest from the seven bidders and noted whether any of them were also expected to be pursuing an acquisition of BrightSpring to monitor whether and to what extent that sale process would impact the process being conducted by the Board. After the representatives of Barclays left the meeting, representatives of Kirkland made a presentation regarding the terms of a proposed engagement letter that members of the Civitas senior management team had negotiated with Barclays and disclosures by Barclays of relationships it had with each of Civitas and Vestar, as previously discussed at the informal update meeting on October 9. In particular, the representatives of Kirkland noted that, at the Board’s request, Barclays had agreed not to finance or advise potential buyers in the acquisition of BrightSpring. Following discussion, the Board approved the engagement letter with Barclays.

On October 21, 2018, Barclays distributed to each of the seven bidders a letter inviting each to submit an indication of interest about acquiring Civitas by no later than November 1, 2018.

On October 29, 2018, the Board held an informal update meeting by teleconference, with members of Civitas senior management and representatives of each of Barclays and Kirkland present. At the meeting, the representatives of Barclays made a presentation about the status of discussions with each of the seven bidders, noting that each had signed a confidentiality agreement, attended a management presentation, been given access to the online data room and been invited to submit an indication of interest. The representatives of Barclays also noted that no other parties had elected to further pursue an acquisition of the Company. The Board scheduled a board meeting on November 5th to discuss any indications of interest that would be received.

On November 1, 2018, three of the seven bidders submitted indications of interest to acquire the Company. Each of Centerbridge and Party A indicated that it would be interested in acquiring Civitas at between $19.00 and $20.00 per share, and Party H indicated that it would be interested in acquiring Civitas at between $20.50 and $21.50 per share.

On November 5, 2018, the Board held a special meeting by teleconference, with members of Civitas senior management and representatives of each of Barclays and Kirkland present. At the meeting, the representatives of Barclays made a presentation about the three indications of interest that had been received from Centerbridge, Party A and Party H, including the indicated prices and requirements for additional due diligence, and the feedback from the four other bidders that had been participating in the process but had declined to provide an indication of interest. The Board and its advisors discussed alternatives available to the Board based on the indications of interest received and feedback from the other 16 parties with whom Barclays had held conversations as had been identified at the meeting of the Board on October 9th. In particular, the Board discussed inviting the three active bidders who had submitted indications of interest to submit definitive proposals, contacting additional parties, delaying or terminating the process to evaluate opportunities for a potential sale of Civitas or pursuing other business combination transactions. Following discussion, the Board decided to invite each of Centerbridge, Party A and Party H to submit definitive proposals to acquire the Company. They also discussed the proposed timeline for requesting definitive proposals. The representatives of Kirkland also made a presentation about possible terms of a form merger agreement that would be prepared and submitted for feedback from each of the active bidders for input from the Board. In particular, they discussed whether any of the active bidders would be willing to provide full equity financing for the transaction, or whether they would each insist on using a traditional model for leveraged buyouts by financial sponsors in which they would have limited recourse in the event of a financing failure. The Board determined that they thought seeking to require the active bidders to provide the full equity financing may hurt the process and discourage their participation. In addition, the Board discussed whether they should request that Civitas would have the right to solicit additional interest in alternative transactions after the merger agreement was signed (often called a “go shop” clause), but they determined that in light of the extensive process already undertaken they did not think it was necessary as long as the merger agreement provisions were otherwise typical and would allow interested parties to make an alternative transaction proposal and the Board to respond to any such proposals. The Board directed Kirkland to prepare a form merger agreement for the Board’s consideration on the basis of the guidance the Board had provided.

Following the meeting, Barclays invited each of Centerbridge, Party A and Party H to participate in the next round of the process. Civitas also made additional confidential information about the Company and its business available to each of the three active bidders through the online data room and continued to respond to due diligence inquiries from each of the active bidders, which activities continued up until the signing of the definitive merger agreement. Civitas senior management, with representatives of Barclays present, also hosted additional management meetings at a hotel in Boston with each of Centerbridge, Party A and Party H to provide additional information about the Company during the ensuing weeks, with several members of the Civitas senior management team and selected other employees present as necessary based on questions from each active bidder. In addition, Civitas provided its consent to each of the active bidders to contact certain financing sources to permit them to arrange for debt financing for the transaction, which had previously been restricted by the Company.

On November 21, 2018, Barclays distributed to each of Centerbridge, Party A and Party H a letter inviting each to submit a definitive proposal to acquire the Company by no later than December 14, 2018 and a draft merger agreement for the proposal (with required changes to a form merger agreement that was to be subsequently distributed to the active bidders) by no later than December 7, 2018.

On November 26, 2018, the Board held an informal update meeting by teleconference, with members of Civitas senior management and representatives of each of Barclays and Kirkland present. At the meeting, the representatives of Barclays provided an update on their communications with Centerbridge, Party A and Party H since the last meeting of the Board, and the Board discussed each active bidder’s ongoing due diligence review of the Company and efforts to provide for fully-financed proposals. The representatives of Kirkland also made a presentation about the terms of a proposed form merger agreement that had been prepared on the basis of the prior guidance the Board had provided on November 5th and was expected to be distributed to each of the three active bidders. Following discussion, picking up on the discussions from the board meeting on November 5th, the Board determined that it would not be helpful to seek to require the active bidders to provide full equity financing for the transaction in the form merger agreement and instead the form merger agreement would follow a traditional model for leveraged buyouts but would encourage the active bidders to provide as much equity financing as possible. Similarly, the Board determined that it would not be helpful or necessary to seek to include a so-called “go shop” clause to give Civitas the right to solicit additional interest in alternative transactions after the merger agreement was signed and instead the form merger agreement would include a traditional non-solicitation provision and propose a low termination fee of 1.25% of the equity value of the proposed transaction payable if the Board changed its recommendation or accepted a superior proposal prior to January 31, 2019. At the meeting and during the following few days, members of the compensation committee of the Board considered the treatment of outstanding equity awards in the form merger agreement and determined to provide for the acceleration of unvested awards upon the closing of the merger, which it determined to be customary under the circumstances. The form merger agreement included customary terms and conditions for such an agreement, including the obligation of each potential acquiror to seek to obtain its financing and obtain antitrust approvals and limited closing conditions so that the merger would close after receipt of stockholder approval unless a “material adverse effect” had occurred. The Board authorized Kirkland to make final changes to the form merger agreement and distribute it to each of the three active bidders that had submitted indications of interest.

On November 29, 2018, Barclays distributed to each of Centerbridge, Party A and Party H the form merger agreement and requested feedback on the form merger agreement by December 7, 2018 per the prior instruction letter.

On December 6 and 7, 2018, the Board and committees of the Board held regular meetings in Boston, with members of Civitas senior management and representatives of each of Barclays and Kirkland present for certain of the meetings. At the compensation committee meeting on December 6th, the committee discussed making equity awards in the ordinary course consistent with prior years, but directed Civitas senior management and Kirkland to propose in the merger agreement that these awards, unlike the previously granted awards, would not accelerate upon the closing of the merger and instead would vest and be paid out in cash at the deal price of the proposed transaction on their regular vesting schedule. These awards were approved by the Board on the following day. At the board meeting on December 7th, the representatives of Barclays made a presentation of financial information related to Civitas and preliminary financial analyses of a sale of the Company. They also provided updates on recent discussions and activity with each of the three active bidders who had submitted indications of interest, its understanding of the status of the sale process for BrightSpring and recent financial market activity, which had been volatile and had decreased the availability of financing and increased the financing cost for leveraged loans for leveraged buyouts. In light of this information and in order to promote a robust competitive process among the parties, Barclays and the Board noted that the Board should make an effort to be able to review and make a decision on any definitive proposals that might be submitted in connection with the bid deadline shortly after submission, and that Barclays and Kirkland should communicate this intention to the active bidders for them to be prepared accordingly. Also at the meeting, the Board again reviewed the Company’s projections in light of the Company’s actual results for fiscal year 2018 and a further review of the status of each strategic initiative the Company was exploring and had included in its projections referred to above. Given that each of the strategic initiatives were at various stages of review and implementation, Civitas senior management recommended that the Board consider a “hybrid” view of the projections, as described in more detail in “—Certain Unaudited Prospective Financial Information—Hybrid Case Projections” beginning on page 57, and the Board approved the use of these projections by Barclays in connection with its preparation of its financial analyses to be presented to the Board and to be utilized by Barclays as part of its fairness opinion.

On December 7 and 8, 2018, each of Party A and Centerbridge, respectively, provided its proposed markup to the form merger agreement. Party A’s markup to the merger agreement required that Vestar provide its written consent to adopt the merger agreement within 8 hours of signing the merger agreement, required that Civitas enforce all standstills in confidentiality agreements (subject to a fiduciary exception), provided for a termination fee of 3.0% of the equity value of the proposed transaction payable by Civitas in certain circumstances, provided for a reverse termination fee of 5.0% of the equity value of the proposed transaction payable by Party A in certain circumstances and required Civitas to reimburse certain expenses of Party A if the transaction was not approved by its stockholders, among other changes. Centerbridge’s markup to the merger agreement required that Vestar provide a voting agreement committing it to vote in favor of the adoption of the merger agreement (which was subsequently confirmed would survive in effect on certain changes to the Board’s recommendation), required that Civitas enforce all standstills in confidentiality agreements (subject to a fiduciary exception), provided for a termination fee of 3.5% of the equity value of the proposed transaction payable by Civitas in certain circumstances, provided for a reverse termination fee of 5.0% of the equity value of the proposed transaction payable by Parent in certain circumstances, required Civitas to reimburse certain expenses of Centerbridge if the transaction was not approved by its stockholders and in certain other circumstances, delayed the date at which the marketing period (which had to have elapsed before Civitas could compel Parent to close the merger) would begin, added conditions that the merger would not be required to be consummated if holders of at least 10% of the outstanding Civitas shares had exercised appraisal rights or if certain governmental approvals were not obtained, reduced the obligations of Parent to seek to obtain antitrust approval, imposed additional obligations on Civitas for the operation of its business between the signing of the merger agreement and the closing of the merger and imposed additional obligations of Civitas to make representations and warranties, among other changes. During this time period, Party H informed Barclays that it expected to provide a markup to the form merger agreement within the next few days.

On December 10, 2018, the Board held an informal update meeting by teleconference, with members of Civitas senior management and representatives of each of Barclays and Kirkland present. At the meeting, the representatives of Barclays provided updates on recent discussions with each of Centerbridge, Party A and Party H, noting that Party H had indicated that financing the transaction had seemed harder and more costly than it had previously expected but that all parties still seemed to be working to make definitive proposals. They also noted that the sale process for BrightSpring had finished and reported on their understanding of the transaction terms. The representatives of Kirkland provided an update on the markups to the form merger agreement that had been received from Centerbridge and Party A. They noted that in separate conversations with Vestar, Vestar had indicated that it would be willing to enter into a customary voting agreement with a potential acquiror in connection with the execution of the merger agreement if the price per share of the proposed transaction was acceptable to Vestar. Following discussion, the Board authorized Kirkland to provide feedback to each of Centerbridge and Party A on their proposed markup, including that a customary voting agreement would be acceptable, the termination fee payable by Civitas in certain circumstances should be lower, the reverse termination fee payable by the proposed acquiror in certain circumstances should be higher, Civitas would not reimburse the proposed acquirors for expenses, deal certainty should be strengthened (including elimination of all extra conditions, retaining high burdens to obtain antitrust approvals and requiring the marketing period to begin as soon as possible) and Civitas should have adequate flexibility to operate its business between the signing of the merger agreement and the closing of the merger. In particular, the Board determined that it would not agree to the request for a written consent because it would limit the ability of the Board to change its recommendation or accept alternative acquisition proposals after the merger agreement with Party A was signed and because no other active bidder had required the written consent. The Board directed Kirkland to inform each potential acquiror that it expected that each party would make changes to its proposed merger agreement to have an acceptable merger agreement by the December 14th deadline for submission of definitive proposals.

Later that evening, Party H provided its proposed markup to the form merger agreement. Party H’s markup to the merger agreement required that Vestar provide a voting agreement committing it to vote in favor of the adoption of the merger agreement, required that Civitas enforce all standstills in confidentiality agreements (subject to a fiduciary exception), provided for a fixed but unspecified termination fee payable by Civitas in certain circumstances, did not provide for the amount of the reverse termination fee payable by Party H in certain circumstances and added a condition that the merger would not be required to be consummated if holders of at least 5% of the outstanding Civitas shares had exercised appraisal rights, among other changes.

On December 11, 2018, representatives of Kirkland contacted each of Goodwin Procter LLP, Centerbridge’s legal counsel (“Goodwin”), and counsel to Party A and provided feedback on the markups of the form merger agreement that had been provided by each of their respective clients consistent with the guidance provided by the Board. They informed counsel to Party A that they would send a proposed revised version of the merger agreement reflecting their discussion, which they believed would be acceptable both to Civitas and Party A based on their discussions, which was sent the following day. They asked Goodwin to send a revised markup of the merger agreement reflecting as much of the feedback that was discussed as Centerbridge was prepared to accept.

Later that day, Party A contacted Barclays and informed it that, based on reactions from several of its financing sources, arranging the financing of the transaction was becoming more difficult and more costly than it had previously expected. Representatives of Barclays and Kirkland discussed with several members of the Board and Civitas senior management team whether it was desirable to delay the deadline for submission of definitive proposals until after the holiday break, and they determined to update the Board about recent developments in the financing markets.

On December 12, 2018, representatives of Kirkland contacted counsel to Party H and provided feedback on the markup of the form merger agreement that had been provided by its client consistent with the guidance provided by the Board.

On the morning of December 13, 2018, Goodwin, on behalf of Centerbridge, provided a revised markup of the merger agreement to Kirkland, on behalf of Civitas. The revised merger agreement incorporated some of the feedback that Kirkland had provided to Goodwin on the prior draft of the agreement. In particular, the revised merger agreement reduced the termination fee payable by Civitas in certain circumstances from 3.5% of the equity value of the proposed transaction to 3.0% of the equity value of the proposed transaction, increased the reverse termination fee payable by Parent in certain circumstances from 5.0% of the equity value of the proposed transaction to 6.0% of the equity value of the proposed transaction, deleted the obligation of Civitas to reimburse certain expenses of Centerbridge if the transaction was not approved by its stockholders and in certain other circumstances, deleted the additional conditions to the merger that had previously been added by Centerbridge and provided for stronger obligations of Parent to seek to obtain antitrust approval, among other changes.

In the afternoon of December 13th, the Board held a special meeting by teleconference, with members of Civitas senior management and representatives of each of Barclays and Kirkland present. At the meeting, the representatives of Barclays provided updates on recent discussions with each of the three active bidders, including the feedback provided by Party A on December 11th and that they had not had any recent contact with Party H, and discussed the possibility of some or all of the active bidders not submitting a definitive proposal. The representatives of Kirkland provided an update on the discussions of the proposed merger agreement with counsel to each of the three active bidders, including the most recent draft of the merger agreement that had been received from Goodwin, on behalf of Centerbridge, focusing on deal conditionality and the proposed terms of the deal protections allowing the Board to hear and respond to alternative acquisition proposals. Following discussion, including discussion of several scenarios, the Board determined not to change the deadline for the submission of definitive proposals and authorized Kirkland to provide a revised draft merger agreement to Goodwin providing compromises on several of the remaining open items in the merger agreement with Centerbridge, which revised draft was sent overnight that evening.

After the stock market closed that afternoon, Civitas announced its earnings for the previous quarter and filed its Annual Report on Form 10-K.

On December 14, 2018, representatives of Party H contacted representatives of Barclays and informed them that Party H was not prepared to make a definitive proposal to acquire Civitas but was interested in a structured investment for a portion of the equity of Civitas, and representatives of Party A contacted representatives of Barclays and informed them that, while specifically noting that Party A would have been able to finance an acquisition of Civitas, Party A was not prepared to make a definitive proposal to acquire the Company, primarily based on its future capital requirements, lower opportunities for a high rate of return and lack of fit within its asset portfolio. Later that day, Centerbridge submitted a definitive proposal to acquire the Company at $17.00 per share and on the terms of the form of merger agreement provided by Goodwin, on behalf of Centerbridge, to Kirkland, on behalf of Civitas, on December 13th. Centerbridge explained in its proposal that the reduction of its proposed purchase price from its initial indication of interest was due to findings from its due diligence review of the Company that suggested that the Company would have less earnings and a slower pace of growth than were initially expected and the Company required additional investments in both employee compensation to keep Civitas competitive in the current hiring market due to previous under-compensation and IT systems, each beyond what was initially expected. Centerbridge also provided debt financing commitment papers and drafts of an equity commitment letter and guarantee providing in the aggregate full financing for the proposed acquisition. Centerbridge’s proposal also indicated that it had completed its due diligence, was prepared to execute definitive agreements for the transaction by the following day and its proposal would expire unless Civitas had agreed by December 16, 2018 to proceed with Centerbridge on the basis of the terms provided.

Later that day, the Board held a special meeting by teleconference, with members of Civitas senior management and representatives of each of Barclays and Kirkland present. At the meeting, the representatives of Barclays provided updates on recent discussions with each of the three bidders, including the proposal made by Centerbridge and the feedback provided by each of Party A and Party H. The representatives of Kirkland provided an update on the ongoing discussions of the terms of the proposed merger agreement with Goodwin referred to above and open issues related to the agreement, focusing on deal conditionality and the proposed terms of the deal protections allowing the Board to hear and respond to alternative acquisition proposals. The Board and its advisors discussed alternatives available to the Board based on the definitive proposal received and the feedback provided by each of Party A and Party H. In particular, the Board discussed moving forward with the proposal from Centerbridge (including further negotiation of the agreement, noting that no final decision was being made), rejecting the proposal, responding to Centerbridge with different deal terms, delaying or terminating the process to evaluate opportunities for a potential sale of the Company (and continuing to operate the Company on a standalone basis) or pursuing other business combination transactions. They also discussed the best price they thought they could obtain from Centerbridge following further discussions and risks and opportunities to operating the Company on a standalone basis (and the resulting stockholder value creation that could be obtained) and the timeline for completing a transaction. Following discussion, the Board directed Barclays to respond to Centerbridge with a price of $18.50 per share and on mutually acceptable terms of a merger agreement, with minor flexibility on price and confirmation that Vestar would be prepared to accept that price. The Board also decided to schedule discussions as needed for further updates during the balance of the ensuing weekend.

Later that evening and the following morning, Vestar considered the proposed transaction and informed the Board that it believed that the likely price per share to be obtained through further negotiations with Centerbridge would be below the minimum price it would be willing to take or would support and that it wanted to consider other alternatives before responding to Centerbridge. On the morning of December 15, 2018, the independent directors of the Board held a special meeting by teleconference, with representatives of each of Barclays and Kirkland present, to discuss how to respond based on the feedback provided by Vestar and alternatives available to the Board. After discussion, the independent directors determined to contact Vestar and obtain a price at which Vestar would be prepared to support a proposal from Centerbridge and respond to Centerbridge with that price. Following separate discussion with Vestar, Vestar said it would be willing to support a price of $18.50 per share of Civitas common stock.

That afternoon, Barclays contacted Centerbridge and informed them that the Board would approve of the acquisition of Civitas at a price of $18.50 per share of Civitas common stock and on mutually acceptable terms of a merger agreement. Several discussions ensued thereafter that afternoon. In particular, Centerbridge contacted Barclays and orally submitted a revised proposal to acquire Civitas at $17.50 per share and indicated that it was amenable to further compromise on the terms of the merger agreement Centerbridge had most recently submitted. Representatives of Barclays consulted with the presiding director and Vestar in response to that revised proposal and following discussion all parties determined that Barclays should respond to Centerbridge and ask for its “best and final” price, which they did. Thereafter, Centerbridge contacted Barclays and orally submitted a revised proposal to acquire Civitas at $17.75 per share, reiterated that it was amenable to further compromise on the terms of the merger agreement and noted that this was Centerbridge’s “best and final” offer.

Later that day, the Board held a special meeting by teleconference, with members of Civitas senior management and representatives of each of Barclays and Kirkland present. At the meeting, the representatives of Barclays provided updates on recent discussions with Centerbridge and its most recent definitive proposal. Following discussion, the Board inquired about whether Vestar would be prepared to support the proposed transaction at a price of $17.75 per share, and Vestar responded that they would accept the proposed transaction if the terms of the merger agreement and the voting agreement could be resolved in a manner acceptable to Civitas and Vestar. Following discussion, the Board authorized Barclays to respond to Centerbridge that they were prepared to further negotiate the merger agreement and the voting agreement on the basis of Centerbridge’s proposed price, which was communicated to Centerbridge that evening.

On December 16, 2018, Goodwin, on behalf of Centerbridge, provided a revised markup of the merger agreement and a draft of the voting agreement to Kirkland, on behalf of Civitas. The revised merger agreement reflected compromises on various terms; however, several issues remained unresolved. The draft voting agreement provided that Vestar would be required to vote 39% of the outstanding shares in favor of the merger if the Board changed its recommendation of the merger in compliance with the merger agreement. During the day on December 16th and continuing until December 18th, and culminating in the execution of the merger agreement, representatives of each of Kirkland and Goodwin, with participation from Centerbridge, Civitas senior management and Barclays, negotiated the merger agreement and other transaction documents and exchanged several drafts of the merger agreement, disclosure schedules and other transaction documents.

Later that day, the Board held a special meeting by teleconference, with members of Civitas senior management and representatives of each of Barclays and Kirkland present. At the meeting, the representatives of Kirkland provided an update on the negotiations of the merger agreement and other transaction documents with Goodwin and sought input from the Board on several of the open items. In particular, the Board and its advisors discussed various provisions of the deal protections in the merger agreement that allowed the Board to hear and respond to alternative acquisition proposals (including the amount of the termination fee), obligations of Parent regarding obtaining the financing for the transaction (including the amount of the reverse termination fee), the interim operating covenants restricting the operations of Civitas between the signing of the merger agreement and the closing of the merger, the treatment of certain equity awards and Centerbridge’s request that the voting agreement would survive certain changes of recommendation by the Board and still require Vestar to vote a portion of its shares in support of a transaction the Board did not support. The Board provided feedback on several of these open items, including authorizing Mr. Nardella to discuss Civitas’ requirements for the interim operating covenants and the effects of the proposed treatment of the equity awards, including any impact from other retention programs that Centerbridge may be considering proposing for employees, directly with Centerbridge. The Board authorized the Civitas senior management team and its advisors to continue to negotiate the merger agreement with Centerbridge and its advisors.

On December 17, 2018, representatives of each of Civitas, including Mr. Nardella and Ms. Martin, Centerbridge, Barclays, Kirkland and Goodwin had a series of negotiations calls on the remaining open issues in the merger agreement and finalized all material open issues within the guidance provided by the Board, in particular that the voting agreement would not survive a change of recommendation by the Board as permitted under the merger agreement, Centerbridge would seek an extension of its debt commitment letters from four months to five months and the marketing period for Centerbridge’s financing would not be required to start before January 31, 2019. Centerbridge and Civitas also finalized acceptable standards for the interim operating covenants. In addition, the trading in the stock markets in general and Civitas common stock continued to be very volatile during the day. Centerbridge requested that all parties finalize the merger agreement and the other transaction documents for approval and execution that evening.

That afternoon, the Board held a special meeting by teleconference, with members of Civitas senior management and representatives of each of Barclays and Kirkland present. At the meeting, the representatives of each of Barclays and Kirkland provided an update on the negotiations of the merger agreement and other transaction documents with Centerbridge, focusing on the items that were finalized during the day and noting that Centerbridge was still seeking to finalize the merger agreement and the other transaction documents for approval and execution that evening. The representatives of Barclays made a presentation of financial information related to Civitas and financial analyses of a sale of Civitas at $17.75 per share. The Board also discussed updated disclosures by Barclays of relationships it had with each of Civitas, Centerbridge and Vestar, noting that the relationships did not present a conflict of interest. Following discussion, the Board agreed to reconvene later that evening.

That evening, the Board held a special meeting by teleconference, with members of Civitas senior management and representatives of each of Barclays and Kirkland present. At the meeting, the representatives of each of Barclays and Kirkland provided an update on the negotiations of the merger agreement and other transaction documents with Centerbridge, noting the remaining unresolved items, including that Centerbridge had not yet secured a five-month term to its debt commitment letters. The representatives of Kirkland made a presentation about the fiduciary duties of the Board in connection with evaluating opportunities for a potential sale of the Company and the terms of the merger agreement and other transaction documents. Following discussion, the Board determined that it should continue to seek to require at least a five-month term to Centerbridge’s debt commitment letters to provide adequate leeway on time for the merger to close and otherwise seek to finalize the merger agreement as soon as practicable. The Board scheduled a board meeting for the following day to consider final approval of the proposed transaction.

During the balance of the evening and the following morning, the parties finalized the negotiation of the merger agreement and other transaction documents. In particular, Centerbridge informed Barclays that it had been able to obtain a five-month term to its debt commitment letters. The parties also finalized compromises on the treatment of the equity awards, which treatment was then memorialized in the merger agreement.

On December 18, 2018, the Board held a special meeting by teleconference, with members of Civitas senior management and representatives of each of Barclays and Kirkland present. At the meeting, the representatives of each of Barclays and Kirkland provided an update on the negotiations of the merger agreement and other transaction documents with Centerbridge, including that Centerbridge had been able to obtain a five-month term to its debt commitment letters. The representatives of Barclays made a presentation of financial analyses of the proposed transaction and delivered the oral opinion of Barclays (subsequently confirmed by a written opinion) to the effect that, as of December 18, 2018 and based upon and subject to the various qualifications, limitations and assumptions set forth therein, the consideration to be offered to the holders of shares of Civitas common stock (other than owned company shares) in the merger was fair from a financial point of view to such holders. See “—Opinion of the Company’s Financial Advisor” beginning on page 47 for additional information related to the opinion of Barclays. The Board and its advisors also discussed the principal reasons for the merger, referring in part to prior discussions of these topics at prior meetings. The Board and its advisors discussed the Company’s prospects, risks and uncertainties as a standalone company, that Centerbridge’s proposal was its “best and final” offer and was supported by the Company’s largest stockholder and the absence of any alternative transactions that were known to the Board or its advisors that would be reasonably likely to result in a value to Civitas stockholders in excess of the merger consideration (including as a result of the process conducted by the Board and following the Reuters news story on October 5th). Following discussion, the Board unanimously approved the merger agreement and recommended that the Civitas stockholders adopt the merger agreement. See “—Reasons for the Merger” and “—Recommendation of the Civitas Board of Directors” below for additional information related to the factors considered by the Board in approving the merger and the other transactions contemplated by the merger agreement and recommending that Civitas stockholders vote “FOR” the proposal to adopt the merger agreement.

Later that day, the parties to the merger agreement and the other agreements related to the merger entered into the merger agreement and such other agreements and issued a press release announcing the execution of the merger agreement and the merger.

Recommendation of the Civitas Board of Directors

At a meeting of the Board on December 18, 2018, the Board unanimously (i) determined that it is in the best interests of Civitas and its stockholders to enter into the merger agreement providing for the merger and to consummate the Transactions and determined these matters to be advisable; (ii) approved the execution and delivery of the merger agreement by Civitas, the performance by Civitas of its covenants and other obligations thereunder and the consummation of the Transactions upon the terms and subject to the conditions set forth therein; (iii) directed that the merger agreement be submitted to the Civitas stockholders for adoption; and (iv) resolved to recommend that the Civitas stockholders adopt the merger agreement in accordance with Delaware law.

Accordingly, the Board recommends that Civitas stockholders vote “FOR” the proposal to adopt the merger agreement (Proposal 1).

See “—Reasons for the Merger” below for additional information related to the factors considered by the Board in approving the merger and the other transactions contemplated by the merger agreement and recommending that Civitas stockholders vote “FOR” the proposal to adopt the merger agreement.

Reasons for the Merger

In evaluating the merger agreement and the transactions contemplated thereby, including the merger, and recommending that the Civitas stockholders adopt the merger agreement, the Board consulted with Civitas’

senior management team, financial advisor and legal counsel and considered a number of factors, including the following factors:

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Cash Merger Consideration; Certainty of Value. The Board considered that all of the outstanding shares of Civitas common stock (other than owned company shares and dissenting company shares) would be converted into the cash merger consideration in the merger. The Board considered that the all-cash merger consideration provides certainty of value, immediate value and liquidity to Civitas stockholders while effectively eliminating the long-term business and execution risk of continuing to operate the Company on a standalone basis and the uncertainty of trading prices of the Civitas common stock for Civitas stockholders.

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Business, Financial Condition and Prospects of Civitas. The Board considered its knowledge of and familiarity with the Company’s business, financial condition and results of operations, as well as its financial plan and prospects if it were to remain a standalone company, and other alternatives available to Civitas. The Board considered the risks and uncertainties associated with achieving and executing upon the Company’s financial plan. The Board considered that the holders of Civitas common stock would continue to be subject to the risks and uncertainties of the Company’s financial plan and prospects unless the Civitas common stock was acquired for cash. These risks and uncertainties included risks and uncertainties relating to reductions or changes to Medicaid or governmental spending, the impact of labor cost pressures and the need for officer and employee retention and further investment in IT systems, the Company’s ability to successfully identify, invest in and grow new programs, the Company’s ability to continue to identify, finance, integrate and complete acquisitions and the difficulty in forecasting future growth and operations, particularly in light of significant macroeconomic risks, as well as the other risks and uncertainties discussed in the Company’s filings with the SEC.

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Available Alternatives; Results of Process Conducted; Best Alternative for Maximizing Stockholder Value. The Board considered possible alternatives to a sale of the Company and whether any of them were more attractive to Civitas stockholders than the merger. Those matters considered included:

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Results of Process Conducted. The Board considered the results of the process that it had conducted, with the assistance of the Civitas senior management team and advisors, to evaluate opportunities for a potential sale of the Company and the fact that neither any of the other parties with whom Civitas or its advisors had communications about a potential acquisition of the Company nor any other party that would have become aware of the evaluation of such opportunities following the Reuters news story on October 5th determined to make an offer to acquire the Company. The Board noted that the Company and its advisors had contacted or held formal or informal discussions with at least 19 potential acquirors, including strategic acquirors and financial sponsors, who were believed to be the most likely parties to pursue a potential acquisition of the Company, had signed confidentiality agreements with, made confidential due diligence information available to and made management presentations to seven active bidders, had received indications of interest from three active bidders and received a definitive proposal only from Centerbridge.

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Negotiations with Centerbridge; “Best and Final” Offer. The Board considered that it had held arm’s-length negotiations with Centerbridge and had been able to obtain two additional price increases since Centerbridge had made its initial definitive proposal to acquire the Company, and Centerbridge had said that its most recent proposal was its “best and final” offer.

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Risk of Loss of Opportunity. The Board also considered the risk that prolonging the process for evaluating alternatives available to the Company in an effort to obtain additional proposals at higher prices prior to executing a definitive merger agreement could have resulted in the loss of the opportunity to successfully consummate the merger and was unlikely to yield a proposal that would be a material improvement to Centerbridge’s proposal.

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Ability of the Civitas Board of Directors to Respond to Alternative Acquisition Proposals. The Board also considered the ability of other potential acquirors to make, and the likelihood that other potential acquirors would make, a proposal to acquire the Civitas common stock at a higher price per share than the merger consideration and the Board’s ability to hear and respond to alternative proposals.

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Highest Price Per Share Reasonably Attainable. Based on the results of the process conducted and prior processes to evaluate a potential sale of the Company and its historical operating and financial performance and future prospects, the Board believed that the merger consideration represented the highest price per share of Civitas common stock that was reasonably attainable.

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Merger Consideration; Historical Trading Prices; Limited Liquidity in Trading. With assistance from Barclays, the Board reviewed the historical market prices, volatility and trading information with respect to the Civitas common stock, including the fact that the merger consideration of $17.75 per share of Civitas common stock represented a premium of 18.6% over the $14.96 closing price per share of Civitas common stock on the NYSE on December 17, 2018, the trading day prior to the date of the execution of the merger agreement, a premium of 21.2% over the $14.65 closing price per share of Civitas common stock on the NYSE on October 4, 2018, the trading day prior to the Reuters news story on October 5, 2018, and a premium of 27.8% over the volume weighted average price per share of Civitas common stock on the NYSE during the 30-day period ended on December 17, 2018, the trading day prior to the date of the execution of the merger agreement. The Board also considered the fact that, given the significant ownership by Vestar, shares of the Civitas common stock on the NYSE are generally lightly traded, and as a result there is less liquidity in the market for the Company’s stockholders. As a result, if Civitas were to remain a standalone company and trading prices of the Civitas common stock were to significantly increase from current trading prices, the Board did not expect that stockholders would be able to sell their shares in significant volume at the then-existing market prices unless there had been a significant increase in trading volumes of the shares. However, the merger consideration would be payable in cash at closing to all stockholders without any potentially negative effect of lower liquidity in the trading of the shares of Civitas common stock.

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Fairness Opinion of Barclays. The Board considered the financial analyses and the oral opinion of Barclays (subsequently confirmed by a written opinion) to the effect that, as of December 18, 2018 and based upon and subject to the various qualifications, limitations and assumptions set forth therein, the consideration to be offered to the holders of shares of Civitas common stock (other than owned company shares) in the merger was fair from a financial point of view to such holders. The full text of the written opinion of Barclays, dated December 18, 2018, which sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. Barclays provided its opinion for the information and assistance of the Board in connection with its consideration of the merger and its opinion does not constitute a recommendation to any stockholder of Civitas as to how such stockholder should vote with respect to the merger or any other matter. For additional information related to the opinion of Barclays, see “—Opinion of the Company’s Financial Advisor” below.

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Terms of the Merger Agreement. The Board reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated thereby, including the merger, which included the respective representations, warranties, covenants, conditions and termination rights of the parties. Those matters considered included:

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Nature of the Negotiations; Terms of the Merger Agreement as a Whole. The Board considered the fact that the merger agreement was negotiated in the context of a competitive process, at arm’s length between Civitas and Centerbridge, with the assistance of their respective legal and financial advisors. The Board considered that, in its view, the material terms of the merger agreement, taken as a whole, were as favorable as those found in comparable acquisition transactions.

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Conditions to the Consummation of the Merger; Likelihood of Closing. The Board considered the reasonable likelihood of the consummation of the merger in light of the conditions in the merger agreement to the obligations of Parent to close the merger, the absence of significant required regulatory approvals (other than antitrust approvals) and the likelihood that required approvals would be received.

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Absence of Any Financing Condition; Reverse Termination Fee. The Board considered that Parent’s obligations pursuant to the merger agreement, including with respect to the closing of the merger, are not subject to any financing condition and that Parent would make representations and warranties in the merger agreement about the financing commitments it had received to have funds available to consummate the merger and the other transactions contemplated by the merger agreement. As noted below, the Board also noted that in certain circumstances in which the merger is not consummated, including as a result of the failure of Parent to obtain its financing for the merger and the other transactions contemplated by the merger agreement, Parent would be required to pay Civitas a reverse termination fee of $40 million.

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Ability to Respond to Certain Unsolicited Takeover Proposals. The Board considered the provisions in the merger agreement that provide for the ability of the Board under certain limited circumstances to engage in discussions or negotiations with, furnish non-public information relating to, or afford access to the business, properties, assets, books, records or other non-public information or to any personnel, of the Company to any person that has made a bona fide written acquisition proposal that the Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes or would reasonably be expected to lead to a superior proposal and the failure to do so would be inconsistent with its fiduciary duties under applicable law.

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Ability to Change Board Recommendation. The Board considered the provisions in the merger agreement that provide for the ability of the Board under certain limited circumstances to withhold, withdraw, qualify, amend or modify in a manner adverse to Centerbridge, or resolve or publicly propose to withhold, withdraw, qualify, amend or modify in a manner adverse to Centerbridge, the Board’ recommendation to the Civitas stockholders that they adopt the merger agreement, adopt, approve, endorse or recommend a superior proposal, or take other related actions, if certain conditions are satisfied, including that the Board shall have determined in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable law.

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Ability to Terminate Merger Agreement to Accept a Superior Proposal. The Board considered the provisions in the merger agreement that provide for the ability of the Board to terminate the merger agreement upon a change of its recommendation to the Civitas stockholders in the manner described in the immediately preceding bullet point in order to enter into a definitive agreement with respect to a superior proposal, if, substantially concurrently with such termination, Civitas pays to Parent the termination fee described in the immediately following bullet point.

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Termination Fee. The Board considered that, in its view, the $20 million termination fee that could become payable pursuant to the merger agreement was comparable to termination fees in transactions of a similar size, was reasonable, and neither the termination fee nor the other provisions of the merger agreement regarding alternative proposals would likely deter any interested potential acquirors from making a competing alternative proposal. The Board considered that the termination fee would not likely be required to be paid unless the Board entered into or intended to enter into an agreement providing for a transaction that would be more favorable to the Civitas stockholders than the transactions contemplated by the merger agreement.

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Voting Agreement. The Board considered that Vestar was willing to enter into the voting agreement, which evidenced that the Company’s largest stockholder supported the merger and increased the likelihood of the consummation of the merger. The Board also considered that the terms of the voting agreement would still permit the Board to change its recommendation to the Civitas stockholders that they adopt the merger agreement in certain circumstances without requiring Vestar to continue to support the merger thereafter.

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Appraisal Rights. The Board considered the availability of appraisal rights with respect to the merger for Civitas stockholders who properly exercise their rights under Delaware law, which would give any such stockholders the ability to seek and be paid a judicially determined appraisal of the “fair value” of their shares of Civitas common stock at the completion of the merger.

The Board also considered a number of uncertainties and risks in their deliberations concerning the transactions contemplated by the merger agreement, including the merger, including the following:

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Cash Consideration; Loss of Future Value Creation. The Board considered the fact that, subsequent to completion of the merger, Civitas will no longer exist as an independent public company and that the nature of the transaction as a cash transaction would prevent the Civitas stockholders from being able to participate in any value creation that Civitas could generate going forward.

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Termination Fee; Limitation of Soliciting Alternative Proposals. The Board considered the restrictions that the merger agreement imposes on actively soliciting alternative proposals, and the insistence of Centerbridge as a condition to its willingness to enter into the merger agreement that Civitas would be obligated to pay a termination fee of $20 million under certain circumstances, and the potential effect of such termination fee in deterring other potential acquirors from proposing alternative transactions.

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Failure to Close; Closing Conditions. The Board considered that the conditions to Parent’s obligation to close the merger would be subject to conditions, including receipt of stockholder approval and other regulatory approval, the absence of a material adverse effect, compliance by Civitas with covenants in the merger agreement in all material respects and the absence of inaccuracies in its representations and warranties in the merger agreement beyond negotiated standards of materiality, and the possibility that such conditions may not be satisfied, including as a result of events outside of the Company’s control. The Board considered the fact that, if the merger is not consummated, the Company’s directors, officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction, and Civitas will have incurred significant transaction costs, attempting to consummate the transaction. The Board also considered the fact that, if the merger is not completed, the Company’s continuing business could potentially have been harmed by the pendency of the merger, the market’s perception of the Company could result in a loss of employees and the trading price of Civitas common stock could be adversely affected. The Board considered that, in that event, it would be unlikely that any of the other active bidders who indicated an interest in acquiring the Company would continue to be willing to acquire the Civitas common stock on terms as favorable as the terms on which Centerbridge was prepared to acquire the Company or at all.

•

Financing Failure. The Board considered the risk that the proposed merger might not be completed due to failure of Parent to obtain the required financing for the transaction. In that case, even if Parent pays the $40 million reverse termination fee and certain collection costs payable under certain circumstances, Civitas may be damaged by more than the amount it is entitled to receive from Parent.

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Nature of Parent and Merger Sub. The Board considered the fact that Parent and Merger Sub are newly formed corporations formed by Centerbridge solely for the merger, with no assets other than the merger agreement, the equity commitment letter, the guarantee and the debt commitment letter, and that under certain circumstances the Company’s monetary remedy in the event of breach of the merger agreement by Parent or Merger Sub may be limited to receipt of the reverse termination fee from Parent of $40 million and certain collection costs, or the Company may not be entitled to any reverse termination fee or monetary remedy at all.

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Pre-Closing Covenants. The Board considered that, under the terms of the merger agreement, Civitas agreed that it will seek to carry on its business in the ordinary course of business consistent with past practice and, subject to specified exceptions, that Civitas will not take a number of actions related to the conduct of its business without the prior consent of Centerbridge. The Board further considered that these terms of the merger agreement may limit the ability of the Company to pursue business opportunities that it would otherwise pursue.

•

Public Announcement of the Merger. The Board considered the effect of a public announcement of the execution of the merger agreement and the merger, including effects on the Company’s operations, stock price and employees and the Company’s ability to attract and retain key management and personnel. The Board also considered the effect of these matters on Centerbridge and the risks that any adverse reaction to the transactions contemplated by the merger agreement could adversely affect Centerbridge’s willingness to consummate the transactions contemplated by the merger agreement.

•	Tax Treatment. The Board considered the fact that gains from this transaction would be taxable to the Civitas stockholders for U.S. federal income tax purposes.

The Board believed that, overall, the potential benefits of the merger to the Civitas stockholders outweighed the uncertainties and risks of the merger.

The foregoing discussion of information and factors considered by the Board is not intended to be exhaustive but includes the material factors considered by the Board. In light of the variety of factors considered in connection with its evaluation of the merger agreement and the merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Board based its recommendation on the totality of the information presented.

In considering the recommendation of the Board that the Civitas stockholders vote their shares of Civitas common stock to adopt the merger agreement, you should be aware that Civitas’ directors and executive officers may have interests in the merger that are different from, or in addition to, yours. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and in recommending that the Civitas stockholders vote their shares of Civitas common stock to adopt the merger agreement. For more information on these interests, see “—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 58.

Opinion of the Company’s Financial Advisor

Civitas engaged Barclays to act as its financial advisor with respect to pursuing strategic alternatives for Civitas, including a possible sale of Civitas. On December 18, 2018, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the Board that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the merger consideration to be offered to the stockholders of Civitas (other than holders of Owned Company Shares (as defined in the merger agreement)) in the proposed transaction is fair, from a financial point of view, to such stockholders.

The full text of Barclays’ written opinion, dated as of December 18, 2018, is attached as Annex C to this proxy statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully and in its entirety. The following is a summary of Barclays’ opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

Barclays’ opinion, the issuance of which was approved by Barclays’ Valuation and Fairness Opinion Committee, is addressed to the Board, addresses only the fairness, from a financial point of view, of the merger consideration to be offered to the stockholders of Civitas (other than holders of Owned Company Shares) and does not constitute a recommendation to any stockholder of Civitas as to how such stockholder should vote with respect to the proposed transaction or any other matter. The terms of the proposed transaction were determined through arm’s-length negotiations between Civitas and Centerbridge and were unanimously approved by the Civitas Board. Barclays did not recommend any specific form of consideration to Civitas or that any specific form of consideration constituted the only appropriate consideration for the proposed transaction. Barclays was not requested to address, and its opinion does not in any manner address, Civitas’ underlying business decision to proceed with or effect the proposed transaction, the likelihood of the consummation of the proposed transaction, or the relative merits of the proposed transaction as compared to any other transaction in which Civitas might engage. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the proposed transaction, or any class of such persons, relative to the consideration to be offered to the stockholders of Civitas in the proposed transaction. No limitations were imposed by the Board upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.

In arriving at its opinion, Barclays, among other things:

•	reviewed and analyzed the merger agreement and the specific terms of the proposed transaction;

•

reviewed and analyzed publicly available information concerning Civitas that Barclays believed to be relevant to its analysis, including Civitas’ Annual Report on Form 10-K for the fiscal year ended September 30, 2018;

•

reviewed and analyzed financial and operating information with respect to the business, operations and prospects of Civitas furnished to Barclays by Civitas, including financial projections of Civitas prepared by management of Civitas (the “Management Projections”), as summarized in the section entitled “Certain Unaudited Prospective Financial Information—Hybrid Case Projections” beginning on page 57 (such Hybrid Case Projections are being referred to in this section and in the fairness opinion attached as Annex C to this proxy statement as the “Management Projections”);

•	reviewed and analyzed a trading history of the Civitas common stock from January 1, 2015 to December 17, 2018;

•	reviewed and analyzed a comparison of the financial terms of the proposed transaction with the financial terms of certain other transactions that Barclays deemed relevant;

•	reviewed and analyzed the results of Barclays’ efforts to solicit indications of interest from third parties authorized by the board of directors of Civitas with respect to a sale of Civitas;

•	reviewed and analyzed published estimates of independent research analysts with respect to the future financial performance of Civitas and stock price targets;

•	had discussions with the management of Civitas concerning its business, operations, assets, liabilities, financial condition and prospects; and

•	undertook such other studies, analyses and investigations as Barclays deemed appropriate.

In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information (and had not assumed responsibility or liability for any independent verification of such information). Barclays also relied upon the assurances of management of Civitas that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Management Projections, upon advice of Civitas, Barclays assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Civitas as to Civitas’ future financial performance and that Civitas would perform substantially in accordance with such projections. In arriving at its opinion, Barclays assumed no responsibility for and expressed no view as to any such projections or estimates or the assumptions on which they were based. In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of Civitas and did not make or obtain any evaluations or appraisals of the assets or liabilities of Civitas. Barclays’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, December 18, 2018. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after December 18, 2018.

Barclays assumed the accuracy of the representations and warranties contained in the merger agreement and all agreements related thereto. Barclays also assumed, upon the advice of Civitas, that all material governmental, regulatory and third party approvals, consents and releases for the proposed transaction would be obtained within the constraints contemplated by the merger agreement and that the proposed transaction would be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof. Barclays did not express any opinion as to any tax or other consequences that might result from the proposed transaction, nor did Barclays’ opinion address any legal, tax, regulatory or accounting matters, as to which Barclays understood that Civitas had obtained such advice as it deemed necessary from qualified professionals.

In connection with rendering its opinion, Barclays performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to the shares of Civitas common stock but rather made its determination as to fairness, from a financial point of view, to Civitas’ stockholders (other than holders of Owned Company Shares) of the Merger Consideration to be offered to such stockholders in the proposed transaction on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

Summary of Material Financial Analyses

The following is a summary of the material financial analyses used by Barclays in preparing its opinion to Civitas’ board of directors. The summary of Barclays’ analyses and reviews provided below is not a complete description of the analyses and reviews underlying Barclays’ opinion.

For the purposes of its analyses and reviews, Barclays made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Civitas or any other parties to the proposed transaction. No company, business or transaction considered in Barclays’ analyses and reviews is identical to Civitas or the proposed transaction, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition or transactions considered in Barclays’ analyses and reviews. None of Civitas, Centerbridge, Parent, Merger Sub, Barclays or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of companies, businesses or securities do not purport to be appraisals or reflect the prices at which the companies, businesses or securities may actually be sold. Accordingly, the estimates used in, and the results derived from, Barclays’ analyses and reviews are inherently subject to substantial uncertainty.

The summary of the financial analyses and reviews summarized below include information presented in tabular format. In order to fully understand the financial analyses and reviews used by Barclays, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Barclays’ analyses and reviews.

Discounted Cash Flow Analysis

In order to estimate the present value of Civitas common stock, Barclays performed a discounted cash flow analysis of Civitas. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

To calculate the estimated enterprise value of Civitas using the discounted cash flow method, Barclays added the present values of (i) Civitas’ projected after-tax unlevered free cash flows for fiscal years ending September 30, 2019 through September 30, 2023 based on the Management Projections and (ii) a range of estimated “terminal value” of Civitas as of September 30, 2023. The after-tax unlevered free cash flows were calculated by taking the tax-effected earnings before interest and tax expense, with such amount treating stock-based compensation as a cash expense, and adding back depreciation and amortization, subtracting capital expenditures and acquisition expenditures and adjusting for changes in working capital, in each case based on the Management Projections. The range of residual value of Civitas at the end of the forecast period, or “terminal value,” was estimated by applying perpetuity growth rates ranging from 2.00% to 2.50% to the estimated normalized unlevered free cash flow for Civitas for the fiscal year ending September 30, 2023, calculated based upon the Management Projections and assuming depreciation and amortization equaled capital expenditures and further assuming a full year of cash flow contribution from acquisitions projected to be completed in the fiscal year ending September 30, 2023. Barclays then applied a range of discount rates of 9.00% to 9.50% reflecting estimates of the cost of capital for Civitas that was derived by application of the Capital Asset Pricing Model. Barclays then calculated a range of implied prices per share of Civitas common stock by subtracting net debt as of September 30, 2018 from the estimated enterprise value using the discounted cash flow method and dividing the range of results of such subtraction by the fully diluted number of shares of Civitas common stock based on information provided by the management of Civitas. The following summarizes the result of these calculations:

Implied Equity Value Per Share Reference Range

$15.05 - $20.24

Barclays noted that on the basis of the discounted cash flow analysis, the transaction consideration of $17.75 per share was within the range of implied values per share calculated using Management Projections.

Selected Precedent Transaction Analysis

Barclays reviewed and compared the purchase prices and financial multiples (including ratios of enterprise value to earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the last twelve months (“LTM”) period (“EV to LTM EBITDA multiples”) for which financial information was publicly available at the time of announcement of the applicable transaction) paid in selected other transactions (based on data from public filings, Wall Street research, Mergermarket and FactSet) that Barclays, based on its experience with merger and acquisition transactions, deemed relevant. Barclays chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to Civitas with respect to the size, mix, margins and other characteristics of their businesses, including similarities with respect to applicable target companies experiencing challenging operating and / or reimbursement environments.

The selected precedent transactions were as follows:

Announce Date	Acquiror	Target	EV to LTM EBITDA Multiple
12/10/2018	PharMerica Corporation	BrightSpring Health Services	Not publicly disclosed

7/22/2018	Apollo Global Management LLC	LifePoint Health Inc.	7.3x

12/19/2017	TPG Capital; Welsh, Carson, Anderson & Stowe; and Humana Inc.	Kindred Healthcare, Inc.	8.5x

9/3/2015	Molina Healthcare, Inc.	Providence Human Services, LLC and Providence Community Services, LLC	9.8x

4/25/2013	Vibra Healthcare, LLC	14 facilities from Kindred Healthcare, Inc.	6.4x

9/7/2010	Onex Corporation	ResCare Inc.	6.0x

8/24/2010	Kindred Healthcare, Inc.	Vista Healthcare, LLC	6.7x

6/21/2010	Select Medical Holdings Corporation	Regency Hospital Company, L.L.C.	7.6x

11/3/2009	RehabCare Group, Inc.	Triumph HealthCare	6.2x

3/22/2006	Vestar Capital Partners	National Mentor Holdings, Inc.	8.5x

2/27/2003	National Mentor Holdings, Inc.	REM, Inc.	7.0x

The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of Civitas and the companies included in the selected precedent transaction analysis. Accordingly, Barclays believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the proposed transaction. Barclays therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the proposed transaction which would affect the acquisition values of the selected target companies and Civitas. Based upon these judgments, Barclays selected a range of 6.5x to 8.5x EV to LTM EBITDA multiples and applied such range to Civitas’ EBITDA, as adjusted to account for stock-based compensation and certain one-time costs, including those associated with program closures and mergers and acquisitions (the “Adjusted EBITDA”) as of September 30, 2018. Barclays then calculated a range of implied prices per share of Civitas common stock by subtracting the amount of Civitas’ net debt as of September 30, 2018 from the estimated enterprise value and dividing the range of results of such subtraction by the fully diluted number of shares of Civitas common stock based on information provided by the management of Civitas. The following summarizes the result of these calculations:

Selected EV to LTM EBITDA Multiples	Implied Equity Value Per Share Reference Range

6.5x - 8.5x	$11.38 - $20.56

Barclays noted that on the basis of the selected precedent transaction analysis, the transaction consideration of $17.75 per share was within the range of implied values per share calculated using Management Projections.

Other Factors

Barclays did not perform a comparable companies analysis because, based on its experience in the healthcare industry, Barclays did not believe there was any publicly traded company that was sufficiently comparable to Civitas with respect to its business, operations and prospects that would render a comparable companies analysis appropriate.

However, Barclays reviewed and considered other factors, which were not considered part of its financial analyses in connection with rendering its advice, but were references for informational purposes, including, among other things, the Illustrative Present Value of Future Stock Price Analysis, the Equity Research Target Prices Analysis, the Leveraged Acquisition Analysis, the Historical Share Price Analysis, and certain Illustrative Sensitivity Analyses described below.

Illustrative Present Value of Future Stock Price Analysis

Barclays performed an illustrative analysis of the implied present value of an illustrative future value per share of Civitas common stock, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s financial projections and valuation multiples. Barclays first calculated the implied future enterprise values of Civitas for the fiscal year ending September 30, 2019 and each of the next three fiscal years by applying ratios of Civitas’ enterprise value to EBITDA for the next twelve months (“NTM”) period (“EV to NTM EBITDA multiples”) ranging from 6.5x to 7.5x to NTM EBITDA estimates for Civitas as reflected in the Management Projections for each of the fiscal years ending September 30, 2019, 2020, 2021 and 2022, respectively. The illustrative EV to NTM EBITDA multiple estimates were derived by Barclays utilizing its professional judgment and experience, taking into account current and historical trading data and the EV to NTM EBITDA multiple for Civitas as of December 17, 2018. Barclays then calculated a range of implied prices per share of Civitas common stock by (i) subtracting the projected amount of Civitas’ net debt as of each respective fiscal year end, as reflected in the Management Projections and (ii) dividing such amount by the estimated fully diluted number of shares of Civitas common stock derived from Management Projections.

Utilizing a discount rate of 14.5%, reflecting an estimate of the cost of equity for Civitas and derived by application of the Capital Asset Pricing Model, Barclays then derived a range of implied present values per share for Civitas by discounting to present value, the implied future values per share of Civitas as a stand-alone entity. The following table presents the results of the analysis of the implied present value of the illustrative future value per share of Civitas common stock.

Present Value of Illustrative Future Share Prices
Selected EV to NTM EBITDA multiples	September 30, 2019	September 30, 2020	September 30, 2021	September 30, 2022
7.5x NTM EBITDA	$19.63	$21.73	$23.90	$25.39
7.0x NTM EBITDA	17.21	19.35	21.55	23.10
6.5x NTM EBITDA	14.78	16.97	19.20	20.81

Equity Research Target Prices Analysis

Barclays considered publicly available one-year forward price targets for shares of Civitas common stock prepared and published by the four equity research firms that covered Civitas as of December 17, 2018. The price targets published by the equity research firms did not necessarily reflect current market trading prices for Civitas common stock. Barclays noted that the range of low to high one-year forward share price targets as of December 17, 2018 was $17.00 to $20.00 per share of Civitas common stock, with an average price target of $18.50 per share of Civitas common stock.

Leveraged Acquisition Analysis

Barclays performed a leveraged acquisition analysis in order to ascertain a price for Civitas common stock which might be achieved in a leveraged buyout transaction with a financial buyer using a debt capital structure consistent with the proposed transaction and based upon current market conditions. Barclays assumed the following in its analysis: (i) a debt capital structure of Civitas comprised of pro forma leverage of total debt to Adjusted EBITDA of 5.5x, (ii) an equity investment that would achieve an internal rate of return of 20% on equity invested during a five-year period, and (iii) a projected Adjusted EBITDA terminal value multiple of 7.0x to 8.0x for such period. Based upon these assumptions and the Management Projections, Barclays calculated a range of implied prices per share of Civitas common stock of $17.50 to $20.50.

Historical Share Price Analysis

To illustrate the trend in the historical trading prices of Civitas common stock, Barclays considered historical data with regard to the trading prices of Civitas common stock for the period from December 18, 2017 to December 17, 2018. Barclays noted that during that period, the closing price of Civitas common stock ranged from $11.15 to $18.35. In addition, Barclays noted that the volume-weighted average price per share of Civitas common stock during the 30 and 90 trading days ending December 17, 2018 were $13.88 and $14.62, respectively.

Illustrative Sensitivity Analyses

For illustrative purposes only, Barclays also performed certain sensitivity analyses described below, assuming for such purposes, with input from the management of Civitas, that organic revenue growth and EBITDA growth beginning in fiscal year 2020 were 50% less than the growth rates assumed in the Management Projections but projected future acquisition spending remained unchanged.

Using the same methodology and assumptions as described above in “—Discounted Cash Flow Analysis,” except adjusting the assumed organic revenue growth and EBITDA growth as set forth above, Barclays performed a sensitivity case discounted cash flow analysis and derived an illustrative range of implied present values per share of Civitas common stock of $9.93 to $14.34.

Using the same methodology and assumptions as described above in “—Other Factors—Illustrative Present Value of Future Stock Price Analysis,” except adjusting the assumed organic revenue growth and EBITDA growth as set forth above, Barclays performed a sensitivity case present value of future stock price analysis and derived an illustrative range of implied present values per share of Civitas common stock of $14.04 to $21.31.

Using the same methodology and assumptions as described above in “—Other Factors—Leveraged Acquisition Analysis,” except adjusting the assumed organic revenue growth and EBITDA growth as set forth above, Barclays performed a sensitivity case leveraged acquisition analysis and derived an illustrative range of implied values per share of Civitas common stock of $14.75 to $17.50.

General

Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Civitas’ board of directors selected Barclays because of its familiarity with Civitas and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the proposed transaction.

Barclays is acting as financial advisor to Civitas in connection with the proposed transaction pursuant to an engagement letter dated October 3, 2018. As compensation for its services in connection with the proposed transaction, Civitas paid Barclays a fee of $1.5 million upon the delivery of Barclays’ opinion, which is referred to as the “Opinion Fee”, and the execution of the merger agreement. The Opinion Fee was not contingent upon the conclusion of Barclays’ opinion or the consummation of the proposed transaction. Additional compensation of approximately $13.1 million will be payable on completion of the proposed transaction. In addition, Civitas has agreed to reimburse Barclays for a portion of its reasonable out-of-pocket expenses incurred in connection with the proposed transaction and to indemnify Barclays for certain liabilities that may arise out of its engagement by Civitas and the rendering of Barclays’ opinion. Barclays and its affiliates have performed various investment banking services for Civitas in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, Barclays acted as sole arranger in connection with the repricing of Civitas’ term loan and incremental upsizing of Civitas’ term loan. During the two-year period ended December 18, 2018, Barclays has received compensation for investment banking services provided by its investment banking division to Civitas of approximately $1.2 million.

In addition, Barclays and its affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to Vestar Capital Partners, Inc. (“Vestar”), a majority stockholder of Civitas, and certain of its affiliates and portfolio companies, and have received or in the future may receive customary fees for rendering such services. Specifically, in the past two years, Barclays and its affiliates (i) acted as financial advisor to Vestar and certain of its portfolio companies and affiliates in connection with certain mergers and acquisition transactions; (ii) acted as arranger, bookrunner and/or lender for Vestar and certain of its portfolio companies, including Civitas, and affiliates in connection with the financing for various acquisition transactions; and (iii) acted as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaking by Vestar and certain of its portfolio companies, including Civitas, and affiliates. During the two-year period ended December 18, 2018, Barclays has received compensation for investment banking services provided by its investment banking division to Vestar and certain of its affiliates and portfolio companies of approximately $6.2 million.

In addition, Barclays and its affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to Centerbridge and certain of its affiliates and portfolio companies, and have received or in the future may receive customary fees for rendering such services. Specifically, in the past two years, Barclays and its affiliates (i) acted as financial advisor to Centerbridge and certain of its portfolio companies and affiliates in connection with certain mergers and acquisition transactions; (ii) acted as arranger, bookrunner and/or lender for Centerbridge and certain of its portfolio companies in connection with the financing for various acquisition transactions; and (iii) acted as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaking by Centerbridge and certain of its affiliates and portfolio companies. During the two-year period ended December 18, 2018, Barclays has received compensation for investment banking services provided by its investment banking division to Centerbridge and certain of its affiliates and portfolio companies of approximately $34.4 million.

Barclays and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of their business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of Civitas, Vestar and Centerbridge and certain of the portfolio companies and/or affiliates of Vestar and Centerbridge for their own account and for the accounts of their customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

Certain Unaudited Prospective Financial Information

The Company does not, as a matter of course, generally publish detailed business plans and strategies or make external disclosures of its anticipated financial position or results of operations. However, in connection with the negotiation of the merger and the other transactions contemplated by the merger agreement and the Civitas board of directors’ evaluation of opportunities for a potential sale of the Company, the Company prepared certain non-public unaudited financial forecasts regarding the Company’s projected future operations for fiscal years ending September 30, 2019 through September 30, 2023. As described in greater detail below, the financial forecasts under the heading “—Base Case Projections” were furnished to active bidders that had executed confidentiality agreements (including Centerbridge) and the financial forecasts under the headings “—Base Case Projections” and “—Hybrid Case Projections” below were provided to the Board and Barclays for its use in connection with its financial analyses of the merger and opinion. We refer to these unaudited financial forecasts as the “Financial Projections.” A summary of the Financial Projections is included below.

While the Financial Projections were prepared in good faith, no assurance can be made regarding future events. The estimates and assumptions underlying the Financial Projections involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industries in which the Company operates, and the risk and uncertainties described under “Cautionary Statement Regarding Forward-Looking Statements,” all of which are difficult to predict and many of which are outside the control of the Company and, upon consummation of the merger, will be beyond the control of Parent and the Surviving Corporation. The Company’s stockholders are urged to review the Company’s SEC filings for a description of risk factors with respect to the Company’s business. There can be no assurance that the underlying assumptions will prove to be accurate or that the projected results will be realized, and actual results likely will differ, and may differ materially, from those reflected in the Financial Projections, whether or not the merger is completed. The inclusion in this proxy statement of the summary of the Financial Projections below should not be regarded as an indication that the Company, the Civitas boards of directors, Centerbridge or their respective financial advisors considered, or now considers, these forecasts to be a reliable predictor of future results.

The Financial Projections are based upon certain assumptions made by the Company’s management. Among other assumptions made, including those noted below, the Financial Projections assume that the Company would continue to operate as a standalone company and do not reflect any impact of the merger or the failure of the merger to occur.

The Financial Projections summarized below reflected the estimates and judgments available to the Company’s management at the time they were prepared. The Financial Projections do not take into account any updates for circumstances or events occurring after the date the Financial Projections were prepared. None of the Company, Centerbridge, Parent or Merger Sub or, after completion of the merger, the Surviving Corporation undertakes any obligation, except as required by law, to update or otherwise revise the Financial Projections to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions.

By including the summary of the Financial Projections below, neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the actual performance of the Company compared to the information contained in the Financial Projections. Further, the inclusion of the summary of the Financial Projections in this proxy statement does not constitute an admission or representation by the Company that this information is material.

The Financial Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained in its public filings with the SEC. The Civitas stockholders are cautioned not to place undue, if any, reliance on the Financial Projections.

All of the Financial Projections summarized below were prepared by and are the responsibility of the Company’s management. The Company’s auditor has neither examined, compiled nor performed any procedures with respect to the accompanying prospective financial information and, accordingly, the Company’s auditor does not express an opinion or any other form of assurance with respect thereto. The report of the Company’s auditor included in the Company’s SEC filing incorporated by reference in this proxy statement relates to the Company’s historical financial information. It does not extend to the prospective financial information and should not be read to do so.

The Financial Projections were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements or generally accepted accounting principles in the United States (“GAAP”).

The Financial Projections include certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA (in each case, as defined below). The Company’s management included forecasts of EBITDA and Adjusted EBITDA in the Financial Projections because the Company’s management believes such metrics provide useful information because they are commonly used by investors to assess financial performance and operating results of ongoing business operations, and because the Company’s management also believes that EBITDA and Adjusted EBITDA could be useful in evaluating the business, potential operating performance and cash flow of the Company. Management believes that Adjusted EBITDA is important because it provides a more transparent view of the Company’s underlying performance and operating trends. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as presented in this proxy statement may not be comparable to similarly titled amounts used by the Company or other companies. The footnotes to the tables below provide certain supplemental information with respect to the calculation of non-GAAP financial measures.

The summary of the Financial Projections below is not included in this proxy statement to induce any stockholder to vote in favor of the adoption of the merger agreement, including whether or not to seek appraisal rights with respect to shares of Civitas common stock held by any stockholder, or any other proposals to be voted on at the special meeting, but rather the summary of the Financial Projections below is included because the Financial Projections were made available to the Civitas board of directors and Barclays.

Base Case Projections

The Financial Projections set forth under this heading (the “Base Case Projections”) were provided to the Civitas board of directors on September 27, 2018 for discussion at the meeting of the Civitas board of directors on October 1, 2018, at which meeting the Board approved the use of them at upcoming management presentations with the potential acquirors, as described in “—Background of the Merger” beginning on page 31.

The Base Case Projections assume (1) acquisition spend of $60 million annually; (2) modest improvement in labor costs in the Company’s CSS, CFS and SRS Operating Groups; and (3) modest improvement in general and administrative costs in the Company’s ADH Operating Group and corporate. The Financial Projections also included revenue (if applicable) and EBITDA of four separate strategic initiatives that the Company had reviewed and was in various stages of developing and implementing. These initiatives included (1) streamlining the Company’s procurement methods and systems to better leverage its purchasing power (the “Procurement Proposal”), (2) offering pharmaceutical services to individuals that the Company supports (the “Pharmacy Proposal”); (3) creating greater efficiencies with the Company’s billing systems; and (4) accelerating new start programs in the Company’s adult day health operating group. All of these initiatives had been considered in fiscal year 2018 or prior and were in various stages of review and implementation.

The following table sets forth a summary of the Base Case Projections:

	Fiscal Year Ending September 30,
($ in millions)	2019	2020	2021	2022	2023
Net Revenue	$1,745	$1,903	$2,073	$2,228	$2,391
EBITDA (1)	177	201	229	261	294
Adjusted EBITDA (2)	187	210	238	271	304
Free Cash Flow (3)	62	81	98	118	137

(1)

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity.

(2)

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as a measure of discretionary cash available to the Company to invest in the growth of the business. Adjusted EBITDA is EBITDA, plus non-recurring costs and other expenses incurred, including stock-based compensation, that are not reflective of the Company’s continuing operating performance.

(3)

Free Cash Flow is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Free Cash Flow, as presented above, is cash flow from operations minus capital expenditures.

Reconciliations of non-GAAP financial measures used in the Financial Projections to the most directly comparable GAAP measures are provided below:

	Fiscal Year Ending September 30,
($ in millions)	2019	2020	2021	2022	2023
Net Income	$33	$47	$67	$86	$107
Income Taxes	13	20	28	36	45
Interest Expense	39	39	37	36	35
Depreciation & Amortization	92	95	97	103	106

EBITDA	$177	$201	$229	$261	$294

	Fiscal Year Ending September 30,
($ in millions)	2019	2020	2021	2022	2023
Cash flow from Operations	$118	$141	$162	$187	$211
Capital Expenditures	56	61	64	69	74

Free Cash Flow	$62	$81	$98	$118	$137

Hybrid Case Projections

At a meeting on December 7, 2018, the Board again reviewed the Company’s Financial Projections in light of the Company’s actual results for fiscal year 2018 and also again reviewed the status of each strategic initiative the Company was exploring and had included in its Financial Projections. Given that each of the strategic initiatives were at various stages of review and implementation, management recommended that the Board consider a “hybrid” view of the Financial Projections, as described in “—Background of the Merger” beginning on page 31. They are the Financial Projections under this heading below (the “Hybrid Case Projections”). Because the Procurement Proposal and Pharmacy Proposal had been progressing in terms of development of a business plan and implementation timeline, and because the other initiatives had not progressed while the Company was in its sale process, management recommended a hybrid view that included revenues from the Pharmacy Proposal but delayed any receipt of revenue in respect of such proposal until fiscal year 2020. Similarly, the hybrid model did not include any savings from its Procurement Proposal until fiscal year 2020. The Hybrid Case Projection did not include any revenues or cost saving from the other two initiatives. The Hybrid Case Projections were provided to the Board and Barclays for its use in connection with its financial analyses of the merger and opinion but were not provided to the active bidders, who had been provided with the Base Case Projections and Civitas believed were making their own assumptions about the Company.

The following table sets forth a summary of the Hybrid Case Projections:

	Fiscal Year Ending September 30,
($ in millions)	2019	2020	2021	2022	2023
Net Revenue	$1,736	$1,859	$2,029	$2,209	$2,370
EBITDA	174	193	221	253	285
Adjusted EBITDA	185	203	230	263	295
Free Cash Flow	65	81	95	115	134

For a description of non-GAAP financial measures, see the footnotes to the table of projections set forth under “—Base Case Projections.”

Reconciliations of non-GAAP financial measures used in the Financial Projections to the most directly comparable GAAP measures are provided below:

	Fiscal Year Ending September 30,
($ in millions)	2019	2020	2021	2022	2023
Net Income	$31	$42	$61	$81	$101
Income Taxes	12	17	25	34	42
Interest Expense	39	39	37	36	35
Depreciation & Amortization	92	95	97	103	106

EBITDA	$174	$193	$221	$253	$285

	Fiscal Year Ending September 30,
($ in millions)	2019	2020	2021	2022	2023
Cash flow from Operations	$117	$137	$157	$181	$205
Capital Expenditures	53	56	61	66	72

Free Cash Flow	$65	$81	$95	$115	$134

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of the Board with respect to the merger agreement and the merger, you should be aware that the Company’s executive officers and directors have economic interests in the merger that are different from, or in addition to, those of Civitas stockholders generally. These interests may create potential conflicts of interest. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger and in reaching its decision to determine that the merger and the other Transactions are fair to, and in the best interests of, the Company and its stockholders, approve and declare advisable the execution, delivery and performance of the merger agreement and consummation of the merger upon the terms and subject to the conditions contained in the merger agreement and recommend that the stockholders of the Company vote for a proposal to adopt the merger agreement, for an advisory and non-binding proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the merger and for a proposal to approve one or more adjournments of the special meeting of stockholders to solicit additional proxies, if necessary and to the extent permitted by the merger agreement. These material interests are summarized below.

•

the receipt of payments and benefits by executive officers under individual employment arrangements that were in place prior to the execution of the merger agreement upon certain types of terminations of employment that may occur in connection with the merger;

•

the accelerated vesting of certain Civitas equity awards, and the conversion of certain Civitas equity awards into cash awards upon the effective time consistent with the terms of the merger agreement; and

•	continued indemnification rights in favor of directors and officers of the Company.

Treatment of Shares of Civitas Common Stock and Outstanding Equity Awards

With respect to shares of Civitas common stock that the Company’s directors and executive officers beneficially own, the Company’s directors and executive officers will receive the same cash consideration per share of Civitas common stock on the same terms and conditions as the other Civitas stockholders.

Civitas equity awards outstanding immediately prior to the effective time will generally be subject to the following treatment in accordance with the merger agreement and as permitted under the Civitas 2014 Omnibus Incentive Plan (the “company equity plan”), unless otherwise agreed to by the parties:

•

Each Option whether vested or unvested, will be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to (1) $17.75 (less the exercise price per share attributable to such Option); multiplied by (2) the total number of shares of Civitas common stock issuable upon exercise in full of such Option. On December 7, 2018, as part of its routine annual compensation review cycle, the Board, at the recommendation of the Compensation Committee, made customary annual equity awards to employees of Options (the “Annual 2019 Option Awards”), TRSUs (the “Annual 2019 TRSUs”) and PSUs (the “Annual 2019 PSUs”). The consideration for Options other than the Annual 2019 Option Awards will be payable on the closing date and the consideration for the Annual 2019 Option Awards will vest and be payable at the same time as such Option would have vested pursuant to its terms, subject to the holder’s continued service with Parent or an affiliate of Parent (including the Surviving Corporation or its subsidiary) through the applicable vesting dates. Options with an exercise price per share greater than $17.75 will be cancelled without any cash payment.

•

Each TRSU, whether vested or unvested, will be cancelled and will become a right to receive an amount in cash, without interest, equal to (1) $17.75 multiplied by (2) the total number of shares of Civitas common stock subject to such TRSU. For each TRSU, other than Annual 2019 TRSUs, 50% of the consideration for such TRSU will be payable on the closing date and the remaining 50% will generally vest and be payable in accordance with the terms of the TRSU, subject to the holder’s continued service with Parent or an affiliate of Parent (including the Surviving Corporation or its subsidiary) through the applicable vesting dates (or, if earlier than the applicable vesting dates, the amounts will generally be paid in two equal installments on the first and second anniversaries of the closing date, subject to continued service). For each Annual 2019 TRSU, the consideration for such TRSU will, subject to the holder’s continued service with Parent or an affiliate of Parent (including the Surviving Corporation or its subsidiary) through the applicable vesting dates, vest and be payable in accordance with the terms of such TRSU, with no less than 50% vesting and payable on the first anniversary of the closing date and any remaining unvested portion vesting and payable on the second anniversary of the closing date.

•

(i) PSUs granted prior to December 8, 2017 that are outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled for no consideration, (ii) PSUs granted on December 8, 2017 or March 9, 2018 outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled and will become a right to receive an amount in cash, without interest, equal to (x) $17.75 multiplied by (y) the total number of shares of Civitas common stock subject to such PSU, with any performance-based vesting conditions deemed achieved based on actual performance during the applicable performance period, which shall be shortened to end on the date immediately prior to the closing date, and which amount will be paid on the closing date, and (iii) Annual 2019 PSUs outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled and will become a right to receive an amount in cash, without interest, equal to (x) $17.75 multiplied by (y) the total number of shares of Civitas common stock subject to such PSU, with any performance-based vesting conditions deemed achieved at target. The consideration in respect of Annual 2019 PSUs will be subject to the same payment terms, conditions and schedule as for the Annual 2019 TRSUs (as described in the immediately preceding paragraph).

Holders of Civitas equity awards at the effective time will cease to have any rights with respect to such awards other than the rights to receive the payments described above.

Summary of Estimated Equity Award Payments

The table below sets forth, for each of the Company’s executive officers and directors, (i) the number of outstanding unvested Company stock options with exercise prices in excess of the merger consideration, (ii) the number of TRSUs outstanding and (iii) the number of PSUs granted on or after December 8, 2017 outstanding, assuming performance conditions applicable to awards with open performance periods are satisfied at target performance, in each case, that was held by such executive officer and director as of January 17, 2019, the latest practicable date to determine such amounts before the filing of this proxy statement/prospectus. The table below does not attempt to forecast any grants, additional issuances, dividends or forfeitures of equity-based awards following the date of this proxy statement/prospectus. Depending on when the closing date occurs, certain equity-based awards shown in the table may vest in accordance with their terms.

The table below also sets forth the total amount, based on the number of equity-based awards determined as described above, per individual, payable in respect of such equity-based awards on the closing date, which we assume to be January 17, 2019 for these purposes, and assuming the employment of each executive officer is terminated without “cause” on such date, with such amounts calculated by multiplying the number of Company stock options by the excess of the merger consideration over the exercise price per share of Company common stock, and by multiplying the number of shares of TRSUs and PSUs by the merger consideration, or $17.75 per share.

Company executive officers also hold shares of Company common stock and vested stock options, which, in the case of such stock options provided they remain unexercised on the closing date, will be canceled in exchange for the excess, if any, of the merger consideration over the exercise price per share of Company common stock, as described above. The number and value of vested Company stock options and shares of Company common stock held by Company executive officers is not included in the table below.

Name	Number of Shares Subject to Unvested Options	Number of TRSUs	Number of PSUs(2)	Total($)
Named Executive Officers
Bruce F. Nardella	84,472	91,928	45,242	2,718,920
Denis M. Holler	16,528	25,070	8,852	657,712
Brett I. Cohen	26,811	40,669	14,359	1,066,935
Jeffrey M. Cohen	12,120	18,385	6,491	482,319
David M. Petersen (1)	—	—	—	—

Other Executive Officers
Gina Lynn Martin	9,841	17,476	6,728	469,969
Maria McGee	17,942	18,307	6,571	505,389
Gerald J. Morrissey, Jr.	10,577	16,045	5,665	420,932
Dwight D. Robson	11,019	16,714	5,901	438,482

Directors
Chris A. Durbin	—	—	—	—
Patrick M. Gray	—	7,958	—	141,255
Guy Sansone	—	7,958	—	141,255
James L. Elrod, Jr.	—	—	—	—
Pamela F. Lenehan	—	7,958	—	141,255
Robert L. Rosner	—	—	—	—
Gregory S. Roth	—	7,958	—	141,255
Mary Ann Tocio	—	7,958	—	141,255

(1)	Mr. Petersen retired on September 30, 2018.
(2)

For PSUs granted on December 8, 2017 or March 9, 2018, the number of shares of Company common stock subject to these PSUs will be determined based on actual performance; however, as actual performance is not known as of the date of the filing of this proxy statement/prospectus, the number of shares of Company common stock subject to PSUs in this table are determined based on applicable performance-based vesting requirements being achieved at target levels. For the Annual 2019 PSUs granted on December 7, 2018, the performance-based vesting conditions will be deemed to be achieved at target.

Individual Employment Arrangements

Our executive officers each have an employment agreement with the Company that provides for severance benefits to be paid to the executive officer if the agreements is not renewed by the Company or the Company terminates the executive officer’s employment without “cause” or the executive officer resigns for “good reason”, each as defined in the applicable agreement. Mr. Petersen retired on September 30, 2018, and accordingly, no severance entitlements could be triggered for Mr. Petersen in connection with this Transaction.

The employment agreement with Mr. Nardella (the “Nardella Agreement”) was initially entered into in 2013 and renews automatically each year for a one-year term, unless terminated earlier by the parties. The Nardella Agreement provides for an initial base salary of $575,000 per year, subject to review and adjustment from time to time, with an annual bonus from the incentive compensation plan equal to no less than Mr. Nardella’s base salary if we reach certain yearly determined performance objectives. Under the terms of the Nardella Agreement, if Mr. Nardella’ employment agreement is not renewed by the Company or he is terminated by us without “cause” or Mr. Nardella resigns with “good reason”, then he will be, subject to timely execution and non-revocation of a release, entitled to (i) continued payment of his base salary for two years following the date of such termination, (ii) a lump sum payment of an amount equal to his target bonus for the year in which such termination occurs, payable on or before the last day of each of the two full calendar years following the date of his termination, (iii) a lump sum payment of a pro rata incentive compensation amount for the year in which such termination occurs, based on actual performance as of the date of termination, if termination occurs within the second half of the year, and (iv) a monthly payment of $2,000 for two years. The definition of “cause” includes the commission of fraud or embezzlement, an indictment or conviction for a felony or a crime involving moral turpitude or a plea of nolo contendere involving such crime (to the extent such crime results in an adverse effect on the business or reputation of the Company), willful misconduct, violation of any material written policy of the Company, material neglect of duties, failure to comply with reasonable Board directives and material breach of any agreement with us or our securityholders or affiliates. The definition of “good reason” includes a change in title, duties and responsibilities that is materially inconsistent with his position in the Company, a material reduction in Mr. Nardella’s annual base salary or annual bonus opportunity (subject to certain exclusions), a material breach by us of the Nardella Agreement, and relocation of Mr. Nardella’s principal place of work from its current location to a location that is beyond a 50-mile radius of such location. Under the terms of the Nardella Agreement, if Mr. Nardella is terminated due to death or disability, he will be entitled to accelerated vesting of a pro rata portion of his unvested time-based equity awards under our 2014 Omnibus Incentive Plan and if Mr. Nardella is terminated (other than for “cause” and other than due to death or disability) within six months prior to or 24 months following a change in control, he will be entitled to (i) the same severance payments as provided for in the event of a nonrenewal of employment agreement or a termination without “cause” or for “good reason” and (ii) accelerated vesting of all of his unvested time-based equity awards under our 2014 Omnibus Incentive Plan. The payment of severance benefits will be conditioned upon the timely execution and non-revocation of a release. The Nardella Agreement contains provisions pursuant to which Mr. Nardella has agreed not to disclose our confidential information. Mr. Nardella has also agreed not to solicit our employees or contractors, nor compete with us for a period of two years after his employment with us has been terminated.

In connection with our initial public offering, we entered into new employment agreements with each of Messrs. Holler, Petersen and J. Cohen. On November 6, 2015, we entered into an employment agreement with Brett Cohen, effective November 30, 2016. Other than Mr. Nardella, each named executive officer’s employment agreement (i) provides for an employment term of one year with automatic renewals unless terminated in accordance with the agreement, (ii) specifies the executive’s position, duties, annual base salary and target bonus and (iii) provides for customary business expense reimbursement. The employment agreements for these executive officers provide that if the executive officer’s employment agreement is not renewed by the Company or the executive officer is terminated without “cause” or resigns for “good reason,” then he or she will be, subject to timely execution and non-revocation of a release, entitled to (i) continued payment of his or her base salary for one year, (ii) a lump sum payment of an amount equal to his or her target bonus for the year in which such termination occurs, payable on or before the last day of the calendar year following the date of the executive officer’s termination, (iii) a lump sum payment of a pro rata bonus for the year in which such termination occurs, based on actual performance as of the date of termination, if termination occurs within the second half of the year, and (iv) a monthly payment of $2,000 for 24 months. If the executive officer is terminated due to death or disability, he or she is entitled to (i) payment of a pro rata bonus for the year in which such termination occurs and (ii) accelerated vesting of a pro rata portion of his or her unvested time-based equity awards under our 2014 Omnibus Incentive Plan. If the executive officer is terminated (other than for “cause” and other than due to death or disability) within six months prior to or 24 months following a change in control, he or she is entitled to (i) the same severance payments as provided for in the event of nonrenewal of employment agreement or a termination without “cause” or for “good reason,” except that the payment of his base salary will continue for 18 months instead of 12 months following such termination, and (ii) accelerated vesting of all of his or her unvested time-based equity awards under the 2014 Omnibus Incentive Plan. The employment agreements contain provisions pursuant to which each executive officer has agreed not to disclose our confidential information. Each executive officer also agreed not to solicit our employees or contractors, nor compete with us for a period of one year after his or her employment with us has been terminated.

New Management Arrangements

Prior to the effective date of the merger, some or all of the Company’s executive officers may discuss or enter into agreements, arrangements or understandings with Parent or its affiliates regarding the executive officers’ continuing employment or compensation and benefits, including equity incentive arrangements, on a going-forward basis following completion of the merger. For example, in the weeks following the signing of the merger agreement, Parent has had preliminary and high-level discussions regarding certain employment arrangements for the Company’s executive officers, the potential for certain executive officers to co-invest, and the potential terms of a management incentive plan to be put into place following the effective date of the merger. Such discussions, to the extent they have taken place to date, have been preliminary in nature and no such new agreements, arrangements and understandings have been entered into as of the date of this proxy statement.

Golden Parachute Compensation

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of the Company’s named executive officers that is based on or otherwise relates to the merger, which is referred to as “golden parachute” compensation by the applicable SEC disclosure rules. The individuals disclosed within this section and referred to as the “named executive officers” are the Company’s current principal executive officer, current principal financial officer, and three most highly compensated executive officers other than the principal executive officer and principal financial officer for the Company’s most recently completed fiscal year.

The amounts set forth in the table are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement and in the footnotes to the table. As a result, the actual amounts, if any, that a named executive officer will receive may materially differ from the amounts set forth in the table. The calculations in the table below do not include amounts the Company’s executive officers were already entitled to receive or vested in as of January 17, 2019 or amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers and that are available generally to all the salaried employees of the Company.

The table below assumes that (1) the effective time will occur on January 17, 2019, (2) the employment of the named executive officer will be terminated on such date in a manner entitling the named executive officer to receive severance payments and benefits under the terms of the named executive officer’s employment arrangement, (2) the named executive officer’s base salary remains unchanged from those in place as of January 17, 2019, (3) no named executive officer receives any additional equity grants or exercises any Civitas stock options on or prior to the effective time, and (4) no named executive officer enters into new agreements or is otherwise legally entitled to, prior to the effective time, additional compensation or benefits. For a narrative description of the terms and conditions applicable to the payments quantified in the table below, see “—Treatment of Shares of Civitas Common Stock and Outstanding Equity Awards” and “—Individual Employment Arrangements” above.

Potential Change in Control Payments to Named Executive Officers

Name	Cash ($)(2)	Equity ($)(3)	Pension/Non-Qualified Deferred Compensation ($)	Other ($)	Total ($)(4)
Bruce F. Nardella	$2,348,000	$2,718,920	$—	$—	$5,066,920
Denis M. Holler	798,000	657,712	—	—	1,455,712
Brett I. Cohen	948,000	1,066,935	—	—	2,014,935
Jeffrey M. Cohen	598,000	482,321	—	—	1,080,321
David M. Petersen (1)	—	—	—	—	—

(1)	David M. Petersen retired on September 30, 2018
(2)

As described above in the section entitled “—Individual Employment Arrangements,” the amounts in the table include the following cash severance payments to which the named executive officers are entitled under their respective employment agreements: (i) an amount equal to eighteen months of base salary (twenty-four months base salary in the case of Mr. Nardella only), and (ii) one times (two times in the case of Mr. Nadella only) the named executive officer’s target annual bonus for 2019. Under the employment agreements, the executives would not be entitled to a pro-rata bonus for the year of termination if terminated on January 17, 2019 (the assumed termination date for purposes of this disclosure), as such termination date does not occur within the last six months of the Company’s fiscal year. In addition, each named executive officer would be entitled to receive a monthly payment of $2,000 for 24 months.

The above payments are “double-trigger” in nature as they will only be payable in the event of a termination of employment without “cause” or for “good reason” following the completion of the merger, as described above. The amounts shown in this column are based on the compensation and benefit levels in effect on January 17, 2019, the latest practicable date to determine such amounts before the filing of this proxy statement/prospectus; therefore, if compensation and benefit levels are changed after such date, actual payments to an executive officer may be different than those provided for above.

The cash payments described in this column (2) include the following components:

Name	Base Salary ($)	Target Bonus ($)	Additional Monthly Payment ($)
Bruce F. Nardella	$1,150,000	$1,150,000	$48,000
Denis M. Holler	562,500	187,500	48,000
Brett I. Cohen	600,000	300,000	48,000
Jeffrey M. Cohen	412,500	137,500	48,000

Mr. Petersen’s employment terminated on September 30, 2018, and accordingly no severance benefits with respect to Mr. Petersen are included herein.

(3)

As further described in the “Treatment of Shares of Civitas Common Stock and Outstanding Equity Awards” section above, equity awards outstanding as of the effective time will be cancelled and converted into the right to receive an amount in cash payable upon the closing of the Transaction (the “Cash-Out Awards”); and for other equity awards will be converted into the right to receive an amount in cash, which will be subject to continued vesting following the closing of the Transaction (the “Deferred Cash Awards”). All Deferred Cash Awards are subject to “double trigger” vesting, such that, in the event the named executive is terminated without “cause” or for “good reason,” in either case within twenty-four months following the closing of the Transaction, such equity awards will automatically accelerate and the cash consideration issued in respect thereof will become payable. The amounts shown are based on the number of such equity-based awards held by each named executive officer as of January 17, 2019, the latest practicable date to determine such amounts before the filing of this proxy statement/prospectus. The amounts shown do not attempt to forecast any grants, additional issuances, dividends or forfeitures of equity-based awards following the date of this proxy statement/prospectus. Depending on when the closing date occurs, certain equity-based awards will vest in accordance with their terms.

Set forth below are the values attributable to the Cash-Out Awards (“single trigger” awards), and the values attributable to the Deferred Cash Awards (“double trigger awards”).

Single Trigger Awards: Cash-Out Awards

Name	Number of Unvested Options (#)	Unvested Options ($)(A)	Number of TRSUs (#)	TRSUs ($)(B)	Number of PSUs (#)	PSUs ($)(C)
Bruce F. Nardella	18,289	$12,802	19,636	$348,539	18,914	$335,724
Denis M. Holler	3,579	2,505	7,384	131,066	3,701	65,693
Brett I. Cohen	5,805	4,064	11,979	212,618	6,003	106,553
Jeffrey M. Cohen	2,624	1,837	5,415	96,116	2,714	48,174
David M. Petersen	—	—	—	—	—	—

(A)	Represents the Option consideration to be received for outstanding unvested Civitas stock options other than the Annual 2019 Option Awards. Such options consideration is payable at closing.
(B)	Represents 50% of the TRSU consideration to be received for TRSUs granted prior to December 7, 2018.
(C)

Represents the PSU consideration to be received for PSUs granted on December 8, 2017 or March 9, 2018, with performance deemed to be achieved based on actual performance. For purposes herein only, as actual performance is not known as of the date of the filing of this proxy statement/prospectus amounts in the table are determined based on target performance. Such PSU consideration will be paid at closing.

Double Trigger Awards: Deferred Cash Awards

Name	Number of Unvested Options (#)	Unvested Options ($)(A)	Number of TRSUs (#)	TRSUs ($)(B):	Number of PSUs (#)	PSUs ($)(C)
Bruce F. Nardella	66,183	$271,350	72,292	$1,283,183	26,328	467,322
Denis M. Holler	12,949	53,091	17,686	313,927	5,151	91,430
Brett I. Cohen	21,006	86,125	28,691	509,256	8,356	148,319
Jeffrey M. Cohen	9,496	38,934	12,970	230,218	3,777	67,042
David M. Petersen	—	—	—	—	—	—

(A)

Represents the Option consideration to be received for outstanding Annual 2019 Option Awards. Such option consideration will, subject to the executive’s continued service through the applicable vesting dates, vest and be payable in accordance with the terms of the Option for which the option consideration was exchanged (which includes “double trigger” acceleration provisions, as described above).

(B)

Represents 50% of the TRSU consideration to be received for TRSUs other than the Annual 2019 TRSUs, which will vest and be payable in accordance with the terms of the TRSU for which such TRSU consideration was exchanged (which includes “double trigger vesting” provisions as described above) (or, if earlier than the applicable vesting dates, with one-half of the remaining 50% vesting and payable on the first anniversary of the closing date and the remaining portion vesting and payable on the second anniversary of the closing date, subject to the named executive officer’s continued service). Also represents the TRSU consideration to be received for outstanding Annual 2019 TRSUs. Such TRSU consideration will, subject to the executive’s continued service through the applicable vesting dates, vest and be payable in accordance with the terms of the TRSU for which the TRSU consideration was exchanged (which includes “double trigger” acceleration provisions, as described above), provided that no less than 50% of such TRSU consideration will vest and be payable on the first anniversary of the closing date and any unvested portion of such TRSU consideration will vest and be payable on the second anniversary of the closing date.
(C)

Represents the PSU consideration to be received for outstanding Annual 2019 PSUs with performance deemed to be achieved at target. Such PSU consideration will, subject to the named executive officer’s continued service through the applicable vesting dates, vest and be payable in accordance with the terms of the PSU for which the PSU consideration was exchanged (which includes “double trigger” acceleration provisions, as described above), provided that no less than 50% of such PSU consideration will vest and be payable on the first anniversary of the closing date and any unvested portion of such PSU consideration will vest and be payable on the second anniversary of the closing date.

(4)

The amounts in this column represent the total of all compensation shown in the preceding columns. The “single-trigger” and “double-trigger” components of the aggregate total compensation amounts, respectively, for each named executive officer are as follows:

Name	Single-Trigger Payments ($)	Double-Trigger Payments ($)
Bruce F. Nardella	$697,065	$4,369,855
Denis M. Holler	199,264	1,256,448
Brett I. Cohen	323,235	1,691,700
Jeffrey M. Cohen	146,127	934,194
David M. Petersen	—	—

Any amounts shown in the tables above that are subject to the golden parachute excise tax under Section 4999 of the Internal Revenue Code may be subject to reduction to the extent such reduction would result in the named executive officer retaining a greater after-tax amount of such payment.

Employee Compensation

Pursuant to the merger agreement, for a period of one year following the effective time (the “continuation period”), the Surviving Corporation and its subsidiaries will (and Parent will cause the Surviving Corporation and its subsidiaries to) cause each individual who is employed by the Company or its subsidiaries immediately prior to the effective time and who continues employment with Parent or any of its subsidiaries, including the Surviving Corporation (each, a “continuing employee”) to be provided with the following: (i) base salary or wages that are no less favorable in the aggregate than such employee’s base salary or wages immediately prior to the effective time, (ii) annual target incentive opportunities that are no less favorable in the aggregate to those provided to such continuing employees immediately prior to the effective time, and (iii) other compensation and benefits (excluding equity-based compensation and any pension, post-retirement or deferred compensation benefits) that are substantially comparable in the aggregate to those provided to such continuing employees immediately prior to the effective time.

Director and Officer Indemnification and Insurance

Pursuant to the merger agreement, the Surviving Corporation and its subsidiaries will, and Parent will cause the Surviving Corporation and its subsidiaries to, honor and fulfill the obligations of the Company and any of its subsidiaries pursuant to any written indemnification agreements that have been made available to Parent between the Company and any of its subsidiaries, on the one hand, and any of their respective current or former directors or officers, on the other hand (collectively, the “indemnified persons”). In addition, during six year period following the effective time, the Surviving Corporation and its subsidiaries must maintain in effect indemnification, exculpation and advance of expenses provisions in their respective organizational documents which are at least as favorable as the provisions contained in such organizational documents as of the date of the merger agreement.

The merger agreement further provides that the Surviving Corporation will (and Parent will cause the Surviving Corporation to) indemnify and hold harmless each indemnified person from and against any reasonable costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, penalties, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding arising out of (i) the fact that an indemnified person is or was a director or officer of the Company or such subsidiary or affiliate, or (ii) any action or omission, or alleged action or omission, in such indemnified person’s capacity as a director or officer of the Company or any of its subsidiaries or other affiliates, including in connection with the merger or taken at the request of the Company or such subsidiary or affiliate, regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the effective time. In connection with any such proceeding, the Surviving Corporation will advance all reasonable fees and expenses (including reasonable fees and expenses of any counsel, which counsel will be reasonably acceptable to the Surviving Corporation) as incurred by any indemnified person in defense of such proceeding.

Parent will, or will cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the effective time covering each such person currently covered by the Company’s D&O policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of the merger agreement, provide that Parent and the Surviving Corporation will not be obligated to pay any amounts which would exceed 300% of the amount paid by the Company for its last full policy period under its existing D&O policy.

Financing of the Merger

On December 18, 2018, Parent entered into an equity commitment letter with CCP III, pursuant to which CCP III has committed to, directly or indirectly, invest and contribute to Parent immediately prior to the effective time of the merger with an aggregate equity contribution equal to $430 million (the “equity financing”). The equity financing will be used by Parent solely to fund the merger consideration payable to the stockholders of the Company and holders of Options, TRSUs and PSUs pursuant to and in accordance with the merger agreement at the closing of the merger, together with related fees and expenses of Parent. The obligation of CCP III to make the equity financing is subject to the satisfaction or waiver, prior to or contemporaneously with the closing of the merger, of the following conditions:

•	the satisfaction at the closing of the merger of all conditions precedent to the obligations of Parent to consummate the transactions contemplated by the merger agreement;

•	the funding of the debt financing (or the concurrent funding if the equity financing is funded by CCP III) as provided in the merger agreement; and

•	the contemporaneous consummation of the merger.

The equity commitment letter provides, among other things, that the Company is an express third party beneficiary thereof with the right to cause Parent to enforce CCP III’s obligation to fund the equity financing, subject to the terms of the equity commitment letter and the merger agreement. The equity commitment letter provides that it may be amended or waived in writing by CCP III and Parent, provided that any amendment, waiver or modification that is adverse to the Company’s express rights in the equity commitment letter shall require the prior written consent of the Company.

CCP III’s obligations under the equity commitment letter expire and terminate automatically and immediately upon the earliest to occur of:

•	the termination of the merger agreement in accordance with its terms;

•	the funding of the equity commitment by CCP III at the closing of the merger; and

•

the Company or certain of its controlled affiliates asserting any claim related to the merger agreement or the equity commitment letter, or the related transactions, against CCP III or certain Parent-related parties (with the exception of certain retained claims as defined in the equity commitment letter).

Goldman Sachs Bank USA, UBS AG, Stamford Branch, RBC Capital Markets LLC, KeyBank National Association, Fifth Third Bank and Bank of Montreal (collectively, the “First Lien Lenders”) and DDJ Capital Management, LLC, PA Direct Credit Opportunities Fund II, L.P., Portfolio Advisors Credit Strategies Fund, L.P., Goldpoint Private Credit Fund, LP, Goldpoint Mezzanine Partners IV, LP and New Mountain Finance Corporation (collectively, the “Second Lien Lenders” and, together with the First Lien Lenders, the “Lenders”) with certain of their respective affiliates, have committed under that certain amended and restated commitment letter dated January 17, 2019 (the “Debt Commitment Letter”) to provide Parent, directly or indirectly, with debt financing in an aggregate principal amount sufficient, together with the equity financing, to consummate the merger and as otherwise provided in the merger agreement. The obligations of the Lenders to provide debt financing under the Debt Commitment Letter is subject to customary terms and conditions for financings of this type. Under the Debt Commitment Letter, the Lenders have committed to provide an aggregate principal amount of $1,180 million in debt financing, consisting of $980 million in senior secured first-lien credit facilities (consisting of a $125 million revolving credit facility, a $50 million funded letter of credit facility and a $805 million first-lien term loan facility, the “First Lien Facilities”) and a $200 million senior secured second-lien term loan facility (the “Second Lien Facility”). As of February 5, 2019, the First Lien Lenders have completed a retail syndication of the required debt financing, as permitted by the Debt Commitment Letter. The funding of the loans and the making of the commitments under the First Lien Facilities remain subject to the finalization of definitive documentation and the satisfaction of customary closing conditions to be set forth in such definitive documentation. The Second Lien Lenders are not expected to syndicate the Second Lien Facilities. The funding of the loans under the Second Lien Facility also remains subject to the finalization of definitive documentation and the satisfaction of customary closing conditions to be set forth in such definitive documentation.

The Lenders’ obligation to provide the debt financing under the Debt Commitment Letter is subject to customary conditions precedent for financings of this type, including the following (subject to certain exceptions and qualifications as set forth in the Debt Commitment Letter):

•	the substantially simultaneous closing of the merger in accordance in all material respects with the merger agreement;

•	the substantially simultaneous funding of the equity financing;

•	the substantially simultaneous repayment, refinancing or other termination of certain third party indebtedness of the Company;

•	the receipt of certain specified financial statements of the Company and pro forma financial statements of the Surviving Corporation;

•	the execution and delivery of definitive documentation and related closing deliverables with respect to the debt financing;

•	the absence of a continuing material adverse effect (as described under “The Merger Agreement—Representations and Warranties”) on the Company since December 18, 2018;

•	the payment by Merger Sub of all fees and out-of-pocket expenses required pursuant to the Debt Commitment Letter and invoiced at least three business days prior to the closing of the merger;

•	the expiration of a fifteen business day marketing period, subject to the terms of the Debt Commitment Letter;

•	the delivery of certain “know your customer” documentation and certifications; and

•	the accuracy of certain specified representations in the merger agreement and the accuracy of certain specified representations in the loan documentation.

The commitment of the Lenders under the Debt Commitment Letter expires upon the earliest of (1) five business days after the end date under the merger agreement as in effect on December 18, 2018 (if the initial borrowing has not occurred prior to that date), (2) the valid termination of the merger agreement without the use of the debt financing, and (3) the completion of the merger with or without the use of the debt financing. In addition, subject to certain surviving provisions and obligations, Merger Sub may at any time terminate in whole, but not in part, the commitments under the Debt Commitment Letter.

Limited Guarantee

In connection with the entry into the merger agreement, on December 18, 2018, CCP III executed and delivered to the company a limited guarantee, pursuant to which CCP III has agreed to guarantee the performance and discharge of the payment of the termination fee of $40 million, if required to be paid under the terms of the merger agreement, and certain costs and expenses associated therewith and certain other reimbursement obligations, with a maximum liability that cannot exceed $45 million.

Voting Agreement

Concurrently with the execution and delivery of the merger agreement, the Vestar Stockholders delivered to Parent and Merger Sub the Voting Agreement. As of the record date, the Vestar Stockholders collectively held approximately 54% of the outstanding shares of Civitas common stock. The form of the Voting Agreement is attached to this proxy statement as Annex B.

Pursuant to the terms of the Voting Agreement, the Vestar Stockholders agreed, among other things, to vote the Vestar Securities: (i) in favor of the approval of the merger agreement and the approval of the merger and the other Transactions; (ii) against any action, proposal, or agreement that would result in any of the conditions to the Company’s obligations under the merger agreement not being fulfilled; and (iii) against any Acquisition Proposal or Acquisition Transaction (in each case as described under “The Merger Agreement—Non-Solicitation”) or other transaction that is intended to, or would impede, delay, postpone or otherwise adversely affect the consummation of the merger or any of the other Transactions. The shares held by the Vestar Stockholders constitute a majority of the outstanding shares of Civitas common stock and are sufficient to approve the adoption of the merger agreement and the other proposals described in this proxy statement.

Subject to certain exceptions, the Voting Agreement prohibits transfers by the Vestar Stockholders of any of the Vestar Securities prior to the termination of the Voting Agreement and certain other actions that would impair the ability of the Vestar Stockholders to fulfill their obligations under the Voting and Support Agreement.

The Voting Agreement will terminate upon the earliest to occur of (i) the effective time, (ii) the termination of the merger agreement in accordance with its terms (as described under “The Merger Agreement—Termination,” (iii) an agreement between the parties to terminate the Voting Agreement or (iv) a change of recommendation by the Board pursuant to the merger agreement (as described under “The Merger Agreement—Civitas Board Recommendation”).

Delisting and Deregistration of Civitas Common Stock

If the merger is completed, Civitas common stock will be removed from listing on the NYSE and deregistered under the Exchange Act and the Company will no longer file periodic reports with the SEC.

Regulatory Approvals

Antitrust Approvals

Under the HSR Act and the rules promulgated under that Act by the FTC, the transaction may not be completed until notifications have been given to the United States Department of Justice (the “Antitrust Division”) and the FTC and until the specified waiting period has been terminated or has expired. The initial waiting period is 30 days, but this period may be shortened if the reviewing agency grants “early termination” of the waiting period, or it may be lengthened if the parties “pull and refile” the notifications and/or the reviewing agency determines that further investigation is required and issues a formal request, or “second request,” for additional information and documentary material pursuant to 15 U.S.C. § 18a(e). The Company and Parent each filed a Premerger Notification and Report Form with the U.S. antitrust authorities pursuant to the HSR Act on January 4, 2019 and requested “early termination” of the waiting period. On January 31, 2019, the FTC granted early termination of the waiting period under the HSR Act.

Other Regulatory Matters

Parent, Merger Sub, the Company and/or their respective affiliates are required to make certain filings with governmental authorities in a number of states as a result of the businesses operated by the Company and its subsidiaries. The merger is not conditioned on such filings or the recipient of approval from any such state governmental authority. In February 2019, certain of our subsidiaries received Certificate of Need exemptions from the State of West Virginia in connection with the Transactions.

U.S. Federal Income Tax Consequences of the Merger

The following summarizes the material U.S. federal income tax consequences of the merger that are generally applicable to stockholders of Civitas. The following discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code, and existing administrative rulings and court decisions, each as in effect as of the date of this proxy statement. These authorities are subject to change, possibly with retroactive effect, and to differing interpretations. Any change could affect the validity of the following discussion. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax considerations described herein. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.

This discussion is general in nature and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances nor does it address any aspects of U.S. state, local or non-U.S. taxes, the alternative minimum tax or any aspects of the tax on “net investment income” imposed under Section 1411 of the Code. This discussion also does not address any special tax rules applicable to particular stockholders such as stockholders that are financial institutions, tax-exempt organizations, S corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (or an investor in such entities or arrangements), insurance companies, dealers in securities or traders in securities that elect to use a mark-to-market method of accounting, regulated investment companies, real estate investment trusts, stockholders who acquired their shares of Civitas common stock pursuant to the exercise of compensatory stock options or otherwise in connection with the performance of services, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, U.S. expatriates, certain former citizens or long-term residents of the United States, any person who receives consideration other than cash in the merger (or any transaction related thereto), retirement plans or other tax-deferred accounts, and stockholders who hold their shares of Civitas common stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction. The following discussion does not address tax consequences to the persons subject to the base erosion and anti-abuse tax. This discussion is limited to holders who hold their shares of Civitas common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and does not address the U.S. federal income tax consequences to holders who demand appraisal rights under Delaware law. In addition, the following discussion does not address non-income tax consequences or the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the merger (whether or not any such transactions are undertaken in connection with the merger).

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of Civitas common stock that is (i) an individual who is a citizen or resident of the United States, (ii) a corporation or an entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise treated as such for U.S. federal income tax purposes, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (a) that is subject to the primary supervision of a court within the United States and all of the substantial decisions of which one or more United States persons, as defined in Section 7701(a)(30) of the Code, have the authority to control, or (b) that has a valid election in effect under the applicable Treasury Regulations to be treated as a “United States person” under the Code.

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of shares of Civitas common stock that is neither a U.S. Holder nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership or another entity or arrangement treated as a partnership for U.S. federal income tax purposes is the owner of shares of Civitas common stock, the tax treatment of the partner or owner in such partnership or other entity or arrangement will depend upon the status of the partner or owner and the activities of the partnership or other entity or arrangement. Accordingly, partnerships and other pass-through entities that hold shares of Civitas common stock and partners or owners of such partnerships or other entities, as applicable, should consult their own tax advisors regarding the tax consequences of the merger.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW ARE INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND ARE BASED UPON CURRENT LAW AS OF THE DATE HEREOF. HOLDERS OF SHARES OF CIVITAS COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

U.S. Holders

In General

The merger will be a taxable transaction for U.S. Holders. A U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the surrendered shares of Civitas common stock. A U.S. Holder’s adjusted tax basis in the shares of Civitas common stock is generally the amount paid for such shares of Civitas common stock (less the amount of any distribution received by such holder treated as a tax-free return of capital). If a U.S. Holder acquired different blocks of shares of Civitas common stock at different times or at different price, such U.S. Holder must determine gain or loss separately for each block of shares of Civitas common stock exchanged for cash pursuant to the merger. Such gain or loss generally will be capital gain or loss, and any such gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the shares of Civitas common stock is greater than one year as of the closing. A reduced rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

Cash consideration received by a U.S. Holder pursuant to the merger may be subject to backup withholding and information reporting. Backup withholding generally will apply only if the U.S. Holder fails to furnish a correct taxpayer identification number (“TIN”) or otherwise fails to comply with applicable backup withholding rules and certification requirements. Corporations are generally exempt from backup withholding. Each U.S. Holder should complete and sign the IRS Form W-9 (or substitute or successor form) included with the letter of transmittal and certify under penalties of perjury that such number is correct and that such U.S. Holder is not subject to backup withholding. If a U.S. Holder fails to provide the correct TIN or certification, payments received may be subject to backup withholding, currently at a 24% rate. Backup withholding is not an additional tax. Amounts so withheld can be credited against such U.S. Holder’s federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

In General

Subject to the discussion below in “—Backup Withholding”, a Non-U.S. Holder will generally not be subject to any U.S. federal income tax on any gain recognized upon such Non-U.S. Holder’s exchange of shares of Civitas common stock pursuant to the merger agreement unless (i) such Non-U.S. Holder is an individual who is present in the United States for 183 or more days during the taxable year of such disposition and certain other conditions are met, (ii) the gain is effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by such Non-U.S. Holder in the United States, or (iii) such Non-U.S. Holder’s shares of Civitas common stock constitute a “U.S. real property interest” under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, which will generally be the case if, at any time during the shorter of the five-year period preceding the merger or the Non-U.S. Holder’s holding period for its shares of Civitas common stock, Civitas was a “United States real property holding corporation” and such holder held (actually or constructively) more than 5% of the shares of Civitas common stock.

If a holder is a Non-U.S. Holder who is an individual and has been present in the United States for 183 or more days during the taxable year of the merger and certain other conditions are satisfied, such holder will be subject to a 30% tax (or a lower rate under an applicable tax treaty) on the gain recognized in the merger (which may be offset by certain U.S.-source capital losses).

If a holder is a Non-U.S. Holder and any gain recognized in the merger is effectively connected with a U.S. trade or business (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), then the Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder. If the Non-U.S. Holder is a foreign corporation, it may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such Non-U.S. Holder’s country of residence.

The Company believes that it is not, and will not be as of the effective date of the merger, a “U.S. real property holding corporation.” However, there is no assurance that the IRS will not challenge that determination. In the event that the IRS were to successfully assert that the Company is a U.S. real property holding corporation, then any gain recognized on the sale of Civitas’ stock by a Non-U.S. Holder who or that held (actually or constructively pursuant to applicable stock ownership attribution rules) more than 5% of Civitas’ common stock at any time during the 5-year period ending on the effective date of the merger would be treated as effectively connected with the conduct of a trade or business within the United States and would therefore by subject to U.S. federal income tax at the graduated rates applicable to an individual or a corporation (depending on the Non-U.S. Holder’s status). Non-U.S. Holders should consult their tax advisors with respect to these rules.

Backup Withholding and Information

A Non-U.S. Holder is generally not subject to backup withholding and information reporting as described above under “—U.S. Holders—Backup Withholding and Information Reporting,” provided such Non-U.S. Holder properly certifies its non-U.S. status on an IRS Form W-8BEN, W-8 BEN-E, or another appropriate version of IRS Form W-8 or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts so withheld can be credited against such Non-U.S. Holder’s U.S. federal income tax liability, if any, and may entitle such Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

THE FOREGOING DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. IN ADDITION, THE DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, A STOCKHOLDER’S INDIVIDUAL CIRCUMSTANCES OR TO CERTAIN TYPES OF STOCKHOLDERS MENTIONED ABOVE. MOREOVER, THE DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY NON-U.S., STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. ACCORDINGLY, EACH STOCKHOLDER IS STRONGLY URGED TO CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER.

THE MERGER AGREEMENT

The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which the Company incorporates by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. The merger agreement has been included for your convenience to provide you with information regarding its terms, and we recommend that you read it in its entirety. The merger agreement is a contractual document that establishes and governs the legal relations between the Company, Parent and Merger Sub, and allocates risks between the parties, with respect to the merger.

The Merger

The merger agreement provides that, subject to the terms and conditions set forth in the merger agreement and in accordance with the DGCL, at the effective time, Merger Sub will be merged with and into the Company and, as a result of the merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the Surviving Corporation. All of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation and all of the debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

The closing date of the merger (the “closing date”) will be on the second business day following the satisfaction or (to the extent permitted by the merger agreement) waiver of the conditions set forth in the merger agreement and described under “—Conditions to the Merger” below (other than those conditions that by their nature are to be satisfied on the closing date, but subject to the satisfaction or waiver of such conditions on the closing date), provided that, notwithstanding the satisfaction or waiver of the conditions set forth in the merger agreement, if the marketing period described under “—Financing Arrangements—Marketing Period” has not ended, the closing will not occur until the earlier of (i) a business day specified by Parent on not less than 3 business days prior written notice to the Company or (ii) the second business day following the end of the marketing period.

The merger will become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or such later time as Parent, Merger Sub and the Company may agree in writing and specify in the certificate of merger (the “effective time”).

The Merger Consideration and the Conversion of Capital Stock

At the effective time, by virtue of the merger and without any action on the part of Parent, Merger Sub, the Company or the holder of any of the outstanding shares of Civitas common stock, each share of Civitas common stock that is issued and outstanding immediately prior to the effective time will be cancelled and converted into the right to receive $17.75 in cash, without interest and subject to any applicable withholding taxes, other than:

•

each share of Civitas common stock that is owned by the Company (other than shares of Civitas common stock that are owned by any subsidiary of the Company, which will convert into shares of the Surviving Corporation), Parent or Merger Sub immediately prior to the effective time will no longer be outstanding and will be automatically cancelled and retired and will cease to exist, and no consideration will be delivered or deliverable in exchange therefor; and

•

shares of Civitas common stock that are held by any person who is entitled to demand and properly exercises appraisal rights with respect to such shares of Civitas common stock in accordance with, and who has complied with, Section 262 of the DGCL.

Civitas Options, TRSUs, and PSUs will be treated as described under “—Civitas Stock Options, TRSUs and PSUs” below.

Each share of capital stock of Merger Sub that is issued and outstanding immediately prior to the effective time will automatically be cancelled and converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and will thereafter represent ownership of shares of common stock of the Surviving Corporation.

Payment Procedures

At or prior to the effective time, Parent will select a nationally recognized bank or trust company reasonably acceptable to the Company to act as paying agent for the payment of the merger consideration to former holders of shares of Civitas common stock. At or prior to the effective time, Parent will deposit (or cause to be deposited) with the paying agent the cash funds necessary to pay for the shares of Civitas common stock converted into the right to receive the merger consideration.

Promptly following the effective time (but in no event later than three business days after the effective time), the Surviving Corporation will cause the paying agent to mail to each holder of record of a certificate that immediately prior to the effective time represented outstanding shares of Civitas common stock that were converted into the right to receive the merger consideration (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the certificates will pass, only upon delivery of the certificates to the paying agent) and (ii) instructions for effecting the surrender of the certificates in exchange for the merger consideration. Upon surrender of a certificate to the paying agent for cancellation, together with such letter of transmittal, duly executed, the holder of such certificate will be entitled to receive in exchange therefor the amount of cash into which the shares of Civitas common stock theretofore represented by such certificate are converted pursuant to the merger agreement and the certificate so surrendered will be cancelled.

A holder of shares of Civitas common stock in book-entry form will, upon receipt by the paying agent of an “agent’s message” (or such other evidence, if any, as the paying agent may reasonably request), be entitled to receive an amount equal to the aggregate merger consideration to which such holder is entitled thereunder and such shares of Civitas common stock will be cancelled.

If any cash deposited with the paying agent remains undistributed one year after the closing date, such cash will be delivered to Parent (or the Surviving Corporation as directed by Parent) and any former holder of shares of Civitas common stock entitled to payment of the merger consideration who had not theretofore complied with the merger agreement will thereafter look only to Parent for payment of its claim for the merger consideration (subject to applicable abandoned property, escheat and other similar laws).

If any certificate for shares of Civitas common stock is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, in such reasonable amount as it may direct, as indemnity against any claim that may be made against Parent, the Surviving Corporation or the paying agent with respect to such certificate, the paying agent will pay, in exchange for such lost, stolen or destroyed certificate, the applicable merger consideration to be paid in respect of the shares of Civitas common stock formerly represented by such certificate.

Representations and Warranties

The merger agreement contains representations and warranties made by the Company to Parent and Merger Sub and representations and warranties made by Parent and Merger Sub to the Company. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the merger agreement, including information contained in a confidential disclosure letter provided by the Company to Parent and Merger Sub in connection with the signing of the merger agreement (the “Company disclosure letter”). The Company disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. Furthermore, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality different from that generally applicable to public disclosures to stockholders. Moreover, certain representations and warranties in the merger agreement were used for the purpose of allocating risk between the Company, Merger Sub and Parent rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the merger agreement as characterizations of the actual state of facts about the Company, Merger Sub or Parent. This description of the representations and warranties is included to provide Civitas stockholders with additional information regarding the terms of the merger agreement. It is not intended to provide any other factual information about the Company, Parent or Merger Sub.

Civitas Representations and Warranties. In the merger agreement, the Company has made representations and warranties to Parent and Merger Sub with respect to, among other things:

•	the due organization, valid existence, and good standing of the Company;

•

its capitalization, including in particular the number of outstanding shares of Civitas common stock, the number of outstanding shares of Civitas common stock subject to TRSUs and PSUs, and the number of shares of Civitas common stock issuable upon the exercise of stock options;

•	the vote of the Civitas stockholders required to approve the merger;

•	the requisite corporate power and authority to execute and deliver the merger agreement and consummate the other Transactions;

•	the absence of conflicts with laws, the Company’s organizational documents and contracts to which the Company or any of its subsidiaries is a party;

•	the required consents and approvals of governmental authorities in connection with the Transactions;

•	its SEC filings, including the financial statements contained in such filings and internal controls;

•	the absence of certain undisclosed liabilities;

•

the conduct of its business and the absence of certain changes, except as contemplated by the merger agreement, including that since September 30, 2018, there has been no change, event, circumstance, effect or occurrence that, individually or in the aggregate, has had or would be reasonably be expected to have a material adverse effect on the Company;

•	tax matters;

•	labor and employment matters;

•	matters related to the Company’s benefit plans;

•	title to properties and the absence of liens;

•	matters with respect to certain of the Company’s contracts;

•	the absence of certain litigation;

•	the Company’s and its subsidiaries’ compliance with applicable laws;

•	matters with respect to the Company’s and its subsidiaries’ compliance with healthcare laws and regulations;

•	compliance with certain environmental laws and regulations;

•	intellectual property and information technology;

•	matters related to the Company’s insurance policies;

•	the absence of undisclosed brokers’ fees and expenses;

•	the inapplicability of state takeover statutes to the merger; and

•	the receipt by the Board of a fairness opinion from Barclays Capital Inc.

Materiality Standards. Many of the representations and warranties in the merger agreement made by the Company are qualified by a “materiality” or “material adverse effect on the Company” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect on the Company). For purposes of the merger agreement, a “Company material adverse effect” generally refers to any change, event, development, effect or circumstance that (i) has, or would be reasonably expected to have, a material adverse effect on the business, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) prevents or materially impairs or delays, or would be reasonably expected to prevent or materially impair or delay, the consummation of the merger.

However, the standard of “material adverse effect on the Company” generally excludes any adverse effect to the extent resulting from or arising out of:

•	changes in general economic conditions, or changes in conditions in the global, international or regional economy generally;

•

changes in conditions in the financial markets, credit markets or capital markets, including (1) changes in interest rates or credit ratings; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

•

changes in conditions in the industries in which the Company and its subsidiaries conduct business, including changes in conditions in the healthcare industry generally or in labor markets for employees;

•	changes in regulatory, legislative or political conditions, including any trade wars or tariffs and any change in law;

•

any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, cyberterrorism (including by means of cyber-attack by or sponsored by a government authority), terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, cyberterrorism, terrorism or military actions);

•	earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, pandemics and other force majeure events;

•

any effect resulting from the execution or announcement of the merger agreement or the pendency of the merger, including the impact thereof on the relationships, contractual or otherwise, of the Company and its subsidiaries with employees, suppliers, lessors, customers, payors, partners, vendors, regulators, governmental authorities, or any other third person (provided, that the exceptions in this bullet will not be deemed to apply to references to “Company material adverse effect” as used in any representation or warranty contained in the merger agreement);

•

the compliance by any party to the merger agreement with its express terms, including any action taken or refrained from being taken pursuant to or in accordance with the express terms of merger agreement;

•	any action taken or refrained from being taken, in each case to which Parent has expressly approved or consented to in writing following the execution of the merger agreement;

•	changes or proposed changes in GAAP or other accounting standards or in any applicable laws (or the enforcement or interpretation of any of the foregoing);

•

changes in the price or trading volume of Civitas common stock, in and of itself (but the underlying cause of any such changes may be taken into consideration when determining whether a Company material adverse effect has occurred);

•

any failure, in and of itself, by the Company and its subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (but the underlying cause of any such failure may be taken into consideration when determining whether a Company material adverse effect has occurred);

•	the availability or cost of equity, debt or other financing to Parent or Merger Sub;

•	any litigation relating to the Transactions; and

•	the identity of, or any facts or circumstances relating to Parent, Merger Sub, Centerbridge or the respective affiliates of any of the foregoing.

In the case of the excluded effects listed in the first, second, third, fourth, fifth, sixth and tenth bullets above, the merger agreement provides that if such effect has had a disproportionate adverse effect on the Company relative to other companies of a similar size operating in the industries in which the Company and its subsidiaries conduct business, then such effect may be taken into account in determining whether a Company material adverse effect has occurred, but only to the extent of the incremental disproportionate adverse impact or impacts on the Company.

Representations and Warranties of Parent and Merger Sub. In the merger agreement, Parent and Merger Sub made customary representations and warranties to the Company with respect to, among other things:

•	the due organization, valid existence, good standing, power and authority of Parent and Merger Sub;

•	the capitalization and interim operations of Merger Sub;

•	the absence of conflicts with laws, Parent’s or Merger Sub’s organizational documents and contracts to which Parent or Merger Sub is a party;

•	the required consents and approvals of governmental authorities in connection with the Transactions;

•	the absence of undisclosed brokers’ fees and expenses;

•	the absence of certain litigation;

•	the ownership of shares of Civitas common stock;

•	the absence of any vote or consent of the holders of any capital stock of Parent necessary to approve the Transactions;

•	the absence of contracts between Parent or any of its affiliates, on the one hand, and any director, officer or employee of the Company or any of its subsidiaries, on the other hand;

•

the absence of Parent, Merger Sub or any of their respective affiliates’ involvement in substantive negotiations with respect to any agreements with respect to the acquisition of any business that would reasonably be deemed to be competitive with the business of the Company and its subsidiaries;

•	matters with respect to Parent’s financing (as more fully described below under “—Financing of the Merger”;

•	solvency of the Surviving Corporation following the consummation of the Transactions;

•	Parent and Merger Sub’s investigation of the Company and its subsidiaries; and

•	the validity and enforceability of the limited guarantee.

The representations and warranties contained in the merger agreement and in any certificate or other writing delivered pursuant to the merger agreement will not survive the effective time. This limit does not apply to any covenant or agreement of the parties which by its terms contemplates performance after the effective time.

Conduct of the Company’s Business During the Pendency of the Merger

Except as contemplated by the merger agreement, as set forth in the Company disclosure letter, as required by applicable law or as agreed to by Parent, from the date of the merger agreement until the earlier of the effective time or the termination of the merger agreement, the Company will, and will cause each of its subsidiaries to, use reasonable best efforts to:

•	conduct its and their respective businesses in the ordinary course consistent with past practice;

•	maintain in effect all of its and their respective governmental authorizations;

•	maintain its and their respective cash management policies and practices; and

•

preserve intact, in all material respects, its and their respective present business organization, material assets and existing relationships with officers, employees, payors, suppliers, lenders, governmental authorities, and others having material business relationships with it and them.

In addition, except as expressly contemplated by the merger agreement, as set forth in the Company disclosure letter, as required by applicable law or as approved by Parent, between the date of the merger agreement and the effective time, the Company will not, nor will it permit any of its subsidiaries to:

•	amend any organizational documents of the Company or any of its subsidiaries;

•	propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•

issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any securities of the Company or securities of any of its subsidiaries, except issuances of shares of Civitas common stock in respect of any exercise of options or the vesting or settlement of other equity awards outstanding as of the date of the merger agreement and in accordance with their respective present terms;

•

directly or indirectly acquire, repurchase or redeem any securities of the Company or securities of any Subsidiary of the Company, except for (i) repurchases pursuant to the terms and conditions of company equity awards in effect as of the date of the merger agreement, or (ii) transactions between the Company and any of its direct or indirect wholly-owned subsidiaries;

•

(i) adjust, split, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other Company securities or securities of any subsidiary of the Company in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interest; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly-owned subsidiary to the Company or one of its other wholly-owned Subsidiaries; (iii) pledge or encumber any shares of its capital stock or other equity or voting interest; or (iv) enter into any agreement with respect to the voting of any capital stock or other equity or voting interest of the Company or any of its subsidiaries;

•

(i) incur, assume or suffer any Indebtedness or issue any debt securities, except (a) for trade payables; and (b) short-term borrowings pursuant to the Company’s existing credit agreement in the ordinary course of business in an amount not to exceed $20,000,000 outstanding at any point in time for working capital or other permitted purposes as described under this heading; (ii) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person, except with respect to obligations of direct or indirect wholly-owned subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other person, except for extensions of credit to customers or advances to directors, officers and other employees, in each case in the ordinary course of business consistent with past practice; (iv) mortgage or pledge any assets, tangible or intangible, or create or suffer to exist any lien thereupon (other than liens otherwise permitted by the merger agreement); or (v) incur, assume or otherwise become liable or responsible for any obligations under interest rate, derivative or hedging transactions other than in the ordinary course of business consistent with past practice;

•

(i) enter into, adopt, terminate, amend or modify any employee benefit or compensation plan or accelerate compensation or benefits provided under any such plan; (ii) increase the compensation or benefits of any director or officer, pay any special bonus or special remuneration to any director, officer or employee, or pay any benefit not permitted in accordance with the terms of any employee benefit or compensation plan as in effect as of the date of the merger agreement; (iii) hire any vice-president level employee or above; or (iv) terminate (unless for cause) any executive officer or operating group president, except in the case of each of (i) and (ii), (a) as may be required by applicable law; (b) in connection with any non-management employee hires in the ordinary course of business and consistent with past practice with annualized cash compensation and benefits consistent with past practice for the applicable position; or (c) for increases in compensation and/or benefits for non-management employees (based on promotion or merit) made in the ordinary course of business consistent with past practice and not to exceed an increase of 3% in value in the aggregate for all employees;

•

pay, discharge, settle, compromise or satisfy any legal proceeding, except for (i) with respect to legal proceedings unrelated to the merger or any other transactions contemplated by the merger agreement, compromises, settlements or agreements that involve only the payment of monetary damages not in excess of $3,000,000 individually or $10,000,000 in the aggregate, in any case without the imposition of equitable relief on, or the admission of wrongdoing by, the Company or any of its subsidiaries; or (ii) legal proceedings relating to the merger settled in accordance with the procedures prescribed in the merger agreement;

•

except as required by applicable law or GAAP, (i) revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable, other than in the ordinary course of business or (ii) make any material change in any of its accounting principles, methods or practices;

•

except as reasonably necessary to comply with changes to applicable tax laws, (i) make or change any material tax election; (ii) settle or compromise any material tax claim or assessment; (iii) consent to any extension or waiver of any limitation period with respect to any material tax claim or assessment; (iv) surrender any right to claim a refund of a material amount of taxes; (v) enter into any tax sharing or similar agreement or arrangement (other than commercial agreements not primarily related to taxes); or (vi) amend any material tax Return;

•

make any new capital expenditures not otherwise provided in accordance with the Company disclosure letter, other than such new capital expenditures that do not result in an aggregate increase from such budget plan greater than $2,500,000 in the aggregate;

•	enter into, modify, amend or terminate certain material contracts specified in the merger agreement;

•	maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;

•

engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of the Company that would be required to be disclosed pursuant in the Company’s securities filings; (ii) effectuate a “plant closing” or “mass layoff” (as defined in the United States Worker Adjustment and Retraining Notification Act (“WARN”)) affecting in whole or in part any site of employment, facility, operating unit or employee without complying with WARN; or (iii) enter into, modify or terminate any collective bargaining agreement or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization or group;

•

make any acquisition or disposition of a material asset or business (including by merger, consolidation or acquisition of stock or assets), except for (i) any acquisitions in the ordinary course of business for consideration that is not in excess of $10,000,000 in the aggregate; (ii) any disposition of obsolete or worn out equipment or intellectual property that is not (or no longer) material to the business of the Company and its subsidiaries, or (iii) licenses or other dispositions (including abandonment, let lapse and transfer) of intellectual property, in the ordinary course of business consistent with past practice;

•	enter into any new line of business outside of the businesses being conducted by the Company and its subsidiaries as of the date of the merger agreement; or

•	authorize, commit, resolve or enter into a contract to take any of the foregoing actions.

The Special Meeting

Pursuant to the terms of the merger agreement and in accordance with applicable law and the Company’s governing documents, the Company, acting through the Board, will take all action necessary to duly call, give notice of, convene and hold a special meeting of the Company’s stockholders as promptly as reasonably practicable following the mailing of the proxy statement for the purpose of obtaining the approval and adoption of the merger agreement and merger. The vote of Company stockholders sufficient to approve the merger agreement is referred to as the “requisite stockholder approval.”

Non-Solicitation

The merger agreement provides that from the date of the merger agreement until the earlier of the termination of the merger agreement or the effective time, the Company and its subsidiaries shall not, and shall cause their respective affiliates, directors, officers, employees, consultants, agents, representatives and advisors (collectively, “Representatives”) not to, directly or indirectly:

•

solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal (as defined below);

•

furnish to any person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its subsidiaries or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its subsidiaries (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case to induce the making, submission or announcement of, to knowingly encourage, facilitate or assist, or otherwise relating to an Acquisition Proposal or any inquiries or the making of any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal;

•

participate or engage in discussions or negotiations with any person with respect to an Acquisition Proposal (or inquiries, proposals or offers or any other effort or attempt that could reasonably be expected to lead to an Acquisition Proposal), in each case other than (a) directing such persons to the provisions of the merger agreement described under this heading or (b) following receipt of an unsolicited Acquisition Proposal, contacting such person or its representatives solely to clarify the terms and conditions of such Acquisition Proposal;

•	approve, endorse or recommend an Acquisition Proposal;

•

enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction or that would require the Company to abandon or terminate the merger agreement or fail to consummate the merger, other than a confidentiality agreement permitted by the merger agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract, an “Alternative Acquisition Agreement”);

•	waive the applicability of all or any portion of any anti-takeover laws in respect of any person (other than Parent, Merger Sub and their affiliates); or

•	otherwise cooperate with, knowingly assist, participate in or facilitate any effort or attempt to make an Acquisition Proposal.

In addition, the Company will, and will cause its subsidiaries and its and their respective representatives to:

•	cease all communications and negotiations prohibited by the foregoing provisions; and

•

terminate access to any physical or electronic data rooms and request that any person and its representatives promptly return or destroy all confidential information concerning the Company and its subsidiaries.

For the purposes of the merger agreement, “Acquisition Proposal” means any offer or proposal to engage in an Acquisition Transaction, and “Acquisition Transaction” means any transaction involving:

•

any direct or indirect purchase or other acquisition by any person or group of shares of Civitas common stock representing 15% or more of the Civitas common stock outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or group that, if consummated in accordance with its terms, would result in such person or group beneficially owning 15% or more of the Civitas common stock outstanding after giving effect to the consummation of such tender or exchange offer;

•

any direct or indirect purchase or other acquisition by any person or group, or stockholders of any such person or group, of 15% or more of the consolidated assets of the Company and its subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition);

•

any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its subsidiaries pursuant to which any person or group, or stockholders of any such person or group, would, directly or indirectly, acquire assets (including capital stock of, or equity interests in, any subsidiary of the Company) representing 15% or more of the net revenues, net income, assets or capital of the Company and its subsidiaries, taken as a whole; or

•

any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company that would result in any person or group, or stockholders of any such person or group, beneficially owning 15% or more of Civitas common stock or voting securities of any successor thereto or parent company thereof as a result of such transaction.

Superior Proposals

Notwithstanding anything to the contrary contained in the merger agreement, prior to obtaining the requisite stockholder approval, the Company may participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its subsidiaries pursuant to a confidentiality agreement to any person or its representatives that has made, renewed or delivered to the Company a bona fide written Acquisition Proposal after the date of the agreement, provided that:

•	such Acquisition Proposal was not the result of a breach of the obligations described under “—Non-Solicitation”; and

•

the Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal (as defined below) or would reasonably be expected to lead to a Superior Proposal and the failure to take such actions would be inconsistent with the Board’s fiduciary duties under applicable law.

In the event that the Company engages in such actions, it will provide to Parent and Merger Sub any material non-public information or data that is provided to any person given such access that was not previously made available to Parent or Merger Sub prior to or substantially concurrently with the time it is provided to such person.

For the purposes of the merger agreement, “Superior Proposal” means any bona fide written Acquisition Proposal on terms that the Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) is reasonably likely to be consummated in accordance with its terms and, if consummated, would be more favorable, from a financial point of view, to the stockholders of Civitas (in their capacity as such) than the merger with Parent (taking into account all legal, regulatory, financial, timing, financing, financing conditionality and other aspects of such proposal that the Board (or a committee thereof) reasonably determines to be relevant and the person making such proposal, and any revisions to the merger agreement and related documentation made or offered in writing by Parent prior to the time of such determination). For purposes of this definition, the ownership threshold referred to in the definition of “Acquisition Transaction” will be 45% instead of 15%.

Civitas Board Recommendation

Subject to the provisions described below, the Board has unanimously recommended that Civitas stockholders vote in favor of the adoption of the merger agreement and the merger at the special meeting (the “board recommendation”). The Board also agreed to include the board recommendation in this proxy statement. Subject to the provisions described below, the merger agreement provides that neither the Board nor any committee of the Board will:

•	withhold, withdraw, qualify, amend or modify, or publicly propose to withhold, withdraw, qualify, amend or modify, the board recommendation in a manner adverse to Parent in any material respect;

•	fail to include the board recommendation in this proxy statement;

•

adopt, authorize, approve, accept, endorse, declare advisable or recommend an Acquisition Proposal, or publicly propose to adopt, authorize, approve, accept, endorse, declare advisable or recommend an Acquisition Proposal;

•	submit to a vote of the Company stockholders any Acquisition Proposal;

•

fail to reaffirm the board recommendation following the public announcement of an Acquisition Proposal within five business days (or ten business days if the acquisition proposal is a tender offer or exchange offer) after Parent so requests in writing; or

•

make any recommendation in support of a tender or exchange offer that constitutes an Acquisition Proposal or fail to recommend against such a tender or exchange offer within ten business days of the commencement of such offer.

Each of the foregoing actions is referred to as a “board recommendation change”. In addition, the Board may not cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.

Notwithstanding the provisions described above, the merger agreement does not prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, including making any “stop-look-and-listen” communication to the stockholders of the Company, or (ii) making any disclosure to its stockholders if the Board determines, in good faith, after consultation with outside counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; provided, that, subject to certain exceptions, no action contemplated hereby will constitute an adverse recommendation change.

Intervening Event

Notwithstanding the provisions described under “—Civitas Board Recommendation,” the Board may effect a board recommendation change in response to an Intervening event if the Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable law. For the purposes of the merger agreement, “intervening event” means a material event, change, effect, development, condition or occurrence that has affected, is affecting or would be reasonably likely to affect the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole that (i) is not known by the Company Board (or a committee thereof) as of the date of this Agreement or that was not reasonably foreseeable to the Company Board (or a committee thereof) as of the date of this Agreement and (ii) does not relate to any Acquisition Proposal; provided, that in no event shall the following constitute, or be taken into account in determining the existence of, an intervening event: (A) the fact alone that the Company meets or exceeds any internal or published budgets, plans, forecasts or projections for any period, or (B) any changes alone after the date of this Agreement in the market price or trading volume of Civitas common stock.

The merger agreement provides that the Board may not effect such a board recommendation change unless:

•

the Company has provided prior written notice to Parent at least five business days in advance to the effect that the Board intends to effect a board recommendation change, which notice shall specify the basis for such board recommendation change, including a reasonably detailed description of the facts and circumstances relating to such intervening event;

•

prior to effecting such board recommendation change, during such five business day period, the Company has negotiated with Parent and its representatives in good faith to allow Parent to offer such adjustments to the terms and conditions of the merger agreement and related documentation in such a manner that would obviate the need to effect a board recommendation change in response to such intervening event; and

•

following such five business day time period, the Board determines in good faith (after consultation with its financial advisors and outside legal counsel, and taking into account any modifications to the merger agreement and related documentation proposed by Parent) that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

Acquisition Proposal

Notwithstanding the restrictions set forth in the merger agreement, if the Company has received a bona fide written Acquisition Proposal that was not the result of a breach of the obligations set forth under “—Non-Solicitation” that the Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal, then the Board may (A) effect a board recommendation change with respect to such Superior Proposal; and/or (B) cause the Company to terminate the merger agreement and enter into a definitive Alternative Acquisition Agreement with respect to such Superior Proposal substantially concurrently; provided, however, that the Board may not take any of the foregoing actions unless:

•

the Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable law;

•	the Company has complied in all material respects with its obligations relating to Non-Solicitation and the Board recommendation with respect to such Superior Proposal;

•

the Company has provided prior written notice to Parent five business days in advance (the “Notice Period”) to the effect that the Board (A) has received a Superior Proposal; and (B) intends to effect a board recommendation change or to terminate the merger agreement for the purposes of entering into an Alternative Acquisition Agreement, absent any revision to the terms and conditions of this Agreement, which notice will identify the person or group making such Superior Proposal and include the material terms thereof and copies of all material relevant agreements relating to such Superior Proposal (it being understood that any revision or amendment to the financial or other material terms of such Superior Proposal will be deemed to constitute a new Superior Proposal and will require a new written notice and Notice Period); provided, however, that such new Notice Period will be three business days;

•

during the Notice Period, the Company has negotiated with Parent and its representatives in good faith to allow Parent to offer such adjustments to the terms and conditions of the merger agreement and the related documentation in such a manner that would obviate the need to effect a board recommendation change; and

•

following the end of the Notice Period, the Board determines in good faith (after consultation with its financial advisors and outside legal counsel, and taking into account any modifications to the merger agreement and related documentation proposed by Parent) that such Acquisition Proposal continues to be a Superior Proposal and the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

Civitas Options, TRSUs and PSUs

Civitas equity awards outstanding immediately prior to the effective time will be subject to the following treatment:

•

Each Option whether vested or unvested, will be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to (1) $17.75 (less the exercise price per share attributable to such Option); multiplied by (2) the total number of shares of Civitas common stock issuable upon exercise in full of such Option. The consideration for Options , other than the Annual 2019 Option Awards, will be payable on the closing date and the consideration for the Annual 2019 Option Awards will vest and be payable at the same time as such Option would have vested pursuant to its terms, subject to the holder’s continued service with Parent or an affiliate of Parent (including the Surviving Corporation or its subsidiary) through the applicable vesting dates. Notwithstanding anything to the contrary, Options with an exercise price per share equal to or greater than $17.75 will be cancelled without any cash payment.

•

Each TRSU, whether vested or unvested, will be cancelled and will become a right to receive an amount in cash, without interest, equal to (1) $17.75 multiplied by (2) the total number of shares of Civitas common stock subject to such TRSU. For each TRSU, other than the Annual 2019 TRSUs, 50% of the consideration for such TRSU will be payable on the closing date and the remaining 50% will generally vest and be payable in accordance with the terms of the TRSU, subject to the holder’s continued service with Parent or an affiliate of Parent (including the Surviving Corporation or its subsidiary) through the applicable vesting dates (or, if earlier than the applicable vesting dates, the amounts will generally be paid in two equal installments on the first and second anniversaries of the closing date, subject to continued service). For each Annual 2019 TRSU, the consideration for such TRSU will, subject to the holder’s continued service with Parent or an affiliate of Parent (including the Surviving Corporation or its subsidiary) through the applicable vesting dates, vest and be payable in accordance with the terms of such TRSU, with no less than 50% vesting and payable on the first anniversary of the closing date and any remaining unvested portion vesting and payable on the second anniversary of the closing date.

•

(i) PSUs granted prior to December 8, 2017 that are outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled for no consideration, (ii) PSUs granted on December 8, 2017 or March 9, 2018 outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled and will become a right to receive an amount in cash, without interest, equal to (x) $17.75 multiplied by (y) the total number of shares of Civitas common stock subject to such PSU, with any performance-based vesting conditions deemed achieved based on actual performance during the applicable performance period, which shall be shortened to end on the date immediately prior to the closing date, and which amount will be paid on the closing date, and (iii) Annual 2019 PSUs outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled and will become a right to receive an amount in cash, without interest, equal to (x) $17.75 multiplied by (y) the total number of shares of Civitas common stock subject to such PSU, with any performance-based vesting conditions deemed achieved at target. The consideration in respect of Annual 2019 PSUs will be subject to the same payment terms, conditions and schedule as for the Annual 2019 TRSUs (as described in the immediately preceding paragraph).

Holders of Civitas equity awards at the effective time will cease to have any rights with respect to such awards other than the rights to receive the payments described above.

Financing Arrangements

Although the availability of financing is not a condition precedent to the obligations of Parent or Merger Sub to consummate the merger, each of Parent, Merger Sub and the Company have agreed to take certain actions in connection with the arrangement of the debt and equity financing for the merger.

Obligations of Parent. Subject to certain exceptions, the merger agreement prohibits Parent from terminating or modifying the debt commitment letter in any manner that would reasonably be expected to reduce the amount of debt financing available at closing (unless replaced by an equivalent increase in equity financing), impose new or additional conditions to the receipt of the financing or otherwise delay or prevent the consummation of the merger or the timely funding of the debt financing. Parent and Merger Sub will use their reasonable best efforts to take all actions necessary, proper and advisable to arrange and obtain the debt and equity financing on the terms and conditions described in the debt and equity commitment letters, respectively, and to keep the Company reasonably informed about the status of the debt financing arrangements. In the event the debt financing becomes unavailable, Parent will use its reasonable best efforts to obtain alternative financing on conditions not less favorable in any respect to Parent or Merger Sub than those contained in the original debt commitment letter, provided that Parent and Merger Sub will not be required to pay fees or agree to pay interest rates in amounts in excess of those contemplated in the original debt commitment letter, or to obtain equity financing in excess of the amount contemplated by the equity commitment letter.

Marketing Period. The merger agreement provides for a marketing period with respect to the debt financing (the “marketing period”) which will consist of a 15 business day period beginning on the first business day after Parent has received certain Company financial statements required to be delivered pursuant to the debt commitment letter, provided that the marketing period will not begin on or before January 31, 2019. If the debt financing is obtained prior to the end of the marketing period, the marketing period will terminate on such earlier date.

Financing Cooperation by the Company. The Company has agreed to use its reasonable best efforts to provide, and to cause its subsidiaries and their respective representatives to use their reasonable best efforts to provide, Parent with all cooperation reasonably requested by Parent to assist it in causing the conditions in the debt commitment letters to be satisfied or as is otherwise reasonably requested by Parent in connection with the debt financing, including making management available to participate in a reasonable number of ratings agency meetings and to assist Parent and its debt financing sources with the preparation of definitive financing documents, customary rating agency and lender presentations and similar documentation.

Directors’ and Officers’ Indemnification and Insurance

Pursuant to the merger agreement, the Surviving Corporation and its subsidiaries will, and Parent will cause the Surviving Corporation and its subsidiaries to, honor and fulfill the obligations of the Company and any of its subsidiaries pursuant to any written indemnification agreements that have been made available to Parent between the Company and any of its subsidiaries, on the one hand, and any of their respective current or former directors or officers, on the other hand (collectively, the “indemnified persons”). In addition, during six year period following the effective time, the Surviving Corporation and its subsidiaries must maintain in effect indemnification, exculpation and advance of expenses provisions in their respective organizational documents which are at least as favorable as the provisions contained in such organizational documents as of the date of the merger agreement.

The merger agreement further provides that the Surviving Corporation will (and Parent will cause the Surviving Corporation to) indemnify and hold harmless each indemnified person from and against any reasonable costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, penalties, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding arising out of (i) the fact that an indemnified person is or was a director or officer of the Company or such subsidiary or affiliate, or (ii) any action or omission, or alleged action or omission, in such indemnified person’s capacity as a director or officer of the Company or any of its subsidiaries or other affiliates, including in connection with the merger or taken at the request of the Company or such subsidiary or affiliate, regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the effective time. In connection with any such proceeding, the Surviving Corporation will advance all reasonable fees and expenses (including reasonable fees and expenses of any counsel, which counsel will be reasonably acceptable to the Surviving Corporation) as incurred by any indemnified person in defense of such proceeding.

Parent will, or will cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the effective time covering each such person currently covered by the Company’s D&O policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of the merger agreement, provide that Parent and the Surviving Corporation will not be obligated to pay any amounts which would exceed 300% of the amount paid by the Company for its last full policy period under its existing D&O policy.

Other Covenants and Agreements

Access to Information; Confidentiality. The Company will afford Parent and its representatives (including financing sources) reasonable access during normal business hours (upon reasonable advance request provided in writing) to the properties, books and records and personnel of the Company, and shall will available to Parent and its representatives all other information, agreements and documents concerning its business, properties and personnel as Parent and its representatives may reasonably request in connection with the Transactions, in each case consistent with applicable law.

Notwithstanding the foregoing, the Company may restrict or prohibit access to documents or information to the extent that (i) any contract in effect as of the date of the merger agreement or applicable law requires the Company to restrict or otherwise prohibit access to such documents or information; (ii) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (iii) access to a contract to which the Company or any of its subsidiaries is a party or otherwise bound as of the date hereof would violate or cause a default pursuant to, or give a third person the right to terminate or accelerate the rights pursuant to, such contract; or (d) access would result in the disclosure of any trade secrets of third parties.

The merger agreement requires Parent and Merger Sub to keep confidential all information provided by the Company or its representatives in accordance with the confidentiality agreement entered into by the parties in connection the merger negotiations, except that Parent may share such information with prospectus financing sources, financial institutions and investors in connection with the debt finance, in each case subject to such confidentiality agreement.

Proxy Statement; The Special Meeting. The merger agreement required the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) to prepare and file the preliminary proxy statement relating to the special meeting with the SEC as promptly as practical following the date of the merger agreement (and in any event not later than January 23, 2019). The Company will use its reasonable best efforts to cause this proxy statement and any other filing required by the SEC to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and the NYSE. The Company may not make any such filing with the SEC unless it has provided Parent and its counsel with a reasonable opportunity to review and comment on such filing and has considered such comments in good faith. The Company is required to call the special meeting as described under “—Special Meeting.”

Public Announcements. Parent and the Company will consult with each other before issuing any press release or other public statements with respect to the merger and the other Transactions, and will not issue any such press release or make any such public statement with the consent of such other party, except as may be required by applicable law, court process or the applicable rules of the NYSE and except as contemplated, permitted or required by the merger agreement.

Stockholder Litigation. Until the effective time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, must: (i) provide the other parties with prompt notice of, and keep such parties reasonably informed about, any litigation relating to the transactions; (ii) give such parties the opportunity to participate in (but not control) the defense, settlement or prosecution of such litigation; and (iii) consult with such parties with respect to the defense, settlement and prosecution of such litigation. In no event may any party compromise or settle, or agree to compromise or settle, any such litigation unless the other parties have consented in writing (which consent will not be unreasonably withheld, conditioned or delayed).

Antitrust Approvals. The merger agreement required each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, to file the applicable Premerger Notification and Report Form with the U.S. antitrust authorities within 10 business days of the execution of the merger agreement. Such filings were made on January 4, 2018. See “The Merger—Regulatory Approvals—Antitrust Approvals.” Each party is required to cooperate and coordinate with the other parties and to provide any additional information that may be required or requested by the U.S. antitrust authorities or any other applicable governmental authority as promptly as reasonably practicable. Each of Parent, Merger Sub and the Company will take all action necessary, proper or advisable to (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other antitrust law applicable to the merger agreement and the merger; and (2) obtain any required approvals or consents pursuant to any antitrust law applicable to merger agreement or the merger, in each case as promptly as practicable and in any event prior to the outside date.

Anti-Takeover Laws. The Company and the Board have agreed to (a) take all actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to the merger agreement or the Transactions, and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the merger agreement or the Transactions, take all action within their power to ensure that the merger and the other Transactions may be consummated as promptly as reasonably practicable on the terms contemplated by the merger agreement and otherwise to minimize the effect of such statute or regulation on the merger and the Transactions.

Reasonable Best Efforts

Each of the parties to the merger agreement must use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as promptly as practicable, the merger and the other Transactions, including (i) causing the conditions set forth under “—Conditions to the Merger” to be satisfied; (ii) obtaining all necessary or advisable consents, waivers, approvals, orders and authorizations from governmental authorities for the purposes of consummating the merger, and making all necessary or advisable registrations, declarations and filings with governmental authorities for the purposes of consummating the merger; (iii) obtaining all consents, waivers and approvals and delivering all notifications pursuant to any material contracts in connection with the merger agreement and the consummation of the merger; and (iv) executing and delivering any contracts and other instruments that are reasonably necessary to consummate the merger. In addition, each of the parties has agreed that it will not take any action, or fail to take any action, that is intended to or has the effect of preventing, impairing, delaying or otherwise materially adversely affecting the consummation of the merger or the ability of such party to perform its obligations pursuant to the merger agreement.

Conditions to the Merger

The respective obligation of each party to effect the merger is subject to the satisfaction or waiver on or prior to the effective time of certain conditions, including, among other conditions, the following:

•	the Company’s receipt of the approval of the merger agreement by the holders of Civitas common stock constituting the requisite stockholder approval;

•	the applicable waiting periods (and any extensions thereof) under the HSR Act has expired or been terminated;

•

no law, temporary restraining order, preliminary or permanent injunction issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the merger will be in effect, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the merger, that in each case prohibits, makes illegal, or enjoins the consummation of the merger.

The obligation of Parent and Merger Sub to effect the merger is subject to the satisfaction or waiver on or prior to the effective time of certain conditions, including, among other conditions, the following:

•	the absence of a Company material adverse effect (as described under “—Representations and Warranties”);

•	with respect to the representations and warranties of the Company:

•

the fundamental representations and warranties of the Company relating to (i) organization and good standing, (ii) authority, execution and delivery and enforceability, (iii) the fairness opinion, (iv) and anti-takeover provisions, (v) fees of brokers and other advisors, (vi) violation of the Company’s organizational documents and (vii) obligations restricting the securities of the Company being true and correct in all material respects as of the date of the merger agreement and as of the closing date as if made at and as of such date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date) without giving effect to any “materiality” or “Company material adverse effect” qualifications set forth in such representations and warranties.

•

the representations and warranties of the Company relating to its capitalization being true and correct as of the date of the merger agreement and as of the closing date as if made at and as of such date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be true and correct that would not, individually or in the aggregate, increase the aggregate consideration payable pursuant to the merger agreement by more than a de minimis amount; and

•

all other representations and warranties of the Company being true and correct on the date of the merger agreement and as of the closing date as if made at and as of such date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) without giving effect to any “materiality” or “Company material adverse effect” qualifications, except for such failures to be true and correct that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company material adverse effect.

•	the Company having performed and complied with, in all material respects, its covenants, obligations and conditions required to be performed at or prior to the closing under the merger agreement; and

•	the receipt by Parent and Merger Sub of a certificate executed by an executive officer of the Company certifying that certain conditions described in the merger agreement have been satisfied.

The obligation of the Company to effect the merger is subject to the satisfaction or waiver on or prior to the effective time of certain conditions, including, among other conditions, the following:

•

the representations and warranties of Parent and Merger Sub being true and correct as of the date of the merger agreement and as of the closing date as if made at and as of such date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be true and correct that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent material adverse effect (as defined below).

•

Parent and Merger Sub having performed and complied with, in all material respects, their respective covenants, obligations and conditions required to be performed at or prior to the closing under the merger agreement; and

•	the receipt of certificates executed by an executive officer of Parent and Merger Sub certifying that certain conditions described in the merger agreement have been satisfied.

For the purposes of the merger agreement, “Parent material adverse effect” means any effect that, individually or in the aggregate, prevents or materially impairs or delays, or would reasonably be expected to prevent or materially impair or delay, the ability of Parent or Merger Sub to perform its obligations under the merger agreement or to consummate the merger and the other Transactions.

Termination of the Merger Agreement

The Company and Parent may terminate the merger agreement by mutual written agreement at any time before the closing date. In addition, either Parent or the Company may terminate the merger agreement at any time before the closing date:

•

if any legal restraint preventing the consummation of the merger is in effect and becomes final and non-appealable or if any statute, rule, regulation or order has been enacted or entered that prohibits or makes illegal the consummation of the merger, provided that the party seeking to terminate the merger agreement has used its reasonable best efforts to resolve such restraint, to the extent required by the merger agreement;

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if the merger has not been consummated by 11:59 p.m. EDT on May 17, 2019 (the “outside date”), provided that the party seeking to terminate the merger agreement has not breached the merger agreement in a manner which was the primary cause of the failure of the merger to be consummated by such date; or

•

if the Company fails to obtain the stockholder requisite approval, provided that the party seeking to terminate the merger has not materially breached the merger agreement in a manner which was the primary cause of the failure to obtain such consent.

Parent may also terminate the merger agreement if:

•	the Board has effected a board recommendation change; or

•

the Company breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement in any material respect, which breach or failure to perform would give rise to the failure of a condition set forth in the merger agreement and cannot be or has not been cured prior to the earlier of (x) 30 days after the giving of written notice to the Company of such breach and (y) the second business day prior to the outside date (provided that Parent and Merger Sub are not then in material breach of any representation, warranty or covenant contained in the merger agreement).

The Company may also terminate the merger agreement if:

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Parent or Merger Sub breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement in any material respect, which breach or failure to perform would give rise to the failure of a condition set forth in the merger agreement and cannot be or has not been cured prior to the earlier of (x) 30 days after the giving of written notice to Parent or Merger Sub of such breach and (y) the second business day prior to the outside date (provided that the Company is not then in material breach of any representation, warranty or covenant contained in the merger agreement);

•

prior to receiving the requisite stockholder approval, the Board (or a committee thereof) has effected a board recommendation change as described under “—Acquisition Proposal”; provided that at the time of such termination, the Company enters into a definitive Alternative Acquisition Agreement with respect to such Superior Proposal and the Company complies with the obligations to pay the Company termination fee as described under “Termination Fees and Expenses—Company Termination Fee” below; or

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(i) all of the conditions to Parent and Merger Sub’s respective obligation to consummate the merger have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing); (ii) the Company has notified Parent in writing that it is ready, willing and able to consummate the merger, that it has satisfied all conditions precedent to its obligation to consummate the merger (other than those conditions that by their nature are to be satisfied by actions taken at the closing) and that it intends to terminate the merger agreement if Parent and Merger Sub fail to consummate the merger; and (iii) Parent and Merger Sub fail to consummate the merger within two business days of the date of such notice.

Termination Fees and Expenses

Except as expressly set forth in the merger agreement, all fees and expenses incurred in connection with the merger agreement, the merger and the other Transactions will be paid by the party incurring such fees or expenses, whether or not the merger is consummated.

Company Termination Fee. The Company will pay to Parent (or its designee) a fee of $20 million in connection with the termination of the merger agreement (the “Company termination fee”) under the following circumstances:

•	if the Board has effected a board recommendation change, in which case the Company is required to pay the fee within 2 business days of such termination;

•	if the Company terminates the merger agreement because it has entered into a definitive Alternative Acquisition Agreement in respect of a Superior Proposal;

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if (i) (x) either party terminates the merger agreement due to the failure to obtain the requisite stockholder approval or (y) Parent terminates the merger agreement because the Company has breached or failed to perform any of its representations, warranties or covenants contained in the merger agreement and such failure(s) have not been cured (in each case subject to the applicable conditions described under “—Termination”) and (ii) within 12 months of such termination, the Company consummates an Acquisition Transaction or enters into a definitive agreement providing for an Acquisition Transaction; provided that for the purposes of the payment described under this bullet, the ownership threshold referred to in the definition of “Acquisition Transaction” will be 45% instead of 15%.

Parent Termination Fee. Parent will pay to the Company (or its designee) a fee of $40 million in connection with the termination of the merger agreement (the “Parent termination fee”) under the following circumstances:

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if the Company terminates the merger agreement because Parent or Merger Sub has breached or failed to perform any of its representations, warranties or covenants contained in the merger agreement and such failure(s) have not been cured (in each case subject to the applicable conditions described under “—Termination”); or

•

if (i) all of the conditions to Parent and Merger Sub’s respective obligation to consummate the merger have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing); (ii) the Company has notified Parent in writing that it is ready, willing and able to consummate the merger, that it has satisfied all conditions precedent to its obligation to consummate the merger (other than those conditions that by their nature are to be satisfied by actions taken at the closing) and that it intends to terminate the merger agreement if Parent and Merger Sub fail to consummate the merger; and (iii) Parent and Merger Sub fail to consummate the merger within two business days of the date of such notice.

The Company and Parent acknowledged, respectively, in the merger agreement that in no event will the Company termination fee or the Parent termination fee be payable by the Company or Parent, as applicable, on more than one occasion.

Effect of Termination

Any valid termination of the merger agreement will become effective immediately upon delivery of written notice by the terminating party to the other parties. Following such termination, the merger agreement will be of no further force and effect, except that any obligation to pay the Company termination fee or the Parent termination fee, as applicable, and certain obligations relating to the reimbursement of Company expenses will survive the termination of the merger agreement.

Employee Compensation and Benefits

For the continuation period, the Surviving Corporation and its subsidiaries will (and Parent will cause the Surviving Corporation and its subsidiaries to) cause each individual who is a continuing employee to be provided with the following: (i) base salary or wages that are no less favorable in the aggregate than such employee’s base salary or wages immediately prior to the effective time, (ii) annual target incentive opportunities that are no less favorable in the aggregate to those provided to such continuing employees immediately prior to the effective time, and (iii) other compensation and benefits (excluding equity-based compensation and any pension, post-retirement or deferred compensation benefits) that are substantially comparable in the aggregate to those provided to such continuing employees immediately prior to the effective time.

To the extent that any existing employee plan is made available to any continuing employee at or after the effective time, the Surviving Corporation will, to the extent allowed under applicable law, credit such continuing employee for all service with the Company and its subsidiaries prior to the effective time for purposes of eligibility to participate, vesting and entitlement to benefits for the purposes of such plan. The merger agreement provides that each continuing employee will be immediately eligible to participate, without any waiting period, in any new employee benefit or compensation plans sponsored by the Surviving Corporation and its subsidiaries to the extent that coverage pursuant to any such new plan replaces coverage pursuant to a comparable existing employee plan in which such continuing employee participates immediately before the effective time. With respect to any continuing employee’s participation in a new plan providing life insurance, medical, dental pharmaceutical, vision or disability benefits to any continuing employee, the Surviving Corporation will cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such new plan to be waived to the same extent such requirements were waived or satisfied under the comparable existing employee plan, and the Surviving Corporation will cause any eligible expenses incurred during the portion of the plan year ending on the date that such continuing employee’s participation in the corresponding new plans begins to be given full credit pursuant to such new plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such continuing employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such new plan. The Surviving Corporation will credit the accounts of continuing employees pursuant to any new plan that is a flexible spending plan with any unused balance in the account of such continuing employee. Any vacation or paid time off accrued but unused by a continuing employee as of immediately prior to the effective time will be credited to such continuing employee following the effective time, and will not be subject to accrual limits or other forfeiture and shall not limit future accruals.

Specific Performance

The merger agreement provides that the parties will be entitled to an injunction, specific performance or other equitable relief to prevent breaches (or threatened breaches) of the merger agreement or to enforce specifically the terms and provisions thereof, and provides for the parties’ waiver of any requirement for the securing or posting of any bond or proof of damages in connection with any such remedy. The merger agreement provides that (subject in all cases to the conditions described in the following paragraph) none of Parent, Merger Sub or the Company may raise any objections to the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of the merger agreement, including on the basis that such injunction, specific performance or other equitable relief is not an appropriate remedy or that an adequate remedy exists at law.

The merger agreement further provides that the Company will not be entitled to the remedy of specific performance to enforce Parent’s obligation to cause the Equity Financing to be funded and to consummate the Merger unless (A) all of the conditions described under the heading “—Conditions to the Merger” have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing); (B) the Debt Financing has been funded or will be funded at the closing if the Equity Financing is funded at the closing; (C) Parent and Merger Sub fail to consummate the merger in the manner contemplated by the merger agreement; and (D) the Company has irrevocably confirmed in a written notice to Parent that if specific performance is granted and the Equity Financing and Debt Financing are funded, then it would take such actions that are required of it by the merger agreement to cause the closing to occur.

Governing Law

The merger agreement is governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

APPRAISAL RIGHTS

Under Section 262 of the DGCL, any holder of record of shares of Civitas common stock who has not voted in favor of the merger, who continuously holds such shares of Civitas common stock through the effective date of the merger, who complies with the provisions of Section 262 of the DGCL and who does not wish to accept the merger consideration may elect to exercise appraisal rights in lieu of receiving the merger consideration. If the merger is completed, a stockholder who properly demanded appraisal of his, her or its shares of Civitas common stock prior to the vote being taken on the adoption of the merger agreement and who did not vote in favor of adoption of the merger agreement and who otherwise complies with the provisions of Section 262 of the DGCL may petition the Delaware Court of Chancery to determine the “fair value” of his, her or its shares of Civitas common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, and receive payment of such fair value of the shares of Civitas common stock in cash, together with interest, if any, on the amount determined to be the fair value, subject to Section 262 of the DGCL. The “fair value” of your shares of Civitas common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the $17.75 per share of Civitas common stock that you are otherwise entitled to receive under the terms of the merger agreement. Stockholders that are entitled and wish to exercise appraisal rights must strictly comply with the provisions of Section 262 of the DGCL.

The following discussion is a summary of the law pertaining to appraisal rights under the DGCL. The full text of Section 262 of the DGCL is attached to this proxy statement as Annex D. All references in Section 262 of the DGCL to a “stockholder” and in this summary to a “stockholder” are to the record holder of the shares of Civitas common stock.

Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders, as in the case of the merger agreement, the Company, not less than 20 days prior to such meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice, and the applicable statutory provisions are attached to this proxy statement as Annex D. This summary of appraisal rights is not a complete summary of all applicable requirements or the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the text of Section 262 of the DGCL attached as Annex D. Any stockholder who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review the following discussion and Annex D carefully and in its entirety. Failure to strictly comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. Stockholders that validly withdraw, fail to perfect or otherwise lose their appraisal rights will be entitled to receive the merger consideration, without interest, provided by the merger agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Civitas common stock, the Company believes that if a stockholder is considering exercising such rights, such stockholder should seek the advice of legal counsel.

A Civitas stockholder wishing to exercise the right to seek an appraisal of their shares of Civitas common stock must do ALL of the following:

•	The stockholder must deliver to the Company a written demand for appraisal before the vote on the merger agreement at the special meeting.

•

The stockholder must not vote in favor of the proposal to adopt the merger agreement. Because a properly executed and dated proxy that does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, a stockholder who submits a proxy and who wishes to exercise appraisal rights must abstain from voting or instruct that such stockholder’s shares of Civitas common stock be voted against such proposal.

•

The stockholder must continuously hold the shares of Civitas common stock from the date of making the demand through the effective date. The stockholder will lose appraisal rights if the stockholder transfers the shares of Civitas common stock before the effective date.

•

The stockholder must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of his, her or its shares of Civitas common stock within 120 days after the effective date. The Surviving Corporation is under no obligation to file such petition and has no intention of doing so.

Neither voting, in person or by proxy, against, abstaining from voting on nor failing to vote on the proposal to adopt the merger agreement will constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

Only a holder of record of shares of Civitas common stock issued and outstanding immediately prior to the effective date may demand appraisal rights for the shares of Civitas common stock registered in that holder’s name. A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder’s name appears on the stock certificates. The demand must reasonably inform the Company of the identity of the stockholder and that the stockholder intends thereby to demand appraisal of his, her or its shares of Civitas common stock.

If the shares of Civitas common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of Civitas common stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder, such as a broker who holds shares of Civitas common stock as nominee for several beneficial owners, may exercise appraisal rights with respect to the shares of Civitas common stock issued and outstanding immediately prior to the effective date held for one or more beneficial owners while not exercising such rights with respect to the shares of Civitas common stock held for other beneficial owners; in such case, however, the written demand should set forth the number of shares of Civitas common stock issued and outstanding immediately prior to the effective date as to which appraisal is sought and where no number of shares of Civitas common stock is expressly mentioned the demand will be presumed to cover all shares of Civitas common stock which are held in the name of the record owner.

IF A STOCKHOLDER HOLDS SHARES OF CIVITAS COMMON STOCK THROUGH A BROKER WHO IN TURN HOLDS THE SHARES OF CIVITAS COMMON STOCK THROUGH A CENTRAL SECURITIES DEPOSITORY NOMINEE SUCH AS CEDE & CO., A DEMAND FOR APPRAISAL OF SUCH SHARES OF CIVITAS COMMON STOCK MUST BE MADE BY OR ON BEHALF OF THE DEPOSITORY NOMINEE AND MUST IDENTIFY THE DEPOSITORY NOMINEE AS RECORD HOLDER. STOCKHOLDERS WHO HOLD THEIR SHARES OF CIVITAS COMMON STOCK IN BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS OR NOMINEES TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES OF CIVITAS COMMON STOCK. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF CIVITAS COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

A stockholder who elects to exercise appraisal rights under Section 262 of the DGCL should mail or deliver a written demand to:

Civitas Solutions, Inc.

313 Congress Street, 6th Floor

Boston, MA 02210

(617) 790-4800

Attn: Corporate Secretary

If the merger is completed, the Company will give written notice of the effective date within ten days after such effective date to each former Civitas stockholder who did not vote in favor of adopting the merger agreement and who properly made a written demand for appraisal in accordance with Section 262 of the DGCL. Within 120 days after the effective date, but not later, either the Surviving Corporation or any stockholder who has properly made a written demand for appraisal of his, her or its shares of Civitas common stock and otherwise complied with the requirements of Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Civitas common stock held by all such dissenting stockholders. A person who is the beneficial owner of shares of Civitas common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so. Stockholders who desire to have their shares of Civitas common stock appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective date, any stockholder who has complied with the provisions of Section 262 of the DGCL to that point in time will be entitled to receive from the Surviving Corporation, upon written request, a statement setting forth the aggregate number of shares of Civitas common stock not voted in favor of the merger agreement and with respect to which the Company has received demands for appraisal, and the aggregate number of holders of those shares of Civitas common stock. The statement must be mailed within 10 days after such written request has been received by the Surviving Corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of such shares of Civitas common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. The Surviving Corporation must mail this statement to the stockholder within the later of ten days of receipt of the request and ten days after expiration of the period for delivery of demands for appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the Surviving Corporation, the Surviving Corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of Civitas common stock and with whom agreements as to the value of their shares of Civitas common stock have not been reached by the Surviving Corporation. After notice to dissenting stockholders who demanded appraisal of their shares of Civitas common stock as required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by such section.

The Delaware Court of Chancery may require the stockholders demanding appraisal who hold certificated shares of Civitas common stock to submit their stock certificates to the Register in the Delaware Court of Chancery for notation thereon of the pendency of the appraisal proceedings. If the stockholder fails to comply with the court’s direction, the Delaware Court of Chancery may dismiss the proceeding as to the stockholder. In addition, the Delaware Court of Chancery will dismiss the proceedings as to all holders of such shares of Civitas common stock who are otherwise entitled to appraisal rights unless (1) the total number of shares of Civitas common stock entitled to appraisal exceeds 1% of the outstanding shares of Civitas common stock, or (2) the value of the consideration provided in the merger for such total number of shares of Civitas common stock exceeds $1 million.

The Delaware Court of Chancery will thereafter determine the fair value of the shares of Civitas common stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, but together with interest, if any, to be paid on the amount determined to be fair value. Interest will be calculated as of effective date of the merger through the date of payment of the judgment, compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge), unless good cause is shown for the Delaware Court of Chancery to use discretion and calculate the interest rate otherwise. At any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided in Section 262 of the DGCL only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares of Civitas common stock as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.

In determining the fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the Court of Chancery must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger[.]” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” Remedy, in cases of unfair dealing, may or may not be a dissenter’s exclusive remedy. The Delaware Court of Chancery may determine the fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise receive under the merger agreement. If no party files a petition for appraisal in a timely manner, then all stockholders will lose the right to an appraisal, and will instead be entitled to receive the merger consideration provided by the merger agreement, without interest.

The Delaware Court of Chancery will determine the costs of the appraisal proceeding and will allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of Civitas common stock entitled to appraisal.

The fair value of the shares of Civitas common stock as determined under Section 262 of the DGCL could be greater than, the same as, or less than the merger consideration. An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL.

Any stockholder who has duly demanded an appraisal in compliance with Section 262 of the DGCL may not, after the effective date, vote the shares of Civitas common stock subject to the demand for any purpose or receive any dividends or other distributions on those shares of Civitas common stock, except dividends or other distributions payable to holders of record of shares of Civitas common stock as of a record date prior to the effective date.

If no petition for appraisal is filed within 120 days after the effective date of the merger, or if a stockholder who has not commenced or joined an appraisal proceeding delivers a written withdrawal of the stockholder’s demand for appraisal within 60 days after the effective date of the merger, then the right of the stockholder to appraisal will cease. Any attempt to withdraw an appraisal demand made more than 60 days after the effective date will require written approval of the Surviving Corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned on such terms as the Delaware Court of Chancery deems just; provided, however, that the foregoing provisions of this sentence will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the merger consideration within 60 days after the effective date of the merger. If the stockholder fails to perfect, successfully withdraws or loses the appraisal right, the stockholder’s shares of Civitas common stock will be converted into the right to receive the merger consideration, without interest.

FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF APPRAISAL RIGHTS. IN THAT EVENT, YOU WILL BE ENTITLED TO RECEIVE THE MERGER CONSIDERATION FOR YOUR DISSENTING SHARES OF CIVITAS COMMON STOCK IN ACCORDANCE WITH THE MERGER AGREEMENT. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 262 OF THE DGCL, IF YOU ARE A CIVITAS STOCKHOLDER AND ARE CONSIDERING EXERCISING YOUR APPRAISAL RIGHTS UNDER THE DGCL, YOU SHOULD CONSULT YOUR OWN LEGAL ADVISOR.

CURRENT MARKET PRICE OF CIVITAS COMMON STOCK

Civitas common stock has been listed on the NYSE under the trading symbol “CIVI” since September 16, 2014. The following table sets forth the closing sale prices per share of Civitas common stock, as reported on the NYSE on December 17, 2018, the last trading day prior to the announcement of the Transactions, and on February 12, 2019, the latest practicable date before the printing of this proxy statement:

December 17, 2018	$14.96
February 12, 2019	$17.68

If the merger is consummated, each share of Civitas common stock (other than (i) shares of Civitas common stock owned by the Company (excluding any shares of Civitas common stock owned by any subsidiary of the Company, which will convert into shares of the Surviving Corporation), Parent or Merger Sub and (ii) shares of Civitas common stock as to which appraisal rights have been properly demanded and perfected in accordance with Section 262 of the DGCL) will be converted into the right to receive $17.75 in cash and without interest and subject to any applicable withholding taxes, and Civitas common stock will be removed from listing on the NYSE and there will be no further public market for shares of Civitas common stock.

We have not declared or paid any dividends on our shares of common stock since the time of our initial public offering in September 2014. Under the terms of the merger agreement, from the date of the merger agreement until the earlier of the effective date or the termination of the merger agreement, the Company may not declare or pay dividends on shares of Civitas common stock without Parent’s consent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of shares of Civitas common stock as of February 11, 2019 for:

•	each of the Company’s directors;

•	each of the Company’s named executive officers;

•	each person known by the Company to beneficially own 5% or more of its outstanding common stock; and

•	all of the Company’s directors and executive officers as a group.

The following table lists the number of shares of Civitas common stock and percentage of shares of Civitas common stock beneficially owned based on 36,307,002 shares of Civitas common stock outstanding as of February 11, 2019. Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of Civitas common stock subject to options currently exercisable or exercisable within 60 days of February 11, 2019 are deemed outstanding and beneficially owned by the person holding such options for purposes of computing the number of shares of Civitas common stock and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of Civitas common stock shown as beneficially owned by them. Except as otherwise set forth below, the street address of each beneficial owner is c/o Civitas Solutions, Inc., 313 Congress Street, 6th Floor, Boston, Massachusetts 02210.

Name of Beneficial Owner	Shares Beneficially Owned
	Number of Shares of Civitas common stock	Percent of Class (%)
5% Stockholders:
Vestar Stockholders (1)	19,605,379	54.0%
GAMCO Investors, Inc. et al. (2)	1,980,447	5.5%
Directors and Named Executive Officers:
Bruce F. Nardella (3)	690,412	1.9%
Denis M. Holler (4)	309,872	*
Brett I. Cohen (5)	50,447	*
David Petersen (6)	302,310	*
Jeffrey M. Cohen (7)	96,101	*
Chris A. Durbin (8)	—	*
James L. Elrod, Jr. (8)	—	*
Patrick M. Gray	29,393	*
Pamela F. Lenehan	50,379	*
Guy Sansone	37,023	*
Gregory S. Roth	36,137	*
Mary Ann Tocio	22,079	*
Robert L. Rosner (8)	—	*
All directors and executive officers as a group (13 persons) (9)	1,917,970	5.3%

*	Represents beneficial ownership of less than 1% of the shares of Civitas common stock.
(1)

Includes (A) 14,557,836 shares of common stock held directly by Vestar Capital Partners V, L.P. (“Vestar V”), 4,003,741 shares of common stock held directly by Vestar Capital Partners V-A, L.P. (“Vestar V-A”), 527,168 shares of common stock held directly by Vestar Capital Partners V-B, L.P. (“Vestar V-B”) and 516,634 shares of common stock held directly by Vestar/NMH Investors, LLC (“Vestar/NMH Investors”). Vestar V is the

managing member of Vestar/NMH Investors, and Vestar Executives V, L.P. (“Vestar Executives V”) and Vestar Co-Invest V, L.P. (“Vestar Co-Invest V”) are members of Vestar/NMH Investors. Vestar Associates V, L.P. (“Vestar Associates V”) is the general partner of Vestar V, Vestar V-A, Vestar V-B and Vestar Executives V. Vestar Managers V, Ltd. (“VMV”) is the general partner of Vestar Associates V and Vestar Co-Invest V. Daniel S. O’Connell is the sole director of VMV. As a result of these relationships, each of Vestar Associates V, VMV and Mr. O’Connell may be deemed to have beneficial ownership of securities held by Vestar V, Vestar V-A, Vestar V-B and Vestar/NMH Investment (including the securities beneficially owned by Vestar Executives V and Vestar Co-Invest V). Each of Vestar Associates V, VMV and Mr. O’Connell disclaims beneficial ownership of the securities beneficially owned by Vestar V, Vestar V-A, Vestar V-B and Vestar/NMH Investors (including the securities beneficially owned by Vestar Executives V and Vestar Co-Invest V) except to the extent its or his respective pecuniary interest therein. The address of Vestar V, Vestar V-A, Vestar V-B, Vestar/NMH Investors, Vestar Executives V, Vestar Co-Invest V, Vestar Associates V, VMV and Mr. O’Connell is 245 Park Avenue, 41st Floor, New York, NY 10167. The Vestar Stockholders are party to a Voting Agreement with Parent and Merger Sub whereby they have agreed to vote their shares of Civitas common stock in favor of the merger and the approval of the merger and the other Transactions. See “The Special Meeting—Voting Agreement.” As disclosed in the Schedule 13D filed by Parent, Merger Sub and certain of their affiliates on December 28, 2018, each reporting person therein disclaims any beneficial ownership of such shares.
(2)

Based on a Schedule 13D filed on February 4, 2019, (i) Gabelli Funds, LLC (“Gabelli Funds”) possessed sole power to vote and sole power to direct the disposition with respect to 1,207,638 of these shares, (ii) GAMCO Asset Management, Inc. (“GAMCO”) possessed sole power to vote and sole power to direct the disposition with respect to 451,259 of these shares and (iii) Gabelli & Company Investment Advisers, Inc. (“GCIA”) possessed sole power to vote and sole power to direct the disposition with respect to 321,550 of these shares. The business address of Gabelli Funds, GAMCO and GCIA is One Corporate Center, Rye, New York 10580.

(3)	Includes options to purchase 233,502 shares.
(4)	Includes options to purchase 45,684 shares.
(5)	Includes options to purchase 29,480 shares.
(6)	Includes options to purchase 38,984 shares.
(7)	Includes options to purchase 33,503 shares.
(8)

Messrs. Elrod, Durbin and Rosner are Managing Directors of Vestar. Each of Messrs. Elrod and Durbin disclaims beneficial ownership of any shares beneficially owned by Vestar, except to the extent of his indirect pecuniary interest therein.

(9)	Includes options to purchase 452,834 shares.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, Civitas will have no public stockholders and there will be no public participation in any future meetings of stockholders of Civitas. However, if the merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.

Civitas does not intend to hold an annual meeting in 2019 unless the merger is not completed.

In order to be considered for inclusion in Civitas’ proxy statement for its 2019 annual meeting, if held, stockholder proposals must comply with Rule 14a-8(e) of the Exchange Act. The deadline to receive stockholder proposals under Rule 14a-8(e) of the Exchange Act to be considered for inclusion in Civitas’ 2019 proxy statement for the 2019 annual meeting was September 28, 2018 (which is 120 calendar days before the date Civitas’ proxy statement was released to stockholders in connection with the 2018 annual meeting). If the date of the 2019 annual meeting is changed by more than 30 days from the anniversary date of the 2018 annual meeting (which was held on March 9, 2018), then the deadline will be a reasonable time before Civitas begins to print and mail proxy materials.

In addition, Civitas’ amended and restated bylaws include advance notice provisions relating to stockholder nominations for directors or other business not submitted for inclusion in Civitas’ proxy statement. Stockholders may only present a matter for consideration at the 2019 annual meeting, if held, if certain procedures are followed. Any stockholders who intended to present an item of business, including nominees for candidates for election as directors, at the 2019 annual meeting must have provided notice of such business to the Secretary of Civitas between November 9, 2018 and December 9, 2018. However, if the date of the 2019 annual meeting is more than 70 days after the anniversary date of the 2018 annual meeting (which was held on March 9, 2018), notice must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made by Civitas. The notice must comply with all requirements of Civitas’ amended and restated bylaws.

Proponents must submit notices of proposals and nominations in writing to the Secretary of Civitas Solutions, Inc. at 313 Congress Street, Boston, Massachusetts 02210.

HOUSEHOLDING

As permitted under the Exchange Act, in those instances where we are mailing a printed copy of this proxy statement, only one copy of this proxy statement is being delivered to stockholders that reside at the same address and share the same last name, unless such stockholders have notified the Company of their desire to receive multiple copies of this proxy statement. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

We will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to (617) 790-4800 or by mail to Civitas Solutions, Inc., 313 Congress Street, 6th Floor, Boston, MA 02210. Stockholders residing at the same address and currently receiving multiple copies of this proxy statement may contact Investor Relations at the address and telephone number above to request that only a single copy of a proxy statement be mailed in the future.

WHERE YOU CAN FIND MORE INFORMATION

Civitas files annual, quarterly, and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public from commercial document retrieval services and at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company in the “Investor Relations” section of the Company’s investor relations website at http://civitas-solutions.com/investor-relations. The information contained on, or accessible through, the Company’s website is not incorporated in, and does not form a part of, the proxy statement or any other report or document filed by or furnished to the SEC by the Company.

You may also obtain any of the documents the Company files with the SEC, without charge, by requesting them in writing from the Company at the below address:

Civitas Solutions, Inc.

313 Congress Street, 6th Floor

Boston, MA 02210

(617) 790-4800

Attn: Corporate Secretary

If you would like to request documents from the Company, please do so by February 22, 2019 in order to receive them before the special meeting. If you request any documents from the Company, the Company will mail them to you by first class mail, or another equally prompt method, within one business day after receiving your request.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from Civitas stockholders in favor of the proposed merger. You can find information about the Company’s executive officers and directors in its Amendment No. 1 on Form 10-K/A filed with the SEC on January 22, 2019.

If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact the Company’s proxy solicitor at:

470 West Avenue

Stamford, CT 06902

Stockholders Call Toll Free: (800) 662-5200

E-mail: civi@morrowsodali.com

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED FEBRUARY 14, 2019. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

CELTIC INTERMEDIATE CORP.,

CELTIC TIER II CORP.

and

CIVITAS SOLUTIONS, INC.

Dated as of December 18, 2018

A-i

TABLE OF CONTENTS

(Continued)

A-ii

TABLE OF CONTENTS

(Continued)

EXHIBITS

Exhibit A    Form of Certificate of Incorporation of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of December 18, 2018, by and among Celtic Intermediate Corp., a Delaware corporation (“Parent”), Celtic Tier II Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Civitas Solutions, Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in Article I or elsewhere in this Agreement.

RECITALS

WHEREAS, the Company Board has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), and to consummate the Merger and the other transactions contemplated hereby upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger and the other transactions contemplated hereby upon the terms and subject to the conditions set forth herein; (iii) directed that this Agreement be submitted to the stockholders of the Company for adoption; and (iv) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL.

WHEREAS, each of the boards of directors of Parent and Merger Sub have (i) declared it advisable to enter into this Agreement and consummate the Merger and the other transactions contemplated hereby upon the terms and subject to the conditions set forth herein; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger and the other transactions contemplated hereby upon the terms and subject to the conditions set forth herein.

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered a limited guarantee (the “Guarantee”) from Centerbridge Capital Partners III, L.P., a Delaware limited partnership (“Guarantor”), in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, Guarantor is guaranteeing certain obligations of Parent and Merger Sub under this Agreement as specified in the Guarantee.

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, certain Company Stockholders have executed and delivered a voting agreement, dated as of the date hereof, by and between Parent and such Company Stockholders (the “Voting Agreement”).

WHEREAS, Parent, Merger Sub and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:

(a) “Acceptable Confidentiality Agreement” means a confidentiality agreement with the Company that is either (i) in effect as of the execution and delivery of this Agreement, or (ii) executed, delivered and effective after the execution and delivery of this Agreement, in either case containing provisions substantially similar in the aggregate to and not less restrictive in any material respect than the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions that prohibit the making of confidential Acquisition Proposals to the Company or the Company Board); provided, however, that such confidentiality agreement shall not prohibit the Company from complying with Section 5.3.

(b) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub or any of their Affiliates) to engage in an Acquisition Transaction.

(c) “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

(i) any direct or indirect purchase or other acquisition by any Person or Group, whether from the Company or any other Person(s), of shares of Company Common Stock representing 15% or more of the Company Common Stock outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning 15% or more of the Company Common Stock outstanding after giving effect to the consummation of such tender or exchange offer;

(ii) any direct or indirect purchase or other acquisition by any Person or Group, or stockholders of any such Person or Group, of 15% or more of the consolidated assets of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition);

(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its Subsidiaries pursuant to which any Person or Group, or stockholders of any such Person or Group, would, directly or indirectly, acquire assets (including capital stock of, or equity interests in, any Subsidiary of the Company) representing 15% or more of the net revenues, net income, assets or capital of the Company and its Subsidiaries, taken as a whole; or

(iv) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company that would result in any Person or Group, or stockholders of any such Person or Group, beneficially owning 15% or more of the Company Common Stock or voting securities of any successor thereto or parent company thereof as a result of such transaction.

(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by Contract or otherwise; provided, however, that with respect to Parent and Merger Sub, in no event shall “Affiliate” include any portfolio companies of their respective affiliates which are investment funds unless otherwise specified.

(e) “Antitrust Law” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.

(f) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of September 30, 2018 set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended September 30, 2018.

(g) “Business Day” means any day other than Saturday or Sunday or a day on which commercial banks are authorized or required by Law to be closed in New York, New York.

(h) “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

(i) “Code” means the Internal Revenue Code of 1986.

(j) “Company Board” means the Board of Directors of the Company.

(k) “Company Common Stock” means the common stock, par value $0.01 per share, of the Company.

(l) “Company Equity Awards” means Company Options, Company PSUs and Company RSUs.

(m) “Company Intellectual Property” means any Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries.

(n) “Company IT Systems” means all information technology and computer systems (including Software, information technology and telecommunication hardware and other equipment) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information whether or not in electronic format, used in the business of the Company and its Subsidiaries.

(o) “Company Material Adverse Effect” means any change, event, development, effect or circumstance (each, an “Effect”) that, individually or in the aggregate, (x) has had or would reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (y) prevents or materially impairs or delays, or would reasonably be expected to prevent or materially impair or delay, the consummation of the Merger; provided, however, that, in the case of clause (x), none of the following, and no Effects arising out of or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):

(i) changes in general economic conditions, or changes in conditions in the global, international or regional economy generally;

(ii) changes in conditions in the financial markets, credit markets or capital markets, including (1) changes in interest rates or credit ratings; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

(iii) changes in conditions in the industries in which the Company and its Subsidiaries conduct business, including changes in conditions in the healthcare industry generally or in labor markets for employees;

(iv) changes in regulatory, legislative or political conditions, including any trade wars or tariffs and any change in Law;

(v) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, cyberterrorism (including by means of cyber-attack by or sponsored by a Governmental Authority), terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, cyberterrorism, terrorism or military actions);

(vi) earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, pandemics and other force majeure events;

(vii) any Effect resulting from the execution or announcement of this Agreement or the pendency of the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, suppliers, lessors, customers, Payors, partners, vendors, regulators, Governmental Authorities, or any other third Person (provided, that the exceptions in this clause (vii) shall not be deemed to apply to references to “Company Material Adverse Effect” as used in any representation or warranty contained in this Agreement (including for purposes of satisfying Section 7.2(a)) to the extent that such representation or warranty addresses the consequences resulting from the execution or announcement of this Agreement or the pendency of the Merger);

(viii) the compliance by any Party with the express terms of this Agreement, including any action taken or refrained from being taken pursuant to or in accordance with the express terms of this Agreement;

(ix) any action taken or refrained from being taken, in each case to which Parent has expressly approved or consented to in writing following the date of this Agreement;

(x) changes or proposed changes in GAAP or other accounting standards or in any applicable Laws (or the enforcement or interpretation of any of the foregoing);

(xi) changes in the price or trading volume of the Company Common Stock, in and of itself (it being understood that the underlying cause of any such changes may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

(xii) any failure, in and of itself, by the Company and its Subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

(xiii) the availability or cost of equity, debt or other financing to Parent or Merger Sub;

(xiv) any Transaction Litigation; and

(xv) the identity of, or any facts or circumstances relating to, Guarantor, Parent, Merger Sub or the respective Affiliates of any of the foregoing;

except, in each case of clauses (i), (ii), (iii), (iv), (v), (vi) and (x), to the extent that such Effect has had a disproportionate adverse effect on the Company relative to other companies of a similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact or impacts may be taken into account in determining whether a Company Material Adverse Effect has occurred.

(p) “Company Options” means any options to purchase shares of Company Common Stock, whether granted pursuant to any of the Company Stock Plans or otherwise.

(q) “Company Preferred Stock” means the preferred stock, par value $0.01 per share, of the Company.

(r) “Company PSUs” means all Company restricted share units subject to time and performance-vesting conditions, whether granted pursuant to the Company Stock Plans or otherwise.

(s) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned or purported to be owned by, or filed in the name of, the Company or any of its Subsidiaries.

(t) “Company RSUs” means all Company restricted share units subject solely to time-vesting conditions, whether granted pursuant to the Company Stock Plans or otherwise.

(u) “Company Stock Plans” means the Company’s 2014 Omnibus Incentive Plan and each other Employee Plan that provides for the award of rights of any kind to receive shares of Company Common Stock or benefits measured in whole or in part by reference to shares of Company Common Stock.

(v) “Company Stockholders” means the holders of shares of Company Common Stock.

(w) “Company Termination Fee” means a fee equal to $20,000,000.

(x) “Contingent Workers” means independent contractors, consultants, temporary employees, leased employees or other agents employed or used by the Company or any of its Subsidiaries and classified as other than employees or compensated other than through wages paid through the Company’s or its Subsidiaries’ payroll departments.

(y) “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.

(z) “Contract” means any written or oral contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or other binding agreement of any kind.

(aa) “Credit Agreement” means the Credit Agreement, dated as of January 31, 2014, among NMH Holdings, LLC, as parent guarantor, National Mentor Holdings, Inc., as borrower, the several lenders from time to time party thereto, Barclays Bank PLC, as administrative agent, Goldman Sachs Bank USA, as syndication agent, Jefferies Finance LLC and UBS Securities LLC, as co documentation agents, and Barclays Bank PLC, Goldman Sachs Bank USA, Jefferies Finance LLC and UBS Securities LLC, as joint lead arrangers and joint bookrunners.

(bb) “Debt Financing Sources Related Party” means the Debt Financing Sources and the commitment parties that are parties to any New Debt Commitment Letter, together with their respective Affiliates, and the respective officers, directors, employees, agents, advisors, successors and permitted assigns of each of the foregoing.

(cc) “DOJ” means the United States Department of Justice or any successor thereto.

(dd) “Environmental Law” means any applicable Law relating to: (i) pollution or protection of the environment (including ambient air (including indoor air), soil vapor, sediment, surface water, groundwater, land, surface or subsurface strata, or natural resources); or (ii) the generation, storage, treatment, transportation, recycling, disposal, discharge, release, handling, control or cleanup of, or exposure to, any Hazardous Substances, as such of the foregoing are promulgated and in effect on or prior to the Closing Date.

(ee) “ERISA” means the Employee Retirement Income Security Act of 1974.

(ff) “Exchange Act” means the Securities Exchange Act of 1934.

(gg) “Financing Sources” means the Debt Financing Sources and the Guarantor and any other Persons, if any, committed to provide the Equity Financing under the Equity Commitment Letter.

(hh) “FTC” means the United States Federal Trade Commission or any successor thereto.

(ii) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.

(jj) “Governmental Authority” means any government, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal or judicial body, in each case whether federal, state, county, city or provincial, and whether local or foreign. For the avoidance of doubt, the definition of Governmental Authority includes Government Health Program auditing entities such as Zone Program Integrity Contractors (ZPICs), Recovery Act Contractors (RACs), Medicare Administrative Contractors (MACs), Comprehensive Error Rate Testing (CERT) program, or similar state or federal auditors.

(kk) “Governmental Authorization” means any authorizations, approvals, licenses, franchises, clearances, permits, certificates, waivers, consents, exemptions, variances, expirations, terminations of any waiting period requirements (including pursuant to Antitrust Laws) or similar authorizations issued by or obtained from, and notices, filings, registrations, qualifications, declarations and designations with, a Governmental Authority.

(ll) “Governmental Health Program” means any federal health program as defined in 42 U.S.C. § 1320a-7b(f), including Medicare, Medicaid, TRICARE, CHAMPVA, and state healthcare programs (as defined therein), and any health insurance program for the benefit of federal employees, including those under chapter 89 of title 5, United States Code.

(mm) “Group” has the meaning as used in Section 13 of the Exchange Act.

(nn) “Hazardous Substance” means any hazardous or toxic substance, material or waste, pesticide, pollutant, contaminant, toxic chemical, petroleum, petroleum product or by-product, medical waste, polychlorinated biphenyls, asbestos or asbestos-containing material, lead-based paint, or mold, mildew or mycotoxin.

(oo) “Healthcare Law” means all healthcare Laws applicable to the business of the Company, including Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395lll (the Medicare statute), including the Ethics in Patient Referrals Act, 42 U.S.C. § 1395nn; Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396w-5 (the Medicaid statute); the Federal Health Care Program Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the False Claims Act, 31 U.S.C. §§ 3729-3733; the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; the Anti-Kickback Act of 1986, 41 U.S.C. §§51-58; the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; HIPAA; and any and all applicable healthcare Laws relating to billing or claims for reimbursement submitted to any Governmental Health Program; the Deficit Reduction Act of 2005, and the Patient Protection and Affordable Care Act of 2010, in each case as applicable.

(pp) “HIPAA” means (i) the Health Insurance Portability and Accountability Act of 1996, (ii) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009), and (iii) applicable state Laws regarding patient privacy and the security, use or disclosure of healthcare records.

(qq) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

(rr) “Indebtedness” means any of the following obligations (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection therewith): (i) indebtedness for borrowed money; (ii) obligations evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) obligations pursuant to or in connection with letters of credit or banker’s acceptances or similar items (in each case whether or not drawn, contingent or otherwise); (iv) obligations pursuant to capitalized leases; (v) obligations arising out of interest rate and currency or commodity swap or collar arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates and commodity exposure, and other similar hedging arrangements; (vi) obligations issued or assumed as the deferred purchase price of, or a contingent payment for, property, goods or services, including any deferred acquisition purchase price, earn-out or similar agreements (other than trade payables incurred in the ordinary course of business consistent with past practice); and (vii) indebtedness of others of the kind described in clauses (i) through (vi) guaranteed by the Company or any of its Subsidiaries or secured by any lien or security interest on the assets of the Company or any of its Subsidiaries.

(ss) “Intellectual Property” means all of the intellectual property rights associated anywhere in the world with the following: (i) all issued patents and patent applications therefor (“Patents”); (ii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto (“Copyrights”) and works of authorship; (iii) trademarks, service marks, trade dress rights and similar designations of origin and registrations and applications for registration and renewals thereof and goodwill associated therewith (“Marks”); (iv) domain names; and (v) rights in know-how, trade secrets and other confidential information, including standard operating procedures, treatments, protocols, methods, metrics, techniques, tools, Software (in source code and object code formats), algorithms, interfaces, development tools, and documentation, data, databases, patient and/or customer lists, metadata, compilations, and inventions; and (vi) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world; but, with respect to each of the foregoing (clauses (i) through (vi)), only if and to the extent protectable under applicable Law.

(tt) “Intervening Event” means a material event, change, effect, development, condition or occurrence that has affected, is affecting or would be reasonably likely to affect the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole that (i) is not known by the Company Board (or a committee thereof) as of the date of this Agreement or that was not reasonably foreseeable to the Company Board (or a committee thereof) as of the date of this Agreement and (ii) does not relate to any Acquisition Proposal; provided, that in no event shall the following constitute, or be taken into account in determining the existence of, an Intervening Event: (A) the fact alone that the Company meets or exceeds any internal or published budgets, plans, forecasts or projections for any period, or (B) any changes alone after the date of this Agreement in the market price or trading volume of Company Common Stock.

(uu) “IRS” means the United States Internal Revenue Service or any successor thereto.

(vv) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge (after reasonable inquiry) of the individuals listed in Section 1.1 of the Company Disclosure Letter.

(ww) “Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority and any award, order or decision of an arbitrator or arbitration panel with jurisdiction over the parties and subject matter of the dispute.

(xx) “Legal Proceeding” means any claim, action, charge, examination, mediation, lawsuit, litigation, audit, investigation, arbitration or other similar legal proceeding brought by or pending before, or otherwise involving, any Governmental Authority, arbitrator, mediator or other tribunal.

(yy) “Marketing Period” means the first period of fifteen (15) consecutive Business Days commencing on the date that is the first Business Day after the date on which Parent has received the Required Financing Information and throughout which period Parent has the Required Financing Information, except such fifteen (15) consecutive Business Day period shall not commence on or before January 31, 2019 and that the Marketing Period shall be deemed not to have commenced if, after the date of this Agreement and prior to the completion of the Marketing Period, (A) Deloitte & Touche LLP shall have withdrawn its audit opinion with respect to any year end audited financial statements of the Company included in the Required Financing Information, in which case the Marketing Period shall be deemed not to have commenced unless and until Deloitte & Touche LLP or another nationally recognized independent accounting firm has delivered an unqualified audit opinion with respect to such financial statements or (B) the Company or any of its Subsidiaries shall have announced its intention to, or otherwise determined that it is necessary to, restate any of the financial statements included in the Required Financing Information, in which case the Marketing Period shall be deemed not to have commenced unless and until such restatement has been completed and the applicable Required Financing Information has been subsequently amended and restated and delivered to Parent or the Company has publicly announced or determined in writing that it has concluded that no such restatement shall be required; provided, however, it is understood and agreed that once the Marketing Period has been completed it shall not be required to be restarted under any circumstance, including from Alternate Debt Financing. Notwithstanding the foregoing, the Marketing Period will end on any earlier date on which the Debt Financing is obtained. If at any time the Company in good faith believes that it has provided the Required Financial Information, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case (subject to the satisfaction of any other conditions, and compliance with the terms of each other provision of, this definition), the requirement in the foregoing sentences will be deemed to have been satisfied as of the date of such delivery of such Required Financial Information as has been identified in such notice, unless Parent in good faith reasonably believes the Company has not completed the delivery of the Required Financial Information and, within two (2) Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with specificity which Required Information the Company has not delivered).

(zz) “Material Contract” means any of the following Contracts of the Company or any of its Subsidiaries:

(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K);

(ii) any employment, change in control, retention, severance or similar Contract with any executive officer or other employee at the vice president level or above, or any member of the Company Board;

(iii) any Contract containing any covenant (A) prohibiting the Company or any of its Subsidiaries from competing with any Person in any material line of business, (B) prohibiting the Company or any of its Subsidiaries from engaging in any material line of business or levying a fine, charge or other payment for doing so, (C) containing and limiting the right of the Company or any of its Subsidiaries pursuant to any “most favored nation” or “exclusivity” provisions, in each case other than any such Contracts that may be cancelled without material liability to, or material ongoing obligations of, the Company or any of its Subsidiaries upon notice of 30 days or less, or (D) that is a right of first refusal or right of first offer for any asset of the Company or any of its Subsidiaries material to the Company and its Subsidiaries taken as a whole;

(iv) any Contract (x) entered into within the two year period prior to the date hereof (A) relating to the disposition or acquisition of assets by the Company or any of its Subsidiaries for a purchase price in excess of $25,000,000 individually or in the aggregate for a related series of transactions or (B) pursuant to which the Company or any of its Subsidiaries acquired or has agreed to acquire any material ownership interest in any other Person or other business enterprise for a purchase price of more than $25,000,000 individually or in the aggregate for a related series of transactions or (y) relating to the acquisition or disposition of assets or ownership interests pursuant to which the Company or any of its Subsidiaries has continuing earn-out or other contingent purchase price payment obligations;

(v) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money, extension of credit or other Indebtedness, in each case in excess of $10,000,000, other than (A) accounts receivables and payables in the ordinary course of business, (B) pursuant to or arising in connection with the Credit Agreement and (C) loans to wholly-owned Subsidiaries of the Company in the ordinary course of business;

(vi) any Lease or Sublease required to be set forth on Section 3.15(b) of the Company Disclosure Letter;

(vii) any Contract providing for the payment, increase or vesting of any material benefits or compensation in connection with the Merger;

(viii) any Contract that involves a material joint venture, partnership, limited liability company or other similar arrangement (other than intercompany arrangements);

(ix) any Contract that required either aggregate payments by the Company or its Subsidiaries in excess of $3,000,000 or aggregate payments to the Company or its Subsidiaries in excess of $3,000,000 during the fiscal year ended September 30, 2018, not including Contracts for services rendered to individuals supported by the Company;

(x) any Contract that is a settlement, conciliation or similar agreement that materially limits the operations of the Company and its Subsidiaries (or will so limit Parent or any of its Affiliates after the Closing);

(xi) any Contract that obligates the Company or any of its Subsidiaries to make any future capital commitment or expenditure (including pursuant to any joint venture) in excess of $3,000,000 and that is not terminable by the Company or its Subsidiaries upon notice of 30 days or less without material penalty or liability to the Company or its Subsidiaries;

(xii) any voting, shareholders or registration rights agreement;

(xiii) any Contract entered into on or after January 1, 2010 which obligates the Company or any Subsidiary to provide indemnification to any current or former director, officer or employee; and

(xiv) any Collective Bargaining Agreement.

(aaa) “NYSE” means the New York Stock Exchange and any successor stock exchange or inter-dealer quotation system operated by the New York Stock Exchange or any successor thereto.

(bbb) “Organizational Documents” means the articles of incorporation, certificate of incorporation, memorandum of association, charter, bylaws, articles of formation, certificate of formation, operating agreement, certificate of limited partnership, partnership agreement, limited liability company agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.

(ccc) “Other Company PSUs” means all Company PSUs that are not Specified Company PSUs.

(ddd) “Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, prevents or materially impairs or delays, or would reasonably be expected to prevent or materially impair or delay, the ability of Parent or Merger Sub to perform its obligations under this Agreement or to consummate the Merger and other transactions contemplated hereby.

(eee) “Parent Termination Fee” means a fee equal to $40,000,000.

(fff) “Payor” means any and all Governmental Health Programs and all other healthcare service plans, health maintenance organizations, health insurers and/or other private, commercial, or governmental third-party payors.

(ggg) “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith, by appropriate proceedings and, in each case, for which appropriate reserves have been established on the Audited Company Balance Sheet; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other similar liens incurred in the ordinary course of business consistent with past practice that, in the aggregate, do not materially impair the value or the Company’s and its Subsidiaries’ use and operation of the assets to which they relate; (iii) pledges or deposits to secure obligations pursuant to workers’ compensation Laws or similar legislation; (iv) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business consistent with past practice that, in the aggregate, do not materially impair the value or the Company’s and its Subsidiaries’ use and operation of the assets to which they relate; (v) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar liens, and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (vi) liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Audited Company Balance Sheet; (vii) statutory, common law or contractual liens (or other similar encumbrances) of landlords or liens against the interests of the landlord or owner of any Leased Real Property incurred in the ordinary course of business (and which are, individually or in the aggregate, not material to the Company and its Subsidiaries), unless caused by the Company or any of its Subsidiaries; or (viii) liens (or other encumbrances of any type) that do not materially and adversely affect the use or operation of the asset subject thereto.

(hhh) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

(iii) “Registered Intellectual Property” means all United States, international and foreign (i) issued Patents and Patent applications; (ii) registered Marks and applications to register Marks (including intent-to-use applications); (iii) registered Copyrights and applications for Copyright registration; and (iv) domain names.

(jjj) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(kkk) “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(lll) “Securities Act” means the Securities Act of 1933.

(mmm) “Software” means computer software code, applications, configuration files and data, software implementations of algorithms, recipes, models and methodologies, utilities, development tools, diagnostics, databases, control and quality systems, firmware and embedded systems, whether in source code, interpreted code, firmware or object code form, together with all boot, compilation, configuration, debugging, performance analysis and runtime files, libraries, data, documentation and other information accompanying such software.

(nnn) “Specified Company PSUs” means those Company PSUs granted on or after December 8, 2017.

(ooo) “Subsidiary” means, with respect to any Person, any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than 50% of such securities or ownership interests, in each case, are at the time directly or indirectly owned by such first Person.

(ppp) “Superior Proposal” means any bona fide written Acquisition Proposal on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) is reasonably likely to be consummated in accordance with its terms and, if consummated, would be more favorable, from a financial point of view, to the Company Stockholders (in their capacity as such) than the Merger (taking into account all legal, regulatory, financial, timing, financing, financing conditionality and other aspects of such proposal that the Company Board (or a committee thereof) reasonably determines to be relevant and the Person making such proposal, and any revisions to this Agreement, the Guarantee and the Financing Letters made or offered in writing by Parent prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “45%”.

(qqq) “Tax” means any United States federal, state, local and non-United States taxes, assessments and similar governmental charges and impositions (including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation) and value added, ad valorem, transfer, franchise, withholding, alternative minimum, estimated, disability, severance, license, business license, unclaimed property, stamp, environmental, workers’ compensation, windfall, Medicare, payroll, unemployment insurance, social security, welfare, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

(rrr) “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries or Affiliates or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated by this Agreement, other than any Legal Proceedings among the Parties related to this Agreement, the Guarantee or the Financing Letters.

(sss) “WARN” means the United States Worker Adjustment and Retraining Notification Act and any similar state law.

(ttt) “Willful and Material Breach” shall mean a material breach of any representation, warranty, covenant or agreement set forth in this Agreement that is a consequence of an act or failure to act by a Party with the actual knowledge that the taking of such act or failure to act would cause, or would reasonably be expected to result in, a material breach.

1.2 Index of Defined Terms. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
“Agreement”	Preamble
“Alternate Debt Financing”	6.5(d)
“Alternative Acquisition Agreement”	5.3(a)
“Capitalization Date”	3.8(a)
“Cash Replacement Option Amounts”	2.8(a)
“Cash Replacement PSU Amounts”	2.8(b)
“Cash Rollover Company RSU”	2.8(d)
“Cashout Company Equity Awards”	2.8(d)
“Cashout Company Options”	2.8(d)
“Cashout Company RSU”	2.8(d)

Term	Section Reference
“Certificate of Merger”	2.2
“Certificates”	2.9(c)
“Chosen Courts”	9.10(a)
“Closing”	2.3
“Closing Date”	2.3
“Collection Costs”	8.3(e)
“Collective Bargaining Agreement”	3.20(a)
“Company”	Preamble
“Company Board Recommendation”	3.3(a)
“Company Board Recommendation Change”	5.3(c)(i)
“Company Disclosure Letter”	Article III
“Company Related Parties”	8.3(f)(ii)
“Company SEC Reports”	3.10
“Company Securities”	3.8(c)
“Company Stockholder Meeting”	6.4(a)
“Confidentiality Agreement”	9.4
“Continuation Period”	6.11(c)
“Current Premium”	6.10(c)
“Customer Data”	3.17(i)
“D&O Insurance”	6.10(c)
“Debt Commitment Letter”	4.11(a)
“Debt Financing”	4.11(a)
“Debt Financing Sources”	4.11(a)
“DGCL”	Recitals
“Dissenting Company Shares”	2.7(c)(i)
“DTC”	2.9(d)
“Effective Time”	2.2
“Electronic Delivery”	9.14
“Employee Plans”	3.19(a)
“Equity Commitment Letter”	4.11(a)
“Equity Financing”	4.11(a)
“ERISA Affiliate”	3.19(a)
“Fee Letter”	4.11(a)
“Financial Advisor”	3.3(b)
“Financing”	4.11(a)
“Financing Letters”	4.11(a)
“Financing Uses”	4.11(c)
“Guarantee”	Recitals
“Guarantor”	Recitals
“Indemnified Persons”	6.10(a)
“Lease”	3.15(a)
“Leased Real Property”	3.15(a)
“Merger”	Recitals
“Merger Sub”	Preamble
“New Debt Commitment Letters”	6.5(d)
“New Plans”	6.11(d)
“Notice Period”	5.3(d)(ii)(3)
“Old Plans”	6.11(d)
“Option Consideration”	2.8(a)
“Other Required Company Filing”	6.3(b)
“Owned Company Shares”	2.7(a)(iii)

Term	Section Reference
“Owned Real Property”	3.15(a)
“Parent”	Preamble
“Parent Liability Cap”	8.3(f)(i)
“Parent Related Parties”	8.3(f)(i)
“Party”	Preamble
“Payment Agent”	2.9(a)
“Payment Fund”	2.9(b)
“Per Share Price”	2.7(a)(ii)
“Pre 2018 RSU Cash Amount”	2.8(b)
“Proxy Statement”	6.3(a)
“PSU Consideration”	2.8(c)
“Reimbursement Obligations”	6.6(f)
“Representatives”	5.3(a)
“Required Financing Information”	6.6(a)(iv)
“Requisite Stockholder Approval”	3.5
“RSU Consideration”	2.8(b)
“Sublease”	3.15(a)
“Surviving Corporation”	2.1
“Tax Returns”	3.18(a)
“Termination Date”	8.1(c)
“Uncertificated Shares”	2.9(c)
“Voting Agreement”	Recitals

1.3 Certain Interpretations.

(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(g) When reference is made to any Party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(i) A reference to any specific Law or to any provision of any Law includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific Law will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date.

(j) References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented (including by waiver or consent) from time to time.

(k) All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP.

(l) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(m) The measure of a period of one (1) month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one (1) month following February 18 is March 18 and one (1) month following March 31 is May 1).

(n) The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(o) No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.

(p) The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of Contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement.

(q) The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

(r) Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been posted to the virtual data room managed by the

Company at https://venue.dfsco.com/venue/ or delivered or provided to Parent or its Representatives, in each case at least one (1) day prior to the execution and delivery of this Agreement.

(s) All references to time shall refer to New York City time unless otherwise specified.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, on the Closing Date, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger and as a wholly-owned Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).

2.3 The Closing. The consummation of the Merger will take place at a closing (the “Closing”) to occur at (a) 9:00 a.m., New York City time, at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, on the second Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. Notwithstanding the foregoing, if the Marketing Period has not ended at the time of the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing), then the Closing will occur on the earlier of (i) a Business Day during the Marketing Period specified by Parent no less than on three (3) Business Days prior written notice to the Company; and (ii) the second Business Day after the expiration of the Marketing Period. The date on which the Closing actually occurs is referred to as the “Closing Date.”

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Company shall be amended and restated in its entirety to read as set forth in Exhibit A attached hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such certificate of incorporation (subject to Section 6.10(a)).

(b) Bylaws. At the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation, except that all references to Merger Sub shall be automatically amended and shall become references to the Surviving Corporation, until thereafter amended as provided by the DGCL, the certificate of incorporation and such bylaws (subject to Section 6.10(a)).

2.6 Directors and Officers.

(a) Directors. At the Effective Time, the directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

(b) Officers. At the Effective Time, the officers of the Surviving Corporation will be the officers of the Company as of immediately prior to the Effective Time, each to hold office in accordance with the Organizational Documents of the Surviving Corporation until their respective successors are duly appointed.

2.7 Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the securities described in this Section 2.7, the following will occur:

(i) each share of common stock, par value $0.01 per share, of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will automatically be cancelled and converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation and thereupon each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation;

(ii) each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $17.75, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11); and

(iii) each share of Company Common Stock that is (A) held by the Company as treasury stock; (B) owned by Parent or Merger Sub; or (C) owned by any direct or indirect wholly-owned Subsidiary of the Company, Parent or Merger Sub as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor; provided, however, that any Company Common Stock described in clause (C) of the foregoing that is owned by a direct or indirect wholly-owned Subsidiary of the Company will be converted into such number of shares of common stock of the Surviving Corporation that represents the same relative economic ownership as such Company Common Stock represented prior to the Merger.

(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time; provided that nothing in this Section 2.7(b) shall be construed to permit the Company or any of its Subsidiaries to take any action that is otherwise prohibited by the terms of this Agreement.

(c) Statutory Rights of Appraisal.

(i) Notwithstanding anything to the contrary set forth in this Agreement, if required by the DGCL (but only to the extent required thereby), any shares of the Company Common Stock that are issued and outstanding immediately prior to the Effective Time (other than the Owned Company Shares) and that are held by any holder of such Company Common Stock who has not voted in favor of the adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights with respect thereto in accordance with, and who has complied with, Section 262 of the DGCL with respect to any such Company Common Stock held by any such holder (the “Dissenting Company Shares”) will not be converted into the right to receive the Per Share Price pursuant to this Section 2.7, and holders of such Dissenting Company Shares will be entitled to receive payment of the fair value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL unless and until any such holder fails to perfect or effectively withdraws or loses their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such rights, such Dissenting Company Shares will thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Per Share Price and the Surviving Corporation shall remain liable for payment of the Per Share Price for such Dissenting Company Shares in accordance with this Agreement. At the Effective Time, any holder of Dissenting Company Shares will cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence.

(ii) The Company shall give Parent (i) prompt notice of any written demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand, and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to Section 262 of the DGCL and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any written demands for appraisal, settle or offer to settle any such demands, waive any failure to comply with the provisions of Section 262 of the DGCL, or agree to do any of the foregoing.

2.8 Equity Awards.

(a) Company Options. At the Effective Time each Company Option outstanding immediately prior to the Effective Time, whether vested or unvested, will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to (i) the amount of the Per Share Price (less the exercise price per share attributable to such Company Option); multiplied by (ii) the total number of shares of Company Common Stock issuable upon exercise in full of such Company Option (the “Option Consideration”); provided, however, that with respect to each Company Option granted on or after December 7, 2018 (each such Company Option, a “Cash Rollover Company Option”), the Option Consideration will, subject to the holder’s continued service with Parent and its Affiliates (including the Surviving Corporation and its Subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Cash Rollover Company Option for which such Option Consideration was exchanged would have vested pursuant to its terms (the Option Consideration payable to holders of Cash Rollover Company Options, the “Cash Replacement Option Amounts”). All Cash Replacement Option Amounts will have the same terms and conditions (including, with respect to vesting (including accelerated vesting on specific terminations of employment, to the extent applicable)) as applied to the award of Cash Rollover Company Options for which they were exchanged, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Agreement, with respect to Company Options for which the exercise price per share attributable to such Company Options is equal to or greater than the Per Share Price, such Company Options will be cancelled without any cash payment being made in respect thereof.

(b) Company RSUs. At the Effective Time each Company RSU outstanding immediately prior to the Effective Time, whether vested or unvested, will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to (i) the amount of the Per Share Price; multiplied by (ii) the total number of shares of Company Common Stock subject to such Company RSU (the “RSU Consideration”); provided, that 50% of the RSU Consideration shall be payable on the Closing Date and the remaining 50% of the RSU Consideration (the “Pre 2018 RSU Cash Amount”) shall vest and be payable in accordance with the terms of such Company

RSU for which such Pre 2018 RSU Cash Amount was exchanged, subject to the holder’s continued service with Parent and its Affiliates (including the Surviving Corporation and its Subsidiaries) through the applicable vesting dates (or, if earlier than the applicable vesting dates, with one-half of the remaining 50% vesting and payable on the first anniversary of the Closing Date and the remaining portion vesting and payable on the second anniversary of the Closing Date, subject to such continued service). For each Company RSU granted on or after December 7, 2018 (each such Company RSU, a “Cash Rollover Company RSU”), the RSU Consideration (the RSU Consideration payable to holders of Cash Rollover Company RSUs, the “Cash Replacement RSU Amounts”) will, subject to the holder’s continued service with Parent and its Affiliates (including the Surviving Corporation and its Subsidiaries) through the applicable vesting dates, vest and be payable in accordance with the terms of such Cash Rollover Company RSU for which such Cash Replacement RSU Amount was exchanged, provided that no less than 50% of each applicable Company RSU holder’s Cash Replacement RSU Amount shall vest and be payable on the first anniversary of the Closing Date and any unvested portion of the applicable Company RSU holder’s Cash Replacement RSU Amount shall vest and be payable on the second anniversary of the Closing Date. Except as set forth in this Section with respect to specific vesting dates, all Cash Replacement RSU Amounts and Pre 2018 RSU Cash Amounts will have the same terms and conditions (including, with respect to vesting (including accelerated vesting on specific terminations of employment, to the extent applicable)) as applied to the award of Cash Rollover Company RSUs or Company RSUs, as applicable, for which they were exchanged, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement.

(c) Company PSUs. At the Effective Time (i) each Other Company PSU outstanding immediately prior to the Effective Time, whether vested or unvested, will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled for no consideration and (ii) each Specified Company PSU granted on December 8, 2017 or March 9, 2018 outstanding immediately prior to the Effective Time, whether vested or unvested, will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to (x) the amount of the Per Share Price; multiplied by (y) the total number of shares of Company Common Stock subject to such Specified Company PSU, with any performance-based vesting conditions deemed achieved based on actual performance during the applicable performance period, which shall be shortened to end on the date immediately prior to the Closing Date (the “PSU Consideration”); provided, however, that with respect to each Specified Company PSU granted on or after December 7, 2018 (each such Specified Company PSU, a “Cash Rollover Specified Company PSU”), the PSU Consideration shall equal (i) the Per Share Price; multiplied by (ii) the total number of shares of Company Common Stock subject to such Specified Company PSU, with any performance-based vesting conditions deemed achieved at target, and such PSU Consideration (the PSU Consideration payable to holders of Cash Rollover Specified Company PSUs, the “Cash Replacement PSU Amounts”) will, subject to the holder’s continued service with Parent and its Affiliates (including the Surviving Corporation and its Subsidiaries) through the applicable vesting dates, vest and be payable in accordance with the terms of such Cash Rollover Specified Company PSU for which such Cash Replacement PSU Amount was exchanged, provided that no less than 50% of each applicable Cash Rollover Specified Company PSU holder’s Cash Replacement PSU Amount shall vest and be payable on the first anniversary of the Closing Date and any unvested portion of the applicable Cash Rollover Specified Company PSU holder’s Cash Replacement PSU Amount shall vest and be payable on the second anniversary of the Closing Date . Except as set forth in this Section with respect to specific vesting dates, all Cash Replacement PSU Amounts will have the same terms and conditions (including, with respect to vesting (including accelerated vesting on specific terminations of employment, to the extent applicable)) as applied to the award of Cash Rollover Company Specified Company PSUs for which they were exchanged, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement.

(d) Payment Procedures. At or prior to the Effective Time, Parent will deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate (i) Option Consideration owed to all holders of Company Options that are not Cash Rollover Company Options (such Company Options, “Cashout Company Options”); (ii) RSU Consideration (other than Pre 2018 RSU Cash Amounts) owed to all holders of Company RSUs that are not Cash Rollover Company RSUs (such Company

RSUs, “Cashout Company RSUs”); and (iii) PSU Consideration owed to all holders of Specified Company PSUs that are not Cash Rollover Specified Company PSUs (such Specified Company PSUs, “Cashout Specified Company PSUs”). As soon as practicable after the Closing Date but in any event no later than the later of (x) three (3) Business Days following the Closing Date and (y) the first regularly scheduled payroll date following the Closing Date, the applicable holders of Cashout Company Options, Cashout Company RSUs and Cashout Specified Company PSUs (collectively, “Cashout Company Equity Awards”) will receive a payment from the Company or the Surviving Corporation, through its payroll system or payroll provider, of all amounts required to be paid to such holders in respect of such Cashout Company Equity Awards that are cancelled and converted pursuant to Section 2.8(a), Section 2.8(b) and Section 2.8(c) as applicable; provided, that if any payment owed to a holder of Cashout Company Equity Awards pursuant to Section 2.8(a), Section 2.8(b) or Section 2.8(c) as applicable, cannot be made through the Company’s or the Surviving Corporation’s payroll system or payroll provider, then the Surviving Corporation will (i) by wire transfer or direct deposit, or (ii) by a check sent by overnight courier to such holder promptly following the Closing Date (but in no event later than the later of (x) three (3) Business Days following the Closing Date and (y) the first regularly scheduled payroll date following the Closing Date) provide such payment owed to such holder. Notwithstanding the foregoing, to the extent any such amounts relate to a Company RSU or Specified Company PSU that is nonqualified deferred compensation subject to Section 409A of the Code, the Surviving Corporation shall pay such amounts at the earliest time permitted under the terms of the applicable agreement, plan or arrangement relating to such Company RSU or Specified Company PSU that will not trigger a tax or penalty under Section 409A of the Code.

(e) Further Actions. The Company will take all action necessary to effect the cancellation of the Company Equity Awards upon the Effective Time and to give effect to this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act). If and as required by Parent or Merger Sub, the Company will take all action necessary to terminate all Company Stock Plans prior to or as of the Effective Time.

2.9 Exchange of Certificates.

(a) Payment Agent. Prior to the Closing, Parent shall (i) select a nationally recognized bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.

(b) Payment Fund. At or prior to the Effective Time, Parent shall deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of shares of Company Common Stock become entitled pursuant to Section 2.7. Until disbursed in accordance with the terms and conditions of this Agreement, such cash shall be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Payment Fund”). To the extent that (A) there are any losses with respect to any investments of the Payment Fund; (B) the Payment Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Payment Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Payment Fund so as to ensure that the Payment Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Payment Fund will be payable to

Parent or the Surviving Corporation, as Parent directs. The Payment Fund shall not be used for any purpose other than the payment to holders of shares of Company Common Stock as contemplated by Section 2.7.

(c) Payment Procedures. Promptly following the Effective Time (and in any event within three (3) Business Days), Parent and the Surviving Corporation shall cause the Payment Agent to mail to each holder of record as of immediately prior to the Effective Time (other than Owned Company Shares) of one or more certificates that immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (other than Owned Company Shares) (the “Certificates” (if any)) (i) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent), and (ii) instructions for effecting the surrender of the Certificates in exchange for the Per Share Price payable with respect to the shares of Company Common Stock formerly represented thereby pursuant to Section 2.7. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Certificates by (y) the Per Share Price, and the Certificates so surrendered will forthwith be cancelled. Notwithstanding anything to the contrary in this Agreement, no record holder of uncertificated shares of Company Common Stock (other than Owned Company Shares) (the “Uncertificated Shares”) will be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7 with respect of such Uncertificated Shares. In lieu thereof, such record holder, upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request), will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares by (2) the Per Share Price, and the transferred Uncertificated Shares will be cancelled. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates and transfer of Uncertificated Shares pursuant to this Section 2.9(c). Until so surrendered or transferred, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price payable in respect thereof pursuant to Section 2.7.

(d) DTC Payment. Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that the Payment Agent shall transmit to DTC or its nominee following the Effective Time on the Closing Date or as promptly as practicable thereafter an amount in cash, by wire transfer of immediately available funds, equal to (i) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time multiplied by (ii) the Per Share Price.

(e) Transfers of Ownership. If payment of the Per Share Price is to be made to a Person other than the Person in whose name the surrendered Certificate or transferred Uncertificated Share in exchange therefor is registered, it shall be a condition of payment that (i) the Person requesting such exchange present proper evidence of transfer or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate or Uncertificated Share surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation or Parent that such Tax either has been paid or is not applicable.

(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Distribution of Payment Fund to Parent. Any portion of the Payment Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one (1) year after the Effective Time will be delivered to Parent (or the Surviving Corporation as directed by Parent), together with any interest or other income received with respect to the Payment Fund, and any holders of shares of Company Common Stock that were issued and outstanding as of immediately prior to the Effective Time who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.9 shall thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar Laws), as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares five (5) years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

2.10 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, (a) all shares of Company Common Stock will no longer be outstanding and will automatically be cancelled, retired and cease to exist; and (b) each holder of a Certificate or Uncertificated Shares theretofore representing any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the Per Share Price payable therefor in accordance with Section 2.7, or in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(c). The Per Share Price paid in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.

2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its reasonable discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such reasonable amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.12 Required Withholding. Each of the Payment Agent, Parent, the Company and the Surviving Corporation will be entitled to deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock or Company Equity Awards, such amounts as are required to be deducted or withheld therefrom pursuant to any Tax Laws. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this Article III, except (a) as disclosed in the reports, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC, in each case available through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system and filed pursuant to the Exchange Act, on or after December 12, 2017 and on or prior to December 13, 2018 to the extent it is reasonably apparent that any such disclosure would qualify the representations and warranties contained herein (other than the representations set forth in Section 3.8, Section 3.9(c) or Section 3.11(a), which shall not be deemed to be modified by such disclosure), but excluding any predictive, forward-looking or cautionary disclosures contained or referenced therein, including under the captions “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk” or in any “forward-looking statements” disclaimer; or (b) subject to the terms of Section 9.13, as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub concurrently with this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of its Organizational Documents, each as amended to the date hereof. The Company is not in violation of its Organizational Documents in any material respect.

3.2 Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) subject to receiving the Requisite Stockholder Approval, consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate actions on the part of the Company are necessary to authorize (i) the execution and delivery of this Agreement by the Company; (ii) the performance by the Company of its covenants and obligations hereunder; or (iii) subject to the receipt of the Requisite Stockholder Approval, the consummation of the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity.

3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.

(a) Company Board Approval. At a meeting duly called and held prior to the execution and delivery of this Agreement, the Company Board has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement and consummate the Merger and the other transactions contemplated hereby upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger and the other transactions contemplated hereby upon the terms and conditions set forth herein; (iii) directed that this Agreement be submitted to the Company Stockholders for adoption; and (iv) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL (collectively, the “Company Board Recommendation”).

(b) Fairness Opinion. The Company Board has received the written opinion or an oral opinion to be confirmed in writing) of its financial advisor, Barclays Capital Inc. (the “Financial Advisor”), to the effect that, as of the date of such opinion and based upon and subject to the various qualifications and assumptions set forth therein, the consideration to be offered to the holders of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) in the Merger is fair from a financial point of view to such holders. The Company will provide to Parent a copy of such written opinion promptly following the date hereof solely for informational purposes (it being understood and agreed that such opinion is solely for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub).

(c) Anti-Takeover Laws. Assuming that the representations of Parent and Merger Sub set forth in Section 4.6 are true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” Law will not be applicable to this Agreement, the Voting Agreement or any of the transactions contemplated hereby and thereby, including the Merger.

3.4 Brokers. Except for the Financial Advisor, there is no financial advisor, investment banker, broker, finder, agent or other similar Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Merger and the other transactions contemplated hereby. True, correct and complete copies of any Contracts between the Company and the Financial Advisor relating to the foregoing fees and commissions have been provided to Parent prior to the date hereof.

3.5 Requisite Stockholder Approval. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on this Agreement (the “Requisite Stockholder Approval”) is the only vote of the holders of shares of Company Common Stock that is necessary pursuant to applicable Law and the Company’s Organizational Documents to adopt this Agreement and consummate the Merger.

3.6 Non-Contravention. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger and the other transactions contemplated hereby do not (a) violate or conflict with any provision of the Company’s or its Subsidiaries’ Organizational Documents; (b) violate, conflict with, contravene, require any consent or approval under, result in any loss of any benefit under, result in a change of control under, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration, vesting, amendment or cancellation pursuant to any Contract to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, or any Governmental Authorization affecting, or relating in any way to, the property, assets or business of the Company or any of its Subsidiaries; (c) assuming compliance with the matters referred to in Section 3.7 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.7 Requisite Governmental Approvals. No Governmental Authorization is required on the part of the Company or any of its Subsidiaries (a) in connection with the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger and the other transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any applicable federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act; and (iv) such other Governmental Authorizations the failure of which to obtain has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.8 Company Capitalization; Indebtedness.

(a) Capital Stock. The authorized capital stock of the Company consists of (i) 350,000,000 shares of Company Common Stock and (ii) 50,000,000 shares of Company Preferred Stock. As of 5:00 p.m., New York City time, on December 17, 2018 (such time and date, the “Capitalization Date”), (A) 36,280,500 shares of Company Common Stock were issued and outstanding (which excludes the shares of Company Common Stock relating to Company Options, Company RSUs and Company PSUs referred to in Section 3.8(b) and the shares held by the Company as treasury shares); (B) no shares of Company Preferred Stock were issued and outstanding; and (C) no shares of Company Common Stock were held by the Company as treasury shares. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights. From the close of business on the Capitalization Date to the date of this Agreement, the Company has not issued or granted any Company Securities other than pursuant to the exercise of Company Options granted prior to the date of this Agreement.

(b) Stock Reservation. As of the Capitalization Date, the Company has reserved 5,278,129 shares of Company Common Stock for issuance pursuant to the Company Stock Plans. As of the Capitalization Date, there were outstanding (i) Company Options to acquire 1,117,045 shares of Company Common Stock, (ii) Company RSUs that may be settled into 1,041,771 shares of Company Common Stock, and (iii) Company PSUs covering 226,668 shares of Company Common Stock (assuming achievement of all applicable performance goals at maximum performance) and 113,334 shares of Company Common Stock (assuming achievement of all applicable performance goals at target performance). Section 3.8(b) of the Company Disclosure Letter sets forth the following information with respect to each Company Equity Award outstanding as of the Capitalization Date: (i) the Company Stock Plan pursuant to which such Company Equity Award was granted, (ii) the name or identification number of the holder of such Company Equity Award, (iii) the type of award and number of shares of Company Common Stock subject to such Company Equity Award (at target and maximum levels of performance, and the performance metrics, with respect to all Company PSUs), (iv) the date on which the Company Equity Award was granted and the expiration date, as applicable, (v) the exercise price of any Company Option, (vi) the vesting schedule thereof (including any acceleration of vesting terms) and (vii) whether each Company Option is an “incentive stock option” (as defined in the Code) or a non-qualified stock option. All shares of Company Common Stock that may be issued pursuant to any Company Stock Plan or as contemplated or permitted by this Agreement will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(c) Company Securities. Except as set forth in this Section 3.8, and for changes since the Capitalization Date from the exercise of Company Options or the vesting or settlement of other equity awards (in each case outstanding on the Capitalization Date as set forth in this Section 3.8), there are (i) other than the Company Common Stock, no issued and outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company; (iii) no outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, call, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (v) no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Common Stock and Company Preferred Stock, the “Company Securities”); and (vi) no other obligations by the Company to make any payments based on the price or value of any Company Securities. There are no accrued and unpaid dividends with respect to any Company Securities.

(d) Other Rights. There are (i) no voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; or (ii) obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound. Neither the Company nor any of its Subsidiaries is a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. The Company does not have a stockholder rights plan in effect. Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness obligations which by their terms grant their holders the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Company Stockholders on any matter. The Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities.

(e) Indebtedness. As of November 30, 2018, the amount of Indebtedness of the Company and its Subsidiaries under the Credit Agreement was as provided in Section 3.8(e)(i) of the Company Disclosure Letter, and the aggregate amount of all other Indebtedness of the Company and its Subsidiaries for borrowed money (other than intercompany Indebtedness) was as provided in Section 3.8(e)(ii) of the Company Disclosure Letter.

3.9 Subsidiaries.

(a) Subsidiaries. Section 3.9(a) of the Company Disclosure Letter contains a true, correct and complete list of the name, jurisdiction of organization and schedule of stockholders or other equity holders (including ownership amount and percentage) of each Subsidiary of the Company. Each Subsidiary of the Company (i) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization (to the extent that the concept of “good standing” or a similar concept is applicable in the case of any jurisdiction outside the United States); and (ii) has the requisite corporate or other organizational power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to be in good standing is not, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the Organizational Documents of each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company, each as amended to date. No Subsidiary of the Company is in violation of its Organizational Documents, except for such violations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Capital Stock of Subsidiaries. All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid and nonassessable; and (ii) except for director’s qualifying or similar shares, is owned, directly or indirectly, by the Company, free and clear of all liens (other than Permitted Liens) and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent such Subsidiary from conducting its business as of the Effective Time in the same manner in all material respects that such business is conducted on the date of this Agreement.

(c) Other Securities of Subsidiaries. There are no outstanding (i) securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company;

(ii) options, warrants or other rights or arrangements obligating the Company or any of its Subsidiaries to acquire from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; or (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, call, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries.

(d) Other Investments. Except for its interests in the Subsidiaries of the Company listed in Section 3.9(a) of the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

3.10 Company SEC Reports. Since January 1, 2016, the Company has filed or furnished all forms, reports, statements, schedules, prospectuses and documents with the SEC (including exhibits and all other information incorporated by reference) that have been required to be filed or furnished by it pursuant to applicable Laws (the “Company SEC Reports”). Each Company SEC Report complied, as of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the respective rules and regulations promulgated thereunder, as the case may be, each as in effect on the date that such Company SEC Report was filed. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC. The Company has made available to Parent copies of all comment letters received by the Company from the SEC since January 1, 2016, together with all written responses of the Company thereto. As of the date hereof, there are no outstanding or unresolved comments in any such comment letters received by the Company from the SEC. To the Knowledge of the Company, none of the Company SEC Reports is the subject of any ongoing review or investigation by the SEC.

3.11 Company Financial Statements; Internal Controls.

(a) Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company filed with the Company SEC Reports (i) complied as to form, as of their respective filing dates with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods presented therein (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments which would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole).

(b) Disclosure Controls and Procedures. The Company has established and maintains a system of internal control over financial reporting as required by and within the meaning of Rule 13a-15(f) and Rule 15d-15(f) promulgated under the Exchange Act) that provides reasonable assurances (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) that receipts and expenditures are executed in accordance with the authorization of the Company’s management, and (iii) that any unauthorized use, acquisition or disposition of the Company’s assets that would materially affect the Company’s financial statements would be prevented or detected in a timely manner. The Company’s management has implemented and maintains disclosure controls and procedures (as required by and within the meaning of Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) that are reasonably designed to ensure that information required to be disclosed by the Company in the Company SEC Reports is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended September 30, 2018, and such assessment concluded that such system was effective. Since January 1, 2016, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(c) Internal Controls. Since January 1, 2016, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (i) any “significant deficiency” or “material weakness” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s system of internal control over financial reporting used by the Company and its Subsidiaries that has not been subsequently remediated; (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries; or (iii) any claim or allegation regarding any of the foregoing.

3.12 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities of a nature required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet (including the notes thereto); (b) arising pursuant to this Agreement or incurred in connection with the Merger; (c) incurred in the ordinary course of business since the date of the Audited Balance Sheet; or (d) those that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.13 Absence of Certain Changes. Since September 30, 2018 through the date of this Agreement, the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practice and neither the Company nor any of its Subsidiaries has taken any action that if taken after the date of this Agreement would constitute a violation of Section 5.2(b), (e), (f), (h), (i), (j), (n) or, with respect to the foregoing, (r). Since September 30, 2018 through the date of this Agreement, there has not been any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.14 Material Contracts.

(a) List of Material Contracts. Section 3.14(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts, as in effect as of the date of this Agreement, to which the Company or any of its Subsidiaries is a party or is bound (other than Material Contracts contemplated by clause (i) of the definition of Material Contract and which are listed in the Exhibit Index to the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended September 30, 2018). A true, complete and correct copy of each Material Contract, as in effect as of the date of this Agreement, has been made available to Parent.

(b) Validity. Each Material Contract (other than any Material Contract that has expired in accordance with its terms), whether or not listed on Section 3.14(a) of the Company Disclosure Letter, is valid and binding on the Company or each such Subsidiary of the Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company, any of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto is in breach of or default pursuant to any such Material Contract, except those that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.15 Real Property.

(a) Owned Real Property. Section 3.15(a) of the Company Disclosure Letter contains a true, correct and complete list of all of the real property owned by the Company as of the date of this Agreement (the “Owned Real Property”). Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has leased, licensed or otherwise granted any Person the right to use or occupy the Owned Real Property. The Company or one of its Subsidiaries has good, marketable and valid fee title to all of the Owned Real Property, free and clear of all liens (other than Permitted Liens).

(b) Leased Real Property. Section 3.15(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the existing leases, subleases, licenses or other agreements pursuant to which the Company or any of its Subsidiaries uses or occupies, or has the right to use or occupy, any real property (such property, the “Leased Real Property,” and each such lease, sublease, license or other agreement, a “Lease”) for which annual base rent exceeds $1,000,000. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has collaterally assigned or granted any other security interest in any Lease or any interest therein. The Company or one of its Subsidiaries has valid leasehold estates in the Leased Real Property, free and clear of all liens (other than Permitted Liens). Except as set forth on Section 3.15(b) of the Company Disclosure Letter, there are no subleases, licenses or similar agreements (each, a “Sublease”) granting to any Person, other than the Company or any of its Subsidiaries, any right to use or occupy the Owned Real Property or the Leased Real Property for which annual base rent exceeds $1,000,000.

(c) Except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Company Material Adverse Effect, the Owned Real Property and the Leased Real Property are in good order, condition and repair, in compliance with all applicable Laws. Neither the Company nor any of its Subsidiaries has received any written notice of any violation or claimed violation of any applicable building, zoning, subdivision or other land use or similar Laws affecting its interests in Owned Real Property or Leased Real Property, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.16 Environmental Matters. The Company and each of its Subsidiaries is and since January 1, 2016 has been in compliance with all Environmental Laws applicable to the Company or its Subsidiaries or to the conduct of the business or operations of the Company or its Subsidiaries, except for any such non-compliance that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice from any Person (including any Governmental Authority) alleging that the Company or any Subsidiary is in violation of, or has liability under, any Environmental Law, which notice was received since January 1, 2016 or the substance of which has not been resolved, except for any such violation that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has released or disposed of any Hazardous Substances in an amount, manner, condition or concentration that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, there are no Legal Proceedings pending or, to the

Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries (i) alleging noncompliance by the Company or any of its Subsidiaries with any Environmental Law; or (ii) seeking to impose any financial responsibility for any investigation, cleanup, removal, remediation or response action pursuant to any Environmental Law, except for any such Legal Proceeding that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.17 Intellectual Property.

(a) Section 3.17(a) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all Company Registered Intellectual Property owned by the Company or any of its Subsidiaries (“Scheduled Company Registered Intellectual Property”) and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered, except for such omissions that have not had, and would not reasonably be expected to have, individually or in the aggregate a Company Material Adverse Effect. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has duly maintained in all respects all Scheduled Company Registered Intellectual Property in the ordinary course consistent with reasonable business practices, and such Scheduled Company Registered Intellectual Property is not expired, cancelled or abandoned.

(b) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, except as set forth in Section 3.17(b) of the Company Disclosure Letter, the Company or any of its Subsidiaries, as applicable, owns, or is licensed or otherwise possesses adequate rights to use, all Company Intellectual Property, free and clear of all liens (other than Permitted Liens).

(c) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there have not been and are no pending (or since January 1, 2016, to the Knowledge of the Company, threatened) claims in writing by any Person (i) alleging infringement, misappropriation or other violation by the Company or any of its Subsidiaries of any Intellectual Property rights of such Person or (ii) challenging the ownership, validity or enforceability of any material Company Intellectual Property.

(d) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the conduct of the business of the Company and its Subsidiaries nor any activity of the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property rights of any Person, provided that the representation and warranty in this sentence is made to the Knowledge of the Company with respect to third party Patents.

(e) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Person is infringing, misappropriating or otherwise violating any Company Intellectual Property.

(f) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries (i) take commercially reasonable measures to protect the security of the computer systems owned, leased or licensed by the Company or any of its Subsidiaries and the confidentiality of the trade secrets owned by the Company or any of its Subsidiaries; (ii) as of the date of this Agreement, comply with applicable Law regarding the collection, use and disclosure of personally identifiable information; and (iii) no such trade secrets or personally identifiable information have been disclosed by the Company or its Subsidiaries to any Person, or have been authorized by the Company or any of its Subsidiaries to be disclosed to or accessed by, or, to the Knowledge of the Company, actually disclosed to or accessed by, any Person, in each case, other than pursuant to valid and enforceable written non-disclosure agreements restricting the disclosure and use thereof and, to the Knowledge of the Company, no Person is in breach of any such agreement.

(g) The Company and each of its Subsidiaries have entered into written agreements with all of its past and current employees, independent contractors and consultants who have developed any product (including Software) or material Intellectual Property for the Company or any of its Subsidiaries, pursuant to which each such Person has assigned (except, with respect to consultants or independent contractors, if the Company or its Subsidiary decided to obtain a license or otherwise made a decision not to assign) to the Company or its Subsidiary, as applicable, all such Person’s right, title, and interest in and to all ideas, inventions, discoveries, works of authorship, know-how and other work product relating to the business of the Company and any of its Subsidiaries and any of the products or services being researched, developed, manufactured or sold by the Company and any of its Subsidiaries; except, with respect to each of the foregoing, in cases where such failure to enter into such agreements has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(h) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all Company IT Systems have been properly maintained since January 1, 2016, in all material respects, in accordance with standards set by the manufacturers or otherwise in accordance with standards prudent in the industry, to ensure proper operation, monitoring and use; (ii) the Company IT Systems are in good working condition to effectively perform in all material respects all information technology operations necessary to conduct the business of the Company and its Subsidiaries as currently conducted; (iii) the Company and its Subsidiaries have not experienced since January 1, 2016 any material disruption to, or material interruption in, the conduct of business that is attributable to a defect, bug, breakdown or other failure or deficiency of the Company IT Systems; and (iv) the Company and its Subsidiaries have taken commercially reasonable measures to provide for the security and the back-up and recovery of the data and information necessary to the conduct of the business of the Company and its Subsidiaries without material disruption to, or material interruption in, the conduct of the business of the Company and its Subsidiaries, including the use of industry standard security and antivirus software with the intention of protecting the Company IT Systems from becoming infected by viruses and other harmful code. To the Company’s Knowledge, there have been no unauthorized intrusions or breaches of the security of the Company IT Systems, infections of the Company IT Systems by viruses or other harmful code, or unauthorized disclosures of credentials that enable access to the Company IT Systems or of any information stored or to be stored in the Company IT Systems.

(i) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries (or, if applicable, its service providers) have adequate security measures in place to protect information relating to its patients or customers (“Customer Data”) in their possession or control, or the possession or control of their service providers from unauthorized access. To the Company’s Knowledge, there has been no breach in security that has permitted any unauthorized access to Customer Data since January 1, 2016.

3.18 Tax Matters. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) The Company and each of its Subsidiaries have (i) timely filed (taking into account valid extensions) all United States federal, state, local and non-United States returns, estimates, information statements and reports (including amendments thereto) relating to any and all Taxes (“Tax Returns”) required to be filed by any of them and such Tax Returns are true and correct and have been completed in accordance with applicable Law; and (ii) paid all Taxes that are required to be paid (whether or not shown on any Tax Return);

(b) The most recent financial statements contained in the Company SEC Reports reflect an adequate reserve (in accordance with GAAP) for all Taxes accrued but not then payable by the Company and its Subsidiaries through the date of such financial statements;

(c) There is no Tax deficiency outstanding, assessed or proposed in writing against the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has executed any waiver, except in connection with any ongoing Tax examination, of any statute of limitations on, or extended the period for the assessment or collection of, any Tax, in each case that has not since expired;

(d) No audits or other examinations with respect to Taxes of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing or, to the Knowledge of the Company, otherwise;

(e) Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2);

(f) Neither the Company nor any of its Subsidiaries (i) is a party to or bound by, or currently has any material liability pursuant to, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; (ii) is a member of any affiliated, consolidated, combined or unitary group for any Tax purposes (other than a group the common parent of which is the Company); or (iii) has any material liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-United States Law) as a transferee or successor, or otherwise by operation of Law; and

(g) The Company and its Subsidiaries will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of United States federal, state, local or non-United States income Tax Law) executed on or prior to the Closing Date; (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

3.19 Employee Plans.

(a) Employee Plans. Section 3.19(a) of the Company Disclosure Letter contains a true, complete and correct list of all material Employee Plans. “Employee Plans” means (i) all “employee benefit plans” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; and (ii) all other employment/service, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, supplemental income, savings, retirement, disability, insurance, vacation, deferred compensation, severance, termination, retention, change of control, employee loan plan and other similar fringe, welfare or other employee benefit plans, programs, agreement, Contracts, policies or arrangements (whether or not in writing) maintained, sponsored or contributed to, or that is obligated to be maintained, sponsored or contributed to, for the benefit of any current or former employee, director or other individual service provider (or his or her spouse, domestic partner, dependent or beneficiary) of the Company, any of its Subsidiaries or any other trade or business (whether or not incorporated) that would be treated as a single employer with the Company or any of its Subsidiaries pursuant to Section 414 of the Code (an “ERISA Affiliate”) or with respect to which the Company, any of its Subsidiaries or any ERISA Affiliate has or may have any liability, contingent or otherwise. In the case of an Employee Plan funded through a trust described in Section 401(a) of the Code or an organization described in Section 501(c)(9) of the Code, or any other funding vehicle, each reference to such Employee Plan shall include a reference to such trust, organization or other vehicle. With respect to each material Employee Plan required to be set forth on Section 3.19(a) of the Company Disclosure Letter, to the extent applicable, the Company has made available to Parent a true, complete and correct copy of (A) the current plan documents and the most recent summary plan descriptions, and all modifications thereto; (B) any related trust agreements, insurance Contracts, insurance policies or other documents of any funding arrangements; (C) the most recent IRS determination or opinion letter; (D) the most recently filed IRS Form 5500; (E) the most recent actuarial valuation report; and (F) any notices to or from the IRS or any office or representative of the United States Department of Labor or any

similar Governmental Authority relating to any non-routine compliance issues in respect of any such Employee Plan for which a material liability remains outstanding.

(b) Absence of Certain Plans. Neither the Company nor any of its ERISA Affiliates has, within the past six (6) years, maintained, sponsored or participated in, or contributed to, or has, within the past six (6) years, been required to maintain, sponsor or participate in, or contribute to, or has any liability or contingent liability with respect to (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA); or (iii) an arrangement subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA. Neither the Company nor any of its ERISA Affiliates has incurred any liability under Title IV of ERISA that has not been paid in full.

(c) Compliance. Each Employee Plan is and has been, since January 1, 2016, maintained, funded, operated and administered in all respects in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA, the Patient Protection and Affordable Care Act and the Code, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Employee Plan Legal Proceedings. The Company has not received notice that there are any Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Employee Plan, the assets of any trust pursuant to any Employee Plan, or the plan sponsor, plan administrator or any fiduciary or any Employee Plan with respect to the administration or operation of such plans, other than routine claims for benefits, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) No Prohibited Transactions. None of the Company, any of its Subsidiaries, any of its ERISA Affiliates or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to result in the imposition of a penalty assessed pursuant to Section 502(i) of ERISA or a Tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its Subsidiaries or any Employee Plan, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) No Welfare Benefit Plan. No Employee Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA) provides post-termination or retiree life insurance, health or other welfare benefits to any person, except as may be required by Section 4980B of the Code or any similar Law.

(g) Section 280G. No payment or benefit that has been, will or could be made by the Company or any ERISA Affiliate in connection with the transactions contemplated by this Agreement (whether alone or in combination with any other event, including the termination of employment following the Effective Time) will be characterized as a parachute payment within the meaning of Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered).

(h) No Gross-Ups. The Company is not a party to nor does it have any obligation under any Employee Plan or otherwise to compensate any Person for excise Taxes payable pursuant to Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A of the Code.

(i) Transaction Payments; Acceleration. Neither the execution and delivery of this Agreement nor the consummation of the transactions would (either alone or in conjunction with any other event, including the termination of employment following the Effective Time), except as required by the terms of this Agreement, (i) result in any payment or benefit becoming due or increasing any such payment or benefit due to any employee, director or other service provider of the Company or its Subsidiaries, (ii) result in any acceleration of the time of payment, funding or vesting of any such benefits, or (iii) result in the forgiveness of any Indebtedness.

(j) Section 401 Plans. Each Employee Plan that is intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS with respect to such qualification, or may rely on an opinion letter issued by the IRS with respect to a prototype plan adopted in accordance with the requirements for such reliance, or has time remaining for application to the IRS for a determination of the qualified status of such Employee Plan for any period for which such Employee Plan would not otherwise be covered by an IRS determination and, to the Knowledge of the Company, no event or omission has occurred that would cause any Employee Plan to lose such qualification.

(k) Section 409A. Each Employee Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.

(l) No Non-U.S. Plans. No Employee Plan is subject to the Laws of any jurisdiction outside the United States.

3.20 Labor Matters.

(a) Union Activities. Section 3.20(a) of the Company Disclosure Letter sets forth the collective bargaining agreements, labor union contracts or trade union agreements, and side letters (each, a “Collective Bargaining Agreement”), to which the Company or any of its Subsidiaries is a party as of the date of this Agreement. To the Knowledge of the Company, there are no activities, organizational campaigns, or proceedings of or by any labor or trade union to organize any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries. Except as set forth in Section 3.20(a) of the Company Disclosure Letter, (i) neither the Company nor any of its Subsidiaries has a duty to recognize or bargain with any labor or trade union; (ii) no Collective Bargaining Agreement is currently being negotiated by the Company or any of its Subsidiaries; and (iii) no labor or trade union claims to represent any employees of the Company or any of its Subsidiaries. There is no strike, lockout, slowdown, or work stoppage against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company as of the date of this Agreement, threatened directly against the Company or any of its Subsidiaries, except where such strike, lockout, slowdown or work stoppage has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries have or prior to the Closing will have satisfied any notice and bargaining obligations (including effects bargaining) to and with any labor or trade union in connection with the transactions contemplated by this Agreement.

(b) Employment Law Compliance. Since January 1, 2015, the Company and its Subsidiaries have complied with all applicable Laws with respect to labor and/or employment (including all applicable Laws regarding wage and hour requirements, classification of employees and workers, immigration status, affirmative action, discrimination, harassment, or retaliation in employment, whistleblower protections, workers compensation, employee health and safety, and collective bargaining), except for such noncompliance that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the labor or employment policies or practices of the Company or any of its Subsidiaries is being audited or investigated or, to the Knowledge of the Company, is subject to imminent or threatened audit or investigation by any Governmental Authority. Except as otherwise set forth on Section 3.20(b) of the Company Disclosure Letter, since January 1, 2015, the Company has not had pending, resolved, or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries any material labor or employment-related Legal Proceeding or internal investigation (including involving allegations of discrimination, retaliation, or noncompliance with wage and hour laws). The Company is not, and since January 1, 2015 has not been, subject to any material order, decree, injunction, citation, settlement, or judgment of or with any Governmental Authority relating to any labor or employment related practices or matters, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Internal Allegations and Harassment Claims. To the Knowledge of the Company, since January 1, 2016, no allegation of sexual or other unlawful harassment has been made against or implicating the conduct of any current or former director, officer, executive, or manager of the Company or any of its Subsidiaries in their capacity as such.

(d) Classification of Independent Contractors. All individuals or workers who are providing or performing, or who at any time since January 1, 2015 have provided or performed, services or work to or for the Company or any of its Subsidiaries and who are or were classified and treated as Contingent Workers are and at all times since January 1, 2015 have been properly classified and treated as such and in accordance with all applicable Laws and for purposes of all employee benefit plans and perquisites, except for such misclassifications as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.21 Compliance with Laws

(a) The Company and each of its Subsidiaries is, and since January 1, 2016 has been, in compliance with all Laws that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound, except for such noncompliance that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have all Governmental Authorizations necessary for the ownership and operation of its business as presently conducted, and each such Governmental Authorization is in full force and effect; (ii) the Company and its Subsidiaries are, and since January 1, 2016 have been, in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of its businesses; and (iii) since January 1, 2016, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority alleging any conflict with or breach of any such Governmental Authorization, the substance of which has not been resolved.

3.22 Compliance with Healthcare Laws; Licenses and Permits.

(a) The Company and each of its Subsidiaries is and has been since January 1, 2016 in compliance with all Healthcare Laws that are applicable to the Company and its Subsidiaries, except where non-compliance has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened in writing alleging non-compliance by the Company with respect to any such Healthcare Laws. Neither the Company nor any Subsidiary of the Company is: (i) a party to a corporate integrity agreement with the Office of Inspector General of the Department of Health and Human Services, (ii) has reporting obligations pursuant to any settlement agreement entered into with any Governmental Authority relating to health care compliance, (iii) outside of the ordinary course of business is the subject of any validation or program integrity review or has any outstanding health care reimbursement audits being conducted by any Governmental Authority, or any repayment or overpayment liability identified by any source (including any commercial or self-pay payor), (and none have been conducted since January 1, 2016 by any Governmental Authority in connection with any Government Health Program or any commercial or self-pay payor) and no such reviews are pending, or to the Knowledge of the Company, threatened, and (iv) is in the process of reviewing or assessing any set of circumstances that would reasonably result in any of (i)-(iv) herein, or any self-disclosure under the Department of Health and Human Services Self-Referral Disclosure Protocol or otherwise or any return of a material amount of health care reimbursement or adverse modification of the Company’s billing and coding practices, except in each case as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any director, officer, manager or managing employee (as such term is defined in 42 U.S.C. § 1320a-5(b)) of the Company is currently or has been since January 1, 2016 threatened in writing to be: (i) debarred or excluded from participating in any Governmental Health Program; (ii) listed on the General Services Administrative published list of parties excluded from federal procurement programs and non-procurement programs; or (iii) designated a Specially Designated National or Blocked Person by the Office of Foreign Asset Control of the U.S. Department of Treasury, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) The Company and its Subsidiaries have paid in the ordinary course of business since January 1, 2016 all undisputed refunds, overpayments, discounts and adjustments that it has discovered and that it has been obligated to pay during such period under applicable Healthcare Laws pertaining to Payors, and the Company is not the subject of any demands, allegations, billing audits, or similar recoupment efforts, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries have collected co-payments, deductibles and other patient financial responsibilities in the ordinary course of business since January 1, 2016, except as permitted by applicable Healthcare Laws or as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. For the avoidance of doubt, and notwithstanding anything to the contrary set forth herein, none of the Company nor any of its Subsidiaries is making any representation or warranty with respect to the claims adjudication process used by any Payor to which the Company or its Subsidiaries may submit claims, or the outcome of any such process.

(d) The Company and its Subsidiaries have, since January 1, 2016, timely filed all reports and billings with respect to each Government Health Program and each other third-party payor, all of which were prepared and filed in material compliance with all applicable Laws and applicable payor requirements, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) The Company and its Subsidiaries have not, since January 1, 2016, received written notice of, and to the Knowledge of the Company, there is no proceeding pending or threatened with respect to, and to the Knowledge of the Company, there has not occurred since January 1, 2016, any material alleged or actual “breach” as defined in 45 C.F.R. § 164.402 or any other violation of HIPAA by any company acquired by the Company or any of its Subsidiaries or such company’s “workforce” (as defined under HIPAA), except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.23 Legal Proceedings; Orders.

(a) No Legal Proceedings. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no, and since January 1, 2016 there have not been any, Legal Proceedings pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries.

(b) No Orders. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is subject to any, and since January 1, 2016 there have not been any, order of any kind or nature. Neither the Company nor any of its Subsidiaries is subject to any order of any kind or nature that challenges the validity or propriety or would materially prevent, impair or delay (or that would reasonably be expected to materially prevent, impair or delay) the consummation of the Merger or the other transactions contemplated hereby, or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.

3.24 Insurance. The Company and its Subsidiaries have all material policies of insurance covering the Company and its Subsidiaries and any of their respective employees, consultants, contractors, residents, patients, service providers, agents, properties and assets, including policies of life, property, business interruption, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, in form and amount that is customarily carried by Persons conducting business similar to that of the Company and its Subsidiaries and which the Company believes is adequate for the operation of the Company’s and its Subsidiaries’ businesses. All such insurance policies are in full force and effect, no notice of cancellation has been received and there is no existing material default or event that, with notice or lapse of time or both, would constitute a material default by any insured thereunder.

3.25 Related Person Transactions. Except for compensation or other employment arrangements in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly-owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

3.26 No Other Representations or Warranties. Except for the representations and warranties expressly made by the Company in this Article III (including in the Company Disclosure Letter) or in any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to the Company, any of its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or the transactions contemplated hereby, notwithstanding any other statements made or the delivery or disclosure to Parent and Merger Sub or any of their Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1 Organization; Good Standing.

(a) Parent. Parent (i) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(b) Merger Sub. Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(c) Organizational Documents. Neither Parent nor Merger Sub is in violation of its Organizational Documents.

4.2 Power; Enforceability. Each of Parent and Merger Sub has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder and the consummation of the Merger and the other transactions contemplated hereby have been duly authorized and approved by all necessary action on the part of each of Parent and Merger Sub and no additional actions on the part of Parent or Merger Sub are necessary to authorize (i) the execution and delivery of this Agreement by each of Parent and Merger Sub; (ii) the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder; or (iii) the consummation of the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity.

4.3 Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations hereunder, and the consummation of the Merger and the other transactions contemplated hereby do not (a) violate or conflict with any provision of the Organizational Documents of Parent or Merger Sub; (b) violate, conflict with, contravene, require any consent or approval under, result in any loss of any benefit under, result in a change of control under, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, vesting, amendment or cancellation pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) assuming the consents, approvals and authorizations referred to in Section 4.4 have been obtained, violate or conflict with any Law or order applicable to Parent or Merger Sub or by which any of their properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

4.4 Requisite Governmental Approvals. No Governmental Authorization is required on the part of Parent, Merger Sub or any of their Affiliates (a) in connection with the execution and delivery of this Agreement by each of Parent and Merger Sub; (b) the performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger and the other transactions contemplated hereby, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which Parent and Merger Sub are qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act; and (iv) such other Governmental Authorizations the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

4.5 Legal Proceedings; Orders.

(a) No Legal Proceedings. There are no Legal Proceedings pending or, to the knowledge of Parent, threatened against Parent or Merger Sub that would, individually or in the aggregate, have a Parent Material Adverse Effect.

(b) No Orders. Neither Parent nor Merger Sub is subject to any order of any kind or nature that would prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

4.6 Ownership of Company Common Stock. None of Parent, Merger Sub or any of their “affiliates” or “associates” (each as defined in Section 203 of the DGCL) (a) to the knowledge of Parent, has owned any shares of Company Common Stock; or (b) has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company, in each case during the three (3) years prior to the date of this Agreement.

4.7 Brokers. There is no financial advisor, investment banker, broker, finder, agent or other similar Person that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Merger for which the Company or any of its Subsidiaries could be liable.

4.8 Operations of Parent and Merger Sub. Each of Parent and Merger Sub has been formed solely for the purpose of engaging in the Merger, and, prior to the Effective Time, neither Parent nor Merger Sub will have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by the Financing Letters, the Guarantee, the Voting Agreement and this Agreement. Parent owns beneficially and of record all of the outstanding capital stock, and other equity and voting interest in, Merger Sub free and clear of all liens.

4.9 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement, the Merger or the other transactions contemplated hereby. The vote or consent of Parent, as the sole stockholder of Merger Sub, is the only vote or consent of the capital stock of, or other equity interest in, Merger Sub necessary under applicable Law or its Organizational Documents to approve this Agreement and the Merger.

4.10 Guarantee. Concurrently with the execution and delivery of this Agreement, Guarantor has delivered to the Company the duly executed Guarantee. The Guarantee is in full force and effect and constitutes a legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, except as such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (b) is subject to general principles of equity. No event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default on the part of Guarantor pursuant to the Guarantee.

4.11 Financing.

(a) Financing Letters. As of the date of this Agreement, Parent has delivered to the Company true, correct and complete copies of (i) an executed commitment letter, dated as of the date of this Agreement, between Parent and Guarantor (the “Equity Commitment Letter”) pursuant to which Guarantor has committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein for the purpose of funding a portion of the Financing Uses (the “Equity Financing”); and (ii) the executed debt commitment letter, dated as of the date of this Agreement (including all related term sheets, exhibits, schedules and annexes thereto, collectively, the “Debt Commitment Letter” and, together with the Equity Commitment Letter, the “Financing Letters”), by and among Parent, Goldman Sachs Bank USA, UBS AG, Stamford Branch and UBS Securities LLC, Royal Bank of Canada and RBC Capital Markets, LLC, and KeyBank National Association and KeyBanc Capital Markets Inc. (other than Parent, and including any such Person that has not executed the Debt Commitment Letter as of the date hereof, but becomes a party thereto after the date hereof in accordance with the terms thereof, the “Debt Financing Sources”), pursuant to which the Debt Financing Sources have committed, subject to the terms and conditions thereof, to lend the amounts set forth therein for the purpose of funding a portion of the Financing Uses (the “Debt Financing” and, together with the Equity Financing, the “Financing”). Parent has also delivered to the Company, as of the date of this Agreement, a true, correct and complete copy of any fee letter (which may be redacted so long as no redaction covers terms that would adversely affect the aggregate principal amount committed under the Financing Letter, conditionality, availability or termination of the Debt Financing) in connection with the Debt Commitment Letter (any such letter, a “Fee Letter”). The Equity Commitment Letter provides that (A) the Company is an express third party beneficiary thereof; and (B) Parent and Guarantor have waived any defenses to the enforceability of such third party beneficiary rights.

(b) No Amendments. As of the date of this Agreement, (i) the Financing Letters have not been amended or modified prior to the date of this Agreement; (ii) no such amendment or modification is contemplated except, in each case, in connection with the potential addition of lenders, lead arrangers, bookrunners, syndication agents or similar entities as parties thereto; and (iii) to the knowledge of Parent, the respective commitments contained therein have not been withdrawn, terminated or rescinded in any respect. As of the date of this Agreement, there are no other Contracts, agreements, side letters or arrangements to which Parent or Merger Sub is a party relating to the funding or investing, as applicable, of the full amount of the Financing, other than as expressly set forth in the Financing Letters and any Fee Letters.

(c) Sufficiency of Financing. Assuming the Financing is funded and/or invested in accordance with the Financing Letters, the Financing is sufficient to (i) make all payments contemplated by this Agreement in connection with the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger); (ii) repay, prepay or discharge (after giving effect to the Merger) the principal of and interest on, and all other Indebtedness outstanding pursuant to, the Credit Agreement; and (iii) pay all fees and expenses required to be paid at the Closing by the Company, Parent or Merger Sub in connection with the Merger and the Financing (clauses (i), (ii) and (iii), the “Financing Uses”).

(d) Validity. As of the date of this Agreement, the Financing Letters (in the forms delivered by Parent to the Company) are in full force and effect and constitute the legal, valid and binding obligations of Parent and, to the knowledge of Parent, the other parties thereto (including, with respect to the Equity Commitment Letter, Guarantor), as applicable, enforceable against Parent and, to the knowledge of Parent, the other parties thereto, as applicable, in accordance with their terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (ii) is subject to general principles of equity. Other than as expressly set forth in the Financing Letters and any Fee Letter, there are no conditions precedent or other contingencies related to the funding of the full proceeds of the Financing pursuant to any agreement relating to the Financing to which Guarantor, Parent, Merger Sub or any of their respective Affiliates is a party. As of the date of this Agreement, no event has occurred that, with or without notice or lapse of time or both, would, or would reasonably be expected to, constitute a default or breach on the part of Parent or, to the knowledge of Parent, any of the other parties thereto pursuant to the Financing Letters. As of the date of this Agreement, assuming the conditions set forth in Section 7.1 and Section 7.2 have been satisfied, Parent has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of the Financing to be satisfied by it in the Financing Letters. As of the date of this Agreement, Parent has fully paid, or caused to be fully paid, all commitment or other fees that are due and payable on or prior to the date of this Agreement pursuant to the terms of the Financing Letters.

(e) No Exclusive Arrangements. None of Guarantor, Parent, Merger Sub or any of their respective Affiliates has entered into any Contract, arrangement or understanding prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person in connection with a transaction relating to the Company or any of its Subsidiaries in connection with the Merger.

4.12 Stockholder and Management Arrangements. As of the date hereof, except for the Voting Agreement, neither Parent or Merger Sub nor any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understanding (whether or not binding) with any stockholder, director, officer, employee or other Affiliate of the Company or any of its Subsidiaries (in their capacities as such) (a) relating to (i) this Agreement or the Merger; (ii) the Company or (iii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which (i) any holder of shares of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; (ii) any holder of shares of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) any Person other than the Guarantor has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

4.13 Solvency. As of the Effective Time and immediately after giving effect to the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger and all related fees and expenses of Parent, Merger Sub, the Company and their respective Subsidiaries in connection therewith), (a) the amount of the “fair saleable value” of the assets of each of the Surviving Corporation and its Subsidiaries (on a consolidated basis) will exceed (i) the value of all liabilities of the Surviving Corporation and such Subsidiaries (on a consolidated basis), including contingent and other liabilities; and (ii) the amount that will be required to pay the probable liabilities of each of the Surviving Corporation and its Subsidiaries (on a consolidated basis) on their existing debts (including contingent liabilities) as such debts become absolute and matured; (b) each of the Surviving Corporation and its Subsidiaries (on a consolidated basis) will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged; and (c) each of the Surviving Corporation and its Subsidiaries (on a consolidated basis) will be able to pay its liabilities, including contingent and other liabilities, as they mature.

4.14 No Other Negotiations. As of the date of this Agreement, none of Parent, Merger Sub or any of their respective Affiliates are involved in substantive negotiations with respect to or have entered into any agreements with respect to the acquisition of any business that would reasonably be deemed to be competitive with the businesses of the Company and its Subsidiaries.

4.15 Exclusivity of Representations and Warranties; No Other Representations and Warranties.

(a) Exclusivity of Representations and Warranties. Except for the representations and warranties expressly made by Parent and Merger Sub in this Article IV or in any certificate delivered pursuant to this Agreement, neither Parent or Merger Sub, nor any other Person, makes any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to Parent or Merger Sub or their respective business, operations, assets, liabilities, condition (financial or otherwise) or the transactions contemplated hereby, notwithstanding any other statements made or the delivery or disclosure to the Company or any of their Affiliates or Representatives of any documentation or other information with respect to any one or more of the foregoing.

(b) No Other Representations and Warranties. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III (including in the Company Disclosure Letter) or in any certificate delivered by the Company pursuant to this Agreement or as set forth in the Voting Agreement:

(i) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii) no Person has been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives to make any representation or warranty relating to the Company, its Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives (or any other Person); and

(iii) the representations and warranties made by the Company in this Agreement (including in the Company Disclosure Letter) or in any certificate delivered by the Company hereunder are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties; notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(c) No Reliance. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III (including in the Company Disclosure Letter) or in any certificate delivered by the Company pursuant to this Agreement or as set forth in the Voting Agreement, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:

(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Merger, in connection with presentations by the Company’s management or in any other forum or setting; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

Nothing in this Section 4.15 is intended to modify or limit in any respect any of the representations or warranties of the Company in Article III (including in the Company Disclosure Letter) or in any certificate delivered by the Company pursuant to this Agreement or as set forth in the Voting Agreement

ARTICLE V

INTERIM OPERATIONS OF THE COMPANY

5.1 Affirmative Obligations. Except (a) as expressly contemplated by this Agreement; (b) as set forth in Section 5.1 of the Company Disclosure Letter; (c) as required by applicable Law, or (d) as approved by Parent (which approval shall not be unreasonably withheld, conditioned or delayed), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to conduct its business and operations in the ordinary course of business consistent with past practice, including using reasonable best efforts to (i) maintain its existence in good standing pursuant to applicable Law; (ii) maintain in effect all of its Governmental Authorizations; (iii) maintain its cash management policies and practices; and (iv) preserve intact, in all material respects, its business organization, material assets and existing relationships with officers, employees, Payors, suppliers, lenders, Governmental Authorities, and others having material business relationships with the Company or such Subsidiary.

5.2 Forbearance Covenants. Except (w) as expressly contemplated by this Agreement; (x) as set forth in Section 5.1 of the Company Disclosure Letter or Section 5.2 of the Company Disclosure Letter; (y) as required by applicable Law, or (z) as approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not, and shall cause each of its Subsidiaries as applicable not to:

(a) amend any Organizational Documents of the Company or any of its Subsidiaries;

(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(c) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities or securities of any Subsidiary of the Company, except issuances of shares of Company Common Stock in respect of any exercise of Company Options or the vesting or settlement of other equity awards outstanding on the date hereof and in accordance with their respective present terms;

(d) directly or indirectly acquire, repurchase or redeem any Company Securities or securities of any Subsidiary of the Company, except for (i) repurchases of Company Securities pursuant to the terms and conditions of Company Equity Awards in effect as of the date hereof, or (ii) transactions between the Company and any of its direct or indirect wholly-owned Subsidiaries;

(e) (i) adjust, split, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other Company Securities or securities of any Subsidiary of the Company in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interest; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly-owned Subsidiary of the Company to the Company or one of its other wholly-owned Subsidiaries; (iii) pledge or encumber any shares of its capital stock or other equity or voting interest; or (iv) enter into any agreement with respect to the voting of any capital stock or other equity or voting interest of the Company or any of its Subsidiaries;

(f) (i) incur, assume or suffer any Indebtedness or issue any debt securities, except (a) for trade payables; and (b) short-term borrowings pursuant to the Credit Agreement in the ordinary course of business in an amount not to exceed $20,000,000 outstanding at any point in time after the date hereof for working capital or other permitted purposes under this Section 5.2 (it being understood that such amounts shall be repaid in the ordinary course upon receipt of payments with respect to accounts receivable); (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of direct or indirect wholly-owned Subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other Person, except for (a) extensions of credit to customers; and (b) advances to directors, officers and other employees, in each case of (a) and (b) in the ordinary course of business consistent with past practice; (iv) mortgage or pledge any assets, tangible or intangible, or create or suffer to exist any lien thereupon (other than Permitted Liens); or (v) incur, assume or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations under interest rate, derivative or hedging transactions other than in the ordinary course of business consistent with past practice;

(g) (i) enter into, adopt, terminate, amend or modify any Employee Plan or accelerate compensation or benefits provided under any Employee Plan; (ii) increase the compensation or benefits of any director or officer, pay any special bonus or special remuneration to any director, officer or employee, or pay any benefit not permitted in accordance with the terms of any Employee Plan as in effect as of the date of this Agreement; (iii) hire any vice-president level employee or above; or (iv) terminate (unless for cause) any executive officer or operating group president, except in the case of each of (i) and (ii), (a) as may be required by applicable Law; (b) in connection with any non-management employee hires in the ordinary course of business and consistent with past practice with annualized cash compensation and benefits consistent with past practice for the applicable position; or (c) for increases in compensation and/or benefits for non-management employees (based on promotion or merit) made in the ordinary course of business consistent with past practice and not to exceed an increase of 3% in value in the aggregate for all employees;

(h) pay, discharge, settle, compromise or satisfy any Legal Proceeding, except for (i) with respect to Legal Proceedings unrelated to the Merger or any other transactions contemplated by this Agreement, compromises, settlements or agreements that involve only the payment of monetary damages not in excess of $3,000,000 individually or $10,000,000 in the aggregate, in any case without the imposition of equitable relief on, or the admission of wrongdoing by, the Company or any of its Subsidiaries; or (ii) Legal Proceedings settled in compliance with Section 6.14;

(i) except as required by applicable Law or GAAP, (i) revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable, other than in the ordinary course of business or (ii) make any material change in any of its accounting principles, methods or practices;

(j) except as reasonably necessary to comply with changes to applicable Tax Laws, (i) make or change any material Tax election; (ii) settle or compromise any material Tax claim or assessment; (iii) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment; (iv) surrender any right to claim a refund of a material amount of Taxes; (v) enter into any Tax sharing or similar agreement or arrangement (other than commercial agreements not primarily related to Taxes); or (vi) amend any material Tax Return;

(k) make any new capital expenditures not otherwise provided in accordance with the Company’s budget plan set forth in Section 5.2(k) of the Company Disclosure Letter, other than such new capital expenditures that do not result in an aggregate increase from such budget plan greater than $2,500,000 in the aggregate;

(l) (i) enter into any Contract that would be a Material Contract pursuant to clause (i), (iii), (vi), (viii), (ix), (x), (xii), (xiii) or (xiv) of the definition thereof, (ii) modify, amend or terminate any Material Contract, or (iii) waive any material breach or default, or release, settle or compromise any material claim, under any Material Contract;

(m) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;

(n) (i) other than with respect to the matters set forth in Section 5.2(g), engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404; (ii) effectuate a “plant closing” or “mass layoff” (as defined in WARN) affecting in whole or in part any site of employment, facility, operating unit or employee without complying with WARN; or (iii) enter into, modify or terminate any Collective Bargaining Agreement or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization or group;

(o) make any acquisition or disposition of a material asset or business (including by merger, consolidation or acquisition of stock or assets), except for (i) any acquisitions in the ordinary course of business for consideration that is not in excess of $10,000,000 in the aggregate; (ii) any disposition of obsolete or worn out equipment or Intellectual Property that is not (or no longer) material to the business of the Company and its Subsidiaries, or (iii) licenses or other dispositions (including abandonment, let lapse and transfer) of Intellectual Property, in the ordinary course of business consistent with past practice;

(p) enter into any new line of business outside of the businesses being conducted by the Company and its Subsidiaries as of the date of this Agreement; or

(q) authorize, commit, resolve or enter into a Contract to take any of the actions prohibited by this Section 5.2.

5.3 No Solicitation; Company Board Recommendation Change.

(a) No Solicitation or Negotiation. Subject to the terms of Section 5.3(b), from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall cease and cause to be terminated any discussions or negotiations with any Person and its Affiliates, directors, officers, employees, consultants, agents, representatives and advisors (collectively, “Representatives”) that would be prohibited by this Section 5.3(a), including by terminating access to any physical or electronic data rooms and requesting that any such Person and its Representatives promptly return or destroy all confidential information concerning the Company and its Subsidiaries furnished by or on behalf of the Company or any of its Subsidiaries (and all analysis and other materials prepared by or on behalf of such Person that contain any such information), in each case in accordance with the applicable confidentiality agreement between the Company and such Person. Subject to the terms of Section 5.3(b), from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and its Subsidiaries shall not, and shall cause their respective Representatives not to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case to induce the making, submission or announcement of, to knowingly encourage, facilitate or assist, or otherwise relating to an Acquisition Proposal or any inquiries or the making of any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal (or inquiries, proposals or offers or any other effort or attempt that could reasonably be expected to lead to an Acquisition Proposal), in each case other than (a) directing such Persons to the provisions contained in this Section 5.3 or (b) following receipt of an unsolicited Acquisition Proposal, contacting such Person or its Representatives solely to clarify the terms and conditions of such Acquisition Proposal; (iv) approve, endorse or recommend an Acquisition Proposal; (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction or that would require the Company to abandon or terminate this Agreement or fail to consummate the Merger, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract, an “Alternative Acquisition Agreement”); (vi) waive the applicability of all or any portion of any anti-takeover Laws in respect of any Person (other than Parent, Merger Sub and their Affiliates); or (vii) otherwise cooperate with, knowingly assist, participate in or facilitate any effort or attempt to make an Acquisition Proposal. From the date of this Agreement until the Company’s receipt of the Requisite Stockholder Approval, the Company will not be required to enforce, and will be permitted to waive, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof), in each case solely to the extent that the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law and then only to permit such Person to make confidential proposals to the Company. The Company acknowledges that any violation of the restrictions in this Section 5.3(a) by any of the Company’s Subsidiaries or by any Representatives of the Company or any of its Subsidiaries, whether or not such Representative is so authorized and whether or not such Representative is purporting to act on behalf of the Company or any of its Subsidiaries, shall be deemed a breach of this Agreement by the Company.

(b) Superior Proposals. Notwithstanding anything to the contrary set forth in this Section 5.3, from the date of this Agreement until the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement to any Person or its Representatives that has made, renewed or delivered to the Company a bona fide written Acquisition Proposal after the date of this Agreement, in each case if and only if (i) such Acquisition Proposal was not the result of a breach of Section 5.3(a) and (ii) the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal and the failure to do so would be inconsistent with its fiduciary duties under applicable Law; provided, that subject to applicable Law, the Company shall provide to Parent and Merger Sub any material non-public information or data that is provided to any Person given such access that was not previously made available to Parent or Merger Sub prior to or substantially concurrently with the time it is provided to such Person.

(c) No Company Board Recommendation Change or Alternative Acquisition Agreement. Except as permitted by Section 5.3(d), neither the Company Board nor any committee thereof shall:

(i) (A) withhold, withdraw, qualify, amend or modify, or publicly propose to withhold, withdraw, qualify, amend or modify, the Company Board Recommendation in a manner adverse to Parent in any material respect; (B) fail to include the Company Board Recommendation in the Proxy Statement; (C) adopt, authorize, approve, accept, endorse, declare advisable or recommend an Acquisition Proposal, or publicly propose to adopt, authorize, approve, accept, endorse, declare advisable or recommend an Acquisition Proposal; (D) submit to a vote of the Company Stockholders any Acquisition Proposal; (E) fail to reaffirm the Company Board Recommendation following the public announcement of an Acquisition Proposal within five (5) Business Days (or ten (10) Business Days in the case of an Acquisition Proposal subject to clause (F) below) after Parent so requests in writing; or (F) make any recommendation in support of a tender or exchange offer that constitutes an Acquisition Proposal or fail to recommend against such a tender or exchange offer within ten (10) Business Days of the commencement (as such term is defined in Rule 14d-2 of the Exchange Act) thereof (any action described in clauses (A), (B), (C), (D), (E) or (F), a “Company Board Recommendation Change”); provided, however, that none of (1) a customary “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); provided that the Company expressly confirms that the Company Board has not changed the Company Board Recommendation in such communication, (2) the determination by the Company Board (or a committee thereof), in and of itself, that an Acquisition Proposal constitutes a Superior Proposal or the taking of any other action permitted by Section 5.3(b); or (3) the delivery by the Company of any notice contemplated by Section 5.3(d) or any negotiations during the Notice Period in respect thereto will, in and of itself, constitute a Company Board Recommendation Change or a violation of this Section 5.3; or

(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.

(d) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval:

(i) the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to an Intervening Event if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law; provided, however, that the Company Board (or a committee thereof) shall not effect such a Company Board Recommendation Change unless:

(1) the Company has provided prior written notice to Parent at least five (5) Business Days in advance to the effect that the Company Board (or a committee thereof) intends to effect a Company Board Recommendation Change, which notice shall specify the basis for such Company Board Recommendation Change, including a reasonably detailed description of the facts and circumstances relating to such Intervening Event;

(2) prior to effecting such Company Board Recommendation Change, during such five (5) Business Day period, the Company has negotiated with Parent and its Representatives in good faith (to the extent that Parent requested to do so) to allow Parent to offer such adjustments to the terms and conditions of this Agreement and the Financing Letters in such a manner that would obviate the need to effect a Company Board Recommendation Change in response to such Intervening Event; and

(3) following such time period referred to in clause (2) above, the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel, and taking into account any modifications to this Agreement and the Financing Letters proposed by

Parent) that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law; or

(ii) if the Company has received a bona fide written Acquisition Proposal that was not the result of a breach of Section 5.3(a) that the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal, then the Company Board (or a committee thereof) may (A) effect a Company Board Recommendation Change with respect to such Superior Proposal; and/or (B) cause the Company to terminate this Agreement pursuant to Section 8.1(h) to enter into a definitive Alternative Acquisition Agreement with respect to such Superior Proposal substantially concurrently with the termination of this Agreement; provided, however, that the Company Board (or a committee thereof) shall not take any action described in the foregoing clauses (A) or (B) unless:

(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law;

(2) the Company has complied in all material respects with its obligations pursuant to this Section 5.3 with respect to such Superior Proposal; and

(3) the Company has provided prior written notice to Parent five (5) Business Days in advance (the “Notice Period”) to the effect that the Company Board (or a committee thereof) (A) has received a Superior Proposal; and (B) intends to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to this Section 5.3(d)(ii) absent any revision to the terms and conditions of this Agreement, which notice will identify the Person or Group making such Superior Proposal and include the material terms thereof and copies of all material relevant agreements relating to such Superior Proposal (it being understood that any revision or amendment to the financial or other material terms of such Superior Proposal shall be deemed to constitute a new Superior Proposal and shall require a new written notice and Notice Period); provided, however, that such new Notice Period shall be three (3) Business Days;

(4) during the Notice Period, the Company has negotiated with Parent and its Representatives in good faith (to the extent that Parent has requested to do so) to allow Parent to offer such adjustments to the terms and conditions of this Agreement and the Financing Letters in such a manner that would obviate the need to effect a Company Board Recommendation Change; and

(5) following the end of the Notice Period, the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel, and taking into account any modifications to this Agreement and the Financing Letters proposed by Parent) that such Acquisition Proposal continues to be a Superior Proposal and the failure to take such action would be inconsistent with its fiduciary duties under applicable Law.

(e) Notice. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will as promptly as reasonably practicable (and, in any event, within 24 hours) notify Parent if any Acquisition Proposal (or inquiries, offers or proposals, or any other effort or attempt, that could reasonably be expected to lead to an Acquisition Proposal) are received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives. Such notice must include (i) the identity of the Person or Group of Persons making such inquiries, offers or proposals; (ii) a summary of the material terms and conditions of such inquiries, offers or proposals; and (iii) copies of any such offers or proposals and drafts of proposed letters of intent, memoranda of understanding, merger agreements, acquisition agreements or other Contracts related thereto provided to the Company or any of its Representatives. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis, of the status and terms of any such inquiries, offers or proposals (including any amendments thereto) and the status of any such discussions or negotiations, including copies of any revised offers or proposals and copies of revised drafts of any letters of intent, memoranda of understanding, merger agreements, acquisition agreements or other Contracts related thereto provided to the Company or any of its Representatives.

(f) Certain Disclosures. Nothing contained in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a customary “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) complying with the Company’s disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal; or (iv) making any disclosure to the Company Stockholders (including regarding the business, financial condition or results of operations of the Company and its Subsidiaries) if, in the good faith judgment of the Company Board (or any committee thereof), after consultation with outside legal counsel, the failure to do so would be inconsistent with its fiduciary duties under applicable Law or violate any disclosure requirements under U.S. federal or state Law; provided that, in each case of (i), (ii), (iii) and (iv), the Company expressly confirms that the Company Board has not changed the Company Board Recommendation in such communication or disclosure and does not include any statement that itself would be a Company Board Recommendation Change.

5.4 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent, Merger Sub and the Company shall exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Required Action and Forbearance; Efforts.

(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company, on the other hand, will use their respective reasonable best efforts (A) to take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, as promptly as practicable, the Merger and the other transactions contemplated hereby, including by:

(i) causing the conditions to the Merger set forth in Article VII to be satisfied;

(ii) (1) obtaining all consents, waivers, approvals, orders and authorizations from Governmental Authorities, and (2) making all registrations, declarations and filings with Governmental Authorities, in each case, that are necessary or advisable to consummate the Merger, including as set forth in Section 6.1(a)(ii) of the Company Disclosure Letter;

(iii) obtaining all consents, waivers and approvals and delivering all notifications pursuant to any Material Contracts (or, if reasonably requested by Parent, other Contracts) in connection with this Agreement and the consummation of the Merger; and

(iv) executing and delivering any Contracts and other instruments that are in each case reasonably necessary to consummate the Merger.

(b) No Failure to Take Necessary Action. In addition to the foregoing, subject to the terms and conditions of this Agreement, neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, will take any action, or fail to take any action, that is intended to or has (or would reasonably be expected to have) the effect of preventing, impairing, delaying or otherwise materially adversely affecting (i) the consummation of the Merger or (ii) the ability of such Party to perform its obligations pursuant to this Agreement. For the avoidance of doubt, no action by the Company taken in compliance with Section 5.3 will be considered a violation of this Section 6.1.

(c) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, neither the Company nor any of its Subsidiaries will be required to agree (nor will it so agree to any material amount thereof without Parent’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed) to (i) the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments); (ii) the provision of additional security (including a guaranty); or (iii) material conditions or obligations, including amendments to existing material conditions and obligations, in each case, in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract; provided that the Company shall, and shall cause its Subsidiaries to, agree to any of the foregoing payments, security, conditions or obligations if requested by Parent and effective only upon the consummation of the Merger.

(d) West Virginia Exemption. Within ten (10) Business Days following the date hereof, the Company shall cause REM Community Options, LLC and REM West Virginia, LLC to make filings for an exemption for a certificate of need from the applicable Governmental Authority of the State of West Virginia as a result of the transactions contemplated hereby, and Parent shall provide all information and cooperation as reasonably requested by the Company in connection with such filing and obtaining the foregoing exemption or other consents in lieu thereof.

(e) Antitrust Approvals. This Section 6.1 shall not apply to filings under Antitrust Laws, which shall be governed by the obligations set forth in Section 6.2.

6.2 Antitrust Filings.

(a) Filing Under the HSR Act. Each of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company (and its Subsidiaries, if applicable), on the other hand, shall, to the extent required, file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act within ten (10) Business Days following the date of this Agreement, which shall request early termination of the HSR Act waiting period. Each of Parent and the Company shall (A) cooperate and coordinate (and shall cause its respective Affiliates and Subsidiaries, respectively, to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause to be supplied) with any information that may be reasonably required in order to make such filings; (C) as promptly as reasonably practicable supply (or cause the other to be supplied) any additional information that reasonably may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made; and (D) subject to Section 6.2(b), take (and cause its respective Affiliates or Subsidiaries, respectively, to take) all action necessary, proper or advisable to (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Laws applicable to this Agreement or the Merger; and (2) obtain any required approvals or consents pursuant to any Antitrust Laws applicable to this Agreement or the Merger, in each case as promptly as practicable and in any event prior to the Termination Date. Each of Parent and Merger Sub shall (and shall cause its respective Affiliates), on the one hand, and the Company shall (and shall cause its Subsidiaries), on the other hand, promptly inform the other of any material communication from any Governmental Authority regarding the

Merger in connection with such filings. If any Party or any Affiliate thereof receives a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any similar request pursuant to any other Antitrust Laws applicable to the Merger, then such Party will make (or cause to be made), as promptly as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request.

(b) Antitrust Approvals. If and to the extent advisable and necessary to obtain the expiration or termination of the waiting period pursuant to the HSR Act and any other Antitrust Laws applicable to the Merger, or to obtain any consents or approvals pursuant to applicable Antitrust Laws, and in any event no later than three (3) Business Days prior to the Termination Date, each of Parent, Merger Sub and their respective Affiliates, if applicable, shall be required to (i) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (A) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of the Company and its Subsidiaries, but not Parent and Merger Sub (and their respective Affiliates (including for purposes of this clause, portfolio companies of investment funds), if applicable); or (B) any other restrictions on the activities of the Company and its Subsidiaries, but not Parent and Merger Sub (and their respective Affiliates (including for purposes of this clause, portfolio companies of investment funds), if applicable); and (ii) contest, defend and/or appeal any Legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger.

(c) Cooperation. In furtherance and not in limitation of the foregoing, the Company, Parent and Merger Sub shall (and shall cause their respective Affiliates and Subsidiaries, respectively, to), subject to any restrictions under applicable Laws, keep the other parties apprised of the content and status of any material communications with or from any Governmental Authority with respect to the Merger, including (i) promptly notify the Parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other parties to review and discuss in advance (and to consider in good faith any comments made by the other parties in relation to) any proposed draft notifications, formal notifications, filing, submission or other material written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a Governmental Authority; (ii) keep the Parties reasonably informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver, (B) the expiration of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Laws and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; and (iii) not independently participate in any meeting, hearing, proceeding or discussions (whether in person, by telephone or otherwise) with or before any Governmental Authority in respect of the Merger without giving the other Parties reasonable prior notice of such meeting or substantive discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. Parent and Merger Sub will not, without the prior written consent of the Company, extend or offer or agree to extend any waiting period under the HSR Act or any other Antitrust Law, or enter into any agreement with any Governmental Authority related to this Agreement or the transactions contemplated by this Agreement. The Parties shall coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Party may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods, including under the HSR Act. However, each of the Company, Parent and Merger Sub may, as it deems advisable and necessary, reasonably designate any non-public information provided to any Governmental Authority as restricted to “outside counsel” only and any such information shall not be shared with employees, officers or directors or their equivalents of the other Party without approval of the Party providing the non-public information; provided, that each of the Company, Parent and Merger Sub may redact such information as necessary to (i) remove any valuation and related information, or (ii) address any contractual arrangements or reasonable attorney-client or other privilege or confidentiality concerns before sharing any information provided to any Governmental Authority with another Party on an “outside counsel” only basis.

(d) Other Actions. Each of Parent and Merger Sub agrees that, between the date hereof and the Closing, it shall not, and shall not permit any of its Affiliates (disregarding for this purpose the proviso in the definition thereof), if applicable, to, acquire or agree to acquire (by stock purchase, merger, consolidation, purchase of assets, license or otherwise) any ownership interest, assets or rights of any Person if such acquisition would reasonably be expected to materially increase the risk of not obtaining, or to result in any material delay in obtaining, the termination or expiration of the waiting period pursuant to the HSR Act or any other Antitrust Laws applicable to the Merger, or would otherwise reasonably be expected to prevent or delay the Merger in any material respect.

6.3 Proxy Statement and Other Required SEC Filings.

(a) Proxy Statement. As promptly as practical following the date of this Agreement (and in any event by January 23, 2019), the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting. Subject to Section 5.3, the Company shall include the Company Board Recommendation in the Proxy Statement.

(b) Other Required Company Filing. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall promptly prepare and file such Other Required Company Filing with the SEC. The Company shall use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NYSE. The Company may not file the Proxy Statement or any Other Required Company Filing (including any amendments to any such filings, but excluding amendments that may be deemed made by incorporation by reference through filings by the Company unrelated to this Agreement or any of the transactions contemplated hereby) with the SEC without providing Parent and its counsel with a reasonable opportunity to review and comment thereon, and the Company shall give good faith consideration to any comments made by Parent and its counsel.

(c) Furnishing Information. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing. The Company shall ensure that the Proxy Statement and any Other Required Company Filing will not, on the date it is first mailed to stockholders of the Company and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, the Company assumes no responsibility with respect to information supplied in writing by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement. If at any time prior to the Company Stockholder Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement or any Other Required Company Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information shall promptly notify the other, and an appropriate amendment or supplement to such filing describing such information shall be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company Stockholders.

(d) Consultation Prior to Certain Communications. The Company, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement or any Other Required Company Filing (including with respect to any of the matters described in clauses (i), (ii) and (iii) of Section 5.3(d)(ii) below), as the case may be, without providing the other with a reasonable opportunity to review and comment on such written communication, and such Party shall give good faith consideration to any comments made by the other Party and its counsel.

(e) Notices. The Company, on the one hand, and Parent and Merger Sub, on the other hand, shall advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement or any Other Required Company Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement or any Other Required Company Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith. The Company shall use reasonable best efforts to resolve all SEC comments as promptly as practicable.

(f) Dissemination of Proxy Statement. Subject to applicable Law, the Company shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement (or as promptly as reasonably practicable following the tenth (10th) calendar day immediately following the date of filing of the preliminary Proxy Statement with the SEC if the Company is not contacted by the SEC during such 10-day period).

6.4 Company Stockholder Meeting.

(a) Call of Company Stockholder Meeting. Subject to the provisions of this Agreement, and in consultation with Parent, the Company will take all action necessary in accordance with the DGCL, the Company’s Organizational Documents and the rules and regulations of the NYSE to establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval. The Company and Parent agree to cooperate in good faith to establish a timeline for holding the Company Stockholder Meeting as expeditiously as reasonably possible after the date of this Agreement. For the avoidance of doubt, the Company shall cause the adoption of the Merger Agreement to be submitted to a vote of its stockholders at the Company Stockholder Meeting notwithstanding any Company Board Recommendation Change, unless such Company Board Recommendation Change is with respect to a Superior Proposal and this Agreement is terminated pursuant to Section 8.1(h).

(b) Adjournment of Company Stockholder Meeting. The Company shall not change the date of, postpone or adjourn the Company Stockholder Meeting without the prior written consent of Parent. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting, and the Company shall postpone or adjourn the Company Stockholder Meeting if requested by Parent, in either case, (i) to allow additional solicitation of votes in order to obtain the Requisite Stockholder Approval; (ii) if there are insufficient shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting; or (iii) the Company reasonably determines (after consultation with outside counsel) that the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law or a request from the SEC or its staff, including to the extent that such postponement or adjournment of the Company Stockholder Meeting is required by applicable Law or the SEC or its staff in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders (including in connection with any Company Board Recommendation Change); provided that, in the case of the foregoing clauses (i) and (ii), and unless there has been a Company Board Recommendation Change, the Company shall use its reasonable best efforts to solicit such additional proxies (or the presence in person of the Company Stockholders) as expeditiously as reasonably possible; and provided further that, in the case of each of the foregoing clauses (i) through (iii), the Company shall consult with Parent prior to making such adjournment or postponement and shall make such adjournment or postponement for the minimum amount of time that may be reasonably required, as determined by the Company in good faith after consultation with Parent.

6.5 Financing.

(a) No Amendments to Debt Commitment Letter. Subject to the terms and conditions of this Agreement, Parent will not permit any early termination, amendment or modification or replacement to be made to or of, or any waiver or replacement of any provision or remedy pursuant to or of, the Debt Commitment Letter if such amendment, modification or replacement or waiver would, or would reasonably be expected to, (i) reduce the aggregate committed amount of the Debt Financing, to be available on the Closing to satisfy the Financing Uses, unless the Equity Financing is increased by an equivalent amount; (ii) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the Financing or any other terms to the Financing in a manner that would reasonably be expected to (A) delay or prevent the Closing Date; or (B) make the timely funding of the Debt Financing, or the satisfaction of the conditions to obtaining the Debt Financing, less likely to occur in any respect; or (iii) adversely impact the ability of Parent or Merger Sub to enforce its rights against the other Parties to the Debt Commitment Letter or, if applicable, the definitive agreements with respect thereto. Any reference in this Agreement to (1) the “Financing” will include the financing contemplated by the Debt Commitment Letter as amended, modified, waived or replaced to the extent permitted hereunder; and (2) “Equity Commitment Letter,” “Debt Commitment Letter” or “Financing Letters” will include such documents as amended, modified, waived or replaced to the extent permitted hereunder.

(b) Taking of Necessary Actions. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange and obtain at Closing the Financing on the terms and conditions (including to the extent required, the full valid exercise of any flex provisions) described in the Financing Letters and any related Fee Letter or on such other terms that are not prohibited by Section 6.5(a), including using its reasonable best efforts to (i) maintain in effect the Financing Letters in accordance with the terms and subject to the conditions thereof; (ii) negotiate, and on the Closing Date, execute and deliver definitive agreements with respect to the Debt Financing contemplated by the Debt Commitment Letter on the terms and conditions (including the flex provisions) contemplated by the Debt Commitment Letter and related Fee Letter or other terms which are not prohibited by Section 6.5(a); (iii) taking into account the timing of the Marketing Period and the requirements of Section 2.3, satisfy on a timely basis all conditions to funding that are applicable to Parent in the Debt Commitment Letter and in the Equity Commitment Letter; (iv) consummate the Financing at the Closing, including using commercially reasonable efforts to cause the Financing Sources to fund the Financing at the Closing assuming the conditions in Section 7.1 and Section 7.2 have been satisfied (except those that by their nature can only be satisfied on or prior to the Closing Date); and (v) comply with its obligations in all material respects pursuant to the Financing Letters. Parent and Merger Sub will fully pay, or cause to be fully paid, all commitment or other fees arising pursuant to the Financing Letters as and when they become due assuming the conditions in Section 7.1 and Section 7.2 have been satisfied (except those that by their nature can only be satisfied after giving effect to the Effective Time or the receipt of proceeds from the funding of the Debt Financing).

(c) Information. To the extent reasonably requested from time to time by the Company, Parent shall keep the Company informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the Debt Financing. Without limiting the generality of the foregoing, Parent and Merger Sub must give the Company prompt notice (A) of any material breach (or written threatened breach) or material default (or any event or circumstance that, with notice or lapse of time or both, could reasonably be expected to give rise to any material breach or material default) by any party to the Financing Letters or, if applicable, definitive agreements related to the Financing; (B) of the receipt by Parent or Merger Sub of any written notice or written communication from any Financing Source with respect to any (1) actual or threatened material breach, material default, early termination or repudiation by any party to the Financing Letters or, if applicable, any definitive agreements related to the Financing of any provisions of the Financing Letters or, if applicable, such definitive agreements; or (2) dispute or disagreement between or among any parties to the Financing Letters or any definitive agreements related to the Financing (but excluding, for the avoidance of doubt, any ordinary course negotiation with respect to the terms of the Debt Financing or Alternate Debt Financing); and (C) if for any reason Parent or Merger Sub at any time reasonably believes that it will not be able to obtain at or prior to Closing all or any portion of the Financing on the terms, in the manner or from the sources contemplated by the Financing Letters or, if applicable, any definitive agreements related to the Financing. Parent must provide any information in its possession reasonably requested by the Company relating to any of the circumstances referred to in the previous sentence as soon as reasonably practical (but in any event with two (2) Business Days) after the date that the Company delivers a written request therefor to Parent; provided that, in no event shall Parent be under any obligation to deliver or disclose any information that could reasonably be expected to waive the protection of attorney-client protection or similar privilege.

(d) Alternate Debt Financing. If any portion of the Debt Financing becomes unavailable on the terms and conditions (including the flex provisions) contemplated in the Debt Commitment Letter and the Fee Letter, Parent will use its reasonable best efforts to arrange, as promptly as practicable following the occurrence of such event, to (i) obtain alternative financing from alternative sources on conditions not less favorable in any respect to Parent and Merger Sub than those contained in the Debt Commitment Letters and the related Fee Letter in an amount sufficient, when added to the portion of the Financing that is available, to pay all Financing Uses (the “Alternate Debt Financing”); and (ii) obtain one or more new financing commitment letters with respect to such Alternate Debt Financing (the “New Debt Commitment Letters”), which new letters will replace the existing Debt Commitment Letters in whole or in part. Parent will promptly provide a copy of any New Debt Commitment Letters (and any fee letter in connection therewith, which may be redacted so long as no redaction covers terms that would adversely affect the aggregate principal amount committed under the Debt Commitment Letters, conditionality, availability or termination of the Alternate Debt Financing) to the Company. In the event that any New Debt Commitment Letters are obtained, (A) any reference in this Agreement to the “Debt Commitment Letters” will be deemed to include the Debt Commitment Letters to the extent not superseded by a New Debt Commitment Letter at the time in question and any New Debt Commitment Letters to the extent then in effect; and (B) any reference in this Agreement to the “Debt Financing” means the debt financing contemplated by the Debt Commitment Letters as modified pursuant to the foregoing. Notwithstanding anything to the contrary in this Agreement, nothing contained in this Section 6.5 shall require, and in no event shall the reasonable best efforts of Parent be deemed or construed to require, Parent to (x) pay any fees or agree to pay any interest rate amounts, in either case, in excess of those contemplated by the Debt Commitment Letter as in effect on the date hereof (taking into account any “market flex” provisions contained therein) or to consummate the Debt Financing prior to the date as is required pursuant to Section 2.3 (taking into account the timing of the Marketing Period) or (y) seek or obtain equity financing in excess of the amount provided for in, or form a Person other than the counterparties to, the Equity Commitment Letter as in effect on the date hereof.

(e) No Financing Condition. Parent and Merger Sub each acknowledge and agree that obtaining the Financing is not a condition to the Closing, but without limiting the Company’s obligations under Section 6.6. If the Financing has not been obtained, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the Merger.

6.6 Financing Cooperation.

(a) Cooperation. Prior to the Effective Time, the Company will use its reasonable best efforts to, and will use reasonable best efforts to cause each of its Subsidiaries and its and their respective officers, directors, managers, and employees to use their respective reasonable best efforts and shall use reasonable best efforts to direct its and its Subsidiaries’ respective accountants, advisors and other Representatives to, provide Parent with all cooperation reasonably requested by Parent to assist it in causing the conditions in the Debt Commitment

Letters to be satisfied or as is otherwise reasonably requested by Parent in connection with the Debt Financing, including:

(i) participating in, and use reasonable best efforts to cause senior members of management to participate in, a reasonable number of meetings, presentations, due diligence sessions, and sessions with rating agencies;

(ii) assisting Parent and the Debt Financing Sources with, and using reasonable best efforts to cause senior members of management to assist with, the timely preparation of customary rating agency presentations, bank information memoranda related lender presentations and similar documents (including (1) an additional bank information memorandum that does not include material non-public information with respect to the Company and its Subsidiaries and (2) customary authorization and representation letters contemplated by the Debt Commitment Letter), customary pro forma financial statements as required under clause 6 of Exhibit D of the Debt Commitment Letter (which shall be limited to assisting in the preparation of (but not preparing) such pro forma financial statements), and other customary marketing materials reasonably required in connection with the Debt Financing;

(iii) assisting Parent in connection with the preparation of, and executing and delivering, any pledge, security and other definitive financing documents (including the preparation of schedules thereto) and other Closing certificates, consents and resolutions (including a certificate of the chief financial officer of or person performing similar functions for the Company with respect to solvency matters substantially in the form attached to the Debt Commitment Letter), as may be reasonably requested by Parent or the Debt Financing Sources, in connection with the Debt Financing and to facilitate the pledging and perfection of security interests in the collateral); provided that (A) none of the documents or certificates (other than the authorization and representation letters referred to above) shall be required to be executed and/or delivered prior to the Effective Time except in connection with the Closing and (B) the effectiveness thereof shall be conditioned upon, or become operative upon, the occurrence of the Closing;

(iv) furnishing Parent and the Debt Financing Sources, as promptly as practicable, with (A) the financial statements required to be delivered pursuant to paragraph 5 of Exhibit D to the Debt Commitment Letter (such financial information, the “Required Financing Information”) and (B) all other customary and readily available pertinent information regarding the Company and its Subsidiaries customarily required in connection with the Debt Financing regarding the Company and its Subsidiaries reasonably requested to be used in connection with the Debt Financing;

(v) provide drafts of the payoff letters and giving (by the date required under the agreements governing such Indebtedness) any necessary notices (including notices of prepayment), to allow for the prepayment, payoff, discharge and termination in full at the Closing of all Indebtedness required by this Agreement to be repaid on the Closing Date; and

(vi) at least three (3) Business Days prior to the Closing Date, provide Parent all documentation and other information with respect to the Closing and its Subsidiaries as shall have been reasonably requested at least ten (10) Business Days prior to the Closing Date and that is required in connection with the Debt Financing by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act and including, if the Company and/or any of its Subsidiaries qualify as “legal entity customers” under the Beneficial Ownership Regulation, a Beneficial Ownership Certificate (each as defined in the Debt Commitment Letter).

(b) Obligations of the Company. Nothing in this Section 6.6 will require the Company or any of its Subsidiaries to (i) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement; (ii) enter into any definitive agreement that is not contingent upon the Closing; (iii) give any indemnities that are effective prior to the Effective Time; (iv) take any action that, in the good faith determination of the Company, would unreasonably interfere with the conduct of the business or the Company and its Subsidiaries; (v) take any action that could reasonably be expected to result in a contravention of, violation or breach of, or default under, the Agreement, any Organizational Document, material Contract or any applicable Law; or (vi) provide access to or disclose information which would result in waiving any attorney-client privilege or breach of any confidentiality obligation (not entered into in contemplation of this Agreement) in any Material Contract; provided, however, that the Company shall inform Parent of the general nature of the information being withheld. In addition, none of the Company, its Subsidiaries or any of their respective directors, officers or employees or other Representatives shall be required to execute, deliver or enter into, or perform or take any action pursuant to any agreement, arrangement, document or instrument relating to the Debt Financing (other than the authorization and representation letters referred to above) that is not contingent upon the Closing or that would be effective prior to the Effective Time, the directors and managers of the Company and its Subsidiaries shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained unless Parent shall have determined that such directors and managers are to remain as directors and managers of the Company and its Subsidiaries on and after the Effective Time and such resolutions are contingent upon the occurrence of, or only effective as of, the Effective Time and any bank information memoranda and high yield offering prospectuses or memoranda required in relation to the Debt Financing will contain disclosure and financial statements reflecting the Surviving Corporation as the obligor. Nothing in this Section 6.6 will require (1) any Representative of the Company or any of its Subsidiaries to deliver any certificate or opinion or take any other action under this Section 6.6 that could reasonably be expected to result in personal liability to such Representative; or (2) the Company Board to approve any financing or Contracts related thereto. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be deemed to have complied with Section 6.6(a) for all purposes of this Agreement (including Article V, Article VI and Article VII) unless the Debt Financing has not been obtained primarily as a result of the Company’s Willful and Material Breach of its obligations under Section 6.6(a). The Parties hereto acknowledge that this Section 6.6 represents the sole obligation of the Company, its Subsidiaries and Affiliates and their respective officers, directors, employees and other Representatives with respect to the cooperation in connection with the Financing and no other provision of the Agreement (including exhibits and schedules) shall be deemed to expand or modify such obligations.

(c) Use of Logos. The Company hereby consents to the use of its and its Subsidiaries’ logos in a form and manner reasonably acceptable to the Company in connection with the Debt Financing so long as such logos are used solely in a manner that is not intended or likely to, and will not, harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries and all goodwill arising from the use thereof shall inure to the Company.

(d) Confidentiality. All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Agreement shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub will be permitted to disclose such information to any financing sources or prospective financing sources and other financial institutions and investors that are or may become parties to the Debt Financing in connection with the Debt Financing (and, in each case, to their respective counsel and auditors), subject to the terms of the Confidentiality Agreement.

(e) Reimbursement. Promptly upon request by the Company, Parent will reimburse the Company for any out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Company, its Subsidiaries or any of their Representatives in connection with the cooperation of the Company, its Subsidiaries and their Representatives contemplated by this Section 6.6.

(f) Indemnification. The Company, its Subsidiaries and their respective Representatives shall be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging the Financing pursuant to this

Agreement or the provision of information utilized in connection therewith, other than to the extent any of the foregoing was suffered or incurred as a result of the gross negligence or willful misconduct of the Company, one of its Subsidiaries or such other related parties as determined by a court of competent jurisdiction in a final and non-appealable order. Parent’s obligations pursuant to Section 6.6(e) and this Section 6.6(f) are referred to collectively as the “Reimbursement Obligations”.

(g) No Exclusive Arrangements. In no event will Guarantor, Parent, Merger Sub or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in Parent or Merger Sub and the financing sources or potential financing sources of Parent, Merger Sub and such investors) enter into any Contract prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt or equity financing from providing or seeking to provide debt or equity financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company or any of its Subsidiaries or in connection with the Merger.

6.7 Anti-Takeover Laws. The Company and the Company Board shall (a) take all actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to this Agreement, the Voting Agreement, the Merger or any other transaction contemplated by this Agreement; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to this Agreement, the Voting Agreement, the Merger or any other transaction contemplated by this Agreement, take all action within their power to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and such other transactions contemplated hereby.

6.8 Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall afford Parent and its Representatives (including its Financing Sources) reasonable access, consistent with applicable Law, during normal business hours, upon reasonable advance request provided in writing to the General Counsel of the Company, or another Person designated in writing by the Company, to the properties, books and records and personnel of the Company, and shall make available to Parent and its Representatives (including its Financing Sources), all other information, agreements and documents concerning its business, properties and personnel as Parent and its Representatives (including its Financing Sources) may reasonably request in connection with the transactions contemplated by this Agreement, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any Contract in effect as of the date hereof or applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract to which the Company or any of its Subsidiaries is a party or otherwise bound as of the date hereof would violate or cause a default pursuant to, or give a third Person the right to terminate or accelerate the rights pursuant to, such Contract; or (d) access would result in the disclosure of any trade secrets of third Persons; provided that the Parties shall collaborate in good faith to make alternative arrangements to allow for such access or disclosure in a manner that does not result in the events set forth in clauses (a), (b), (c) or (d) above. Nothing in this Section 6.8 shall be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.8 shall be conducted in a manner that (i) does not unreasonably interfere or otherwise result in any significant interference with the prompt and timely discharge by officers, employees and other authorized Representatives of the Company or any of its Subsidiaries of their normal duties, or (ii) create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures and will not include the right to perform invasive testing. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.8.

6.9 Section 16(b) Exemption. Prior to the Effective Time, the Company shall take all such actions as may be reasonably necessary or advisable hereto to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company, to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

6.10 Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a) Indemnified Persons. The Surviving Corporation and its Subsidiaries shall, and Parent shall cause the Surviving Corporation and its Subsidiaries to, honor and fulfill the obligations of the Company and any of its Subsidiaries pursuant to any written indemnification agreements that have been made available to Parent between the Company and any of its Subsidiaries, on the one hand, and any of their respective current or former directors or officers, on the other hand (collectively, the “Indemnified Persons”). In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause the Organizational Documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Organizational Documents of the Company or such Subsidiary, as applicable, as of the date of this Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any adverse manner except as required by applicable Law.

(b) Indemnification Obligation. Without limiting the generality of the provisions of Section 6.10(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) indemnify and hold harmless, to the fullest extent permitted by applicable Law or pursuant to any indemnification agreements with the Company and any of its Subsidiaries in effect on the date of this Agreement, which have been made available to Parent, each Indemnified Person from and against any reasonable costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, penalties, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, to the extent that such Legal Proceeding arises out of (i) the fact that an Indemnified Person is or was a director or officer of the Company or such Subsidiary or Affiliate, or (ii) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director or officer of the Company or any of its Subsidiaries or other Affiliates, including in connection with the Merger or taken at the request of the Company or such Subsidiary or Affiliate (including in connection with serving at the request of the Company or such Subsidiary or Affiliate as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan), regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time, except that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.10(b), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such Legal Proceeding, the Surviving Corporation shall advance all reasonable fees and expenses (including reasonable fees and expenses of any counsel, which counsel will be reasonably acceptable to the Surviving Corporation) as incurred by an Indemnified Person in the defense of such Legal Proceeding. Such advancement shall be subject to a written undertaking by such Indemnified Person to promptly repay all such advances in the event that it is finally determined that such Indemnified Person is not entitled to indemnification pursuant to this Section 6.10(b). Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation nor any of their respective Affiliates shall settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes a full release of all Indemnified Persons from all liability arising out of such Legal Proceeding. Any determination made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard for indemnification will be made by independent legal counsel selected by the Surviving Corporation (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which shall be paid by the Surviving Corporation.

(c) D&O Insurance. For six years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, however, that in satisfying its obligation under this Section 6.11(c), neither Parent nor the Surviving Corporation shall be obligated to pay annual premiums in excess of 300% of the amount per annum the Company paid in its last full fiscal year prior to the date hereof (the “Current Premium”) and if such premiums for such insurance would at any time exceed 300% of the amount paid by the Company for the D&O Insurance for its last full policy period, then the Surviving Corporation shall cause to be maintained policies of insurance that, in the Surviving Corporation’s good faith judgment, provide the maximum coverage available at an annual premium equal to 300% of the amount paid by the Company for the D&O Insurance for its last full policy period. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail” or “runoff” policies have been obtained by the Company prior to the Effective Time, which policies provide such Persons currently covered by such policies with coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the transactions contemplated by this Agreement; provided, however, that the amount paid for such prepaid policies does not exceed 300% of the Current Premium. If such prepaid policies have been obtained prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

(d) Successors and Assigns. If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or Surviving Corporation or entity in such consolidation or merger; or (ii) transfers or conveys all or substantially all of its assets to any Person, then proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns shall assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.10.

(e) No Impairment. The obligations set forth in this Section 6.10 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other Person who is an insured pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c), but only with respect to Section 6.10(c)) and their heirs and representatives without the prior written consent of such affected Indemnified Person or other Person. Each of the Indemnified Persons (or any other Person who is an insured pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c), but only with respect to Section 6.10(c)) and their heirs and representatives is intended to be third party beneficiaries of this Section 6.10, with full rights of enforcement as if a Party. The rights of the Indemnified Persons and their heirs and representatives pursuant to this Section 6.10 will be in addition to, and not in substitution for, any other rights that such Indemnified Persons may have pursuant to (i) the Company’s Organizational Documents; (ii) the Organizational Documents of the Subsidiaries of the Company; (iii) any and all written indemnification agreements entered into with the Company or any of its Subsidiaries; or (iv) applicable Law (whether at Law or in equity).

(f) Joint and Several Obligations. The obligations of the Surviving Corporation, Parent and their respective Subsidiaries pursuant to this Section 6.10 will be joint and several.

(g) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors or officers, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims pursuant to such policies or agreements.

6.11 Employee Matters.

(a) Acknowledgement. Parent hereby acknowledges and agrees that a “change of control” (or similar phrase) within the meaning of each of the Employee Plans, as applicable, listed in Section 3.19(a) of the Company Disclosure Letter, will occur as of the Effective Time.

(b) Existing Arrangements. From and after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) honor all of the Employee Plans and compensation and severance arrangements, in each case as listed in Section 3.19(a) of the Company Disclosure Letter, in accordance with their terms as in effect immediately prior to the Effective Time. Notwithstanding the foregoing, nothing will prohibit the Surviving Corporation from amending or terminating any such Employee Plans or compensation or severance arrangements in accordance with their terms or if otherwise required pursuant to applicable Law.

(c) Employment; Benefits. For a period of one (1) year following the Effective Time (the “Continuation Period”), the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause the Continuing Employees to be provided with (i) base salary or wages that are no less favorable in the aggregate than such Continuing Employees’ base salary or wages immediately prior to the Closing, (ii) annual target incentive opportunities that are no less favorable in the aggregate to those provided to such Continuing Employees immediately prior to the Closing, and (iii) other compensation and benefits (excluding equity-based compensation and any pension, post-retirement or deferred compensation benefits) that are substantially comparable in the aggregate to those provided to such Continuing Employees immediately prior to the Closing, excluding equity based compensation and any pension, post retirement and deferred compensation benefits.

(d) New Plans. To the extent that an Employee Plan is made available to any Continuing Employee at or after the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to), to the extent allowed under applicable Law cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation or paid time-off accrual and severance pay entitlement), except that such service shall not be credited to the extent that it would result in duplication of coverage or benefits. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all employee benefit or compensation plans sponsored by the Surviving Corporation and its Subsidiaries (other than the Employee Plans) (such plans, the “New Plans”) to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a comparable Employee Plan in which such Continuing Employee participates immediately before the Effective Time (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing life insurance, medical, dental, pharmaceutical, vision or disability benefits to any Continuing Employee, the Surviving Corporation shall cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents to the same extents such requirements were waived or satisfied under the comparable Old Plan, and the Surviving Corporation shall cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date that such Continuing Employee’s participation in the corresponding New Plan begins to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; and (iii) credit the accounts of such Continuing Employees pursuant to any New Plan that is a flexible spending plan with any unused balance in the account of such Continuing Employee. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time, and will not be subject to accrual limits or other forfeiture and shall not limit future accruals.

(e) No Third Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.11 will not be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee for any reason; (ii) subject to the limitations and requirements specifically set forth in this Section 6.11, require Parent, the Surviving Corporation or any of their respective Subsidiaries to continue any Employee Plan or New Plan or prevent the amendment, modification or termination thereof after the Effective Time; or (iii) create any third party beneficiary rights in any Person.

6.12 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Upon the terms and subject to the conditions set forth in this Agreement, Parent and Merger Sub shall be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

6.13 Public Statements and Disclosure. The initial press release with respect to the execution and delivery of this Agreement and the Merger shall be a joint press release reasonably acceptable to the Company and Parent. Thereafter the Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements (including any general communications to employees, customers, partners or vendors) with respect to this Agreement or any of the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld, delayed or conditioned; provided that (i) a Party hereto may, without the prior consent of the other Parties hereto, issue such press release or make such public statement as may be required by applicable Law or Order or the applicable rules of the NYSE if it has used its commercially reasonable efforts to consult with the other Parties hereto and to obtain such Party’s consent but has been unable to do so prior to the time such press release or public statement is so required to be issued or made, (ii) the Company will not be obligated to engage in such consultation with respect to general communications that are (1) principally directed to employees, customers, partners or vendors so long as such communications are consistent with previous releases, public disclosures or public statements jointly by the Parties (or individually, if approved the other Party), or (2) relating to an Acquisition Proposal, Company Board Recommendation Change effected in accordance with Section 5.3 or “stop-look-and-listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act and permitted by Section 5.3.

6.14 Transaction Litigation. Prior to the Effective Time, each Party will (a) provide the other Parties with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep such other Parties reasonably informed with respect to the status thereof; (b) give the other Parties the opportunity to participate in (but not control) the defense, settlement or prosecution of any Transaction Litigation; and (c) consult with the other Parties with respect to the defense, settlement and prosecution of any Transaction Litigation. Prior to the Effective Time, no Party may compromise or settle, or agree to compromise or settle, any Transaction Litigation unless the other Parties have consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.14, “participate” means that (i) Parent shall be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Party receiving notice of Transaction Litigation (to the extent that the attorney-client privilege between such Party and its counsel is not undermined or otherwise affected), and (ii) may offer comments or suggestions with respect to such Transaction Litigation (which comments and suggestions shall be considered in good faith) but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above.

6.15 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of NYSE to cause (a) the delisting of the Company Common Stock from NYSE as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.16 Credit Agreement. At or prior to the Effective Time, Parent will provide (or cause to be provided) to the Company funds in an amount equal to the amount necessary for the Company to repay and discharge in full all amounts outstanding pursuant to the terms of the Credit Agreement.

6.17 Parent Vote. Promptly following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, shall execute and deliver to Merger Sub and the Company a written consent adopting this Agreement in accordance with the DGCL.

6.18 Advice of Changes. Each of the Company and Parent shall promptly notify the other Party of any change, condition, facts or event of which it becomes aware that has resulted or would reasonably be expected to result in any failure of a condition set forth in Article VII hereof; provided, however, that no such notification shall affect any of the representations, warranties, covenants, rights or remedies of the Parties hereunder.

6.19 Director Resignations. Prior to the Closing, the Company shall use its reasonable best efforts to deliver to Parent resignations executed by each director of the Company in office immediately prior to the Effective Time, which resignations shall be effective at the Effective Time.

6.20 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party shall use their reasonable best efforts to take such action.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction (or waiver by Parent and the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Requisite Stockholder Approval. The Company’s receipt of the Requisite Stockholder Approval.

(b) HSR Act. The waiting periods (and any extensions thereof), if any, applicable to the Merger pursuant to the HSR Act will have expired or otherwise been terminated.

(c) No Prohibitive Laws or Injunctions. No Law, temporary restraining order, preliminary or permanent injunction issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger, that in each case prohibits, makes illegal, or enjoins the consummation of the Merger.

7.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law)

at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:

(a) Representations and Warranties.

(i) Other than the representations and warranties listed in Sections 7.2(a)(ii) and 7.2(a)(iii), the representations and warranties of the Company set forth in Article III shall have been true and correct on the date hereof and shall be true and correct as of the Closing Date as if made at and as of the Closing Date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein, except for such failures to be true and correct that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(ii) The representations and warranties set forth in Section 3.1 (other than the second to last sentence thereof), Section 3.2, Section 3.3, Section 3.4, Section 3.6(a) and Section 3.8(d) shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date) without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein.

(iii) The representations and warranties set forth in (A) Section 3.8(a), Section 3.8(b) and Section 3.8(c) shall have been true and correct as of the date hereof and shall be true and correct as of the Closing Date as if made at and as of the Closing Date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be true and correct that would not, individually or in the aggregate, increase the aggregate consideration payable pursuant to this Agreement by more than a de minimis amount, and (B) the second sentence of Section 3.13 shall have been true and correct in all respects as of the date hereof.

(b) Performance of Obligations of the Company. The Company shall have performed and complied in all material respects with the covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(c) Officer’s Certificate. Parent and Merger Sub shall have received a certificate of the Company, dated as of the Closing Date, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(d) have been satisfied.

(d) Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect that is continuing as of the Closing.

7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company where permissible pursuant to applicable Law) prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in Article IV shall have been true and correct as of the date hereof and shall be true and correct as of the Closing Date as if made at and as of the Closing Date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be true and correct that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed and complied in all material respects with the covenants, obligations and conditions of this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.

(c) Officer’s Certificate. The Company shall have received a certificate of Parent and Merger Sub, dated as of the Closing Date, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if (i) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or enjoins the consummation of the Merger, except that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party that has failed to use its reasonable best efforts (subject to Section 6.2) to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such injunction, judgment, action, statute, rule, regulation or order;

(c) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Effective Time has not occurred by 11:59 p.m., New York City time, on May 17, 2019 (the “Termination Date”), it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to any Party whose material breach of this Agreement has been the primary cause of, or primarily resulted in, the failure of the Merger to be consummated by the Termination Date;

(d) by either Parent or the Company, at any time prior to the Effective Time if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger Agreement, except that the right to terminate this Agreement pursuant to this Section 8.1(d) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a material breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, the failure to obtain the Requisite Stockholder Approval;

(e) by Parent, if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.2, except that if such breach is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent to the Company of written notice of such breach, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination; provided that Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) (A) if such breach has been cured (to the extent capable of being cured) prior to the earlier of

(i) thirty (30) days after such notice is given by Parent or (ii) two (2) Business Days prior to the Termination Date, or (B) if Parent or Merger Sub is in breach of its obligations under this Agreement such that the Company would be entitled to terminate this Agreement pursuant to Section 8.1(g);

(f) by Parent, if at any time the Company Board (or a committee thereof) has effected a Company Board Recommendation Change;

(g) by the Company, if Parent or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that if such breach is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination; provided that the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) (A) if such breach has been cured (to the extent capable of being cured) prior to the earlier of (i) thirty (30) days after such notice is given by the Company or (ii) two (2) Business Days prior to the Termination Date, or (B) if the Company is in breach of its obligations under this Agreement such that Parent would be entitled to terminate this Agreement pursuant to Section 8.1(e);

(h) by the Company, at any time prior to receiving the Requisite Stockholder Approval if the Company Board (or a committee thereof) has effected a Company Board Recommendation Change with respect to a Superior Proposal in accordance with Section 5.3(d)(ii); provided that (i) the Company substantially concurrently therewith enters into a definitive Alternative Acquisition Agreement with respect to such Superior Proposal and (ii) the Company complies with the obligations to pay the Company Termination Fee pursuant to Section 8.3(b)(iii) in connection with any termination of this Agreement pursuant to this Section 8.1(h); or

(i) by the Company, at any time prior to the Effective Time if (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing; provided that each such condition is then capable of being satisfied at a Closing on such date, assuming for purposes hereof that the date of termination is the Closing Date); (ii) the Company has notified Parent in writing that (A) it is ready, willing and able to consummate the Closing, and (B) all conditions set forth in Section 7.3 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing; provided that each such condition is then capable of being satisfied at a Closing on such date, assuming for purposes hereof that the date of termination is the Closing Date) or that it is willing to waive any unsatisfied conditions set forth in Section 7.3; (iii) the Company has given Parent written notice at least two (2) Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(i) if Parent and Merger Sub fail to consummate the Merger in accordance with Section 2.3 within two (2) Business Days of the date of such notice; and (iv) Parent and Merger Sub fail to consummate the Merger in accordance with Section 2.3 within two (2) Business Days of the date of such notice.

8.2 Manner and Notice of Termination; Effect of Termination.

(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties specifying the provision of Section 8.1 pursuant to which this Agreement is being terminated and setting forth in reasonable detail the facts and circumstances forming the basis for such termination pursuant to such provision.

(b) Effect of Termination. Any proper and valid termination of this Agreement as and to the extent permitted by Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, stockholder, director, officer, employee, Affiliate, agent or other representative of such Party) to the other

Parties, as applicable, except that Article I, Section 3.26, Section 4.15, Section 6.6(e), Section 6.6(f), this Section 8.2, Section 8.3, Section 8.4, Section 8.5 and Article IX (but not Section 9.8(b) with respect to provisions of this Agreement that have terminated) will each survive the termination of this Agreement. Notwithstanding the foregoing but in all cases subject to Section 8.3(f), nothing in this Agreement will relieve any Party from any liability for any Willful and Material Breach of this Agreement. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, the Voting Agreement, the Guarantee or the Financing Letters, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the Merger shall be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation shall be responsible for all fees and expenses of the Payment Agent. Parent shall pay or cause to be paid all (i) transfer, stamp and documentary Taxes; and (ii) sales, use, real property transfer and other similar Taxes arising out of or in connection with the consummation of the Merger.

(b) Company Termination Fee.

(i) If (A) this Agreement is validly terminated pursuant to Section 8.1(d) or Section 8.1(e); (B) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(d) or Section 8.1(e), as the case may be, an Acquisition Proposal for an Acquisition Transaction or the intention to make such an Acquisition Proposal has been publicly announced or otherwise communicated to the Company Board (or a committee thereof); and (C) within twelve (12) months following the termination of this Agreement pursuant to Section 8.1(d) or Section 8.1(e), as the case may be, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction, then the Company shall substantially concurrently upon the earlier of the entry into such definitive agreement or such consummation, as the case may be, pay the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of this Section 8.3(b)(i), all references to “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “45%”.

(ii) If this Agreement is validly terminated pursuant to Section 8.1(f), then the Company must promptly (and in any event within two (2) Business Days) following such termination pay, or cause to be paid, to Parent (or its designee) the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent if one has been so designated by Parent.

(iii) If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company must substantially concurrently with such termination pay, or cause to be paid, to Parent (or its designee) the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent if one has been so designated by Parent.

(c) Parent Termination Fee. If this Agreement is validly terminated pursuant to Section 8.1(g) or Section 8.1(i), then Parent must promptly (and in any event within two (2) Business Days) following such termination pay, or cause to be paid, to the Company the Parent Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by the Company.

(d) Single Payment Only. The Parties acknowledge and agree that in no event will the Company or Parent be required to pay the Company Termination Fee or the Parent Termination Fee, respectively, on more than one occasion, whether or not the Company Termination Fee or the Parent Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(e) Payments; Default. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the Merger, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.3(b) or Parent fails to promptly pay any amounts due pursuant to Section 8.3(c) and, in order to obtain such payment, Parent, on the one hand, or the Company, on the other hand, commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3(b) or any portion thereof or a judgment against Parent for the amount set forth in Section 8.3(c) or any portion thereof, as applicable, the Company shall pay to Parent or Parent shall pay to the Company, as the case may be, its out-of-pocket costs and expenses (including attorneys’ fees) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law (the amounts referred to in the foregoing, the “Collection Costs”).

(f) Sole Remedy.

(i) Notwithstanding anything to the contrary provided in this Agreement but subject to Section 8.3(g) and the last sentence of this Section 8.3(f)(i), if Parent or Merger Sub fails to effect the Closing or otherwise breaches this Agreement or fails to perform hereunder (in any case, whether willfully, intentionally, unintentionally or by Willful and Material Breach or otherwise) when required to do so, then, except for (x) the Company’s rights under Section 9.8 to require Parent and Merger Sub to specifically perform its obligations under this Agreement (solely to the extent permitted by Section 9.8), (y) the Company’s rights under the Equity Commitment Letter and the Guarantee solely to the extent provided therein, and (z) the Company’s rights under Section 6.6(e) and Section 6.6(f) with respect to any Reimbursement Obligations and under Section 8.3(e) with respect to any Collection Costs, the Company’s sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against Parent, Merger Sub or any of the other Parent Related Parties in respect of this Agreement and the transactions contemplated hereby shall be to terminate this Agreement in accordance with Section 8.1(g) or Section 8.1(i) and receive payment of the Parent Termination Fee, any Reimbursement Obligations and any Collection Costs (in each case from Parent or from the Guarantor pursuant to the Guarantee solely to the extent provided therein) to the extent payable hereunder, and upon payment of such amounts by Parent (or by the Guarantor pursuant to the Guarantee solely to the extent provided therein), Parent and Merger Sub shall have no further liability or obligation relating to or arising out of this Agreement, any Contract executed in connection herewith (including the Financing Letters) or any of the transactions contemplated hereby or thereby. Except with respect to the Company’s rights under Section 8.3(c), Section 8.3(e), Section 6.6(e) and Section 6.6(f) to receive the Parent Termination Fee, any Reimbursement Obligations and any Collection Costs and as expressly set forth in the Guarantee to seek payment of the Parent Termination Fee, any Reimbursement Obligations and any Collection Costs from the Guarantor, following a valid termination of this Agreement pursuant to Section 8.1, the Company shall thereafter not be entitled to bring and shall in no event support, facilitate, encourage or take any Legal Proceeding other than opposing the bringing of any Legal Proceeding (under any legal theory, whether sounding in law (whether for breach of contract, in tort or otherwise) or in equity) against Parent, Merger Sub, Guarantor or any of the other Parent Related Parties with respect to, arising out of, relating to or in connection with the failure of the Closing to occur or for a breach or failure to perform hereunder, under the Financing Letters or otherwise (in any case, whether willfully, intentionally, unintentionally or by Willful and Material Breach or otherwise), and the Company shall cause any such Legal Proceeding pending as of any termination of this Agreement to be dismissed with prejudice as promptly as practicable after such termination. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, other than the right to receive payment of the Parent Termination Fee, any Reimbursement Obligations and any Collection Costs in the event required hereunder, under no circumstances will the Company or any other Company Related Party be entitled to any monetary damages or other monetary remedies for any losses, damages or liabilities suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder (in any case, whether willfully, intentionally, unintentionally or by Willful and Material Breach or otherwise) or for any representation made or alleged to have been made in connection herewith, and Parent’s, Merger Sub’s and the other Parent Related Parties’

maximum aggregate liability in connection with this Agreement and the transactions contemplated hereby shall not in any case exceed an amount equal to the Parent Termination Fee, any Reimbursement Obligations and any Collection Costs (the “Parent Liability Cap”). The term “Parent Related Parties” shall include Parent, Merger Sub, the Guarantor, the Financing Sources, any direct or indirect holder of any equity interests or securities of Parent, Merger Sub, the Guarantor, the Financing Sources or any direct or indirect current, former or future director, officer, employee, partner, stockholder, manager, Affiliate (including for purposes of this definition, portfolio companies of investment funds), member, controlling person or representative of any of the foregoing. The Parent Related Parties are express third party beneficiaries of this Section 8.3(f) and may enforce the provisions of this Section 8.3(f) against the Parties to this Agreement. Notwithstanding anything to the contrary provided in this Agreement, nothing contained in this Agreement shall be deemed to limit or otherwise affect the rights and obligations of the parties signatory to the Confidentiality Agreement.

(ii) If this Agreement is validly terminated pursuant to Section 8.1 under circumstances in which the Company is required to pay the Company Termination Fee pursuant to Section 8.3(b), Parent’s (or its designee’s) receipt of the Company Termination Fee to the extent owed pursuant to Section 8.3(b) and Parent’s right to specific performance pursuant to Section 9.8 will be the sole and exclusive remedies of Parent and Merger Sub and each of their respective Affiliates against (A) the Company, its Subsidiaries and each of their respective Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates (collectively, the “Company Related Parties”) in respect of this Agreement, any agreement executed in connection herewith (other than the Voting Agreement, which will survive the termination of this Agreement in accordance with its terms) and the transactions contemplated hereby and thereby (including with respect to any matters relating to CERCLA or any other Environmental Law), and upon payment of such amount, none of the Company Related Parties will have any further liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement, any agreement executed in connection herewith (other than the Voting Agreement to the extent set forth therein) or the transactions contemplated hereby and thereby. Notwithstanding anything to the contrary provided in this Agreement, nothing contained in this Agreement, including this Section 8.3(f)(ii), shall relieve the Company from liability for any Willful and Material Breach of this Agreement.

(g) Notwithstanding anything to the contrary in Section 8.3(f), it is agreed that Parent, Merger Sub and the Company will be entitled to an injunction, specific performance or other equitable relief as and to the extent and only as and to the extent provided in Section 9.8(b) (but not, following the valid termination of this Agreement, with respect to the Sections of this Agreement that do not survive such termination).

8.4 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval. Notwithstanding anything to the contrary in this Agreement, the provisions relating to the Debt Financing Sources Related Parties set forth in Section 8.3(f), Section 8.6, the last sentence of Section 9.6, the proviso to Section 9.9, Section 9.10(b), Section 9.11 and this sentence of Section 8.4 (and the defined terms used therein or any provision of this Agreement related thereto) may not be amended, modified or altered without the prior written consent of the Debt Financing Sources.

8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

8.6 No Liabilities of Financing Sources. None of the Debt Financing Sources Related Parties will have any liability to the Company or any of its Affiliates relating to or arising out of this Agreement, the Debt Financing or otherwise, whether at Law or equity, in contract, in tort or otherwise; provided, that nothing in this Section 8.6 shall limit the rights of the Company and its Affiliates from and after the Effective Time under any Debt Commitment Letter or the definitive debt documents executed in connection with the Debt Financing (but not, for the avoidance of doubt, under this Agreement) to the extent the Company and/or its Affiliates are party thereto.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival. The representations, warranties, covenants and agreements of the Company, Parent and Merger Sub contained in this Agreement or in any certificate delivered pursuant to this Agreement will terminate at the Effective Time, except that any covenants or agreements that by their terms survive the Effective Time shall survive the Effective Time in accordance with their respective terms.

9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (ii) immediately upon delivery by hand, or by fax or e-mail, upon written or electronic confirmation of receipt, in each case to the intended recipient as set forth below:

(a)	if to Parent or Merger Sub, to:
Celtic Intermediate Corp.
c/o Centerbridge Capital Partners III (Cayman), L.P.
375 Park Avenue, 12th Floor
New York, New York 10152
Attn: Susanne V. Clark
Senior Managing Director and
General Counsel
Email: legalnotices@centerbridge.com
with a copy (which will not constitute notice) to:
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
Attn: Stuart M. Cable
Lisa R. Haddad
Jacqueline Mercier
Fax: (617) 523-1231
Email: scable@goodwinlaw.com
lhaddad@goodwinlaw.com
jmercier@goodwinlaw.com
and
Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
Attn: Christian C. Nugent

Fax: (212) 355-3333
Email: cnugent@goodwinlaw.com
(b)	if to the Company, to:
Civitas Solutions, Inc.
313 Congress Street, 6th Floor
Boston, Massachusetts 02210
Attn: Gina L. Martin
Chief Legal Officer
Fax: (617) 790-4271
Email: gina.martin@thementornetwork.com
with a copy (which will not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attn: William B. Sorabella
Fax: (212) 446-6460
Email: william.sorabella@kirkland.com
and
Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Attn: Sanford E. Perl, P.C.
Mark A. Fennell, P.C.
James S. Rowe
Fax: (312) 862-2200
Email: sanford.perl@kirkland.com
mark.fennell@kirkland.com
james.rowe@kirkland.com

Any notice received by fax or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address, fax number or e-mail address through a notice given in accordance with this Section 9.2, except that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is two (2) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

9.3 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other Parties, except that Parent will have the right to assign all or any portion of its rights and obligations pursuant to this Agreement from and after the Effective Time (a) in connection with a merger or consolidation involving Parent or other disposition of all or substantially all of the assets of Parent or the Surviving Corporation; or (b) to any Debt Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing, it being understood that, in each case, such assignment will not (i) affect the obligations of the parties (including Debt Financing Sources) to the Financing Letters or Guarantor pursuant to the Guarantee; or (ii) impede or delay the consummation of the Merger or otherwise materially impede the rights of the holders of Company Equity Awards pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 9.3 is null and void.

9.4 Confidentiality Agreement. Parent, Merger Sub and the Company hereby acknowledge that Centerbridge Advisors III, LLC and the Company have previously executed a confidentiality letter agreement, dated October 2, 2018 (the “Confidentiality Agreement”), that shall continue in full force and effect in accordance with its terms. Each of Parent, Merger Sub and their respective Representatives shall hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, each of Parent and Merger Sub agree to be bound by the Confidentiality Agreement as if they were parties thereto.

9.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement, the Company Disclosure Letter, the Voting Agreement, the Guarantee and the Financing Letters, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

9.6 Third Party Beneficiaries. The Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement and this Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder. Notwithstanding the foregoing, (a) the provisions of the last sentence of Section 8.3(f), Section 8.4, Section 8.6, the proviso to Section 9.9, Section 9.10(b), Section 9.11 and this sentence of Section 9.6 shall inure to the benefit of the Debt Financing Sources Related Parties, each of whom are intended to be third party beneficiaries thereof (it being understood and agreed that the provisions of such Sections will be enforceable by the Debt Financing Sources Related Parties), (b) the provisions of Article II and this sentence of Section 9.6 shall inure to the Company Stockholders and the holders of Company Equity Awards entitled to consideration thereunder (and only with regard to the consideration payable thereto under Article II from and after the Effective Time), each of whom is intended to be a third party beneficiary thereof (it being understood and agreed that, from and after the Effective Time, the provisions of such Article and Section will be enforceable by the Common Stockholders and holders of Company Equity Awards and their respective successors and assigns), (c) the provisions of Section 6.10 and this sentence of Section 9.6 shall inure to the benefit of the Indemnified Persons, each of whom is intended to be a third party beneficiary thereof (it being understood and agreed that, from and after the Effective Time, the provisions of such Sections will be enforceable by the Indemnified Persons and their respective successors and assigns), (d) the provisions of Section 8.3(f) applicable to the Parent Related Parties and this sentence of Section 9.6 shall inure to the benefit of the Parent Related Parties, each of whom is intended to be a third party beneficiary thereof (it being understood and agreed that the provisions of such Sections will be enforceable by the Parent Related Parties and their respective successors and assigns) and (e) the provisions of Section 8.3(f) applicable to the Company Related Parties and this sentence of Section 9.6 shall inure to the benefit of the Company Related Parties, each of whom is intended to be a third party beneficiary thereof (it being understood and agreed that the provisions of such Sections will be enforceable by the Company Related Parties and their respective successors and assigns).

9.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.8 Remedies.

(a) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party by this Agreement will be deemed cumulative with and not exclusive of any other remedy conferred upon a Party by this Agreement, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Although the Company may pursue both a grant of specific performance and payment of the Parent Termination Fee, under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance that results in the occurrence of the Closing and payment of the Parent Termination Fee.

(b) Specific Performance.

(i) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate the Closing) subject in all cases to Section 9.8(b)(ii) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (A) the Parties will be entitled, in addition to any other remedy to which they are entitled under this Agreement, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof (in each case, other than Parent’s and Merger Sub’s obligation to effect the Closing, which shall be governed exclusively by Section 9.8(b)(ii)); (B) the provisions of Section 8.3 are not intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement.

(ii) Notwithstanding Section 9.8(b)(i), it is acknowledged and agreed that the right of the Company to a remedy of specific performance to enforce Parent’s obligation to cause the Equity Financing to be funded and to consummate the Merger is subject to the requirements that (A) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, provided that each such condition is then capable of being satisfied at a Closing on such date, assuming for purposes hereof that the date of the order of specific performance is the Closing Date); (B) the Debt Financing has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing; (C) Parent and Merger Sub fail to complete the Closing in accordance with Section 2.3; and (D) the Company has irrevocably confirmed in a written notice to Parent that if specific performance is granted and the Equity Financing and Debt Financing are funded, then it would take such actions that are required of it by this Agreement to cause the Closing to occur. In no event will the Company be entitled to enforce or seek to enforce specifically Parent’s obligation to cause the Equity Financing to be funded or to complete the Merger if the Debt Financing has not been funded (or will not be funded at the Closing if the Equity Financing is funded at the Closing).

(iii) The Parties agree not to raise any objections to the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand, including on the basis that such injunction, specific performance or other equitable relief is not an appropriate remedy or that an adequate remedy exists at law, subject in all cases to Section 9.8(a) and Section 9.8(b)(ii). Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

9.9 Governing Law. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statute of limitations, without giving effect to any choice or conflict of Laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware; provided that (except to the extent relating to the interpretation of any provisions in this Agreement (including any provision in any documentation related to the Debt Financing (including the Debt Commitment Letter) that expressly specifies that the interpretation of such provisions shall be governed by and construed in accordance with the law of the State of Delaware)) any Legal Proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving any Debt Financing Sources Related Party, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another jurisdiction).

9.10 Consent to Jurisdiction.

(a) General Jurisdiction. Each of the Parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger or the Guarantee, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Guarantee or the transactions contemplated hereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(b) Jurisdiction for Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, the Parties and each Debt Financing Sources Related Party acknowledge and irrevocably agree (i) that any Legal Proceeding, whether in Law or in equity, in contract, in tort or otherwise, involving any Debt Financing Sources Related Party arising out of, or relating to, this Agreement, the Merger, the Debt Financing or the performance of services thereunder or related thereto will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the Borough of Manhattan and any appellate court thereof, and the Parties and each Debt Financing Sources Related Party submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any applicable Debt Commitment Letter will be effective service of process against them for any such Legal Proceeding brought in any such court; and (iv) to waive and hereby waive, to the fullest extent permitted by Law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court.

9.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE FINANCING LETTERS OR THE FINANCING (INCLUDING ANY SUCH LEGAL PROCEEDING INVOLVING FINANCING SOURCES). EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

9.12 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no Affiliate of the Company (other than to the extent set forth in the Voting Agreement) and no Parent Related Parties (other than the Guarantor to the extent set forth in the Guarantee or Equity Commitment Letter) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith.

9.13 Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

9.14 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

{Signature page follows.}

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

CELTIC INTERMEDIATE CORP.

By:	/s/ Jeremy Gelber
Name:	Jeremy Gelber
Title:	Authorized Signatory
CELTIC TIER II CORP.

By:	/s/ Jeremy Gelber
Name:	Jeremy Gelber
Title:	Authorized Signatory
CIVITAS SOLUTIONS, INC.

By:	/s/ Bruce Nardella
Name:	Bruce Nardella
Title:	President and Chief Executive Officer

{Signature Page to Agreement and Plan of Merger}

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CIVITAS SOLUTIONS, INC.

FIRST: The name of this corporation (the “Corporation”) is: Civitas Solutions, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is: The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as the same exists or as may hereafter be amended from time to time.

FOURTH: The total number of shares of stock which the Corporation is authorized to issue is:

100 shares of common stock, par value $0.01 per share.

FIFTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation.

SIXTH: Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares at the time entitled to vote at an election of directors.

SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. No amendment, modification or repeal of this Article SEVENTH shall adversely affect the rights and protection afforded to a director of the Corporation under this Article SEVENTH for acts or omissions occurring prior to such amendment, modification or repeal.

EIGHTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by the General Corporation Law of Delaware, as it now exists or may hereafter be amended (but, in the case of such amendment, only to the extent that such amendment permits the Corporation to provide broader exculpation rights than permitted prior thereto), and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors, administrators and personal and legal representatives. The right to indemnification conferred by this Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article EIGHTH to directors and officers of the Corporation.

The rights to indemnification and to the advance of expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or modification of this Article EIGHTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at or prior to the time of such repeal or modification.

NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and to add or insert other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders pursuant to this Certificate of Incorporation in its present form or as hereinafter amended are granted subject to this reservation.

Annex B

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of December 18, 2018, by and among Celtic Intermediate Corp., a Delaware corporation (“Parent”), Celtic Tier II Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the undersigned holders (each, a “Holder” and, collectively, the “Holders”) of shares of common stock, par value $0.01 per share, or other securities of Civitas Solutions, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of the date hereof (as may be amended from time to time, the “Merger Agreement”), by and among Parent, Merger Sub and the Company, Merger Sub is merging with and into the Company (the “Merger”) and the Company, as the surviving corporation of the Merger, will thereby become a wholly-owned subsidiary of Parent, on the terms and subject to the conditions set forth therein;

WHEREAS, each Holder is the record holder and beneficially owns and has sole or shared voting power with respect to the number of shares of the outstanding common stock, par value $0.01 per share, of the Company (“Company Common Stock”), and holds Company Equity Awards or other rights to acquire beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of Company Common Stock, as is indicated opposite such Holder’s name on Schedule 1 attached hereto (together with any New Shares (as defined in Section 1(b)), the “Shares”);

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, the Holders have agreed to enter into this Agreement; and

WHEREAS, all capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of, and as a condition to, Parent and Merger Sub entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by Parent and Merger Sub in connection therewith, the Holders, Parent and Merger Sub agree as follows:

AGREEMENT

1. Agreement to Retain Shares.

(a) Transfer. During the period beginning on the date hereof and ending on the Expiration Time (as defined in Section 6), each Holder agrees not to, directly or indirectly, (i) sell, assign, transfer, tender, exchange or otherwise dispose of or encumber (including, without limitation, by creation of a Lien (as defined in Section 3(a)), except Liens arising under or imposed by applicable Law or pursuant to this Agreement, the Merger Agreement, the transactions contemplated thereby or any Permitted Transfers (as defined in this Section 1(a)) (“Permitted Liens”)) the Shares; (ii) deposit any Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to any Shares or grant any proxy or power of attorney with respect thereto; (iii) enter into any contract, option, commitment, or other arrangement or understanding with respect to the direct or indirect sale, transfer, tender, exchange, assignment, or other disposition or encumbrance of

(including, without limitation, by creation of a Lien with respect thereto (other than a Permitted Lien)) any Shares; or (iv) take any action that would make any representation or warranty of such Holder contained herein untrue or incorrect, or have the effect of preventing, impairing, delaying, discouraging or disabling such Holder from performing its obligations under this Agreement; except, in the case of any action described in clauses (i), (iii) and (iv), (A) transfers of Shares to Affiliates or to a trust established for the benefit of the Holder; provided, that as a condition to such transfer, the recipient agrees in writing, in a form reasonably satisfactory to Parent, to be bound by this Agreement and delivers a copy of such executed written agreement to Parent; or (B) with Parent’s prior written consent and in Parent’s sole discretion (such exceptions set forth in clauses (A) and (B), a “Permitted Transfer”). Notwithstanding the foregoing, direct or indirect transfers of equity or other interests in the Holder by its equityholders is not prohibited by this Agreement. Any action (other than a Permitted Transfer) in violation of this provision shall be void. At the request of Parent, each certificate or other instrument representing any Shares shall bear a legend that such Shares are subject to the provisions of this Agreement, including this Section 1.

(b) New Shares. Each Holder agrees that any shares of capital stock or other equity securities of the Company that such Holder purchases or with respect to which such Holder otherwise acquires record or beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the date of this Agreement and prior to the Expiration Time, whether by the exercise, vesting or settlement of any Company Equity Awards or otherwise (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they comprised the Shares as of the date hereof, and the representations and warranties in Section 3 below shall be true and correct as of the date that record or beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of such New Shares is acquired or obtained. Each Holder agrees to promptly notify Parent in writing of the nature and amount of any New Shares. For the avoidance of doubt, any reference to Shares in this Agreement shall be deemed to include any New Shares.

2. Agreement to Vote Shares. Until the Expiration Time, at every meeting of Company Stockholders, however called, with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of Company Stockholders with respect to any of the following, each Holder shall appear at such meeting (in person or by proxy) or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum and shall vote (or cause to be voted) or deliver a written consent (or cause a written consent to be delivered) covering all of the Shares that such Holder shall be entitled to so vote: (i) in favor of the adoption and approval of the Merger Agreement and all other transactions contemplated by the Merger Agreement as to which Company Stockholders are called upon to vote or consent in favor of any matter necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement; (ii) in favor of any proposal to adjourn or postpone the meeting of the Company Stockholders to a later date, if there are not sufficient votes for adoption and approval of the Merger Agreement; (iii) against any action, proposal, or agreement that would (or would reasonably be expected to) result in any of the conditions to the Company’s or any of its Subsidiaries’ obligations under the Merger Agreement not being fulfilled; and (iv) against any Acquisition Proposal, Acquisition Transaction or agreement, transaction, or other matter that is intended to, or would (or would reasonably be expected to), impede, impair, interfere with, delay, postpone, discourage, or otherwise adversely affect the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement ((i) through (iv), the “Covered Proposals”). No Holder shall take or commit or agree to take any action inconsistent with the foregoing.

3. Representations, Warranties and Covenants of Holder. Each Holder hereby represents, warrants and covenants to Parent and Merger Sub as follows:

(a) except as set forth on Schedule 1, such Holder is the record and beneficial owner of the number of Shares indicated opposite such Holder’s name on Schedule 1, and will own any New Shares, free and clear of any liens, claims, pledges, grants, hypothecations, obligations, options, charges or other encumbrances or restrictions of any kind whatsoever (“Liens”), other than any Permitted Liens, and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares, and none of the Shares is subject to any voting trust or other agreement, arrangement, or restriction with respect to the voting of the Shares, except as contemplated by this Agreement;

(b) such Holder does not own of record or beneficially, or otherwise have any right to acquire, any securities of the Company except as set forth on Schedule 1;

(c) such Holder is duly organized and validly existing in good standing under the Laws of the jurisdiction in which it is incorporated or constituted and the consummation of the transactions contemplated hereby are within such Holder’s entity power and have been duly authorized by all necessary entity actions on the part of such Holder, and such Holder has all requisite power and authority to execute and deliver, and perform its obligations under, this Agreement and to consummate the transactions contemplated hereby;

(d) this Agreement has been duly and validly executed and delivered by such Holder and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a valid and binding agreement of such Holder, enforceable against such Holder in accordance with its terms, except as enforcement may be limited by general principles of equity (whether applied in a court of law or a court of equity) and by bankruptcy, insolvency, and similar Laws affecting creditors’ rights and remedies generally;

(e) the execution and delivery of this Agreement by such Holder does not, and the performance by such Holder of its obligations hereunder and the compliance by such Holder with any provisions hereof will not, violate or conflict with, result in a material breach of, constitute a default (or an event that with notice or lapse of time or both would become a material default) under, give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of a Lien (other than a Permitted Lien) on any Shares pursuant to (A) any agreement, instrument, note, bond, mortgage, contract, lease, license, permit, or other obligation or arrangement, (B) any order, arbitration award, judgment, or decree to which such Holder is a party or by which such Holder or any Shares is bound, (C) any Law to which such Holder or any Shares is subject, or (D) any charter, bylaw or other organizational document of such Holder;

(f) the execution and delivery of this Agreement by such Holder does not, and the performance of this Agreement by such Holder does not and will not, require any consent, approval, authorization, or permit of, or filing with or notification to, any Person, including any Governmental Authority by such Holder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations, or permits, or to make such filings or notifications, would not (and would not reasonably be expected to) prevent, delay or impair the performance by such Holder of its obligations under this Agreement; and

(h) there is no action pending against, or, to the knowledge (after reasonable inquiry) of such Holder, threatened in writing against such Holder or any Shares before or by any Person, including any Governmental Authority, that would (or that would reasonably be expected to) prevent, delay or impair the consummation by such Holder of the transactions contemplated by this Agreement, or otherwise impair such Holder’s ability to perform its obligations hereunder.

4. Irrevocable Proxy. By executing this Agreement, each Holder does hereby appoint each of Parent and Merger Sub, with full power of substitution and resubstitution, as such Holder’s true and lawful attorney and irrevocable proxy, to the fullest extent of such Holder’s rights with respect to the Shares, to vote, and to execute written consents with respect to, each of such Shares solely with respect to the matters set forth in Section 2 hereof. Each Holder intends this proxy to be irrevocable and coupled with an interest hereunder until the Expiration Time. Each Holder affirms that the irrevocable proxy is given in connection with, and in consideration of, the execution of the Merger Agreement and that such irrevocable proxy is given to Parent and Merger Sub by such Holder to secure the performance of the duties of such Holder under this Agreement. Each Holder agrees not to grant any subsequent proxies to, or enter into any agreement with, any Person to vote or give voting instructions with respect to the Shares in any manner inconsistent with the terms of this irrevocable proxy until after the Expiration Time. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Time. Each Holder hereby revokes any proxies or powers of attorney previously granted with respect to the Shares to the extent necessary to grant the proxy included in this Section 4 with respect to the Covered Proposals and matters related thereto, and represents that none of such previously granted proxies or powers of attorney is irrevocable. Parent and Merger Sub may terminate this proxy with respect to a Holder at any time in their sole discretion by written notice provided to such Holder.

5. No Solicitation. From and after the date hereof until the Expiration Time, each Holder will not, and will cause such Holder’s Representatives not to, directly or indirectly, (a) solicit, initiate, propose, or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal; (b) furnish to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case to induce the making, submission or announcement of, to knowingly encourage, facilitate or assist, or otherwise relating to an Acquisition Proposal or any inquiries or the making of any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal; (c) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal (or inquiries, proposals or offers or any other effort or attempt that could reasonably be expected to lead to an Acquisition Proposal); (d) approve, endorse or recommend an Acquisition Proposal; (e) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction or that would require the Company to abandon or terminate the Merger Agreement or fail to consummate the Merger; (f) otherwise cooperate with, knowingly assist, participate in or facilitate any effort or attempt to make an Acquisition Proposal; (g) solicit proxies, become a “participant” in a “solicitation,” or take any action to facilitate a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to any matter that is not a Covered Proposal; or (h) become a member of a Group with respect to any voting securities of the Company for the purpose of opposing, discouraging or competing with or taking any actions inconsistent with the transactions contemplated by this Agreement or the Merger Agreement. Each Holder shall immediately cease and cause to be terminated any discussions or negotiations with any Person and its Representatives related to the foregoing activities. Notwithstanding anything to the contrary contained herein, (i) any Holder or its Representatives shall be entitled to participate in discussions or negotiations with any Person making an Acquisition Proposal with respect to entering into a voting agreement in support thereof substantially similar to the terms and conditions set forth herein in the event that the Company and its Representatives are permitted to engage in discussions or negotiations in response to such Acquisition Proposal pursuant to and in accordance with Section 5.3(b) of the Merger Agreement and (ii) any Holder shall be entitled to enter into any such voting agreement with any Person making a Superior Proposal simultaneously with the execution and delivery of a definitive Alternative Acquisition Agreement by the Company entered into as and to the extent permitted by the Merger Agreement (including Section 8.1(h) thereof). Nothing in this Section 5 shall prohibit any Holder or any of its Representatives from informing any Person of the existence of the provisions of this Section 5. Notwithstanding anything to the contrary in this Agreement, for purposes of this Agreement, each Holder and its Affiliates will not be considered to be Affiliates of the Company or its Subsidiaries (including, without limitation, for purposes of the definition of Representative).

6. Termination. This Agreement shall terminate automatically and shall have no further force and effect as of the earliest to occur of (i) the Effective Time, (ii) such date and time as the Merger Agreement shall be validly terminated in accordance with the terms and provisions thereof, (iii) effectiveness of a written agreement executed by the parties hereto to terminate this Agreement, or (iv) in the event of a Company Board Recommendation Change made by the Company Board (or a committee thereof) pursuant to, and in compliance with, the Merger Agreement (the earliest of such times, the “Expiration Time”). Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that such termination or expiration shall not relieve any party from liability for any Willful and

Material Breach of this Agreement prior to termination or expiration thereof. Nothing in the Merger Agreement shall relieve any Holder from any liability arising out of or in connection with a Willful and Material Breach of this Agreement.

7. Waiver of Appraisal Rights; No Suits. Each Holder hereby waives, and agrees not to exercise or assert, any appraisal rights under applicable Laws, including, without limitation, Section 262 of the DGCL, in connection with the Merger. Each Holder further agrees that it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Authority, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by such Holder, or the approval of the Merger Agreement by the Company Board, breaches any fiduciary duty of the Company Board or any member thereof.

8. Termination of Registration Rights Agreement. Each Holder hereby acknowledges and agrees that the First Amended and Restated Registration Rights Agreement of the Company, dated as of October 1, 2015, will be terminated, without any further rights, privileges, liabilities or obligations of any kind or nature whatsoever applicable to any of the parties thereto except as expressly set forth therein, effective and conditioned upon the occurrence of the Effective Time.

9. Termination of Director Nominating Agreement. Each Holder hereby acknowledges and agrees that the Director Nominating Agreement of the Company, dated as of September 22, 2014, will be terminated, without any further rights, privileges, liabilities or obligations of any kind or nature whatsoever applicable to any of the parties thereto, effective and conditioned upon the occurrence of the Effective Time.

10. Miscellaneous.

(a) Entire Agreement; Amendments and Waivers. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. Any term of this Agreement may be amended or waived with the written consent of the parties hereto or their respective successors and assigns. No waiver of any provision hereof by either party shall be deemed a waiver of any other provision hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party. Any amendment or waiver effected in accordance with this Section 10(a) shall be binding upon the parties and their respective successors and assigns.

(b) Governing Law; Venue. This Agreement and all actions, proceedings or counterclaims arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, including its statute of limitations, without giving effect to any choice or conflict of laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Each of the parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement and the transactions contemplated hereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 10(f) or in such other manner as may be permitted by applicable Law, and nothing in this Section 10(b) will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. The parties hereto agree that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(c) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(c).

(d) Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by Electronic Delivery, will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered in accordance with Section 9.2 of the Merger Agreement, including as to Parent or Merger Sub as described in Section 9.2 of the Merger Agreement, and to each Holder identified on Schedule 1 attached hereto at the address or as otherwise set forth for that Holder on that Schedule (or at such address or as otherwise set forth for a party as shall be specified by like notice).

(g) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(h) Binding Effect and Assignment. This Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators, and other legal representatives, as the case may be. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto; provided, however, that, notwithstanding the foregoing, Parent may assign its rights and obligations under this Agreement to any Affiliate of Parent.

(i) No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, or otherwise create any third-party beneficiary hereto.

(j) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches (or threatened breaches) of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in any competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived. Any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity, upon such party; the exercise by a party of any remedy shall not preclude the exercise of any other remedy; and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief.

(k) Further Assurances. Each Holder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents, and other instruments as Parent or Merger Sub may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

(l) Disclosure. Each Holder shall permit the Company, Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or Merger Sub determines to be necessary or desirable in connection with the Merger and any other transactions contemplated by the Merger Agreement, such Holder’s identity and ownership of Shares and the nature of such Holder’s commitments, arrangements, and understandings under this Agreement. Each Holder agrees to notify Parent as promptly as practicable of any required corrections with respect to any written information supplied by Holder specifically for use in any such disclosure document. No Holder shall, nor shall such Holder permit any of its Affiliates or Representatives to, issue any press release or make any other public statement (whether positive or negative) with respect to this Agreement, the Merger Agreement, an Acquisition Proposal, or any of the transactions contemplated hereby or thereby without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law. For avoidance of doubt, nothing herein shall prohibit any Holder from amending any Schedule 13D or Schedule 13G in respect of this Agreement.

(m) No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (i) the Company Board has approved, for purposes of any applicable anti-takeover Laws, and any applicable provision of the Company’s Organizational Documents, the transactions contemplated by the Merger Agreement, (ii) the Merger Agreement is executed by all parties thereto, and (iii) this Agreement is executed by all parties hereto.

(n) Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict a Holder, or a designee of a Holder, who is a director or officer of the Company from acting in such capacity or fulfilling the obligations of such office, including by voting, in his capacity as a director of the Company, in the Holder’s, or its designee’s, sole discretion on any matter (it being understood that this Agreement shall apply to the Holder solely in the Holder’s capacity as a stockholder of the Company). In this regard, a Holder shall not be deemed to make any agreement or understanding in this Agreement in such Holder’s capacity as a director or officer of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first above written.

CELTIC INTERMEDIATE CORP.

By:	/s/ Jeremy Gelber
Name:	Jeremy Gelber

Title:	Authorized Signatory

CELTIC TIER II CORP.

By:	/s/ Jeremy Gelber
Name:	Jeremy Gelber

Title:	Authorized Signatory

[Signature Page to Voting Agreement]

VESTAR CAPITAL PARTNERS V, L.P.

By:	Vestar Associates V, L.P.
Its:	General Partner

By:	Vestar Managers V Ltd.
Its:	General Partner

By:	/s/ Steve Della Rocca
Name: Steve Della Rocca
Title: Managing Director and General Counsel

Address for Notice:
c/o Vestar Capital Partners LLC
245 Park Avenue, 41st Floor
New York, NY 10167
Attention: General Counsel

VESTAR CAPITAL PARTNERS V-A, L.P.

By:	Vestar Associates V, L.P.
Its:	General Partner

By:	Vestar Managers V Ltd.
Its:	General Partner

By:	/s/ Steve Della Rocca
Name: Steve Della Rocca
Title: Managing Director and General Counsel

Address for Notice:
c/o Vestar Capital Partners LLC
245 Park Avenue, 41st Floor
New York, NY 10167
Attention: General Counsel

[Signature Page to Voting Agreement]

VESTAR CAPITAL PARTNERS V-B, L.P.

By:	Vestar Associates V, L.P.
Its:	General Partner

By:	Vestar Managers V Ltd.
Its:	General Partner

By:	/s/ Steve Della Rocca
Name: Steve Della Rocca
Title: Managing Director and General Counsel

Address for Notice:
c/o Vestar Capital Partners LLC
245 Park Avenue, 41st Floor
New York, NY 10167
Attention: General Counsel

VESTAR/NMH INVESTORS, LLC

By:	Vestar Capital Partners V, L.P.
Its:	Managing Member

By:	Vestar Associates V, L.P.
Its:	General Partner

By:	Vestar Managers V Ltd.
Its:	General Partner

By:	/s/ Steve Della Rocca
Name: Steve Della Rocca
Title: Managing Director and General Counsel

Address for Notice:
c/o Vestar Capital Partners LLC
245 Park Avenue, 41st Floor
New York, NY 10167
Attention: General Counsel

[Signature Page to Voting Agreement]

Schedule 1

Stockholder and Address	Shares	Options	Restricted Stock Units	Liens

Vestar Capital Partners V, L.P. c/o Vestar Capital Partners LLC 245 Park Ave, 41st Floor New York, NY 10167	14,557,836	N/A	N/A	N/A

Vestar Capital Partners V-A, L.P. c/o Vestar Capital Partners LLC 245 Park Ave, 41st Floor New York, NY 10167	4,003,741	N/A	N/A	N/A

Vestar Capital Partners V-B, L.P. c/o Vestar Capital Partners LLC 245 Park Ave, 41st Floor New York, NY 10167	527,168	N/A	N/A	N/A

Vestar/NMH Investors, LLC c/o Vestar Capital Partners LLC 245 Park Ave, 41st Floor New York, NY 10167	516,634	N/A	N/A	N/A

Annex C

745 Seventh Avenue New York, NY 10019 United States

CONFIDENTIAL

December 18, 2018

Board of Directors

Civitas Solutions Inc.

313 Congress Street, 6th Floor

Boston, Massachusetts 02210

Members of the Board of Directors:

We understand that Civitas Solutions Inc. (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with Celtic Intermediate Corp., a Delaware corporation (“Parent”) and Celtic Tier II Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which (i) Merger Sub would merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent and (ii) each share of common stock, par value $0.01 per share, of the Company issued and outstanding immediately prior to the Effective Time (as defined in the Agreement (as defined below)), other than shares held in treasury or owned by Parent, Merger Sub or any direct or indirect wholly-owned subsidiary of the Company, Parent or Merger Sub as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) or shares as to which dissenters’ rights have been perfected, will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $17.75, without interest thereon (the “Merger Consideration”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger dated as of December 18, 2018 by and among Parent, Merger Sub and the Company (the “Agreement”). The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.

We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company’s stockholders (other than holders of Owned Company Shares) of the Merger Consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the Merger Consideration to be offered to the stockholders of the Company in the Proposed Transaction. Our opinion does not address the relative merits of the Proposed Transaction as compared to any other transaction or business strategy in which the Company might engage.

In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2018; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company (the “Management Projections”); (4) a trading history of the Company’s common stock from January 1, 2015 to December 17, 2018; (5) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant; (6) the results of our efforts to solicit indications of interest from third parties authorized by the Company Board of Directors with respect to a sale of the Company; and (7) published estimates of independent research analysts with respect to the future financial performance of the Company and stock price targets. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Management Projections, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter.

We have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Merger Consideration to be offered to the stockholders of the Company (other than holders of Owned Company Shares) in the Proposed Transaction is fair to such stockholders.

We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive fees for our services a portion of which is payable upon our rendering of this opinion and the execution of the Agreement and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse a portion of our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed various investment banking services for the Company in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, we acted as sole arranger in connection with the repricing of the Company’s term loan and incremental upsizing of the Company’s term loan for which we received customary fees.

In addition, we and our affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to Vestar Capital Partners, Inc. (“Vestar”) and Centerbridge Partners, L.P.

(“Centerbridge”), and certain of their respective affiliates and portfolio companies, and have received or in the future may receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to Vestar, Centerbridge and certain of their respective portfolio companies and affiliates in connection with certain mergers and acquisition transactions; (ii) having acted or acting as arranger, bookrunner and/or lender for Vestar, Centerbridge and certain of their respective portfolio companies and affiliates in connection with the financing for various acquisition transactions; and (iii) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaking by Vestar, Centerbridge and certain of their respective portfolio companies and affiliates.

Barclays Capital Inc., its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company, Vestar and Centerbridge and certain of the portfolio companies and/or affiliates of Vestar and Centerbridge for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,

/s/ Barclays Capital Inc.

BARCLAYS CAPITAL INC.

Annex D

Section 262 of the General Corporation Law of the State of Delaware

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

CIVITAS SOLUTIONS, INC C/O THE MENTOR NETWORK ATTN: LEGAL DEPARTMENT 313 CONGRESS ST., 6TH FLOOR BOSTON, MA 02210 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1    OF                2 1 1 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on March 6, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on March 6, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC.—COMMON THE COMPANY NAME INC.—CLASS A THE COMPANY NAME INC.—CLASS B THE COMPANY NAME INC.—CLASS C THE COMPANY NAME INC.—CLASS D THE COMPANY NAME INC.—CLASS E THE COMPANY NAME INC.—CLASS F THE COMPANY NAME INC.—401 K CONTROL # â†’ SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1    OF                2 x TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY 0000000000 0 2 The Board of Directors recommends you vote FOR proposals 1, 2 and 3. 1    To adopt the Agreement and Plan of Merger (the merger agreement), dated as of December 18, 2018, by and among    Celtic Intermediate Corp., Celtic Tier II Corp. (“Parent”), and Civitas Solutions, Inc. (“Company”), relating    to the proposed acquisition of the Company by Parent. 2    To approve, on an advisory and non-binding basis, specified compensation that may become payable to the    Company’s named executive officers in connection with the merger. 3    To consider and vote on a proposal to approve one or more adjournments of the special meeting, if necessary    and to the extent permitted by the merger agreement, to solicit additional proxies if the Company has not    obtained, at the time of the special meeting, sufficient affirmative stockholder votes to adopt the merger    agreement. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE # Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 0000396944_1    R1.0.1.18

CIVITAS SOLUTIONS, INC Special Meeting of Shareholders March 7, 2019 9:00 a.m. ET This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Bruce F. Nardella, Denis M. Holler and Gina L. Martin, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of CIVITAS SOLUTIONS, INC that the shareholder(s) is/are entitled to vote at the Special Meeting of shareholder(s) to be held at 9:00 a.m. ET, on March 7, 2019, at 313 Congress Street, Boston, Massachusetts 02210, 4th Floor Conference Room, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side 0000396944_2    R1.0.1.18